Exhibit 4.8

NOTE REGARDING REDACTION: Confidential information has been redacted

AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 31st day of July, 2019.

AMONG:

GOTHAM GREEN FUND 1, L.P., a limited partnership formed under the laws of the State of Delaware, and its permitted successors and assigns

GOTHAM GREEN FUND 1 (Q), L.P., a limited partnership formed under the laws of the State of Delaware, and its permitted successors and assigns

GOTHAM GREEN CREDIT PARTNERS SPV 2, L.P., a limited partnership formed under the laws of the State of Delaware, and its permitted successors and assigns

(collectively, the “Lender”)

– and –

4FRONT VENTURES CORP., a corporation amalgamated under the laws of the Province of British Columbia

(the “Company” or “4Front Ventures”);

CANNEX HOLDINGS (NEVADA) INC., a corporation formed under the laws of the State of Delaware

(the “Cannex Borrower”);

– and –

4FRONT U.S. HOLDINGS, INC., a corporation formed under the laws of the State of Delaware

(the “4Front Borrower ” and, with the Cannex Borrower, collectively, the “US Borrowers”, each a “US Borrower”)

WHEREAS the Lenders, Cannex Borrower and Cannex Capital Holdings Inc., a corporation incorporated under the laws of the Province of British Columbia (“Cannex Holdings” and, with Cannex Borrower, collectively, the “Initial Borrowers”), previously entered into a Securities Purchase Agreement dated November 21, 2018 (the “Initial Purchase Agreement”), pursuant to which the Initial Borrowers issued notes to the Lenders, and Cannex Holdings issued warrants issued to the Lenders (the “Initial Notes” and “Initial Warrants”, respectively), and certain agreements, instruments and documents in connection therewith (with the Initial Purchase Agreement, Initial Notes and Initial Warrants, the “Initial Transaction Agreements”);

WHEREAS the Initial Borrowers desire to enter into the 4Front Transactions (as defined herein) as set forth in the Business Combination Documents (the “Business Combination Transaction”), which contemplate, among other things, that the Initial Notes and Initial Warrants be cancelled, that both Cannex Holdings and Cannex Capital Group Inc., a corporation organized under the laws of British Columbia, be wound up, and that the Notes and Warrants (as defined herein) will be issued by the Company and the US Borrowers, as applicable, to replace the Initial Notes and Initial Warrants (collectively, the “Borrowers”, each a “Borrower”) to the Lenders;

WHEREAS the parties intend that the Business Combination Transaction will, in relevant part, constitute a reorganization within the meaning of Section 368(a) of the U.S. Tax Code (defined below);

WHEREAS the parties intend that the cancellation of the Initial Notes and the replacement of such securities with the Notes will not constitute an exchange of the Initial Notes for the Notes under Treasury Regulation § 1.1001-3 of the Treasury Regulations;

WHEREAS the parties have agreed that the Borrowers’ performance of their obligations under the Notes shall be secured by certain guarantees and collateral pledged by the Credit Parties (as defined herein);

WHEREAS the parties are entering into this Agreement to provide for the terms and conditions upon which the Lender has agreed to accept, and the US Borrowers and the Company, as applicable, have agreed to issue to the Lender, Notes and Warrants on the terms contemplated herein;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	DEFINITIONS

For the purposes of this Agreement, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)	“4Front Transactions” has the meaning ascribed thereto in Section 26.1;

(b)

“Affiliate” with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for the avoidance of doubt, the Lender and its Affiliates shall not be considered Affiliates of the Company or any of its Subsidiaries. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, “Controlling” and “Controlled” have meanings correlative thereto;

(c)

“Agreement” means this agreement, including the Schedules to this agreement, as it or they may be amended or supplemented from time to time, and all instruments supplementing or amending or confirming this agreement and references to “Article”, “Section” or “Schedule” mean the specified article, section or schedule of this agreement;

(d)	“Articles” means the notice of articles of the Company dated July 31, 2019, as the same may be amended, replaced, restated or otherwise modified from time to time;

(e)	“BCSC” means the British Columbia Securities Commission;

(f)

“Business” means the business carried on by the Company (including the business of each Credit Party) from time to time as described in the Company’s public filings made under the Company’s issuer profile on SEDAR;

(g)

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Vancouver, British Columbia, City of Toronto, Ontario or New York, New York;

(h)

“Business Combination Agreement” means that certain Business Combination Agreement dated March 1, 2019, by and among 4Front Holdings LLC, 4Front Corp., 1196260 B.C. Ltd. and Cannex Capital Holdings Inc.

(i)

“Business Combination Documents” means (i) the Business Combination Agreement; (ii) the Plan of Arrangement attached as Appendix “A” to the final order of the Supreme Court of British Columbia, attached as Exhibit “C” hereto; and (iii) all agreements, documents, certificates and other instruments delivered or given pursuant to the Business Combination Agreement.

(j)

“Canadian Pension Plan” means a “registered pension plan”, as such term is defined in subsection 248(1) of the Income Tax Act, or is subject to the funding requirements of applicable pension benefits legislation in any Canadian jurisdiction and which is or was sponsored, administered or contributed to, or required to be contributed to, by any Credit Party or under which any Credit Party has or may incur any actual or contingent liability, and for the avoidance of doubt, a “Canadian Pension Plan” shall not include a Pension Plan;

(k)

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments and notices of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement;

(l)	“Cannabis License” means a Permit issued by any Governmental Body pursuant to applicable United States state cannabis laws;

(m)

“Cannabis License Holder” means any Person to whom a Cannabis License has been issued who (i) is a Subsidiary of the Company, (ii) has a Material Agreement with the Company or any of its Subsidiaries or (iii) has received or is the subject of any Investment made by the Company or any of its Subsidiaries as and to the extent permitted by applicable Laws;

(n)	“CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

(o)

“Change of Control Transaction” means (i) any event as a result of or following which any Person, or group of Persons “acting jointly or in concert” within the meaning of Canadian Securities Laws, beneficially owns or exercises control or direction over an aggregate securities of the Company representing more than 50% of the aggregate voting rights attached to the securities of the Company or more than 50% of the aggregate outstanding shares of any class of equity securities of the Company, (ii) any event as a result of or following which either US Borrower or any Credit Party is not wholly owned, directly or indirectly, by the Company, or (iii) the sale or other transfer of all or substantially all of the consolidated assets of the Company. A Change of Control Transaction will not include a sale, merger, reorganization or other similar transaction if the previous holders of the Shares hold at least 50% of the voting shares of such merged, reorganized or other continuing entity or any a sale, merger, reorganization or other similar transaction to which Lender consents in writing;

(p)	“Closing” means completion of the transactions contemplated by this Agreement in accordance with Article 2 of this Agreement and occurring on the Restated Closing Date;

(q)	“Collateral Agent” means Gotham Green Admin 1, LLC, a Delaware limited liability company, in its capacity as collateral agent for the Lender;

(r)	“Collateral Assignment” means the Amended and Restated Collateral Assignment of Material Agreements among the Credit Parties and the Collateral Agent entered into on the Restated Closing Date;

(s)

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the applicable Credit Party, the Collateral Agent and the applicable securities intermediary or bank, which agreement is sufficient to give the Collateral Agent “control” over each of such Credit Party’s securities accounts, deposit accounts or investment property, as the case may be;

(t)

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with a Credit Party, are treated as a single employer under Section 414 of the U.S. Tax Code or Section 4001 of ERISA;

(u)	“Conversion Shares” means the shares issuable upon the conversion of Notes, being Class B Proportionate Voting Shares.

(v)	“Credit Parties” means, collectively, the Company, each US Borrower, each Person set forth on Schedule 1.1(v), and all other Material Subsidiaries, and each is a “Credit Party”;

(w)	“CSE” means the Canadian Securities Exchange;

(x)

“Debtor Relief Laws” means the Bankruptcy Reform Act of 1996 as amended or any Canadian counterpart, Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally;

(y)

“Disposition” means the sale, transfer, license, lease or other disposition (include any sale and lease back transaction and any sale or issuance of equity interests of a Credit Party) of any property by any Person, but excluding the issuance by the Company of any of its stock to another Person.

(z)

“EBITDA” means with respect to any Person, the net income (loss), plus (minus) income tax expense (recovery) plus (minus) finance expense (income), plus depreciation and amortization, plus minus share-based compensation expenses or losses (gains), plus (minus) fair value adjustments related to biological assets, plus impairment of assets, plus (minus) loss (gain) on fair value adjustments on derivatives and investments, plus (minus) loss (profit) from equity accounted investee, plus (minus) loss (gain) on investments sales or dispositions of long-term investments, plus (minus) loss (gain) on foreign exchange, plus (minus) loss (gain) on other non-cash items at the discretion of the Company (such discretionary non-cash items subject to the approval of the Lender). The calculation of EBITDA for the fiscal quarter ended March 31, 2018 is set forth on Schedule 1.1(z) and such calculation shall serve as a sample calculation of EBITDA for all purposes under the Transaction Agreements; provided, however, that if there is any conflict between the definition of EBITDA stated above and the sample in Schedule 1.1(z), the definition of EBITDA stated above shall control;

(aa)	“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna;

(bb)

“Environmental Laws” means any applicable Laws relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of CERCLA;

(cc)

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Credit Parties directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to, any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing;

(dd)	“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Laws;

(ee)

“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, or any warranty, options or other rights to acquire such interests;

(ff)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

(gg)	“Fee Letter” means the letter agreement regarding certain fees entered into between the Lender and the Company on the Initial Closing Date;

(hh)

“Fixed Charge Coverage Ratio” means, as of any date, with respect to the Company and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the twelve month period ended on the last day of the testing period most recently ended, to (b) the sum of interest expense which is payable in cash for such period, Taxes paid in cash for such period, and scheduled debt amortization payments (as initially scheduled on the incurrence of such debt);

(ii)

“Governmental Body” means any government, parliament, legislature, regulatory authority, agency, commission, board or court or other law, rule, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or state or province or other subdivision thereof including any municipality or district;

(jj)	“Guarantor” means each Person who has guaranteed or is required under any Transaction Agreement to guaranty the Obligations;

(kk)

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Laws;

(ll)	“IFRS” means the international financial reporting standards adopted by the International Accounting Standards Board;

(mm)

“Immaterial Subsidiary” means any Subsidiary that means any Subsidiary that did not, as of the last day of the fiscal quarter of the Company most recently ended, have (a) assets with a value in excess of one percent (1%) of the assets of the Company and its Subsidiaries on a consolidated basis, (b) revenues representing in excess of one percent (1%) of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date, or (c) monthly revenues in excess of $200,000 per month, unless such amount represents revenues in excess of one percent (1%) of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date, in which case it is not an Immaterial Subsidiary. The Immaterial Subsidiaries in existence on the Restated Closing Date are designated as such on Schedule 4.5;

(nn)	“Income Tax Act” means the Income Tax Act (Canada), as amended from time to time;

(oo)

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and similar instruments issued or created by or for the account of such Person; (iii) net obligations of such Person under any swap contract; (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than (1) trade accounts and accrued expenses payable in the ordinary course of business not more than sixty (60) days past due, (2) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS and (3) accruals for payroll and other liabilities accrued in the ordinary course); (v) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (vi) capital lease obligations that would appear on a balance sheet of such Person prepared as of such date in accordance with IFRS; and (vii) to the extent not otherwise included above, all guarantees and other contingent obligations of such Person, but excluding endorsements for collection or deposit and customary and reasonable indemnity obligations entered into in the ordinary course of business;

(pp)	“Initial Closing Date” means November 21, 2018.

(qq)

“Intellectual Property” means all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including trade secrets and other unpatented or patentable proprietary or confidential information, systems or procedures), computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever;

(rr)	“Intercompany Note” means the intercompany note made by the Credit Parties on the Restated Closing Date;

(ss)

“Investment” means, with respect to any Person, any direct or indirect capital contribution, any purchase or ownership of debt or equity securities (including any partnership or joint venture interest in such Person), any option, warrant, convertible securities, or other rights, agreements, arrangements or commitments of any nature relating to equity interests, any phantom equity, profits interest, profit participation, equity appreciation or similar right, any preemptive or subscription rights, rights of first refusal, voting trusts, member agreements or other agreements or understandings with respect to the issuance, voting or transfer of any equity interests, any loan, advance, guarantee or assumption of Indebtedness, of any other Person, or the purchase of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person, but excluding intercompany loans or advances subject to the Intercompany Note;

(tt)

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines of any Governmental Body, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used, whether applicable in Canada or the United States or any other jurisdiction; and “Law” means any one of them. Notwithstanding the foregoing, the definition of Laws excludes any U.S. federal laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, and/or sale of marijuana (cannabis) and related substances (collectively, the “Excluded Laws”);

(uu)

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

(vv)

“Material Adverse Effect” means any change, effect, event, situation or condition that is materially adverse to the business, results or operations, properties or financial condition of the Company and its Subsidiaries taken as a whole, including, without limitation, any change in any Law or Excluded Law or the failure to renew, suspension, termination or revocation of any Cannabis License, in each case with respect to such changes in Law, Excluded Law or Cannabis License only which has materially restricted, or would reasonably be expected to materially restrict, the Credit Parties’ ability to generate revenue for 30 days or more, provided, however, that in determining whether there has been a “Material Adverse Effect”, any adverse effect attributable to the following shall be disregarded: (a) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, economic, regulatory or otherwise) that adversely affect the Company’s industry generally, (b) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability or other national calamity, crisis or emergency, or any governmental response to any of the foregoing, in each case, whether occurring within or outside of Canada or the United States, (c) any change in law or accounting policies (and any changes in enforcement or interpretation thereof resulting therefrom), (d) any action or omission of any Credit Party taken with the prior written consent of the Lender, where such consent is specifically required pursuant to this Agreement, or (e) any failure, in and of itself, of the Company and its Subsidiaries to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics;

(ww)

“Material Agreement” means any agreement, understanding or other arrangement, including, without limitation, all contracts, letters of intent, memoranda of understanding, term sheets and other preliminary or informal arrangements, between, among, made or accepted by, as applicable, the Company or any of its Subsidiaries on the one hand, and a Cannabis License Holder on the other hand, (a) which has generated and/or is reasonably expected to generate revenue to the Company on a consolidated basis in excess of $350,000 per fiscal year, or (b) which memorializes any Investment of the Company or any of its Subsidiaries into or with respect to a Cannabis License Holder;

(xx)

“Material Leased Real Property” means any real property leased by the Company or any Subsidiary that (i) has a fair market value in excess of $1,000,000, (ii) on which the Company or any Subsidiary develops improvements thereon with a fair market value in excess of $1,000,000 on an as-built basis, (iii) is necessary for the ownership or operation of the business of the Company, any of its Subsidiaries or any Cannabis License Holder, or for any such Person’s compliance with applicable Laws. Notwithstanding anything to the contrary herein, the premises located at 9603 and 9631 Lathrop Industrial Dr. SW, Olympia, WA 98512 shall be Material Leased Real Property;

(yy)	“Material Subsidiary” means any Subsidiary of the Company other than Immaterial Subsidiaries;

(zz)	“Maturity Date” means the earlier to occur of: (a) November 21, 2021; and (b) the date on which the Obligations are accelerated in accordance with the terms of any Transaction Agreement;

(aaa)

“Mortgaged Property” means, collectively, the Owned Real Properties and the Material Leased Real Properties (to the extent a Mortgage on a leasehold interest is permitted thereunder (it being understood that the Company shall, and it shall cause its Subsidiaries, to include mortgage protection provisions in any future lease of Material Leased Real Property)) and the improvements thereto owned by the Company or any Subsidiary, in each case set forth on Schedule 4.11(j) and as encumbered by a Mortgage pursuant to Section 3.1, and each additional Owned Real Property and Material Leased Real Property encumbered by a Mortgage pursuant to Section 4.20(r);

(bbb)

“Mortgages” means, collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Credit Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Collateral Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Section 3.1 or Section 4.20(r), in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified;

(ccc)	“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Credit Party may have any liability;

(ddd)	“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions as such instrument is in effect in the Province of British Columbia at Closing;

(eee)	“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations as such instrument is in effect in the Province of British Columbia at Closing;

(fff)

“Notes” means the Senior Secured Convertible Notes issued by the Borrowers to the Lender on the Restated Closing Date in the aggregate principal amount of $33,501,779.63, such Notes maturing on the Maturity Date and being the joint and several obligation of the Borrowers, in substantially the form attached hereto as Exhibit “A”;

(ggg)

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each Credit Party arising under any Transaction Agreement or otherwise with respect to this Agreement or any Note or Warrant, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Transaction Agreements include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, attorneys’ fees, indemnities and other amounts payable by the Credit Parties under any Transaction Agreement and (ii) the obligation of the Credit Parties to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Person;

(hhh)	“Observer Agreement” means the agreement among the Lender the Company and the Observers entered into on the Restated Closing Date;

(iii)	“Observers” and “Observer” have the meanings ascribed thereto in Section 4.20(h);

(jjj)	“OTC” means the OTCQB – The Venture Market or the OTCQX – Best Market;

(kkk)	“Owned Real Property” means each parcel of real property that is owned in fee by the Company or any Credit Party;

(lll)	“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA;

(mmm)

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan) and as to which any Credit Party has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA, and, for the avoidance of doubt, “Pension Plan” shall not include a Canadian Pension Plan;

(nnn)	“Permits” means all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise);

(ooo)

“Permitted Acquisitions” means any Investment, in a single transaction or series of related transactions, if immediately before and after giving effect thereto: (i) no Event of Default shall have occurred or be continuing, (ii) any acquired or newly formed Subsidiary of a Credit Party shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 4.20(w), (iii) the Credit Parties have complied with Sections 4.20(r) and 4.20(s) in connection with such Investment, (iv) all of the consideration for such Investment is paid in cash, and (v) the amount of such Investment does not exceed (x) with respect to any such Investment made during the fiscal year ending December 31, 2019, the amount equal to ten percent (10%) of the market capitalization of the Company, (y) with respect to any such Investment made during the fiscal year ending December 31, 2020, the amount equal to fifteen percent (15%) of the market capitalization of the Company, and (z) with respect to any such Investment made during the fiscal year ending December 31, 2021, the amount equal to twenty percent (20%) of the market capitalization of the Company.

(ppp)

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, corporation with or without share capital, unincorporated organization, association, trust, trustee, executor, administrator or other legal personal representative, Governmental Body, authority or entity however designated or constituted;

(qqq)

“Personal Information” means any information about a Person and includes information contained in this Agreement and the documents to be delivered by such Person in connection with the transactions contemplated herein;

(rrr)	“Proceeds” means the proceeds paid to the Borrowers in connection with the Lender’s purchase of the Initial Notes and Initial Warrants, in an aggregate amount equal to $32,000,000;

(sss)

“Purchase Money Debt” means capital lease obligations, mortgage financings and other purchase money Indebtedness incurred by any Credit Party prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the equity interests of any Person owning such property, and including fees and expenses incurred in connection with licenses in respect thereof) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in each case which is subject to commercially reasonable terms and permitted to be prepaid at any time in accordance with the terms thereof, and with a stated maturity date occurring after the Maturity Date.

(ttt)	“Qualifying Provinces” means British Columbia, Alberta and Ontario;

(uuu)	“Regulation D” means Regulation D promulgated under the U.S. Securities Act;

(vvv)	“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

(www)	“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in, into, onto or through the Environment;

(xxx)	“Restated Closing Date” means July 31, 2019;

(yyy)

“Securities Commissions” means collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces, the United States and any other jurisdiction in which the Shares are sold, as the case may be;

(zzz)

“Security Agreements” means the General Security Agreement entered into between the Company and the Collateral Agent on the Restated Closing Date, the Amended and Restated Guaranty and Security Agreement entered into among certain Credit Parties and the Collateral Agent on the Restated Closing Date, and Guaranty and Pledge Agreement entered into between the Company and the Collateral Agent on the Restated Closing Date;

(aaaa)

“Security Documents” means all security and/or guarantees granted by any Credit Party, or any other Person from time to time in favour of the Lender, as security for the Credit Parties’ Obligations, including, without limitation, the Security Agreements, the Collateral Assignment, the Mortgages, all Control Agreements entered into by a Credit Party for the benefit of the Collateral Agent, any other share pledge granted by the Company or any Credit Party, each general security agreement granted by the Company or any Credit Party in favour of the Lender, and each guarantee granted by the Company or any Credit Party, or any of them, in favour of the Lender;

(bbbb)	“SEDAR” means the System for Electronic Document Analysis and Retrieval as found at www.sedar.com;

(cccc)	“Shares” means Class A Subordinate Voting Shares, Class B Proportionate Voting Shares and Class C Multiple Voting Shares, as the context requires;

(dddd)

“Solvent” means, with respect to a Person, that (a) the fair value (as calculated according to the Company’s quarterly and annual financial statements in accordance with IFRS) of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability;

(eeee)

“Subordinated Indebtedness” means any Indebtedness of any Credit Party which (a) is subordinated to the Obligations on customary terms (including a permanent standstill on remedies so long as any Obligations remain outstanding) and documentation reasonably satisfactory to the Lender, (b) does not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligations (other than customary acceleration rights after an event of default), in each case prior to the date which is 91 days after the latest of the maturity dates of the Obligations then outstanding on the date of the incurrence, (c) does not provide for any payment of interest (other than interest paid in kind) prior to final maturity and (d) does not contain any financial maintenance covenant and shall not contain any covenants, events of default or other terms (other than interest rate and optional redemption premiums) that are more restrictive to the Company or any Credit Party than this Agreement.

(ffff)

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company;

(gggg)

“Total Debt to EBITDA Ratio” means, as of any date, with respect to the Company and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of all indebtedness for borrowed money, plus capital lease obligations, plus obligations for the deferred purchase price of property or services incurred outside the ordinary course of business and to the extent required to be shown as a long-term liability on a balance sheet in accordance with IFRS, plus all indebtedness secured by a Lien on property owned or being purchased by the Company or any of its Subsidiaries (to the extent not duplicative of capital lease obligations), less unrestricted cash of the Company on a consolidated basis, in each case as of the last day of the testing period most recently ended, (provided, that such deduction for unrestricted cash shall be unlimited with respect to cash held in a deposit account subject to a Control Agreement, but with respect to cash not held in a deposit account subject to a Control Agreement, such deduction for unrestricted cash shall be limited to $5,000,000), to (b) EBITDA for the twelve month period ended on the last day of the testing period most recently ended;

(hhhh)

“Transaction Agreements” means this Agreement and all agreements, certificates and other instruments delivered or given pursuant to this Agreement, including, without limitation, the Fee Letter, Security Documents, Intercompany Note, Observer Agreement, Notes, and Warrant Certificates;

(iiii)	“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(jjjj)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(kkkk)	“U.S. Person” means a “U.S. person” as such term is defined in Rule 902(k) of Regulation S;

(llll)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(mmmm)	“U.S. Tax Code” mean the United States Internal Revenue Code of 1986, as amended;

(nnnn)	“U.S. Securities Laws” means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act, and applicable state securities laws;

(oooo)	“Warrant Certificates” means the certificates representing the Warrants, the form of which is attached hereto as Exhibit “B”;

(pppp)	“Warrant Shares” means the Class B Proportionate Voting Shares issuable upon exercise of the Warrants; and

(qqqq)

“Warrants” means the warrants of the Company issued to the Lender on the Restated Closing Date, being exercisable to acquire the Warrant Shares set forth in the Warrant Certificates until November 21, 2021 at an exercise price per Warrant Share set forth in the Warrant Certificates, subject to standard anti-dilution adjustments as set forth in the Warrant Certificates.

1.2	SCHEDULES AND EXHIBITS

The following are the schedules and exhibits attached to this Agreement:

Schedule 1.1(v)	-	Credit Parties
Schedule 1.1(z)	-	EBITDA Calculation
Schedule 4.3	-	Capital of the Company
Schedule 4.3(a)	-	Dilutive Securities
Schedule 4.4	-	Shareholder Agreements
Schedule 4.5	-	Subsidiaries
Schedule 4.9	-	Compliance with Laws
Schedule 4.9(k)	-	Claims, Etc.
Schedule 4.9(m)	-	Cannabis License Matters
Schedule 4.10(a)	-	Litigation and Other Proceedings
Schedule 4.10(d)	-	Licensing, etc.
Schedule 4.11(a)	-	Real and Leased Property
Schedule 4.11(b)	-	Credit Parties Agreement To Purchase
Schedule 4.11(c)	-	Material Agreements Of Credit Parties
Schedule 4.11(j)	-	Mortgaged Property
Schedule 4.16	-	Financial, Tax And Disclosure Matters
Schedule 4.17	-	Bank Accounts
Schedule 4.20(v)	-	Permitted Liens
Schedule 4.20(w)	-	Indebtedness
Schedule 4.20(x)	-	Investments
Schedule 4.20(y)	-	Transactions With Affiliates
Schedule 4.20(ii)	-	Post Closing Covenants

Schedule “A”	-	Form of Declaration for Removal of Legend
Exhibit “A”	-	Form of Note
Exhibit “B”	-	Form of Warrant Certificate

1.3	HEADINGS

The inclusion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular section or other portion hereof and include any agreement supplemental hereto.

1.4	GENDER AND NUMBER

Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and neuter.

1.5	CURRENCY

Unless otherwise noted, all references to currency shall be United States dollars and all payments contemplated herein shall be paid in United States funds, by certified cheque, bank draft or wire transfer of immediately available funds.

1.6	ENTIRE AGREEMENT

This Agreement together with the Transaction Agreements constitute the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

The description of the Notes and Warrants herein is a summary only and is subject to the specific attributes and detailed provisions set forth in the Notes and the Warrant Certificates, respectively. In case of any inconsistency between the description of the Notes and Warrants in this Agreement and the terms of the Notes as set forth in the Notes and the Warrant Certificates, respectively, the provisions of the Notes and Warrant Certificates shall govern.

1.7	TIME OF ESSENCE

Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

1.8	TO THE KNOWLEDGE

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Company, “knowledge” shall mean the present actual knowledge of the Company or the applicable Subsidiary based upon the inquiry of such Persons (including appropriate employees, officers and directors of the Company, any Subsidiary and its Affiliates) as it reasonably and in good faith considers necessary to verify the accuracy of the matters that are the subject of the representations and warranties.

1.9	LANGUAGE

The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressment demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

ARTICLE 2

NOTES AND CONSIDERATION

2.1	SUBSCRIPTION FOR AND ISSUANCE OF NOTES AND WARRANTS

In reliance upon the representations, warranties and covenants set out in this Agreement, the Lender hereby irrevocably agrees to accept, in exchange for the Consideration, (a) the Notes from the Borrowers, and the Borrowers, jointly and severally, agree to issue to the Lender the Notes at Closing, and (b) the Warrants from the Company, and the Company agrees to issue to the Lender the Warrants at Closing. The Notes issued on the Restated Closing Date shall include any interest paid in kind pursuant to 3.2(b) of the Initial Notes up to and including the Interest Payment Date preceding the Restated Closing Date.

2.2	CONSIDERATION

(a)

The parties hereby agree that the consideration to be paid for the Notes and Warrants on the Restated Closing Date shall be the Lender’s cancellation of the Initial Notes and Initial Warrants (the “Consideration”).

(b)

The Company and the Lender agree as between the Company and the Lender, that the fair market value of the Warrants in the aggregate is equal to US$0.01 and that, pursuant to Treas. Reg. § 1.1273-2(h), US$0.01 of the issue price of the investment unit will be allocable to the Warrants and the balance of the Consideration shall be allocable to the Notes. The Company, the US Borrowers, and the Lender shall prepare and file all U.S. tax and information reports in a manner consistent with the foregoing allocation and treatment and shall not take any position on any U.S. tax return, before any U.S. taxing authority or in any proceeding relating to U.S. taxes that is inconsistent with such allocation and treatment unless required by a determination within the meaning of Section 1313(a) of the U.S. Tax Code. The Company and the Lender shall use commercially reasonable efforts to defend such allocation and treatment in any such tax proceeding.

2.3	ISSUANCE OF CERTIFICATES

At Closing, each Borrower shall issue to the Lender the Notes, and the Company shall issue to the Lender the Warrants, in each case subscribed for pursuant to Section 2.1, and the Company or the Borrowers, as applicable, shall execute and deliver to the Lender certificates representing the Notes and the Warrant Certificate(s) registered in the name of the Lender or as they may otherwise direct in writing, against delivery of the Proceeds therefor pursuant to Section 2.2.

ARTICLE 3

CLOSING ARRANGEMENTS AND CONDITIONS

3.1	CLOSING CONDITIONS

The cancellation of the Initial Notes and Initial Warrants and the completion of the acquisition of the Notes and Warrants in replacement therefor as contemplated by Article 2 is subject to fulfilment on the Restated Closing Date of the following conditions:

(a)

the Lender shall have been satisfied, in its sole discretion, acting reasonably, with the results of its due diligence review of the Company and its businesses, operations and financial conditions, prospects and market conditions on the Restated Closing Date, including that there has been no material adverse change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), condition, changes in law or regulatory climate directly affecting the jurisdictions in which the Company’s Subsidiaries, taken as a whole with the Company, are doing or intended to do business or capital of the Company since signing of this Agreement;

(b)

each Borrower shall have completed all necessary steps and all necessary proceedings shall have been taken to authorize, and all required consents shall have been obtained to permit, the transactions contemplated hereby;

(c)

the acceptance of the Notes and Warrants by the Lender shall be legally permitted by all Laws to which the Lender, each Borrower and each of their respective Subsidiaries are subject, and all authorizations, approvals or permits of, or filings with, any Governmental Body that are required by Law in connection with the lawful sale and issuance of the Notes by the Company and/or the US Borrowers shall have been duly obtained by the Company and/or the US Borrowers, as applicable, and shall be effective;

(d)

the representations and warranties of the Company and the US Borrowers contained in this Agreement shall be true and correct on the Restated Closing Date and the Company and the US Borrowers shall have performed and complied with all of the terms, covenants, agreements and conditions to be performed or complied with by it at or prior to the Restated Closing Date;

(e)

the Notes and Warrant Certificates (both in form and substance satisfactory to the Lender, acting reasonably) subscribed for by the Lender as provided for in Section 2.1 shall be executed and delivered to the Lender, or as the Lender may otherwise direct;

(f)

on the Restated Closing Date, the Company and each Credit Party shall have executed and delivered, or caused to be executed and delivered, to the Lender, a certificate signed by the appropriate officers of such Person certifying, inter alia, as to the (i) Articles of the Company, and all constating, organizational or governing documents of each Subsidiary, (ii) resolutions of the board of directors, managers, shareholders or members, as applicable, of the Company and each Credit Party authorizing and approving such Person’s execution, delivery and performance of their obligations under the Transaction Agreements, and (iii) incumbency and signatures of the signing officers of the Company and each Credit Party;

(g)

the Company shall deliver a certificate of good standing of recent date for the Company and each Credit Party from the relevant authority in each jurisdiction in which such Person is qualified to do business;

(h)

the Lender shall have received from counsel for the Company an opinion, dated as of the Restated Closing Date, in form and substance satisfactory to the Lender, acting reasonably, including opinions in respect of corporate matters, enforceability, authorization, due execution, perfection and other matters reasonably requested by Lender, and from counsel to the Credit Parties and each Cannabis License Holder an opinion, dated as of the Restated Closing Date, in form and substance satisfactory to the Lender, acting reasonably, including opinions in respect of corporate matters and ownership of the Subsidiaries enforceability, authorization, due execution, perfection, necessary government approvals and other matters reasonably requested by the Lender;

(i)

the Security Documents (other than Security Documents required to be delivered under Section 4.20(ii)) and Intercompany Note shall have been executed and delivered by the Credit Parties to the Lender, and all investment property required to be delivered into the physical possession of the Collateral Agent thereunder shall have been so delivered;

(j)

the Lender shall have received a subordination and intercreditor agreement and a non-disturbance agreement, each duly executed by LI Lending, LLC, regarding certain Indebtedness and property of Linchpin Investors, LLC;

(k)

the Business Combination Documents shall have been executed and delivered by the Credit Parties to the Lender, and all transactions required to be performed thereunder on or prior to the Restated Closing Date shall have been performed; and

(l)	such other documentation as the Lender may reasonably require, in form and substance satisfactory to the Lender, acting reasonably, shall have been prepared, executed and delivered.

The foregoing conditions are for the exclusive benefit of the Lender, provided that any of the said conditions may be waived in writing in whole or in part by any the Lender without prejudice to such Lender’s rights of rescission in the event of the non-fulfilment and/or non-performance of any other conditions, any such waiver to be binding on the Lender only if the same is in writing.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY

The Company and each US Borrower each represent and warrant as of the date hereof, and covenant to the Lender as follows, and acknowledge that the Lender is relying upon the representations, warranties and covenants contained in this Agreement and in any certificate or other document delivered pursuant hereto in connection with the issuance of the Notes and Warrants.

Notwithstanding anything contained herein, each of the representations and warranties given by the Company and the US Borrowers in this Article 4, are deemed to specifically exclude any U.S. federal laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, and/or sale of marijuana (cannabis) and related substances (other than Section 280E of the U.S. Tax Code).

4.1	CORPORATE POWER AND DUE AUTHORIZATION

Each Credit Party has the corporate or other organizational power and capacity to enter into, and to perform its obligations under, each of the Transaction Agreements to which it is a party. Each of the Transaction Agreements has been duly authorized, executed and delivered by each Credit Party thereto, and is a valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject to Debtor Relief Laws, and the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court. Each action required to be performed by a Credit Party hereunder has been duly authorized by such Credit Party and, as applicable, its shareholders or members.

4.2	INCORPORATION, QUALIFICATION AND CAPACITY

Each Credit Party has been duly incorporated and organized and is validly existing as a corporation under the Laws of the jurisdiction in which it was incorporated, amalgamated, continued, formed or organized as the case may be, and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Credit Party. Each Credit Party is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification (except for such jurisdictions where the failure to be so qualified could not result in a Material Adverse Effect) and has all requisite corporate power and authority to conduct its business and to own, lease and operate its properties and assets.

4.3	CAPITAL OF THE COMPANY

The authorized and issued share capital of the Company is set forth on Schedule 4.3. All of the issued and outstanding shares of the Company have been duly and validly authorized and issued as fully paid and non-assessable, and none of the outstanding shares of the Company were issued in violation of the pre-emptive or similar rights of any security holder of the Company.

(a)

The terms and the number of options to purchase Shares granted by the Company is set forth on Schedule 4.3(a) and other than as contemplated by this Agreement, and options granted to directors, officers, employees and consultants of the Company to purchase Shares as set forth on Schedule 4.3(a), no person, firm or corporation has any agreement or option, right or privilege (contractual or otherwise) capable of becoming an agreement (including convertible or exchangeable securities and warrants) for the purchase or acquisition from any Credit Party of any interest in any Shares or other securities of any Credit Party whether issued or unissued.

4.4	NO SHAREHOLDER AGREEMENTS

Except as set forth on Schedule 4.4, there are no voting trusts or agreements, shareholders’ agreements, buy sell agreements, rights of first refusal agreements, agreements relating to restrictions on transfer, pre-emptive rights agreements, tag-along agreements, drag-along agreements or proxies relating to any of the securities of any Credit Party, to which the Credit Party is a party.

4.5	SUBSIDIARIES

Except as set forth on Schedule 4.5, the Company has no direct or indirect Subsidiaries other than the Credit Parties, nor any Investment in any Person. The Company owns, directly or indirectly, all of the issued and outstanding Equity Interests of each Credit Party, all of the issued and outstanding Equity Interests of the Credit Parties are issued as fully paid and non-assessable shares, free and clear of all Liens, and no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from any Credit Party of any interest in any of the Equity Interests in the capital of any other Credit Party.

4.6	NO CONTRAVENTION

Neither the entering into nor the delivery of the Transaction Agreements nor the performance by the any Credit Party of any of its obligations under the Transaction Agreements will be in conflict with, contravene, breach or result in any default under, or result in the creation of any lien or encumbrance under, or relieve any person from its obligations under:

(a)	the Articles, notice of articles or other constating or organizational documents of any Credit Party;

(b)	any mortgage, lease, contract or other legally binding agreement, instrument, licence or permit, to which any Credit Party is a party or by which it may be bound; or

(c)

any applicable Law, statute, regulation, rule, order, decree, judgement, injunction or other restriction of any Governmental Body to which any Credit Party or of its or their respective assets or Business may be subject, including, without limitation, the statutes and regulations governing any Cannabis License Holder.

None of the Credit Parties is (i) in violation of its Articles or any other constating or organizational documents of such Credit Parties or (ii) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, except in the case of clause (ii) for any such violations or defaults that could not result in a Material Adverse Effect.

4.7	ISSUANCE OF SHARES

The Shares to be issued as described in this Agreement (including, for greater certainty, the Shares, to be issued upon exercise of the Warrants or conversion of the Notes in exchange for Shares) have been, or prior to the Restated Closing Date will be, duly created and reserved for issuance and, when issued, delivered and paid for in full, will be validly issued and fully paid shares in the capital of the Company, and will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company.

4.8	BANKRUPTCY

None of the Credit Parties has proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, taken any proceeding to have a receiver appointed over its assets, had any encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

4.9	COMPLIANCE WITH LAWS

(a)

Except as set forth on Schedule 4.9, the Company and each of its Subsidiaries, and to the Company’s and its Subsidiaries’ knowledge, the Cannabis License Holders, (i) each conducts and have each been conducting their business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is or is expected to be carried on or in which its services are provided and has not received a notice of non-compliance, nor has knowledge of, nor has reasonable grounds to have knowledge of, any facts that could give rise to a notice of non-compliance with any such Laws, (ii) are not in breach or violation of any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries, as applicable, and (iii) hold all, and are not in breach of any, Permits that enable its business to be carried on as now conducted; except in each case where the failure to be in such compliance or to hold such Permits could not reasonably be expected to result in a Material Adverse Effect.

(b)

The Company is a reporting issuer in good standing in the Qualifying Provinces under the Canadian Securities Laws and is not in default of any requirement of such Canadian Securities Laws and is not included in a list of defaulting issuers maintained by the Securities Commissions. The Company confirms that the Notes and Warrants are being issued pursuant to the prospectus exemption contained in section 2.11 of NI-45-106 (business combination and reorganization) and that there is no restriction on resale under Canadian Securities Laws of the Notes, Warrants, Conversion Shares or Warrant Shares.

(c)

The outstanding Class B Proportionate Voting Shares are listed and posted for trading on the CSE, and all necessary notices and filings have been made with, and all necessary consents, approvals and authorizations have been obtained by the Company from, the CSE to ensure that the Shares to be issued as described in this Agreement, including, without limitation, the Warrant Shares, will be listed and posted for trading on the CSE upon their issuance.

(d)

No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Credit Party has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by any Governmental Body or other regulatory authority.

(e)

The Company is in compliance in all material respects with its continuous and timely disclosure obligations under applicable Canadian Securities Laws and the rules and regulations of the CSE and has filed all documents required to be filed by it with the Canadian Securities Commissions under applicable Canadian Securities Laws, and no document has been filed on a confidential basis with the Canadian Securities Commissions that remains confidential at the date hereof. None of the documents filed in accordance with applicable Canadian Securities Laws contained, as at the date of filing thereof, a misrepresentation.

(f)

No Securities Commission, stock exchange or comparable authority has issued any order preventing the distribution of the Shares in any Qualifying Provinces nor instituted proceedings for that purpose, nor is any such proceeding pending, and, to the knowledge of the Company, no such proceedings are pending or contemplated.

(g)

Except where any non-compliance could not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, including, without limitation, the U.S. Fair Labor Standards Act, and neither the Company nor any of its Subsidiaries has engaged in any unfair labour practice, (ii) the Company and each of its Subsidiaries has complied with all applicable Laws relating to work authorization and immigration and (iii) all payments due from the Company or any of its Subsidiaries on account of employee wages and health and welfare and other benefits insurance have been paid or accrued as a liability on the books of the relevant Person. There are no strikes or other labor disputes against the Company or any of its Subsidiaries.

(h)

The operations of the Company and its Subsidiaries have been conducted at all times in compliance with each of, and will not use the Proceeds, directly or indirectly, in violation of any of, the applicable federal and state laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended; Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); the Foreign Corrupt Practices Act; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the U.S. Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and neither the Company nor any of its Subsidiaries is, nor will the Proceeds be used for the purpose of financing any activities or businesses of or with any Person that, at the time of such financing, is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which the Lender is are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or any other person (including any foreign country and any national of such country) with whom the U.S. Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Anti-Terrorism Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

(i)

Neither the Company nor any of its Subsidiaries, any employee or agent thereof, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws.

(j)	Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i)

Each Credit Party and its respective properties and operations are and, to knowledge of the Credit Parties and other than any matters which have been finally resolved without further liability or obligation, have been, in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of such Credit Party. To the Credit Parties’ knowledge, each Cannabis License Holder and its respective properties and operations are and, other than any matters which have been finally resolved without further liability or obligation, have been, in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of such Cannabis License Holder;

(ii)

None of the Credit Parties have received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Credit Parties nor any of the real property owned, leased or operated (subject to, in the case of such real property not managed by a Credit Party or any of its Affiliates, the knowledge of the Company) by any Credit Party is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Company, threatened, under or relating to any Environmental Laws. To the knowledge of the Credit Parties, none of the Cannabis License Holders have received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Cannabis License Holders nor any of the real property owned, leased or operated by any Cannabis License Holder is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or threatened, under or relating to any Environmental Laws;

(iii)

To the knowledge of the Credit Parties, there has been no Release of Hazardous Materials on, at, under or from any real property or facilities currently or formerly owned, leased or operated by any Credit Party or Cannabis License Holder, or arising out of the conduct of any Credit Party or any Cannabis License Holder, that could reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Credit Party or Cannabis License Holder or could reasonably be expected to result in any material Environmental Liability; and

(iv)

To the knowledge of the Credit Parties, there are no facts, circumstances or conditions arising out of or relating to the Credit Parties, any Cannabis License Holder or any of their respective operations or any facilities currently or formerly owned, leased or operated, or by any of the Credit Parties or any Cannabis License Holder, that could reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Credit Party or Cannabis License Holder or would reasonably be expected to result in any material Environmental Liability.

The Company has made available to the Lender all environmental reports, studies, assessments, audits, or similar documents containing information regarding any Environmental Liability that are in the possession or control of any Credit Party.

(k)

Except as disclosed in Schedule 4.9(k), there are no past unresolved, pending or threatened claims, complaints, notices or requests for information in writing with respect to any alleged violation of any Law by any Credit Party, and the Credit Parties have no knowledge of the foregoing with respect to any Cannabis License Holder, which, individually or in the aggregate, has or may reasonably be expected to have a Material Adverse Effect. No condition exists at, on or under any Leased Premises which, with the passage of time, or the giving of notice or both, would give rise to liability under any law, statute, order, regulation, ordinance or decree that, individually or in the aggregate, has or may reasonably be expected to have a Material Adverse Effect.

(l)

The Company has provided the Lender with copies of all Material Agreements, Cannabis Licenses and other Permits. The Company, the Subsidiaries and, to the knowledge of the Company, each Cannabis License Holder and each other Person in which the Company or its Subsidiaries holds an Investment, are each in compliance in all material respects with the terms and conditions of all such Cannabis Licenses and all other Permits required in connection with their respective businesses. The Company does not have knowledge of or anticipate any variations or difficulties in such Cannabis Licenses or any other such Permits being renewed, provided however, the Lender hereby acknowledges that the Company and its Subsidiaries do not own, control, operate, direct, or govern any Cannabis License Holder and are not engaged in and do not have control over the application for or issuance or renewal of any Cannabis License or Permit of any Cannabis License Holder.

(m)

Except as disclosed in Schedule 4.9(m), neither the Company nor any of its Subsidiaries has received any notice or communication from any Person in which it holds an Investment, any Cannabis License Holder or any applicable regulatory authority in the United States or any state or municipality thereof alleging a defect, default, violation, breach or claim in respect of any Cannabis License.

(n)

All product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by the Company, any Subsidiary and, to the knowledge of the Company, any Cannabis License Holder and any Person in which the Company directly or indirectly holds an Investment, in connection with their business is being conducted in accordance with best industry practices and in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to its current and proposed business, and all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects.

(o)

The Company, each Credit Party and, to the knowledge of the Company, each Cannabis License Holder and each Person in which the Company directly or indirectly holds an Investment, has security measures and safeguards in place to protect personal information it collects from registered patients and customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. The Company, the Credit Parties and, to the knowledge of the Company, each Cannabis License Holder and any Person in which the Company directly or indirectly holds an Investment, have complied, in all material respects, with all applicable privacy and consumer protection legislation and none has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner.

(p)

No steps have been taken to terminate any Pension Plan or any Canadian Pension Plan. No contribution failure under Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the U.S. Tax Code. The minimum funding standard under Section 412(a) of the U.S. Tax Code and Section 302(a) of ERISA has been met with respect to each Pension Plan and the equivalent funding requirements and other assessments under applicable Canadian federal and provincial Laws have been met and paid with respect to each Canadian Pension Plan, and no condition exists or event or transaction has occurred with respect to any Pension Plan or Canadian Pension Plan which could reasonably be expected to result in the incurrence by any Credit Party of any material liability, fine or penalty. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan, and neither any Credit Party nor any member of the Controlled Group has received any notice that that increased contributions may be required to any Multiemployer Pension Plan to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Sections 412 or 431 of the U.S. Tax Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

4.10	LITIGATION AND OTHER PROCEEDINGS

(a)

Except as set forth on Schedule 4.10(a), no legal or governmental proceedings or inquiries are pending to which the Company, any of its Subsidiaries or, to the Company’s knowledge, any Cannabis License Holder, is a party or to which their property or assets, wherever located, are subject that could result in the revocation or modification of any certificate, authority, Cannabis License or other Permit necessary to conduct the business now owned or operated by any such Person which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Company, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to any Credit Party, any Cannabis License Holder or their respective property or assets.

(b)

Except as set forth on Schedule 4.10(a) (i) there are no actions, suits, judgments, investigations, inquires or proceedings of any kind whatsoever outstanding or pending (whether or not purportedly on behalf of any such Person), or, to the knowledge of the Company, pending or threatened against or affecting any Credit Party or any of their respective directors or officers, at law or in equity or before or by any Governmental Body of any kind whatsoever and, to the knowledge of the Company, there is no basis therefor and none of the Credit Parties is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Body which, either separately or in the aggregate, could reasonably be expected to have Material Adverse Effect or could adversely affect the ability of the Company or any Credit Party to perform its obligations under any Transaction Agreement; and (ii) to the Company’s knowledge, there are no actions, suits, judgments, investigations, inquires or proceedings of any kind whatsoever outstanding or pending (whether or not purportedly on behalf of any such Person), or, to the knowledge of the Company, pending or threatened against or affecting any Cannabis License Holder or any of their respective directors or officers, at law or in equity or before or by any Governmental Body of any kind whatsoever and, to the knowledge of the Company, there is no basis therefor and none of the Cannabis License Holders is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Body which, either separately or in the aggregate, could reasonably be expected to have Material Adverse Effect or could adversely affect the ability of the Cannabis License Holder to perform its obligations under any Material Agreement.

(c)

The Company has no knowledge of any pending or threatened change in any Law governing the Company, any Credit Party, any Cannabis License Holder or any Person in which the Company or any Subsidiary has an Investment which could reasonably be expected to have a Material Adverse Effect.

(d)

Except as set forth on Schedule 4.10(d), the Company has no knowledge of any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Company, any Subsidiary, any Cannabis License Holder or any Person in which the Company or any Subsidiary has an Investment presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any Law, licensing or regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Company, any Subsidiary, any Cannabis License Holder or any Person in which the Company or any Subsidiary has an Investment presently in force, that the Company anticipates the Company, any Subsidiary, any Cannabis License Holder or any Person in which the Company or any Subsidiary has an Investment, as applicable, will be unable to comply with or which could reasonably be expected to have a Material Adverse Effect.

4.11	MATERIAL PROPERTY AND ASSETS

(a)

Except as set forth on Schedule 4.11(a), (i) each Credit Party is the absolute legal and beneficial owner, and has good and valid title to, all of the material property or assets thereof, including all owned and leased real property, as set forth on Schedule 4.11(a), and no other material property or assets are necessary or useful for the conduct of the business of the Credit Party as currently conducted or as proposed to be conducted, (ii) there is no claim, and the Company has no knowledge of the basis of any claim that might or could materially and adversely affect the right of Credit Parties to use, transfer or otherwise exploit such property or assets, and (iii) other than in the ordinary course of business and as set forth on Schedule 4.11(a), none of the Credit Parties has any responsibility or obligation to pay any commission, royalty, license fee or similar payment to any person with respect to the property and assets thereof.

(b)

Except as set forth on Schedule 4.11(b), none of the Credit Parties has approved or has entered into any agreement in respect of: (i) the purchase of any material assets or any interest therein or the sale, transfer or other disposition of any material assets or any interest therein currently owned, directly or indirectly, by any Credit Party whether by asset sale, transfer of shares or otherwise; (ii) any change in control (by sale, transfer or other disposition of shares or sale, transfer, lease or other disposition of all or substantially all of the property and assets of any Credit Party) of any Credit Party; or (iii) any proposed or planned disposition of any of the outstanding shares of any Subsidiary by the Company or of any material assets or any interest therein currently owned directly or indirectly by any Credit Party.

(c)

All of the Material Agreements of the Credit Parties and all other agreements with any Cannabis License Holder are set forth on Schedule 4.11(c). None of the Credit Parties has received any notification from any party that it intends to terminate any such agreement, and there is no default or event of default under any such agreement.

(d)

Each of the Material Agreements and other documents and instruments pursuant to which any Credit Party holds its Investments, property or assets and conducts its business is a valid and subsisting agreement, document and instrument in full force and effect, enforceable in accordance with the terms thereof, none of the Credit Parties or any other party thereto is in default of any of the material provisions of any such agreements, instruments or documents nor has any such default been alleged, and such Investments and assets are in good standing under applicable Laws.

(e)

To the knowledge of the Company, the Company, each of the Subsidiaries, each Cannabis License Holder and any Person in which the Company or any Subsidiary has an Investment owns or has the right to use, as applicable, all of the Intellectual Property owned or used by their respective businesses as currently conducted. None of the Credit Parties has received any notice nor is it aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that could render any Intellectual Property invalid or inadequate to protect the interests of the Company, any Subsidiary, any Cannabis License Holder or any Person in which the Company or any Subsidiary has an Investment, as applicable, therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy could have a Material Adverse Effect.

(f)

Each of the Credit Parties, as applicable, has taken all reasonable steps to protect its material Intellectual Property in those jurisdictions where, in the reasonable opinion of the Company, the Credit Parties carry on a sufficient business to justify such filings.

(g)

Each Credit Party owns or has the right to use under license, sub-license or otherwise all material Intellectual Property used by such Credit Party in each of its businesses and the Intellectual Property owned by the Credit Parties is free and clear of any and all Liens.

(h)

There are no material restrictions on the ability of the Credit Parties to use and exploit all rights in the Intellectual Property required in the ordinary course of the Credit Parties’ businesses. None of the rights of the Credit Parties in the Intellectual Property will be materially impaired or affected in any way by the transactions contemplated by this Agreement.

(i)

All registrations of Intellectual Property are in good standing and are recorded in the name of a Credit Party in the appropriate offices to preserve the rights thereto. All such registrations have been filed, prosecuted and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements, except where such failure to obtain registration could not have a Material Adverse Effect. No registration of Intellectual Property has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained, except where such expiration, abandonment cancellation, expungement or lapse could not have a Material Adverse Effect.

(j)

As of (i) the Restated Closing Date, (ii) the date on which any material real property is acquired or leased by a Credit Party and (iii) the date of the delivery of Mortgages (including pursuant to Section 4.20(r)), each of the Credit Parties has or will have good and marketable fee simple title to, or valid leasehold interests in, or other rights to use all its Owned Real Property and all Material Leased Real Properties (including all Mortgaged Properties, as set forth on Schedule 4.11(j) hereto) (collectively, “Real Properties”), in each case, except for Permitted Liens. The Mortgaged Properties are free from defects that materially adversely affect, or could reasonably be expected to materially adversely affect, the Mortgaged Properties’ suitability, taken as a whole, for the purposes for which they are contemplated to be used under the Transaction Agreements. Each parcel of Real Property and the use thereof (as contemplated under the Transaction Agreements) complies with all applicable Laws (including building and zoning ordinances and codes) and with all insurance requirements except such failure which could not reasonably be expected to have a Material Adverse Effect. As of the Restated Closing Date, none of the Credit Parties has received any written notice of, nor is there to the knowledge of the Company, any pending, threatened or contemplated condemnation proceeding affecting any portion of the Real Properties in any material respect or any sale or disposition thereof in lieu of condemnation. As of the Restated Closing Date, none of the Credit Parties is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Properties or any interest therein. Each parcel of Real Property subject to a Mortgage (or which will be subject to a Mortgage pursuant to Section 4.20(ii)) is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitation sewer, storm drain facilities and other public utilities necessary for the uses contemplated under the Transaction Agreements to the extent required under applicable Law, except such failure to be served that could not reasonably be expected to result in a Material Adverse Effect.

(k)

With respect to each premises occupied by a Credit Party as tenant (the “Leased Premises”), such Credit Party occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises. As of the Restated Closing Date, (i) each Credit Party has complied in all material respects with all obligations under all material leases to which it is a party, (ii) all material leases to which any Credit Party is a party are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms, except where such failure could not reasonably be expected to have a Material Adverse Effect and (iii) none of the Credit Parties has defaulted, or with the passage of time could be in default, under any material leases to which it is a party, except for such defaults as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Credit Party enjoys peaceful and undisturbed possession under the material leases to which it is a party, except for leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim is being asserted or, to the knowledge of the Company, threatened, with respect to any lease payment under any material lease other than any such Lien or claim that could not reasonably be expected to have a Material Adverse Effect. There is no claim or basis for any claim that might or could adversely affect the right of any Credit Party to use, transfer or otherwise exploit the Leased Premises pursuant in the ordinary course of their respective businesses.

4.12	CORPORATE RECORDS

The corporate or organizational records and minute books of each Credit Party contain complete and accurate (in all material respects) minutes of all meetings (except for the minutes of the most recent board meeting, to be approved at the next meeting of directors or managers, as applicable) and resolutions in lieu of a meeting, of directors and committees thereof and shareholders held since the date of formation of such Credit Party and all such meetings were duly called and held. The share and membership certificate books, registers of shareholders or members, registers of transfers and registers of directors or managers, as the case may be, of each Credit Party are complete and accurate in all material respects. There are no outstanding applications or filings which could alter in any way the corporate or other organizational status or existence of any Credit Party.

4.13	CONSENTS AND APPROVALS

On the Restated Closing Date, all consents, approvals, Permits, authorizations or filings as may be required to be made or obtained by the Company under applicable securities laws and the rules and regulations of the CSE necessary for the execution and delivery of the Transaction Agreements and the creation, issuance and sale, as applicable, of the Notes and the Warrants, and the consummation of the transactions contemplated by this Agreement, will have been made or obtained, as applicable (other than the filing of reports required under applicable Canadian Securities Laws and U.S. Securities Laws within the prescribed time periods imposed thereby or by the CSE).

4.14	NO FINDERS’ FEE

No broker, finder, agent or similar intermediary has acted on behalf of any Credit Party in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees payable by any Credit Party as a result of the consummation of the transactions contemplated by this Agreement.

4.15	MATERIAL FACTS DISCLOSED

None of the foregoing representations, warranties and statements of fact and no other statement furnished by or on behalf of any Credit Party to the Lender in connection with the Transaction Agreements contain any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading to a prospective lender or purchaser of securities of the Company seeking full information as to the Company and the properties, financial condition, prospects, businesses and affairs thereof. The Company has made available to the Lender all the information reasonably available to the Company that the Lender have requested. There is no fact which the Company has not disclosed to the Lender and of which the Company is aware which materially and adversely affects or is reasonably likely to materially and adversely affect the Business.

4.16	FINANCIAL, TAX AND DISCLOSURE MATTERS

(a)

All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, reassessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company or any of its Subsidiaries have been paid or accrued, except where the failure to pay such Taxes would not constitute an adverse material fact in respect of the Company or such Credit Party or have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Company and each of its Subsidiaries, including Forms 8275 and 8300 as required by the U.S. Tax Code, have been timely filed with all appropriate Governmental Bodies and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not constitute an adverse material fact in respect of the Company or any of its Subsidiaries or have a Material Adverse Effect. No examination of any tax return of the Company or any of its Subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Body respecting any Taxes that have been paid, or may be payable, by the Company or any of its Subsidiaries, in any case except where such examinations, issues or disputes could not constitute an adverse material fact in respect of the Company or any of its Subsidiaries or have a Material Adverse Effect. There are no Tax Liens or claims pending or, to the knowledge of either Borrower, threatened against either Borrower or any Subsidiary. There are no outstanding tax sharing agreement or other such arrangements between the Company or either US Borrower and any other Person. The Company is treated as a domestic corporation pursuant to Section 7874(b) of the U.S. Tax Code.

(b)

The financial statements of the Company as at and for the year ended December 31, 2018 (together, the “Financial Statements”) have been prepared in accordance with IFRS and present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates thereof and the results of the operations and cash flows of the Company and its Subsidiaries for the periods then-ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and its Subsidiaries that are required to be disclosed in such financial statements and there has been no material change in accounting policies or practices of the Company or any Subsidiary since December 31, 2018, except as has been publicly disclosed in the Company’s publicly filed documents available under the Company’s issuer profile on SEDAR (the “Disclosure Documents”) and Schedule 4.16. For purposes of this Section 4.16(b), “Company” means (i) before the Restated Closing Date, Cannex Holdings, and (ii) on and after the Restated Closing Date, 4Front Ventures.

(c)

The Company’s auditors, who audited the Financial Statements (as applicable) and who provided their audit report thereon, are independent public accountants as required under applicable securities Laws and there has never been a reportable event (within the meaning of NI 51-102) between the Company and the Company’s auditors.

(d)

Other than as set out in the Disclosure Documents and Schedule 4.16, none of the directors, officers or employees of the Company or any of its Subsidiaries or any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Company or any of its Subsidiaries, other than the transactions contemplated under Business Combination Documents.

(e)

There are no licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Company or any of its Subsidiaries presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Company or any of its Subsidiaries presently in force, that the Company anticipates the Company or any of its Subsidiaries will be unable to comply with or which could reasonably be expected to materially adversely affect the business of the Company or any of its Subsidiaries or the business environment or legal environment under which such entity operates.

(f)

There are no material liabilities of the Company or any of its Subsidiaries whether direct, indirect, absolute, contingent or otherwise required to be disclosed in the Financial Statements that are not disclosed or reflected in the Financial Statements.

(g)

There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company or any of the Subsidiaries with unconsolidated entities or other persons. For purposes of this Section 4.16(g), “Company” means (i) before the Restated Closing Date, Cannex Holdings, and (ii) on and after the Restated Closing Date, 4Front Ventures.

(h)

The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets.

(i)

The Company (A) has designed disclosure controls and procedures to provide reasonable assurance that financial information relating to the Company and each Subsidiary is accurate and reliable, is made known to the Chief Executive Officer and Chief Financial Officer of the Company by others within those entities, particularly during the period in which filings are being prepared, (B) has designed internal controls to provide reasonable assurance regarding the accuracy and reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and (C) has disclosed in the management’s discussion and analysis for its most recently completed financial year, for each material weakness relating to such design existing at the financial year-end (x) a description of the material weakness, (y) the impact of the material weakness on the Company’s financial reporting and internal controls over financial reporting, and (z) the Company’s further plans, if any, or any actions already undertaken, for remediating the material weakness.

(j)	The Company is a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the U.S. Exchange Act).

4.17	SEPARATE ENTITIES; SUFFICIENT CAPITAL; SOLVENCY.

Except as disclosed in Schedule 4.17, each Credit Party and each of their respective Subsidiaries which currently has any operations maintains a separate bank account and each Credit Party that currently does not have operations and does not have a separate bank account agrees that prior to beginning any operations, such Credit Party shall use its best efforts to open a separate bank account for itself, provided however that the Lender acknowledges the limited availability of banking services to cannabis related businesses may make separate bank accounts, in all instances, impracticable and may require consolidated banking accounts. The Credit Parties do not comingle their assets, and each Credit Party maintains separate ownership of its assets and operate its business as a separate and distinct operation from any of their Affiliates. Each Credit Party separately maintains sufficient capital and liquid resources to operate its business. On the Restated Closing Date, each Credit Party is Solvent.

4.18	MARGIN REGULATIONS; INVESTMENT COMPANY ACT

Neither the Company nor any other Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “Subsidiary” of an “investment company”, within the meaning of the U.S. Investment Company Act of 1940. Neither the Company nor any other Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System or any successor thereto (“Margin Stock”). No portion of the Obligations is secured directly or indirectly by Margin Stock.

4.19	SECURITY DOCUMENTS

(a)

Each Security Document will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the collateral described therein to the extent intended to be created thereby, and (1) when financing statements and other filings in appropriate form are filed in each applicable filing office for each applicable jurisdiction and (2) upon the taking of possession or control by the Collateral Agent of such collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Security Documents (other than the Mortgages) shall constitute fully perfected first-priority Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such collateral to the extent perfection can be obtained by filing financing statements or the taking of possession or control, in each case subject to no Liens other than Permitted Liens.

(b)

Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and security interest in, all of the Credit Parties’ right, title and interest in and to the Mortgaged Properties and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed in the appropriate recording office, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens.

4.20	COVENANTS OF THE COMPANY

Until the Obligations are paid in full, or such other period as indicated below (including, without limitation, as provided in Article 7(b)):

(a)

Securities Filings. The Company will, within the required time, file with any applicable securities agency, any documents, reports and information, in the required form, required to be filed by applicable securities Laws in connection with the issuance of the Notes and Warrants, together with any applicable filing fees and other materials.

(b)	Other Information.

(i)

The Company will promptly deliver to Lender (such additional information regarding the business, legal, financial or corporate affairs of the Credit Parties or any of their respective Subsidiaries, or compliance with the terms of the Transaction Agreements, as Lender may from time to time reasonably request. For the avoidance of doubt, unless the Lender informs the Company within fifteen (15) days after the end of a given calendar month that the following disclosures will not be required, the Company will deliver to the Lender, through the Board Observers, within thirty (30) days after the end of each calendar month, the same financial monthly information as the Company’s management provides to the board of directors, which information will include, to the extent available, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income or operations for such month and the portion of the fiscal year then ended, setting forth in comparative form, in each case, commencing with the month ended October 31, 2018, the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of members’ equity for the current month and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form, commencing with the month ended October 31, 2018, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail.

(ii)

No later than thirty (30) days after the end of each fiscal quarter of the Company, the Company shall deliver a compliance certificate in form and substance reasonably acceptable to Lender, certifying as to the Total Debt to EBITDA Ratio and Fixed Charge Coverage Ratio, in each case as of the end of the previous fiscal quarter and attaching calculations thereof reasonably acceptable to Lender, and that no Event of Default has occurred or is continuing. Such compliance certificate shall be executed by the Chief Financial Officer or Treasurer of the Company. For purposes of this Section 4.20(b)(ii), “Company” means (i) before the Restated Closing Date, Cannex Holdings and (ii) on and after the Restated Closing Date, 4Front Ventures.

(c)

Notices. Promptly after an officer of any Credit Party has obtained knowledge thereof, notify Lender: (i) of the occurrence of any Event of Default; (ii) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Body, (1) against the Company or any of its Subsidiaries thereof that could reasonably be expected to result in a Material Adverse Effect or (2) with respect to any Transaction Agreement; (iv) any change in any United States state cannabis Laws that would allow (and such Laws would not have previously allowed) (A) the Company or any of its Subsidiaries to own, directly or indirectly, any Equity Interest in a Cannabis License Holder, (B) the Lender to lend money to a Cannabis License Holder, directly or indirectly, or (C) a Cannabis License Holder to become a party to any Transaction Agreement; (v) of any event or development which could lead to the suspension or revocation of any Cannabis License held by a Cannabis License Holder, or any fine or penalty levied against any Cannabis License Holder which would reasonably be expected to materially and adversely affect Cannabis License; (vi) any breach or violation of any Material Agreement; or (vii) the institution of any steps by any Credit Party or any member of the Controlled Group or any other Person to terminate any Pension Plan or any Canadian Pension Plan, or the failure of any Credit Party or any member of the Controlled Group or any other Person to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the U.S. Tax Code) or to any Multiemployer Pension Plan or a failure to make a required contribution to or pay a due and owing assessment with respect to any Canadian Pension Plan under equivalent applicable Canadian federal or provincial Laws, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Credit Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to result in the incurrence by any Credit Party of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Credit Party or any member of the Controlled Group with respect to any post-retirement welfare plan benefit, or any notice that increased contributions may be required to by a Credit Party or any member of the Controlled Group with respect to a Multiemployer Pension Plan avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Sections 412 or 431 of the U.S. Tax Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent. Each of the foregoing notices shall be accompanied by a written statement of an officer of the Company (x) that such notice is being delivered pursuant to 4.20(d)(i), (ii), (iii), (iv), (v) or (vi) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and propose to take with respect thereto.

(d)

Reporting Issuer. The Company will continue to be a reporting issuer in good standing in each of Ontario, British Columbia and Alberta, and the Company will cause its Class A Subordinate Voting Shares to continue to be listed for trading on the CSE.

(e)

Books and Records; Inspections. The Company will maintain and cause each Subsidiary to maintain, complete and accurate books and records, permit, and cause each Subsidiary to permit, the Lender to have access to such books and records permit, and cause each Subsidiary to permit, the Lender to have access to such books and records, and permit, and cause each Subsidiary to permit, the Lender to inspect the properties and operations of the Company and each Subsidiary on reasonable advance notice and during normal business hours. The Company shall permit up to one such inspection per fiscal quarter, which consent shall not be unreasonably withheld, conditioned or delayed, unless an Event of Default shall have occurred and be continuing, in which event Lender may conduct additional inspections in its sole discretion, at the Company’s sole expense.

(f)

Field Examinations. If requested by Lender, each Credit Party will submit to field examinations conducted by an examiner selected by Lender in form and substance reasonably satisfactory to the Lender at the Company’s sole expense not to exceed $75,000 for each field examination without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Each Credit Party shall permit up to two such field examinations per fiscal year provided that there shall be no more than one field examination in any six month period, and subject to the foregoing limitation on Company expense, unless an Event of Default shall have occurred and be continuing, in which event Lender may conduct additional field examinations in its sole discretion at the Company’s sole expense. Lender shall give the Company reasonable advance notice of each such examination, and each shall be conducted during normal business hours in a manner so as not to unreasonably disrupt the business and operations of the Company.

(g)

PFIC Status. For each tax year that the Company qualifies as a passive foreign investment company (a “PFIC”), if any, the Company will make available to all United States’ holders of Warrants and Notes, upon their written request: (a) information, based on the Company’s reasonable analysis, as to its status as a PFIC and the status as a PFIC of any Subsidiary in which the Company owns more than 50% of such Subsidiary’s aggregate voting power, (b) a “PFIC Annual Information Statement” as described in U.S. Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (c) all information and documentation that a United States shareholder is required to obtain for United States federal income tax purposes or that may be helpful or useful in making any relevant elections, including, without limitation, a qualifying electing fund election with respect to the Company and any more than 50% owned Subsidiary PFIC, as determined by aggregate voting power.

(h)

Board Observers and Director Appointment. On the Restated Closing Date, the Lender shall be irrevocably and unconditionally (subject to the express terms hereof) granted the right to appoint one non-voting observer to the Company’s board of directors (the “Observer”). The appointment will become effective as of the Restated Closing Date. The Observer shall be provided with notice of and relevant materials to be considered at all meetings of the board of directors of the Company (and all subcommittees thereof) and shall be entitled to attend and participate (other than voting) in all meetings of the Company’s board of directors (and all subcommittees thereof); provided, however, that the Observer will be subject to the same obligations of confidentiality to which all of the Company’s board members are subject, and the Lender acknowledges and agrees that the Observer shall not attend or participate in any portion of any meeting that pertains to the Lender or its affiliates (other than in respect of the Notes). Lender may replace the Observer with a different Observer at any time in its sole discretion.

(i)	Cannabis License Holders.

(i)

In the event that any change occurs with respect to any United States state cannabis Law that would allow (and such Law would not have previously allowed) the Company or any of its Subsidiaries to own, directly or indirectly, any Cannabis License or any Equity Interest in a Cannabis License Holder, then the Company shall, or shall cause one or more of its Subsidiaries to, if in the best interests of the Company and/or its Subsidiaries and to the extent possible, purchase either the Equity Interests of such Cannabis License Holder or substantially all of the assets of such Cannabis License Holder (which shall in any event include all Cannabis Licenses it holds) to the full extent permitted by Law for a purchase price and such other terms as are reasonably acceptable to Lender. The Company shall comply with Section 4.20(r) in connection with such acquisition.

(ii)

The Credit Parties shall not use any Proceeds to make, or permit any Proceeds to be used in connection with, any loan or advance to any Cannabis License Holder which is not permitted to receive such loans or advances under applicable Laws.

(j)

Anti-Dilution Right. In the event that the Company proposes to issue any Shares or convertible securities other than stock options pursuant to the Company’s stock option plans (the “Affected Securities”), the Company shall offer for subscription to the Lender that number of Affected Securities that bears the same proportion to the total number of Affected Securities as the number of Shares held by the Lender (assuming the exercise by the Lender of any outstanding but unexercised Warrants or other dilutive securities of the Company held by the Lender) bears to the fully-diluted number of Shares outstanding (the “Proportionate Entitlement”) at the date of the offer, on terms (including price) no less favourable than the terms upon which the Company proposes to issue Affected Securities. Such offer shall be made in writing by the Company to the Lender and shall contain a description of the terms and conditions relating to the Affected Securities and shall state the price at which the Affected Securities are offered and the date on which the purchase of Affected Securities is to be completed and shall state that if the Lender wishes to subscribe for Affected Securities, the Lender may do so by giving notice of the exercise of the participation right to the Company within five (5) Business Days after the receipt of the offer failing which the Lender shall be deemed to have waived its right to acquire the Affected Securities pursuant to the provisions of this Section. The offer shall also state that the Lender may subscribe for a number of Affected Securities less than its Proportionate Entitlement if it elects to do so.

(k)

Participation Right. Until the Obligations are less than $5,000,000, (i) the Company shall notify the Lender of each proposed offering of debt securities (“Debt Offering”) by the Company or any of its Subsidiaries within a commercially reasonable time prior to the initial closing of such offering, and (ii) the Lender shall have the right to participate in such Debt Offering, subject to negotiations in good faith by the Company and the Lender of the terms of such Debt Offering and of definitive documentation therefor.

(l)

Preservation of Existence; Maintenance of Properties. Except to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party shall (i) preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), Permits and franchises necessary or desirable in the normal conduct of its business; and (iii) maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

(m)

Maintenance of Insurance. Each Credit Party shall maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Credit Parties) as are customarily carried under similar circumstances by such other Persons.

(i)

All such insurance shall (1) subject to the agreement of the relevant insurance provider, provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least ten (10) days (or, to the extent reasonably available, thirty (30) days) after receipt by the Collateral Agent of written notice thereof, (the Company shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Collateral Agent, or insurance certificate with respect thereto) and (2) name the Collateral Agent as loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the Company or one of its Subsidiaries), as applicable.

(ii)

If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Company shall, or shall cause each Credit Party to (1) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (2) deliver to Lender evidence of such compliance in form and substance reasonably acceptable to Lender. Following the Restated Closing Date, the Company shall deliver to Lender annual renewals of such flood insurance.

(n)

Payment of Taxes and Other Obligations. Each Credit Party shall pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with IFRS or (ii) if such failure to pay or discharge such obligations and liabilities could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)

Compliance with Laws. Each Credit Party shall comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)

Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party shall comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Credit Parties are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

(q)	Employee Benefit Plans. The Company shall:

(i)	Maintain, and cause each other Credit Party and each member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(ii)	Make, and cause each other Credit Party and each member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(iii)

Not, and not permit any other Credit Party or any member of the Controlled Group to (A) seek a waiver of the minimum funding standards of ERISA, (B) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (C) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (A), (B) and (C) individually or in the aggregate would not have a Material Adverse Effect.

(iv)	Not, and not permit any other Credit Party to terminate any Canadian Pension Plan, unless such termination would not have a Material Adverse Effect.

(r)

Additional Collateral; Additional Guarantors. At the Company’s expense, the Company shall take all action either necessary or as reasonably requested by the Collateral Agent to ensure that the Obligations continue to be secured by substantially all of the assets of the Credit Parties (other than Excluded Property, as defined in the Security Agreements), including:

(i)

upon (x) the formation or acquisition of any new direct or indirect wholly owned Subsidiary by a Credit Party or (y) the date on which a Subsidiary previously classified as an Immaterial Subsidiary becomes a Material Subsidiary, within sixty (60) days after such formation, acquisition or reclassification, or such longer period as Lender may agree in writing in its discretion, notify Lender thereof and:

A.

cause each such Subsidiary to duly execute and deliver to the Collateral Agent joinders to each Security Agreement as Guarantors and/or Grantors, as applicable, Mortgages, Intellectual Property Security Agreements, a counterpart of the Intercompany Note, the Intercreditor Agreement, if applicable, and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to Lender (consistent with the Security Agreements), in each case granting Liens on all assets of such Subsidiary other than Excluded Property (as defined in the Security Agreements);

B.

cause each such Subsidiary (and the parent of each such Subsidiary that is a Guarantor) to deliver any and all certificates representing equity interests (to the extent certificated) and intercompany notes (to the extent certificated), accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

C.

take and cause such Subsidiary and each direct or indirect parent of such Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and intellectual property security agreements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens on all assets of such Subsidiary other than Excluded Property (as defined in the Security Agreements);

(ii)

If reasonably requested by Lender, within sixty (60) days after such request (or such longer period as Lender may agree in writing in its reasonable discretion), deliver to the Lender a signed copy of an opinion, addressed to the Lender and the Collateral Agent, of counsel for the Credit Parties reasonably acceptable to the Lender as to such matters set forth in this Section 4.20(r) as Lender may reasonably request;

(iii)

Not later than thirty (30) days after any new deposit account or securities account is opened by any Credit Party (excluding any accounts used solely to fund payroll or employee benefits), deliver to the Collateral Agent a Control Agreement with respect to each such account.

(iv)

As promptly as practicable after the request therefor by the Collateral Agent, deliver to the Collateral Agent with respect to each Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession or control of the Credit Parties or their respective Subsidiaries;

(v)

(1) Not later than ninety (90) days after the acquisition by any Credit Party of any Real Property (or such longer period as Lender may agree in writing in its reasonable discretion), which property would not be automatically subject to another Lien pursuant to pre-existing Security Documents, cause such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Credit Party to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien; and (2) as promptly as practicable after the request therefor by Lender, deliver to the Collateral Agent with respect to each such acquired Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession or control of the Credit Parties or their respective Subsidiaries; and

(vi)

Upon entering into any lease agreement for any Leased Premises (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall deliver to the Collateral Agent an acknowledgement or waiver from each landlord party to such lease agreement regarding the Collateral, in each case in form and substance reasonably satisfactory to the Collateral Agent, with respect to each Leased Premises where Collateral is located and has a book value in excess of $100,000 with respect to any one Leased Premises, or $150,000 in the aggregate for all Leased Premises.

(s)

Further Assurances. Promptly upon reasonable request by Lender, each Credit Party shall (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any collateral securing the Obligations, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Lender may reasonably request from time to time in order to carry out more effectively the purposes of the Intercreditor Agreement or the Security Documents. If the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Credit Party subject to a Mortgage, the Company shall provide to the Collateral Agent appraisals that satisfy the applicable requirements of FIRREA.

(t)	Dividends. The Company will not declare or pay any dividend or other distribution either in cash or in kind without first obtaining the prior written consent of the Lender.

(u)

Redemptions; Prepayments. The Company will not, and will not permit any of its Subsidiaries to make an issuer bid or otherwise redeem any outstanding securities of the Company or any of its Subsidiaries, or prepay, redeem, purchase or otherwise satisfy prior to the scheduled maturity in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted), any Indebtedness that is subordinated to the Obligations.

(v)

Liens. Other than and as permitted by the Transaction Agreements, none of the Credit Parties will create or permit to exist any Lien with respect to any assets now owned or hereafter acquired by any Credit Party, except the following Liens (herein collectively called the “Permitted Liens”): (i) Liens granted in connection with the acquisition of property after the date hereof and attaching only to the property being acquired, if the Indebtedness secured thereby neither exceeds such property’s fair market value at the time of acquisition thereof nor $3,000,000 in the aggregate for the Company and its subsidiaries collectively at any one time outstanding, provided that in each case such Indebtedness is subject to commercially reasonable terms, permitted to be prepaid at any time in accordance with the terms thereof, and has a stated maturity date occurring after the Maturity Date (collectively, “Purchase Money Debt”), (ii) Liens for current taxes and duties not delinquent or for taxes being contested in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with IFRS, (iii) Liens imposed by law, such as mechanics’, workers’, materialmen’s, carriers’ or other like liens (excluding Liens arising under ERISA) which arise in the ordinary course of business for sums not due or sums which the Company is contesting in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with IFRS, (iv) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other statutory obligations, (v) easements, rights of way, restrictions and other similar charges or encumbrances with respect to real property not interfering in any material respect with the ordinary conduct of the Business, (vi) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of the Company’s business; and (vii) Liens described in Schedule 4.20(v).

(w)

Indebtedness. Except for the Notes issued pursuant to this Agreement or as otherwise listed on Schedule 4.20(w), the Company shall not incur, create, assume, become or be responsible in any manner, whether as debtor, obligor, guarantor, surety or otherwise, with respect to or permit to exist, or permit any of its Subsidiaries to incur, create, assume, become or be liable in any manner, whether as debtor, obligor, surety or otherwise, with respect to or permit to exist, any Indebtedness, except (i) the Obligations, (ii) debt existing prior to the Closing Date as set forth on Schedule 4.20(w), (iii) liabilities for trade payables and expenses incurred in the ordinary course of business, (iv) Purchase Money Debt in an amount not to exceed $8,000,000 at any time outstanding, so long as no Event of Default shall have occurred, be continuing or would result therefrom, (v) Subordinated Indebtedness, so long as no Event of Default shall have occurred, be continuing or would result therefrom (other than Subordinated Indebtedness permitted under clause (vi) hereof), and (vi) Indebtedness not convertible into the equity interests of any Person which is owed by 4Front Holdings, LLC or any of its Subsidiaries to any other Person as of the date such Person becomes a Subsidiary of the Company in an amount not to exceed $12,000,000, which shall in each case be Subordinated Indebtedness permitted under this clause (vi) only and shall not be permitted under clause (v) above”.

(x)

Investments. The Company shall not, and shall not permit any Subsidiary to, make or permit to exist any loans or advances to, or any other Investments in, any other Person, except for (i) loans or advances to employees that do not, in the aggregate, exceed $100,000 outstanding at any time, (ii) investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition, (iii) certificates of deposit, time deposits or repurchase agreements issued by commercial banks organized under the laws of the United States of America (or any state thereof) and having a combined capital surplus, and undivided profits of not less than $250,000,000, by any other domestic depository institution if such certificates of deposit are fully insured by the Federal Deposit Insurance Corporation, or by any Canadian chartered bank whose deposits are insured by the Canada Deposit Insurance Corporation, (iv) commercial paper, maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is rated not lower than “P-1” or the then-equivalent rating by Moody’s Lender’s Service or “A-1” or the then-equivalent rating by Standard & Poor’s Corporation or, if both such rating services are discontinued, by such other nationally recognized rating service or services, as the case may be, as Company shall select with Lender’s consent, (v) bonds the interest on which is excludable from federal gross income under Section 103(a) of the U.S. Tax Code having a long-term rating of not less than “A” by Moody’s or S&P or a short term rating of not less than “M1G-1” or “P-1” by Moody’s or “A-1” by S&P, (vi) investments in regulated money market funds invested in U.S. securities in amounts in the aggregate not exceeding $500,000, (vii) Investments in existence on the Restated Closing Date as set forth on Schedule 4.20(x) or (viii) Permitted Acquisitions.

(y)

Transactions with Affiliates. Except for the transactions described in Schedule 4.20(y), none of the Credit Parties shall enter into any transaction with any Affiliate that is not a Subsidiary of the Company, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate that is not the Company or one of its Subsidiaries, except in the ordinary course of business consistent with past practices of the Business and on terms substantially as favorable to such Credit Party as would be obtainable by such Credit Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate. Without limiting the foregoing, none of the Credit Parties shall permit or cause to be permitted any increase to the compensation of any employee, consultant or contractor of any Credit Party who is a director, officer or senior manager of any Credit Party, unless such increase (i) reflects an increase to such person’s compensation of less than ten percent (10%) as compared to the compensation such Person received from the Credit Parties on a consolidated basis during the twelve (12) months prior thereto, or (ii) is approved by the Company’s board of directors.

(z)

Dispositions. The Company shall not, and shall not permit any Subsidiary to, make any Disposition, except: (i) Dispositions of obsolete, worn out or surplus property or property no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, in each case in the ordinary course of business, (ii) Dispositions of inventory or goods in the ordinary course of business, (iii) Dispositions from one Credit Party to another Credit Party to the extent permitted by Law, (iv) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of any Credit Party, or (v) Dispositions of any property or assets of any Credit Party, provided that,

A.	no Event of Default exists or would result from such Disposition;

B.

with respect to each such Disposition, the total consideration received by the Company and its Subsidiaries on a consolidated basis is less than $5,000,000, with the non-cash consideration thereof not to exceed twenty five percent (25%) of the total consideration with respect to each such Disposition, and all non-cash consideration is pledged to the Lenders as security for the Obligations under Sections 4.20(r) and 4.20(s);

C.

the property or assets being sold do not include a Cannabis License, any equity interests of a Cannabis License Holder, any Owned Real Property or Material Leased Real Property on which any Cannabis License Holder has operations, or any Owned Real Property or Material Leased Real Property which generates a material amount of revenue to the Company on a consolidated basis;

D.

the Company has notified the Lenders in writing of its intended use of cash consideration received with respect to such Disposition, which may include either funding an Investment permitted hereunder within twelve (12) months after receipt thereof (the “Reinvestment Period”) or a prepayment of the Obligations, which prepayment shall in any event be subject to all prepayment premiums or fees set forth in the Notes (and provided further, if the Credit Parties fail to fund an Investment within the Reinvestment Period, the Credit Parties shall make a prepayment under the Notes in an amount equal to such cash consideration); and

E.	the Credit Parties shall be permitted to consummate Dispositions under this Section 4.20(z)(v) no more than twice per calendar year.

(aa)

Change of Control. The Company shall not, and shall not permit any Subsidiary to, be a party to any Change of Control Transaction including without limitation any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or Equity Interests in any Subsidiary, or sell, transfer, convey or lease all or substantially all of its assets, or sell or assign, with or without recourse, any receivables, or permit a Change in Control Transaction, or permit any filing of any creditor protection action relating to the Company or of its Subsidiaries, including any action or filing under Debtor Relief Laws; provided, that any Credit Party may merge, consolidate or amalgamate with or acquire any other Credit Party after providing written notice to the Collateral Agent thereof no less than 30 days prior to such transaction and complying with Section 4.20(s).

(bb)

Solvency; No Comingling. Each Credit Party shall be Solvent at all times. Each Credit Party and each of their respective Subsidiaries shall use its best efforts to maintain a separate bank account, except to the extent that banking may not be available to one or more Credit Party as contemplated in Section 4.17, necessitating a joint or consolidated banking account. None of the Credit Parties shall comingle its assets with the assets of any other Person, and each Credit Party shall maintains separate ownership of its assets and operate its business as a separate and distinct operation from any of its Affiliates and any other Person. Each Credit Party shall separately maintain sufficient capital and liquid resources to operate its business.

(cc)

Use of Proceeds. The Proceeds funded on the Initial Closing Date have not been and shall not be used for any purpose other than (i) to pay off certain Indebtedness of the Credit Parties in existence prior to the Initial Closing Date, (ii) to pay fees, costs and expenses due and payable under the Transaction Agreements, (iii) to pay other costs and expenses incurred in connection with the Company’s issuance of the Initial Notes and Initial Warrants and disclosed to lender; (iv) to pay off certain Indebtedness of the Credit Parties on the Initial Closing Date in the aggregate principal amount of $9,400,000; and (v) for working capital and general corporate purposes. For clarity, the Credit Parties shall not use any Proceeds to make or permit any Proceeds to be used in connection with any loans or advances to any Cannabis License Holder which is not permitted to receive such loans or advances under applicable Laws.

(dd)

Change in Nature of Business. The Company shall not, nor shall the Company permit any of the Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Credit Parties on the Restated Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

(ee)

Changes to Certain Documents; New Material Agreements. The Company shall not, nor shall it permit any other Credit Party to amend, modify or change the terms of any Material Agreement without the Lenders’ prior written consent, which shall not be unreasonably withheld or delayed. The Company shall not, nor shall it permit any other Credit Party to amend, modify or change the terms of any agreement, instrument or other document (i) described in Schedule 4.20(y) or (ii) evidencing, entered into in connection with or relating to the Articles, any notice of articles or any other constating or organizational documents of any Credit Party or any of its Subsidiaries, in each case in a manner that could be, taken as a whole, materially adverse to the interests of Lender, without its consent. The Company shall not, nor shall it permit any other Credit Party to, amend, modify or change the terms of any agreement, instrument or other document evidencing, entered into in connection with or relating to Subordinated Indebtedness.

(ff)

Minimum Liquidity. The Company hereby covenants and agrees that, unless the Lender provides its prior written consent, the Company will have, at all times while any Notes are outstanding, not less than $1,000,000 in unencumbered cash in the account of the Company and such funds shall constitute an “asset” of the Company for purposes of IFRS.

(gg)

Total Debt to EBITDA Ratio. Commencing with the period ending December 31, 2018 (but excluding the twelve (12) month period beginning July 31, 2019; provided that, such exclusion shall not apply in connection with any action permitted to be taken under this Agreement subject to such action not resulting in an Event of Default, including, without limitation, Permitted Acquisitions, incurrence of new Indebtedness and granting new Liens), the Company shall not permit the Total Debt to EBITDA Ratio to exceed 5.0 to 1, as measured as of the end of such period and of each fiscal quarter thereafter. For purposes of this Section 4.20(gg), “Company” means (i) before the Restated Closing Date, Cannex Holdings, and (ii) on and after the Restated Closing Date, 4Front Ventures.

(hh)

Fixed Charge Coverage Ratio. Commencing with the period ending December 31, 2018 (but excluding the twelve (12) month period beginning July 31, 2019; provided that, such exclusion shall not apply in connection with any action permitted to be taken under this Agreement subject to such action not resulting in an Event of Default, including, without limitation, Permitted Acquisitions, incurrence of new Indebtedness and granting new Liens), the Company shall maintain a Fixed Charge Coverage Ratio of no less than 1.0 to 1, as measured as of the end of such period and of each fiscal quarter thereafter. For purposes of this Section 4.20(hh), “Company” means (i) before the Restated Closing Date, Cannex Holdings, and (ii) on and after the Restated Closing Date, 4Front Ventures.

(ii)

Post-Closing Covenants. Except as otherwise agreed by Lender in its sole discretion, the Company shall, and shall cause each of the other Credit Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 4.20(ii) within the time periods set forth therein (or such longer time periods as determined by Lender in its sole discretion).

(jj)

Limitation on Activities of the Company. The Company will not engage at any time in any business or business activity other than (i) ownership of the Equity Interests in the Borrower and the Subsidiaries, together with activities related thereto, (ii) performance of its obligations under and in connection with the Transaction Agreements and the other agreements contemplated by the Transactions and the incurrence and performance of Obligations permitted to be incurred by it under Section 4.20(w), (iii) issuance of Equity Interests and activities in connection therewith and related thereto, (iv) capital markets activities, (v) activities expressly permitted or required hereunder and (vi) as otherwise required by law.

(kk)

Key Man Insurance. The Company will permit the Lender and Collateral Agent, at their sole expense, and subject to Leonid Gontmakher having first entered into an employment agreement with the Company on terms reasonably acceptable to the Company, to obtain a life insurance policy with respect to Leonid Gontmakher, the Chief Operating Officer, President and a director of the Company, with the beneficiary being either the Collateral Agent or the Company (“Key Man Policy”), and if the Company is the beneficiary, the Company shall assign the proceeds of the Key Man Policy to the Collateral Agent, with such assignment being in form and substance reasonably acceptable to the Collateral Agent (the “Key Man Assignment”). The Lender and the Company will use their best efforts to obtain the Key Man Policy and, if applicable, the Key Man Assignment, no later than 120 days after the Closing.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LENDER

The Lender represents and warrants as of the date hereof, and covenants to the Company, and acknowledges that the Company is relying upon the following representations, warranties and covenants in connection with the transactions contemplated hereby:

5.1	ENTITY POWER

The Lender has the power and capacity to enter into, and to perform its obligations under each of the Transaction Agreements.

5.2	AUTHORIZATION

Each of the Transaction Agreements to be executed and delivered by the Lender has been duly authorized, executed and delivered by the Lender and constitutes a valid and binding obligation of the Lender enforceable against it in accordance with its terms subject, however, to the customary limitations with respect to Debtor Relief Laws and with respect to the availability of equitable remedies.

5.3	NO CONTRAVENTION

Neither the entering into nor the delivery of the Transaction Agreements to be executed and delivered by the Lender nor the performance by the Lender of any of its obligations under the Transaction Agreements will contravene, breach or result in any default under, or result in the creation of any lien or encumbrance under, or relieve any Person from its obligations under,

(a)	the organizational documents of the Lender;

(b)	any mortgage, lease, contract, other legally binding agreement, instrument, licence or permit, to which such Lender is a party or by which it may be bound, or

(c)	any applicable Law, statute, regulation, rule, order, decree, judgment, injunction or other restriction of any Governmental Body to which the Lender is subject.

5.4	SECURITIES MATTERS

(a)

The Lender purchased the Initial Notes and Initial Warrants, and is acquiring the Notes and Warrants, as principal for its own account, not for the benefit of any other Person, for investment only and not with a view to the resale or distribution of any part thereof.

(b)

In the case of a subscription for the Notes as trustee or agent, the Lender is the duly authorized trustee or agent of the disclosed beneficial purchaser with due and proper power and authority to execute and deliver, on behalf of each such beneficial purchaser, the Transaction Agreements, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such beneficial purchaser were the purchaser and the Lender’s actions as trustee or agent are in compliance with applicable Law and the Lender and each beneficial purchaser acknowledges that the Company is required by Law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Notes for whom it may be acting.

(c)

The Lender acknowledges that none of the Notes, the Warrants, and the Warrant Shares issuable upon exercise of the Warrants, have been or will be registered under the U.S. Securities Act or any applicable state securities laws and the contemplated sale to, or for the account or benefit of, persons in the United States and U.S. Persons is being made in reliance on a private placement exemption under applicable state securities laws. Accordingly, the Notes and Warrants, and the Warrant Shares issuable upon exercise of the Warrants, will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and therefore may not be offered or sold by it, directly or indirectly, in the United States without registration under United States securities laws, except in limited circumstances, and the Lender understands that the Notes, Warrants and Warrant Shares will each contain a legend in respect of such restrictions.

(d)

The Lender acknowledges that if it (or any beneficial purchaser on whose behalf it is acting) decides to offer, sell, pledge or otherwise transfer any of the Notes, Warrants or Warrant Shares, such securities may be offered, sold, pledged, or otherwise transferred only (i) to the Company, (ii) outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, or (iii) pursuant to an exemption from registration under the U.S. Securities Act provided by (A) Rule 144 thereunder, if available, or (B) Rule 144A thereunder, if available, and, in each case, in compliance with any applicable state securities laws, or (iv) pursuant to another exemption from registration under the U.S. Securities Act and applicable state securities laws, provided that, in the case of (iii)(A) and (iv) above, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company is provided to the effect that such transfer does not require registration under the U.S. Securities Act or any applicable state securities laws, and covenants that it (and any beneficial purchaser for whom it is acting) will not offer or sell the Notes, the Warrants or any Warrant Shares, to, or for the account or benefit of, any person in the United States or a U.S. Person except as set out above.

(e)

The Lender acknowledges that until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the Notes, the certificates representing the Warrant Shares, and all certificates issued in exchange or in substitution thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C)(1) AND (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO COMPANY IS PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE US. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. [FOR WARRANT SHARES ADD: THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.]”

provided, that if the Warrant Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, and the Warrant Shares were acquired when the Company qualified as a “foreign private issuer” (as defined in Rule 902 of Regulation S), the legend set forth above may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Schedule “A” attached hereto (or in such other form as the Company may prescribe from time to time); and provided, further, that, if the Warrant Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(f)

The Lender acknowledges that acknowledges that the Company is not obligated to remain a “foreign private issuer”, and may not qualify as a “foreign private issuer” at the time of exercise of any Warrants.

(g)

The Lender acknowledges that until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificate representing the Warrants, and all certificates issued in exchange or in substitution thereof, shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(h)

The delivery of this Agreement, the acceptance of it by the Company and the issuance of the Notes (or any underlying securities issuable upon exercise thereof), to the Lender complies with all applicable Laws of the Lender’s domicile and all other applicable Laws and will not cause the Company to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable Laws.

(i)

The Lender acknowledges and agrees that it has been notified by the Company (i) of the delivery to the BCSC of personal information pertaining to the Lender including, without limitation, the full name, address and telephone number of the Lender, the number and type of securities purchased and the total purchase price paid in respect of the Notes and Warrants, (ii) that this information is being collected indirectly by the BCSC under the authority granted to it in securities Laws, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities Laws of British Columbia, and (iv) that the title, business address and business telephone number of the public official in British Columbia who can answer questions about the BCSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the British Columbia Securities Commission, 701 West Georgia Street, P.O. Box 10142, Pacific Centre, Vancouver, British Columbia V7Y 1L2, Telephone (604) 899-6500, Facsimile: (604) 899-6506, and (v) the Lender hereby authorizes the indirect collection of the information by the BCSC.

(j)	The Lender acknowledges and agrees that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Notes, Warrants, Conversion Shares or Warrants Shares;

(ii)

there are risks associated with the purchase of the Notes and Warrants, and each Lender has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment;

(iii)

the Notes and Warrants are being issued pursuant to the business combination exemption provided for in Section 2.11 of NI 45-106 and the issuance is exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under applicable securities laws; (ii) it may not receive information that would otherwise be required to be provided to it under applicable securities laws; and (iii) the Company is relieved from certain obligations that would otherwise apply under applicable securities laws;

(iv)

the Company has advised the Lender, that the Company is relying on an exemption from the requirements to provide the Lender with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (British Columbia) and other applicable securities laws and, as a consequence of acquiring the Notes and Warrants pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to them; and

(v)

the Lender acknowledges that the Transaction Agreements requires it to provide certain Personal Information to the Company. Such information is being collected and will be used by the Company for the purposes of completing the proposed issuance and sale of the Notes and Warrants, which includes, without limitation, determining the Lender’s eligibility to purchase such securities under applicable Laws and preparing and registering certificates representing the Notes and Warrants, and the underlying securities issuable upon exercise thereof. The Lender agrees that its Personal Information may be disclosed by the Company to: (a) applicable securities regulatory authorities, (b) the Company’s registrar and transfer agent, if any, and (c) any of the other parties involved in the proposed transaction, including legal counsel, and may be included in record books in connection with the transaction. In addition, the Lender acknowledges, agrees and consents to the collection, use and disclosure of Personal Information by the Company for corporate finance and shareholder communication purposes or such other purposes as are necessary to the Company’s Business.

ARTICLE 6

EVENTS OF DEFAULT

6.1	EVENT OF DEFAULT

Each of the following shall constitute an “Event of Default” under this Agreement.

(a)

Nonpayment of Loans and Other Liabilities. Default in the payment (i) when due of principal of the Notes, or (ii) of any interest or any fees or any other amounts payable by Company to Lender hereunder or in the payment of any other Liabilities due from Company to Lender, in each case under this subclause (ii) within three (3) Business Days of then due.

(b)

Granting of Security. Except as permitted by the Transaction Agreements, granting of any security interest not subordinate to the security interest of the Lender in the assets and property of the Company and its Subsidiaries other than the security to be provided pursuant to the Transaction Agreements.

(c)

Nonpayment of Other Indebtedness. Default (after giving effective to any notice and cure periods) with respect to any Indebtedness of the Company or any of its Subsidiaries in excess of $250,000 which has not been effectively cured or waived and the obligee of such indebtedness has the right to accelerate the maturity of the indebtedness; or default with respect to any other obligations or Indebtedness of the Company or any of its Subsidiaries which could have a Material Adverse Effect and which has not been effectively cured or waived; or acceleration of the payment of any Indebtedness subordinate to the Obligations, and the obligee with respect thereto has the right to accelerate the maturity of such other Indebtedness.

(d)

Other Material Obligations. Default (after giving effect to any notice and cure periods) in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company with respect to any material purchase or lease of goods or services in excess of $250,000 or which could have a Material Adverse Effect (except only to the extent that Company is contesting the existence of any such default in good faith and by appropriate proceedings).

(e)

Bankruptcy or Insolvency. The Company or any of its Subsidiaries files or has filed against it any action under any Debtor Relief Law, or Company or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for forty five (45) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for forty five (45) calendar days, or an order for relief is entered in any such proceeding.

(f)

Representations and Warranties. Any representation or warranty made by any Credit Party herein or in any Transaction Agreement is materially breached or was false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished to Lender by any Credit Party is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

(g)

Transaction Agreements. The Company shall fail to comply with or to perform in any material respect any provision of any of the Transaction Agreement to which it is a party and such failure shall continue beyond any applicable grace period; or any of the Transaction Agreements shall fail to remain in full force and effect except as expressly provided therein: or any action shall be taken to assert the unenforceability or invalidity of any of the Transaction Agreements.

(h)

Breach of Transaction Agreements; Termination of Material Agreements. The Company fails to perform, keep, or observe, in any material respect, any of the covenants, conditions, promises, agreements or obligations of Company, as the case may be, under this Agreement or any of the Transaction Agreements, or termination of any Material Agreement due to a breach or default of any party thereto.

(i)

Judgments. There shall be entered against Company one or more judgments or decrees in excess of $1,000,000 in the aggregate at any one time outstanding for Company or could result in a Material Adverse Effect, excluding those judgments or decrees (i) that shall have been stayed, vacated or bonded within thirty (30) days after such judgment or decree has been entered, (ii) that shall have been outstanding less than thirty (30) days from the entry thereof or (iii) for and to the extent to which Company is insured and with respect to which the insurer specifically has assumed responsibility in writing (and without any reservation of rights) or (iv) for and to the extent to which Company is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to Lender.

(j)

Notice of Tax Lien, Levy, Seizure or Attachment. A notice of lien, levy or assessment is filed of record with respect to all or any portion of Company’s assets by the United States or Canada, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Internal Revenue Service or the PBGC, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon all or any portion of Company’s assets, or the making or any attempt by any Person to make any levy, seizure or attachment upon any of the assets of the Company or any of its Subsidiaries (except only to the extent that Company is contesting such notice in good faith and by appropriate proceedings).

(k)

Inability to Conduct Business and De-Listing. If (i) Company or any of its Subsidiaries is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business affairs or loses or has its licence revoked, or (ii) if the Class A Subordinate Voting Shares of the Company cease to be traded on the Canadian Securities Exchange or such other exchange as the Lender may consent to in writing from time to time, or (iii) if any cease trade order is obtained from any Governmental Body causing the Company to de-list or ordering the cessation of trading of the Class A Subordinate Voting Shares or precluding the Company from completing an offering of Class A Subordinate Voting Shares (or precluding any person from completing a secondary offering of Class A Subordinate Voting Shares of the Company) and listing such Class A Subordinate Voting Shares on the Canadian Securities Exchange; provided, however, that it shall not be an Event of Default pursuant to this Section 6.1(k) if the foregoing results from a change in Law or applicable stock exchange rules and policies.

(l)

Dissolution of Company or any Subsidiary. Company or any Subsidiary involuntarily dissolves or is involuntarily dissolved, or involuntarily terminates its existence or involuntarily has its existence terminated.

(m)

Change of Control. (i) The occurrence of any Change of Control Transaction unless Lender shall have consented to such Change of Control Transaction in writing (which consent shall be made or withheld in Lender’s sole discretion), or (ii) the removal, resignation, death or other incapacitation of Leonid Gontmakher from his positions as President and Chief Operations Officer of the Company, member of the board of directors of the Company, or any other titles or positions Mr. Gontmakher holds in any Subsidiary of the Company, and within 60 days following such removal, resignation, death or other incapacitation the Company does not hire or promote, or cause to be hired or promoted, an individual or individuals to fulfill such role(s) in each case reasonably acceptable to the Lender.

(n)

Material Adverse Change. Any material adverse change in the Business of the Company and its Subsidiaries, from time to time, taken as a whole or the occurrence of any event that is a Material Adverse Effect.

(o)

Pension Plans. Institution of any steps by any Person to terminate a Pension Plan or a Canadian Pension Plan if as a result of such termination any Credit Party would reasonably be required to make a contribution to such Pension Plan, or would reasonably incur a liability or obligation to such Pension Plan, in excess of $250,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) ERISA or Section 430(k) of the U.S. Tax Code on the assets of any Credit Party or any member of the Controlled Group; (c) a failure to meet the contribution or other assessment requirements under applicable Canadian federal or provincial Laws with respect to any Canadian Pension Plan; or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) and as to which any Credit Party is liable for under ERISA exceeds $250,000.

6.2	ACCELERATION

Upon the occurrence and during the continuance of an Event of Default specified in Section 6.1, all outstanding amounts of principal owing under the Notes and all accrued and unpaid interest on the Notes, and all other amounts owed to Lender under this Agreement and the Transaction Agreements, shall thereupon become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Transaction Agreements to the contrary notwithstanding. In addition, upon and during the continuation of an Event of Default, the interest rate under the Notes shall increase by three percent (3%) per annum.

6.3	RIGHTS AND REMEDIES GENERALLY

(a)

If any Event of Default shall occur and be continuing then Lender shall have all the rights of a party under the Uniform Commercial Code (and all equivalents thereof) or the Personal Property Security Act of any jurisdiction in Canada (and all equivalents thereof), shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Agreement the Transaction Agreements or in any other agreement or document between the parties hereto. No enumeration of rights in this Section or anywhere else in this Agreement or in any other agreement or document between the parties hereto shall be construed to in any way limit the rights or remedies of Lender. If any Event of Default described in Section 6.1(e) shall occur, the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or notice of any kind.

(b)

In addition to any rights and remedies of the Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable under the Security Documents) is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Obligations at any time owing by, Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to Lender and its Affiliates or the Collateral Agent hereunder or under any other Transaction Agreement, now or hereafter existing, irrespective of whether or not the Collateral Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Transaction Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Lender agrees promptly to notify the Company and the Collateral Agent after any such set off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Collateral Agent and Lender under this Section 6.3(b) are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent and Lender may have.

(c)

If an Event of Default occurs as a result of any failure to renew or suspension, termination, revocation of a Cannabis License held by a Cannabis License Holder (which in and of itself if not considered an Event of Default), and such Event of Default has materially restricted or would reasonably be expected to materially restrict the Credit Parties’ ability to generate revenue for 30 days or more, the Credit Parties shall in good faith use their best efforts to cooperate with all actions taken by the Lender or Collateral Agent on behalf of any Credit Party to maintain the business of the Credit Parties (or any Credit Party) as a going concern, including, without limitation, in connection with (i) renewing, reinstating or obtaining a new Cannabis License for such Cannabis License Holder and (ii) engaging with a new Cannabis License Holder to conduct business with the Company and its Subsidiaries with respect to the locations or operations affected by such Event of Default. In connection with any new business engagement described in clause (ii) above, none of the Credit Parties shall, and no Credit Party shall permit its Subsidiaries to, withhold any consent or approval required for such engagement if found by the Lender; and if such engagement is found by a Credit Party, the Lender shall have the right to accept or deny such engagement in its reasonable discretion.

ARTICLE 7

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, INDEMNITIES

AND AGREEMENTS

Subject to the terms and conditions of this Article 7, all representations and warranties, indemnities and agreements of the parties hereto contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement, shall survive the date hereof and shall continue until the Obligations are paid in full, at which time they shall expire and cease to be of any further force or effect, provided, however, that:

(a)

a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or fraudulent misrepresentation (as determined by a court of competent jurisdiction) or involving a representation and warranty which the Company knew to be false or incomplete shall survive and continue in full force and effect without limitation of time;

(b)

without limiting subsection (a) above, the covenants set forth in Section 4.20(h), 4.20(l), 4.20(m), 4.20(n), 4.20(o), 4.20(p), 4.20(q), 4.20(q), 4.20(bb) and 4.20(dd) shall expire on the date the Lender (including its successors and assigns) owns less than five percent (5%) of the Shares of the Company, if upon payment in full of the Obligations the Lender owns less than five percent (5%) of the Shares of the Company.

The parties hereto hereby acknowledge that if notice regarding any matter contemplated in this Article 7 is given by any party hereto, acting in good faith, to the others of them within the relevant time period specified in this Article 7, and if before such matter has been fully dealt with pursuant to this Agreement, the relevant time period would expire, the time period in question shall be deemed to be extended (with respect to such matter only) until such matter has been fully dealt with pursuant to this Agreement.

ARTICLE 8

INDEMNIFICATION

8.1	INDEMNIFICATION BY THE COMPANY

(a) To the fullest extent permitted by law, in consideration of the execution and delivery of this Agreement by the Lender and the agreement to purchase the Notes and Warrants, the Credit Parties hereby jointly and severally agree to indemnify, exonerate and hold the Lender and each of its directors, officers, shareholders, employees, partners, consultants, agents and their respective heirs, successors and assigns (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, damages, expenses and liabilities, including legal fees (collectively, a “Loss”), incurred by the Lender as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of equity interests, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the Proceeds, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by any Credit Party, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Credit Party or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which any Credit Party or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances, (v) the execution, delivery, performance or enforcement of any Transaction Agreement and any Business Combination Document by the Lender, or (vi) any Payment Tax levied or imposed on and paid by the Lender as a result of a Borrower’s failure to deduct or withhold any amount for or on account of Payment Tax from payments made under or with respect to the Notes, except to the extent any such Loss results from the Indemnified Party’s own gross negligence or willful misconduct (the “Indemnified Liabilities”). If and to the extent that the foregoing undertaking may be unenforceable for any reason, Credit Party hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each Loss which is permissible under applicable law. All Obligations provided for in this Section 8.1 shall survive repayment of the Obligations, assignment of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Security Documents and termination of this Agreement.

(b)

For purposes of this Section 8.1, the determination of any Loss for indemnification hereunder shall take into account the net effect of each of the following on the Lender as it relates to each particular indemnity payment, if and as applicable: (i) the decrease in value, if any from such indemnification claim (x) in the Notes and (y) the Warrant Shares; (ii) insurance proceeds which the Lender received in respect of such matter; and (iii) indemnity payments which the Lender received from parties other than the Credit Parties hereunder in respect of such matter.

8.2	PAYMENTS UNDER THE NOTES

Any payment or distribution by any Borrower to the Lender under the Notes for principal or interest, shall not be subject to any deduction, withholding or offset for any reason whatsoever except to the extent required by Law, and each Borrower represents that to its best knowledge no deduction, withholding or offset is so required for any tax or any other reason. Notwithstanding any term or provision of any Transaction Agreement to the contrary, if it shall be determined that any payment (other than a payment dealt with under Section 8.1(a)) by any Borrower to or for the benefit of the Lender pursuant to the terms of any Transaction Agreement, whether for principal, interest or otherwise and whether paid or payable or distributed or distributable, actual or deemed (a “Payment”) would be or is subject to any deduction, withholding or offset due to any duty or tax (such duty or tax, together with any interest and/or penalties related thereto, hereinafter collectively referred to as the “Payment Tax”), then the Borrowers, as the case may be, shall, in addition to all sums otherwise payable, pay to the Lender an additional payment in cash (a “Gross-Up Payment”) in an amount such that after all such Payment Taxes (whether by deduction, withholding, offset or payment), including any interest or penalties with respect to such taxes or any Payment Taxes (and any interest and penalties imposed with respect thereto) imposed upon any Gross-Up Payment, Holder actually receives an amount of Gross-Up Payment equal to the Payment Tax imposed upon the Payment (i.e., the Lender receives a net amount equal to the Payment). The Borrowers shall timely remit such Payment Tax to the applicable governmental authority and shall provide evidence of such payment to Lender Holder within thirty (30) days of making such payment.

8.3	NOTICE OF CLAIM

If the Lender become aware of a Loss in respect of which indemnification is provided for pursuant to Section 8.1, the Lender shall give written notice of the Loss to the Company within 60 days of becoming aware of such Loss. Such notice shall specify whether the Loss arises as a result of a claim by a Person against the Lender or whether the Claim does not so arise, and shall also specify with reasonable particularity (to the extent that the information is available): (a) the factual basis for the claim; and (b) the amount of the Loss, if known.

8.4	THIRD PARTY CLAIMS

If any legal proceedings shall be instituted or any claim is asserted by any non-affiliated third party in respect of which any of the Indemnified Parties may be entitled to indemnity hereunder, any Lender shall give the Company written notice in accordance with Section 8.2 and Article 17. The Lender shall have the right, at its option and expense, to participate in the defence of such a proceeding or claim and, at its option, to control the defence, negotiation or settlement thereof.

ARTICLE 9

FURTHER ASSURANCES

Each of the parties hereto shall promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may require, acting reasonably, from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to the full extent the provisions of this Agreement.

ARTICLE 10

SEVERABILITY

If any provision hereof is illegal, invalid or unenforceable, such provision shall be deemed to be severed and deleted from this Agreement and such illegality, invalidity or unenforceability shall not in any manner affect the validity or enforceability of the remainder hereof.

ARTICLE 11

WAIVER

A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

ARTICLE 12

COUNTERPARTS AND FACSIMILE

This Agreement may be executed originally, by facsimile or by e-mail transmission of an Adobe Acrobat file or similar means of recorded electronic transmission and in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall be valid, binding and effective as if originally signed as one document.

ARTICLE 13

GOVERNING LAW

THIS AGREEMENT AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ARTICLE 14

FORUM; CONSENT TO JURISDICTION

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY TRANSACTION AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY, THE COLLATERAL AGENT AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH CREDIT PARTY, THE COLLATERAL AGENT AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY TRANSACTION AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION AGREEMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN ARTICLE 17. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY CREDIT PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

ARTICLE 15

WAIVER OF JURY TRIAL

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS ARTICLE 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE 16

FEES AND EXPENSES

The Company shall promptly pay to Lender and the Collateral Agent any and all of its reasonable out-of-pocket costs, charges, fees, taxes and other expenses incurred by Lender or the Collateral Agent, as applicable (including reasonable attorneys’ fees and costs) in connection with (i) the preparation, documentation, negotiation and execution of the Transaction Agreements, (ii) the amendment or enforcement of any Transaction Agreement or Business Combination Document or any of Lender’s rights or remedies with respect thereto, and/or (iii) any litigation, contest, dispute, suit or proceeding to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, the Company, any of its Subsidiaries or any other Person) in any way or respect relating to the Transaction Agreements.

ARTICLE 17

NOTICE

All notices, requests or other communications required or permitted by the terms hereof to be given by the parties hereto to the others of them shall be given by personal delivery, facsimile transmission, electronic mail or by mail delivered or sent to the others of them as follows:

(a)	To a Borrower:

4Front Holdings LLC

5060 North 40th Street, Suite 120

Phoenix, AZ 85018

USA

Attention:	Joshua N. Rosen, Chief Executive Officer
Email:

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400 Toronto, ON MH 2T6 Canada

and with a copy (which shall not constitute notice) to:

Snell & Wilmer L.L.P. One Arizona Center 400 E. Van Buren Street, Suite 1900 Phoenix, AZ 85004-2202 USA

(b)	To the Lender or the Collateral Agent:

c/o Gotham Green Partners, LLC 1437 4th Street, Suite 200 Santa Monica, CA 90401 USA

	Attention :	David Rosenthal
Email:

With a copy to (which shall not constitute notice):

Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, MI 48226-3506 USA

– and –

SkyLaw Professional Corporation Suite 204, 3 Bridgeman Avenue Toronto, ON M5R 3V4 Canada

or at such other address or facsimile transmission number as may be given by any of them to the others in writing from time to time. All such notices, requests or other communications shall be deemed to have been received when (a) delivered the next business day after sending by overnight courier or transmitted by electronic mail or facsimile, or (b) if mailed, five (5) Business Days after the date of mailing thereof.

ARTICLE 18

ASSIGNMENT

No party may assign its rights or benefits under this Agreement except that the Lender may assign any or all Notes and Warrants from time to time and their rights and benefits or any of their obligations under this Agreement to (i) any Person controlled or managed by Gotham Green Partners, LLC or any of its Affiliates, (ii) any of its Affiliates or members (without relieving the assigning party of its obligations), or (iii) any Person or Persons who may purchase all or part of their Notes, subject to compliance with applicable securities laws.

ARTICLE 19

SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

ARTICLE 20

ANNOUNCEMENT

Unless otherwise required by applicable law or the rules of any exchange on which a party lists its securities (based upon the reasonable advice of counsel and after prior review and comment with the other party, not to be unreasonably withhold or delayed), neither party shall make any public announcements in respect of this Agreement, the Transaction, or otherwise communicate with any news media without the prior written consent of the other party regarding the transactions contemplated herein, and the parties shall cooperate in good faith as to the timing and contents of any such announcement.

ARTICLE 21

USA PATRIOT ACT

The Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address and tax identification number of such Credit Party and other information regarding such Credit Party that will allow such Lender or the Collateral Agent, as applicable, to identify such Credit Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Collateral Agent.

ARTICLE 22

NO ADVISORY OR FIDUCIARY RESPONSIBILITY

(a)

In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the financing provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Agreement) are an arm’s-length commercial transaction between the Company and its Affiliates, on the one hand, and the Lender and Collateral Agent, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Agreements (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, the Lender and the Collateral Agent each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) neither the Lender nor the Collateral Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Transaction Agreement (irrespective of whether the Lender or the Collateral Agent has advised or is currently advising the Company or any of its Affiliates on other matters) and neither the Lender nor the Collateral Agent has any obligation to the Company or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Agreements, (iv) the Lender and the Collateral Agent and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Company and its Affiliates, and neither the Lender nor the Collateral Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Lender and the Collateral Agent have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Transaction Agreement) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Credit Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Lender or the Collateral Agent with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

(b)

Each Credit Party acknowledges and agrees that the Lender, the Collateral Agent and any of their respective Affiliates may lend money to, invest in, and generally engage in any kind of business with, any of the Company, any of its Subsidiaries, any of their respective Affiliates or any other person or entity that may do business with or own securities of any of the foregoing, all as if the Lender, the Collateral Agent and any of their respective Affiliates were not a Lender, Collateral Agent or an Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Company, any of its Subsidiaries or any Affiliate of the foregoing. The Lender may have directly or indirectly acquired certain equity interests (including warrants) in the Company or any of its Affiliates or may have directly or indirectly extended credit on a subordinated basis to the Company or any of its Affiliates. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, Collateral Agent or any of their respective Affiliates thereof holding disproportionate interests in the Notes and Warrants or otherwise acting as arranger or agent thereunder and such Lender, Collateral Agent or any of their respective Affiliates directly or indirectly holding equity interests in or subordinated debt issued by the Company or any of its Affiliates.

ARTICLE 23.

ELECTRONIC TRANSMISSION

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE 24.

THE COLLATERAL AGENT

24.1	APPOINTMENT AND AUTHORIZATION.

(a)

Lender hereby irrevocably appoints Gotham Green Admin 1, LLC to act on its behalf as the Collateral Agent hereunder and under the other Transaction Agreements, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Agreement, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lender hereby expressly authorizes the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Collateral Agent shall bind the Lender. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Transaction Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Agreements with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)

Each of the Secured Parties (by acceptance of the benefits of the Security Documents) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent shall be entitled to the benefits of all provisions of this Article 24 as if set forth in full herein with respect thereto.

(c)

The Lender and each Secured Party (by acceptance of the benefits of the Security Documents) hereby (i) acknowledges that it has received a copy of the Intercreditor Agreement, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement to the extent then in effect, and (iii) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Lender or Secured Party.

(d)

Except as provided in this Article 24, the provisions of this Article 24 are solely for the benefit of the Lender, and neither the Company nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions.

24.2	DELEGATION OF DUTIES.

The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Agreement (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates (collectively, “ Agent-Related Persons”). The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Collateral Agent and any such sub-agent, and shall apply to their activities as Collateral Agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

24.3	LIABILITY OF AGENTS.

No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (ii) except as expressly set forth herein and in the other Transaction Agreements, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity, (iii) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent or (d) be responsible in any manner to the Lender for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Transaction Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Agreement, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Credit Party or any other party to any Transaction Agreement to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to the Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Agreement, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. Notwithstanding the foregoing, the Collateral Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Agreements that the Collateral Agent is required to exercise as directed in writing by the Lender; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law.

24.4	RELIANCE BY AGENTS.

The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Transaction Agreement unless it shall first receive such advice or concurrence of the Lender as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Agreement in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lender.

24.5	NOTICE OF DEFAULT.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Collateral Agent for the account of the Lender or Secured Parties, unless the Collateral Agent shall have received written notice from the Lender or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.” The Collateral Agent will notify the Lender of its receipt of any such notice. The Collateral Agent shall take such action with respect to any Event of Default as may be directed by the Lenders; provided that unless and until the Collateral Agent has received any such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lender.

24.6	CREDIT DECISION; DISCLOSURE OF INFORMATION BY COLLATERAL AGENT.

Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to the Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Lender represents to the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lender by the Collateral Agent herein, the Collateral Agent shall not have any duty or responsibility to provide Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

24.7	INDEMNIFICATION.

Whether or not the transactions contemplated hereby are consummated, the Lender shall indemnify upon demand by each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so) acting as the Collateral Agent, pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent -Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Lender shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 24.7. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 24.7 applies whether any such investigation, litigation or proceeding is brought by the Lender or any other Person. Without limitation of the foregoing, the Lender shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and costs) incurred by the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Agreement, or any document contemplated by or referred to herein, to the extent that the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Credit Parties and without limiting their obligation to do so. The undertaking in this Section 24.7 shall survive payment in full of the Obligations and the resignation of the Collateral Agent, as the case may be.

24.8	SUCCESSOR AGENTS.

The Collateral Agent may resign as the Collateral Agent upon thirty (30) days’ notice to the Lender and the Company. If the Collateral Agent resigns under this Agreement, the Lender shall appoint a successor agent, which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Lender, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Article 24 and the provisions of Articles 8 and 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following the retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lender shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Lender appoints a successor agent as provided for above. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that Section 4.20(r) is satisfied, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Transaction Agreements. After the retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Article 24 and Articles 8 and 16 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

24.9	COLLATERAL AGENT MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Collateral Agent (irrespective of whether any principal amount of the Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Company) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender and the Collateral Agent and their respective agents and counsel and all other amounts due to the Lender and the Collateral Agent under Articles 8 and 16) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lender, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its respective agents and counsel, and any other amounts due the Collateral Agent under Articles 8 and 16.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of the Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Lender or to authorize the Collateral Agent to vote in respect of the claim of the Lender in any such proceeding.

24.10	COLLATERAL AND GUARANTY MATTERS.

The Lender irrevocably agrees:

(a)

That upon the request of the Company, the Collateral Agent may release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Transaction Agreement to the holder of any Lien on such property that is permitted hereunder pursuant to documents reasonably acceptable to the Collateral Agent; and

(b)

The Collateral Agent may, without any further consent of the Lender, enter into any intercreditor or subordination agreement with the collateral agent or other representatives of holders of any Indebtedness that is intended to be secured on a junior or pari passu basis with the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted hereunder. The Collateral Agent may rely exclusively on a certificate of the chief executive officer or chief financial officer the Company as to whether any such other Liens are permitted. Any such intercreditor or subordination agreement entered into by the Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Upon request by the Collateral Agent at any time, the Lender will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the Security Agreements pursuant to this Section 24.10. In each case as specified in this Section 24.10, the Collateral Agent will promptly upon the request of the Company (and the Lender irrevocably authorizes the Collateral Agent to), at the Company’s expense, execute and deliver to the applicable Credit Party such documents as the Company may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its obligations under a Guaranty, in each case in accordance with the terms of the Transaction Agreements and this Section 24.10 (and the Collateral Agent may rely conclusively on a certificate of the chief executive officer or chief financial officer of the Company to that effect provided to it by any Credit Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.

24.11	WITHHOLDING TAX INDEMNITY.

To the extent required by any applicable Law, the Collateral Agent may deduct or withhold from any payment to the Lender an amount equivalent to any applicable withholding Tax and any such withholding or deduction shall be subject to Section 8.2. If the Internal Revenue Service or any other authority of the United States or Canada or other jurisdiction asserts a claim that the Collateral Agent did not properly deduct or withhold Tax from amounts paid to or for the account of the Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because the Lender failed to notify the Collateral Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), the Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Collateral Agent for all amounts paid, directly or indirectly, by the Collateral Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Lender by the Collateral Agent shall be conclusive absent manifest error. Lender hereby authorizes the Collateral Agent to set off and apply any and all amounts at any time owing to the Lender under this Agreement or any other Transaction Agreement against any amount due the Collateral Agent under this Section 24.11. The agreements in this Section 24.11 shall survive the resignation and/or replacement of the Collateral Agent, any assignment of rights by, or the replacement of, Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE 25

AMENDMENT AND RESTATEMENT

This Agreement amends, restates, supersedes and replaces the Initial Purchase Agreement; provided, however, that the execution and delivery by the undersigned of this Agreement shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished or discharged any of the undersigned’s obligations evidenced by the Initial Purchase Agreement, all of which obligations shall continue under and shall hereinafter be evidenced and governed by this Agreement.

ARTICLE 26

CONSENT TO 4FRONT TRANSACTIONS & SUBSEQUENT FINANCING

26.1	CONSENT TO 4FRONT TRANSACTIONS

The Lender hereby consents to the transactions set out in Business Combination Documents, including but not limited to the Pre-Arrangement Transactions, the Business Combination, the BC Amalgamation, the Plan of Arrangement, the CCGI Windup and the Cannex Windup (as each such term is defined in the Business Combination Agreement) (collectively, the “4Front Transactions”), and waive all Events of Default which would otherwise occur upon consummation of the 4Front Transactions.

26.2	CONSENT TO AFFILIATED LOANS

The Lender hereby consents to that certain loan transaction described on Schedule 4.20(w) hereof.

27.3	EXCHANGE OF SECURITIES

Upon consummation of the Business Combination, the Lender shall deliver the Initial Notes and the Initial Warrants to the Resulting Issuer for cancellation and the Resulting Issuer shall deliver to the Lender the Notes and the Warrants.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Securities Purchase Agreement as of the date first written.

LENDERS:

GOTHAM GREEN FUND 1, L.P.

By: Gotham Green GP I, LLC
Its: General Partner

By:	“Jason Adler”
Name: Jason Adler
Title: Managing Member

GOTHAM GREEN FUND 1 (Q), L.P.

By: Gotham Green GP I, LLC
Its: General Partner

By:	“Jason Adler”
Name: Jason Adler
Title: Managing Member

GOTHAM GREEN CREDIT PARTNERS SPV 2, L.P.

By: Gotham Green Credit Partners GP 2, LLC
General Partner

By:	“Jason Adler”
Name: Jason Adler
Title: Managing Member

[Signature pages continue]

COMPANY:

4FRONT VENTURES CORP.

Per:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Authorized Signor

US BORROWERS:

CANNEX HOLDINGS (NEVADA) INC.

Per:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Authorized Signor

4FRONT U.S. HOLDINGS INC.

Per:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Authorized Signor

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT]

SCHEDULE 1.1(V)

CREDIT PARTIES

1.	4Front Ventures Corp., a corporation incorporated under the laws of the Province of British Columbia

2.	Cannex Holdings (Nevada) Inc., a Nevada corporation

3.	Cannex Holdings (California) Inc., a California corporation

4.	BrightLeaf Development LLC, a Washington limited liability company

5.	Real Estate Properties LLC, a Washington limited liability company

6.	Ag-Grow Imports LLC, a Washington limited liability company

7.	Fuller Hill Development Co. LLC, a Washington limited liability company

8.	4Front U.S. Holdings, Inc., a Delaware corporation

9.	4Front Holdings, LLC, a Delaware limited liability company

10.	Linchpin Investors, LLC, a Delaware limited liability company

11.	4Front Advisors, LLC, an Arizona limited liability company

12.	Mission Partners USA, LLC, a Delaware limited liability company

13.	Mission Partners IP, LLC, a Delaware limited liability company

14.	Pure Ratios Holdings Inc., a Delaware corporation

15.	401 East Main Street LLC, a Delaware limited liability company

SCHEDULE 1.1(Z)

EBITDA CALCULATION

	4Front Holdings, LLC	Cannex Capital Holdings, Inc.
	Three months ended March 31, 2019	Three months ended April 30, 2019
	$	$
Net Income (Loss)	(4,845,465)	(36,830,285)
Income Tax Expense	(501,153)	(194,000)
Interest Income	(397,516)	Nil
Interest Expense	322,622	1,087,342
Depreciation and Amortization	565,199	500,658
Accretion	Nil	582,629
Share-Based Compensation	459,180	2,221,653
Fair Value Adjustments Related to Biological Assets	(535,169)	Nil
Impairment of Assets	Nil	755,103
Fair Value Adjustments on Derivatives and Investments	Nil	31,414,000
Loss (Profit) From Equity Accounted Investee	Nil	Nil
Loss on Settlement	Nil	Nil
Loss (Gain) on Investments Sales or Dispositions of Long-Term Investments	Nil	Nil
Loss (Gain) on Foreign Exchange	Nil	3,680
Loss (Gain) on Other Non-Cash Items	Nil	Nil
EBITDA	(4,932,302)	(459,220)

SCHEDULE 4.3

See attached.

SCHEDULE 4.3(A)

DILUTIVE SECURITIES

CANNEX CAPITAL

CLASS	GRANT DATE	NUMBER OF OPTIONS	EXERCISE PRICE	EXPIRY DATE	VESTED	TO VEST
A	12/11/17	5,300,000	$1.00	12/11/22	3,533,333	1,766,667
Common	12/11/17	5,650,000	$1.00	12/11/22	3,766,667	1,883,333
A	10/5/18	1,000,000	$1.00	10/5/23	333,333	666,667
Common	10/5/18	975,000	$1.00	10/5/23	341,667	633,333
A	6/12/19	1,200,000	$1.50	6/12/24	400,000	800,000
Common	6/12/19	2,130,000	$1.50	6/12/24	710,000	1,420,000
A	6/17/19	800,000	$1.50	6/17/24	166,667	633,333
TOTAL		17,055,000			9,251,667	7,803,333

SCHEDULE 4.4

SHAREHOLDER AGREEMENTS

None.

SCHEDULE 4.5

SUBSIDIARIES

1. Subsidiaries

Subsidiary	Jurisdiction of Formation
MMA Capital, LLC	Massachusetts
Healthy Pharms, Inc.	Massachusetts
Mission MA, LLC	Massachusetts
IL Grown Medicine, LLC	Illinois
Harborside Illinois Grown Medicine, Inc.	Illinois
PL Pennsylvania Dispensary, LLC	Pennsylvania
PHX Interactive, LLC	Arizona
Mission Pennsylvania II, LLC	Pennsylvania
Om of Michigan, LLC	Michigan

2. Immaterial Subsidiaries

Subsidiary	Jurisdiction of Formation
4F MARI InvestCo, LLC	Delaware
Old Line State Consulting Group, LLC	Delaware
4F PM InvestCo, LLC	Maryland
Silver Spring Consulting Group, LLC	Delaware
4F CIHI InvestCo, LLC	Maryland
Adroit Consulting Group, LLC	Delaware
Mission Maryland, LLC	Maryland
JV Holdco, LLC	Arizona
Pine Bluff Agriceuticals Management, LLC	Delaware
Arkansas Patient Services Co Management, LLC	Delaware
Arkansas Natural Products I Management, LLC	Delaware
Mission Pennsylvania III, LLC	Pennsylvania
Mission Pennsylvania IV, LLC	Pennsylvania
Arkansas Biomedical Services Management Group, LLC	Arkansas
Arkansas Compassionate Care Company Management, LLC	Arkansas
Arkansas Natural Products II Management, LLC	Arkansas
Arkansas Palliative Care Group Management, LLC	Arkansas
Arkansas Wellness Group Management, LLC	Arkansas
Natural State Alternatives Management, LLC	Arkansas
Natural State Holistic Healthcare Management, LLC	Arkansas
Natural State Innovative Care Management, LLC	Arkansas
Pine Bluff Agriceuticals I Management, LLC	Arkansas
Southern Grown Management, LLC	Arkansas
MNJ Consulting Group, LLC	New Jersey
Mission MI Management, LLC	Michigan
Mercury Copper Farms, LLC	Texas
Mission Connecticut, LLC	Connecticut
Mission Rhode Island, LLC	Rhode Island
Cannex Solutions International Ltd.	New Zealand

SCHEDULE 4.9

COMPLIANCE WITH LAWS

The concepts of “medical cannabis” and “retail cannabis” do not exist under United States federal law. The United States Controlled Substances Act of 1970 classifies “marijuana” as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety for the use of the drug under medical supervision. As such, cannabis-related practices or activities, including without limitation, the manufacture, importation, possession, use or distribution of cannabis remains illegal under United States federal law. Although the Company believes its business activities are compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company. Any such proceedings brought against the Company may adversely affect the Company’s operations and financial performance.

SCHEDULE 4.9(K)

CLAIMS, ETC.

SCHEDULE 4.9(M)

CANNABIS LICENSE MATTERS

Administrative Violation Notice No. C7C7059B, dated December 26, 2018, issued by the Washington State Liquor and Cannabis Board against Superior Gardens, LLC dba Northwest Cannabis Solutions for violation of True Party of Interest, Vertical Integration and TPI, un-vetted funds. Cannex believes this administrative violation notice does not constitute a material risk of adverse effect.

Administrative Violation Notice No. 8D9177B, dated June 26, 2019, issued by the Washington State Liquor and Cannabis Board against Superior Gardens, LLC dba Northwest Cannabis Solutions for violation of True Party of Interest, un-vetted funds, undue influence. Cannex believes this administrative violation notice does not constitute a material risk of adverse effect.

SCHEDULE 4.10(A)

LITIGATION AND OTHER PROCEEDINGS

None.

SCHEDULE 4.10(D)

LICENSING, ETC.

None.

SCHEDULE 4.11(A)

REAL AND LEASED PROPERTY

Owned Real Property

Entity of Record	Common Name and Address

Real Estate Properties, LLC	9603 and 9631 Lathrop Industrial Drive SW,
Tumwater, WA 98512

401 East Main Street LLC	401 East Main Street, Georgetown, MA

Leased or Other Interests in Real Property

Entity of Record	Common Name and Address

Fuller Hill Development Co. LLC	37 Enterprise Lane, Elma, WA 98541

Om of Medicine, LLC	111 S. Main St., Ann Arbor, MI

Mission Pennsylvania II, LLC	2733 W. Emmaus Ave., Allentown, PA

4Front Holdings, LLC	1022 Commonwealth Ave., Brookline, MA

Brightleaf Development LLC	4122 Factoria Boulevard SE, Suite 405, Bellevue, WA
98006

Cannex Holdings (California) Inc.	6100 Bandini Boulevard, Commerce, CA 90040

Pure Ratios Holdings Inc.	2077 Kurtz Street, San Diego, CA 92110

SCHEDULE 4.11(B)

CREDIT PARTIES AGREEMENT TO PURCHASE

NONE.

SCHEDULE 4.11(C)

MATERIAL AGREEMENTS OF CREDIT PARTIES

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted] [redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

Redacted information pertains to details of confidential agreements

SCHEDULE 4.11(J)

MORTGAGED PROPERTY

9603 and 9631 Lathrop Industrial Drive SW, Olympia, WA 98512

37 Enterprise Lane, Elma, WA 98541

401 East Main Street, Georgetown, MA

SCHEDULE 4.16

FINANCIAL, TAX AND DISCLOSURE MATTERS

None.

SCHEDULE 4.17

BANK ACCOUNTS

Cannex Holdings (Nevada) Inc. operates using the bank account designated for BrightLeaf Development LLC.

SCHEDULE 4.20(V)

PERMITTED LIENS

1.	Security Agreement, executed April 4, 2017, made by Fuller Hill Development Co. LLC as Debtor, in favor of Port of Grays Harbor as Secured Party.

2.	All Liens outstanding under the Vendor Notes, as defined herein and described on Schedule 4.20(cc).

3.	Mortgage, Assignment, Security Agreement and Fixture Filing, dated July 16, 2019, by 401 East Main Street LLC in favor of LI Lending, LLC.

SCHEDULE 4.20(W)

INDEBTEDNESS

Construction Loan, dated May 10, 2019, between LI Lending LLC (lender) and Linchpin Investments, LLC (borrower) of up to $50,000,000.

SCHEDULE 4.20(X)

INVESTMENTS

7Point Option

NWCS Option

Hello Me Inc. Subscription Agreement

LemonHaze Inc. Stock Purchase Agreement

SCHEDULE 4.20(Y)

TRANSACTIONS WITH AFFILIATES

Redacted information pertains to details of confidential agreements

SCHEDULE 4.20(II)

POST CLOSING COVENANTS

1. Within thirty (30) days after the Restated Closing Date (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall deliver to the Collateral Agent endorsements issued by each insurance carrier to the property, casualty and liability insurance policies of the Credit Parties naming the Collateral Agent an additional insured, lenders loss payee and mortgagee with respect to each such policy, as applicable, each endorsement being in form and substance reasonably satisfactory to the Collateral Agent.

2. Within thirty (30) days after the Restated Closing Date (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall deliver to the Collateral Agent evidence reasonably satisfactory to the Collateral Agent that all Subsidiaries are covered as named insureds with respect to property, casualty and liability insurance policies, as applicable.

3. Within thirty (30) days after the Restated Closing Date (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall establish and deliver to the Collateral Agent a Control Agreement with respect to each of their respective securities accounts and deposit accounts (the “Deposit Accounts”) and generally satisfy the requirements of Section 4.20(r)(iii) as if such Deposit Accounts had been opened on the Restated Closing Date; provided that, with respect to any agreement required under this paragraph, if despite the Credit Parties’ use of best efforts to obtain any such agreement, at the request of the Credit Parties the Collateral Agent will use its reasonable discretion to extend the foregoing deadline or waive the delivery requirement. The Credit Parties shall not allow any Collateral to be deposited into any accounts other than the Deposit Accounts unless such new account is established in compliance with Section 4.20(r)(iii).

4. Within thirty (30) days after the Restated Closing Date (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall cause the following Subsidiaries to become Credit Parties by satisfying the requirements of Section 4.20(r) with respect to each such Subsidiary, or, in the Collateral Agent’s sole discretion, deliver other documents requested by the Collateral Agent under Section 4.20(s) with respect to such Subsidiaries:

MMA Capital, LLC, a Massachusetts limited liability company

Healthy Pharms, Inc., a Massachusetts corporation

Mission MA, LLC, a Massachusetts limited liability company

IL Grown Medicine, LLC, an Illinois limited liability company

Harborside Illinois Grown Medicine, Inc., an Illinois corporation.

PHX Interactive LLC, an Arizona limited liability company

Om of Medicine, LLC, a Michigan limited liability company

PL Pennsylvania Dispensary LLC, a Pennsylvania limited liability company

Mission Pennsylvania II LLC, a Pennsylvania limited liability company

5. Within ninety (90) days after the Restated Closing Date (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall deliver to the Collateral Agent such Mortgages as it shall require with respect to the Mortgaged Properties set forth on Schedule 4.11(j) (to the extent a Mortgage has not already been granted to the Collateral Agent on each such Mortgaged Property, and subject to the terms of any applicable Subordination Agreements) and otherwise satisfy the conditions of Section 4.20(r)(v) as if such Mortgaged Property had been purchased on the Restated Closing Date. For avoidance of doubt, the failure to comply with any of the foregoing requirements shall be an immediate Event of Default.

6. Within thirty (30) days after the Restated Closing Date (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall deliver to the Collateral Agent a Patent Security Agreement in form and substance reasonably satisfactory to the Collateral Agent.

7. Within thirty (30) days after the Restated Closing Date (or such later date as agreed by the Collateral Agent in its sole discretion), the Credit Parties shall deliver to the Collateral Agent the notes issued by each of Accucanna LLC and Retail Education Tools, LLC to each of Cannex Holdings (California) Inc. and Brightleaf Development, LLC, respectively, and valid endorsements of each note, each in form and substance reasonably satisfactory to the Collateral Agent.

SCHEDULE “A”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	4Front Ventures Corp. (the “Issuer”)

AND TO:	Registrar and transfer agent for the shares of the Issuer

The undersigned (A) acknowledges that the sale of the ____________ [•] shares in the capital of the Issuer represented by certificate number _______________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act ”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Issuer (except solely by virtue of being an officer or director of the Issuer) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange or a designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated: ____________________________

X

Signature of individual (if Seller is an individual)

X

Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representations of our customer ____________________ (the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated _____________, 20__, with regard to the sale, for such Seller’s account, of _________________ [●] shares (the “Securities”) of the Issuer represented by certificate number ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)

the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)

we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Issuer shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

By:
Authorized Signatory

- C2 -

EXHIBIT “A”

FORM OF NOTE

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C)(1) AND (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE US. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

4FRONT VENTURES CORP.

CANNEX HOLDINGS (NEVADA) INC.

4FRONT U.S. HOLDINGS, INC.

SENIOR SECURED CONVERTIBLE NOTE

Date: July 31, 2019

ARTICLE 1

PRINCIPAL AND INTEREST

1.1	Promise to Pay

FOR VALUE RECEIVED, the undersigned, 4FRONT VENTURES CORP., a corporation amalgamated under the laws of the Province of British Columbia (the “Company”), CANNEX HOLDINGS (NEVADA) INC. , a Nevada corporation (the “Cannex Borrower”) and 4FRONT U.S. HOLDINGS, INC., a Delaware corporation (the “4Front Borrower, and collectively with the Company and the Cannex Borrower, the “Borrowers”, and each a “Borrower”), jointly and severally, each hereby acknowledges itself indebted to and promises to pay to the order of Gotham Green Fund 1 (Q), L.P., a Delaware limited partnership, and its successors and assigns (the “Holder” or “Lender”) on the earlier of (i) November 21, 2021 and (ii) such earlier date as the Principal Amount (as hereinafter defined) may become payable (the “Maturity Date”) in accordance with the provisions of this senior secured convertible note (this “Note”), the principal amount of $33,501,779.63 in lawful money of the United States (the “Principal Amount”) and to accrue interest (“Interest”) on the Principal Amount outstanding from time to time at the Applicable Interest Rate (as hereinafter defined) until the Principal Amount of the Note is repaid in full in accordance with its terms.

The Borrowers shall pay Interest in accordance with Section 3.1. Any Obligations (as defined in the Amended & Restated Securities Purchase Agreement, defined below) arising out of this Note, including without limitation the Principal Amount and the Interest, shall be referred to herein as the “Obligations”. The Holder acknowledges that this Note is one of a series of notes of substantially identical terms and conditions (collectively, the “Notes”) issued by the Borrowers to other holders (with the Holder, collectively, the “Holders”) under the terms of the Amended & Restated Securities Purchase Agreement.

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ARTICLE 2

INTERPRETATION AND GENERAL PROVISIONS

2.1	Interpretation

Capitalized terms used herein without definition shall have the meaning ascribed thereto in the secured amended and restated securities purchase agreement (the “Amended and Restated Securities Purchase Agreement”) dated of even date herewith among the Holders and the Borrowers which agreement amends and restates a secured securities purchase agreement dated November 21, 2018 among, inter alia, the Lender, Cannex Capital Holdings Inc. and Cannex Holdings (Nevada) Inc. (the “Initial Securities Purchase Agreement”).

2.2	Plurality and Gender

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing Persons shall include firms and corporations and vice versa.

2.3	Headings, etc.

The division of this Note into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

2.4	Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

2.5	Currency

Any reference in this Note to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of the United States.

ARTICLE 3

PAYMENT OF PRINCIPAL AND INTEREST

3.1 The Obligations shall be due and payable without deduction or withholding for taxes of any kind or nature immediately on the earlier of:

(a)	the Maturity Date; and

(b)	the occurrence and continuance of an Event of Default (defined below).

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3.2 Interest shall accrue at the Applicable Interest Rate and shall be calculated on the basis of the actual days elapsed in the period for which such Interest is to accrue and on the basis of a year of 360 days. The Borrowers shall pay Interest as follows:

(a)

Fifty percent (50%) of the Interest due on any Interest Payment Date shall be paid in cash in arrears to the Holder, by wire transfer of immediately available funds to the account designated by Holder from time to time; and

(b)

Fifty percent (50%) of the Interest due on any Interest Payment Date shall accrue and be added to the Principal Amount, and such Interest paid in kind shall be payable on the date that all remaining Principal Amount is due and payable pursuant hereto.

The Principal Amount includes interest paid in kind pursuant to Section 3.2(b) of the senior secured convertible note of Cannex Capital Holdings, Inc. and Cannex Holdings (Nevada) Inc. registered in the name of the Holder dated November 21, 2018, up to and including the date hereof.

3.3	For purposes of this Note, the following terms shall have the definitions set forth in this Section

3.3:

(a)	“Applicable Funding Date” means the date on which the Holder paid the applicable principal amount in accordance with the Initial Securities Purchase Agreement.

(b)	“Applicable Interest Rate” means, as of any date, the rate per annum applicable to such date as follows:

(i)	For the period beginning on the Applicable Funding Date and ending on November 21, 2019 (“Year 1”), LIBOR plus eleven percent (11%);

(ii)	For the period beginning on November 22, 2019 and ending on November 21, 2020 (“Year 2”), LIBOR plus ten percent (10%);

(iii)	For the period beginning on November 22, 2020 and continuing thereafter (“Year 3”), LIBOR plus nine and one half percent (9.5%).

(c)	“Interest Payment Date” means the last Business Day of each month, with the first Interest Payment Date occurring on August 31, 2019.

(d)

“Interest Period” means, with respect to periods in which clause (b) of the definition of LIBOR applies, the period beginning on the day after the applicable Interest Payment Date and ending on the next Interest Payment Date.

(e)

“LIBOR” means the greater of (a) 2.5% and (b) for any Interest Period, the rate per annum equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate), as published by Reuters (or any other commercially available source providing quotations of such rate as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two (2) business days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that in no event shall such rate be less than zero or exceed five percent (5%); and provided further, that if a rate determined under clause (b) is not available at such time for such Interest Period, the parties will work in good faith to agree upon an alternative floating rate.

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ARTICLE 4

CONVERSION

4.1	Conversion Right

The Holder has the right (the “Conversion Right”), from time to time and at any time on or prior to 5:00 p.m. (Toronto time) on the earlier of the Business Day immediately preceding (i) the Maturity Date and (ii) the date fixed for redemption of this Note in accordance with terms hereof, to convert all or any portion of the outstanding Principal Amount plus, at the Holder’s option, all accrued and unpaid Interest with respect to such Principal Amount and any unpaid fees, into Shares, at a price equal to $66.40 per Share (the “Conversion Price”). For purposes of this Note, “Shares” means Class B proportionate voting shares in the capital of the Company.

Notwithstanding any other provision of this Agreement, the Conversion Right shall not be exercisable by the Holder or any person who does not deal at arm’s length with the Holder for purposes of the Income Tax Act (Canada) (collectively, “Holder Related Parties”) to the extent that, after giving effect to such conversion, the Holder Related Parties would beneficially own or have a right to acquire shares of the Company that, in aggregate, represent: (i) 25% or more of the votes that could be cast at the annual meeting of the shareholders of the Company; or (ii) 25% or more of the fair market value of the issued and outstanding shares of the Company at such time.

4.2	Exercise of Conversion Right

The Conversion Right may be exercised by the Lender by completing and signing the notice of conversion (the “Conversion Notice”) and delivering the Conversion Notice and this Note to the Borrower. The Conversion Notice shall provide that the Conversion Right is being exercised, shall specify the amount being converted, and shall set out the date (the “Issue Date”) on which Shares are to be issued upon the exercise of the Conversion Right (such date to be no earlier than three (3) Business Days and no later than seven (7) Business Days after the day on which the Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Issue Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within seven (7) Business Days after the Issue Date, a certificate for the required number of Shares shall be issued to the Lender. If less than all of the Principal Amount of this Note is the subject of the Conversion Right, then within seven (7) Business Days after the Issue Date, the Borrowers shall deliver to the Lender a replacement Note in the form hereof in the principal amount of the unconverted principal balance hereof, plus the unconverted portion of any accrued and unpaid Interest and fees, and this Note shall be cancelled. If the Conversion Right is being exercised in respect of the entire Principal Amount of this Note (and, if applicable, all accrued and unpaid Interest and fees), this Note shall be cancelled.

4.3	Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

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(a)	If and whenever at any time prior to the Maturity Date, the Company shall:

(i)	subdivide or redivide the outstanding Shares into a greater number of Shares;

(ii)	reduce, combine or consolidate the outstanding Shares into a smaller number of Shares;

(iii)	issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of stock dividend; or

(iv)	make a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares,

the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.3(a)(i), (iii) and (iv) above, be decreased in proportion to the increase in the number of outstanding Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.3(a)(ii) above, be increased in proportion to the decrease in the number of outstanding Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.3(a) shall occur. Any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under Sections 4.3(b) and (g); to the extent that any such securities are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

(b)

If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 4.3(b) as the “Rights Period”), to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) (such subscription price per Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) being referred to in this Section 4.3(b) as the “Per Share Cost”), the Borrowers shall give written notice to the Lender with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Lender elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

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(i)	the numerator of which is the aggregate of:

(A) the number of Shares outstanding as of the record date for the Rights Offering; and

(B) the number determined by dividing the product of the Per Share Cost and:

1.

where the event giving rise to the application of this Section 4.3(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

2.

where the event giving rise to the application of this Section 4.3(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the trading price of the Class A subordinate voting shares in the capital of the Company (the “Subordinate Voting Shares”) on the Canadian Securities Exchange (or such other recognized stock exchange or quotation on which the Subordinate Voting Shares are listed for trading), multiplied by eighty (80) (the “Current Market Price”) as of the record date for the Rights Offering; and

(ii)	the denominator of which is:

(A)	in the case described in subparagraph 4.3(b)(i)(B)(1), the number of Shares outstanding, or

(B)

in the case described in subparagraph 4.3(b)(i)(B)(2), the number of Shares that would be outstanding if all the Shares described in subparagraph 4.3(b)(i)(B)(2) had been issued, as at the end of the Rights Period.

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(c)

Any Shares owned by or held for the account of the Company or any subsidiary or affiliate (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

(d)

If by the terms of the rights, options or warrants referred to in Section 4.3(b), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

(1) the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(2) the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

(e)

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.3(b) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in this Section 4.3(b), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

(f)

If the Lender has exercised its Conversion Right in accordance herewith during the Rights Period, the Lender will, in addition to the Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to this Section 4.3(b), is multiplied by the number of Shares received upon the exercise of the Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 4.3(b); provided that no fractional Shares will be issued. Such additional Shares will be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Shares will be delivered to the Lender within 10 Business Days following the end of the Rights Period.

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(g)

If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (or other than securities convertible into or exchangeable for Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.3(b)), or (iii) evidences of its indebtedness, or (iv) assets (in each case, other than dividends paid in the ordinary course) then, in each such case, the Borrowers shall give written notice to the Lender with respect thereto, and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Lender elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution (herein referred to as a “Special Distribution”), determined in the manner hereafter set out in 4.3(h). In this Section 4.3(g) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

(h)

In circumstances described in Section 4.3(g), the Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(1)	the numerator of which is:

(A) the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(B) the aggregate fair market value (as determined by action by the directors of the Company, acting reasonably) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(2)	the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Company or any subsidiary or affiliate (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

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(i)

In the case of any reclassification of, or other change in, the outstanding Shares pursuant to a Change of Control Transaction, if the Lender elects not to redeem this Note in accordance with Article 5, the Lender may elect, prior to the effective date of such Change of Control Transaction, to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. To exercise such right the Lender must provide a notice in writing to the Borrowers no later than seven days prior to the effective date of such Change of Control Transaction, failing which the Lender’s right to convert this Note as a consequence of such Change of Control Transaction shall cease. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the effective date of such Change of Control Transaction. If the Lender elects not to convert any of the Principal Amount of this Note, the Conversion Price in effect after the effective date of such Change of Control Transaction shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Shares resulting from such Change of Control Transaction so that the Lender, upon exercising the Conversion Right after the effective date of such Change of Control Transaction, will be entitled to receive the aggregate number of Shares or other securities, if any, which the Lender would have been entitled to receive as a result of such Change of Control Transaction if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which the Lender was theretofore entitled upon exercise of the Conversion Right.

(j)

In the case of any reclassification of, or other change in, the outstanding Shares (other than a change referred to in Section 4.3(a), Section 4.3(b), Section 4.3(g) or 4.3(i) hereof), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Company determines to be appropriate on a basis consistent with the intent of this Section 4.3; provided that if at any time a dispute arises with respect to adjustments provided for in this Section 4.3(j), such dispute will be conclusively determined by the auditors of the Borrowers or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Company, acting reasonably, and any such determination will be binding on the Borrowers and the Lender. The Borrowers will provide such auditors or accountants with access to all necessary records of the Borrowers. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than as set out in Section 4.3(a), (b), (g) or (i) and other than in connection with a holder or holders of Shares exchanging such Shares for Subordinate Voting Shares in accordance with the constating documents of the Company), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares and other than as set forth in 5.3(a)(i) or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Lender, upon the exercising the Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which the Lender was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which such Lender was theretofore entitled upon exercise of the Conversion Right. If determined appropriate by action of the directors of the Company, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.3 with respect to the rights and interests thereafter of the Lender to the end that the provisions set forth in this Section 4.3 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Note approved by action by the directors of the Company, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

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(k)

In any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Lender before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrowers shall deliver to the Lender an appropriate instrument evidencing the Lender’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Issue Date or such later date as the Lender would, but for the provisions of this Section 4.3(k), have become the holder of such additional Shares pursuant to Section 4.3(b).

(l)

The adjustments provided for in this Section 4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other event resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.3(l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

No Conversion Price adjustment will be made to the extent that the Company makes an equivalent distribution to holders of Notes in respect of such Notes. No adjustment to the Conversion Price will be made for distributions or dividends on Shares issuable upon conversion of Notes that have been surrendered for conversion, provided that holders converting their Notes shall be entitled to receive, in addition to the applicable number of Shares, accrued and unpaid interest payable in cash from, and including, the most recent interest payment date to, but excluding, the date of conversion.

ARTICLE 5

REDEMPTION AND PREPAYMENT

5.1	No Early Redemption or Prepayment

Except pursuant to Sections 5.3 and 5.4, the Borrowers shall not be permitted to redeem or repay the Note prior to the Maturity Date without the prior written consent of the Lender.

5.2	Notice of Change of Control Transaction

Upon the occurrence of any event constituting or reasonably likely to constitute a Change of Control Transaction, the Borrowers shall give written notice to the Lender of such Change of Control Transaction at least thirty (30) days or, with the prior written consent of the Lender, as soon as reasonably possible prior to the effective date of any such Change of Control Transaction and another written notice on or immediately after the effective date of such Change of Control Transaction (the “Change of Control Notice”).

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5.3	Redemption if Change of Control Transaction

Notwithstanding anything to the contrary herein, upon receipt of a Change of Control Notice with respect to a Change of Control Transaction, the Holder shall, in its sole discretion on or before the closing of the Change of Control Transaction, have the right to require the Borrowers purchase the Note at a price equal to 105% of the then outstanding Principal Amount thereof together, at Holder’s option, with accrued and unpaid Interest and fees (the “Offer Price”); provided that, if 90% or more of the Principal Amount outstanding on the date of the Change of Control Notice have been tendered for redemption, the Company will have the right, in its sole discretion, to redeem all of the outstanding Notes at the Offer Price.

5.4	Voluntary Prepayment

Subject to the rest of this Section 5.4, beginning on the first day of Year 2, from time to time the Borrowers shall have the right to repay, in whole or in part, the then outstanding Principal Amount of this Note together with accrued and unpaid Interest and fees, plus the Applicable Premium. For purposes of this Note, “Applicable Premium” means, with respect to Year 2, 2% of the Principal Amount being repaid, and with respect to Year 3, 1% of the Principal Amount being repaid. The Borrowers shall notify the Lender in writing of their intent to make prepayment under this Section 5.4 at least thirty (30) days (or such shorter time as is acceptable to the Lender in its sole discretion) prior to the proposed prepayment date, and such notice shall include the Principal Amount, interest, fees and Applicable Premium to be paid on such prepayment date. Such prepayment will be paid by wire transfer of immediately available funds to the account designated by the Lender.

ARTICLE 6

SECURITY

6.1 As security for the Obligations under this Note, each Borrower shall grant to the Collateral Agent, for the benefit of the Holder, a first priority security interest over all of such Borrower’s present and after acquired personal property in which such Borrower has rights, of whatsoever nature or kind and wherever situate, save and except property specifically excluded in any general security agreement granted by such Borrower to the Collateral Agent, for the benefit of the Holder, which shall rank pari passu between and among the Holders (the “Security Interest”). The Security Interest shall be evidenced by one or more security agreements entered into between each Borrower and the Holder.

6.2 This Note is entitled to and shall have the benefit of a cross guarantee by each Borrower and a guaranty by each Subsidiary (collectively, the “Guarantors”), of all of the Obligations of the Borrowers to the Lender under or in connection with this Note in favour of the Lender dated as of the date of this Note (the “Guarantees”). As security for such Obligations under the Guarantees, each Guarantor shall grant in favour of the Collateral Agent, for the benefit of the Holder, a first priority security interest over all of such Guarantor’s present and after acquired personal property in which such Guarantor have rights, of whatsoever nature or kind and wherever situate which shall rank pari passu between and among the Holders. The security granted to the Collateral Agent, for the benefit of the Holder, by each of the Guarantors shall be evidenced by one or more security agreements entered into between the Guarantors and the Holder.

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ARTICLE 7

EVENTS OF DEFAULT

7.1 The occurrence of an “Event of Default” under the Amended and Restated Securities Purchase Agreement shall constitute an event of default (“Event of Default”) hereunder.

7.2 Upon and during the continuation of an Event of Default, the Interest Rate shall increase by three 3% per annum, and the Holder shall be entitled to all of the rights and remedies set forth in the Amended and Restated Securities Purchase Agreement and available to it under applicable law.

ARTICLE 8

COVENANTS

8.1	Positive Covenants of the Company

So long as any Obligations remain unpaid, the Company shall perform the covenants and actions as set forth in, and in accordance with, the Amended and Restated Securities Purchase Agreement.

8.2	Tax Treatment

For United States federal income tax purposes, the parties agree to treat the Notes as convertible debt instruments that are excepted from the contingent payment debt instrument rules of Treas. Reg. § 1.1275-

4. The parties shall file all federal income tax returns and reports in a consistent manner unless otherwise required pursuant to a final “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.

ARTICLE 9

GENERAL MATTERS

9.1	Amalgamation

The Borrowers acknowledge that if, to the extent permitted under the Amended and Restated Securities Purchase Agreement, either Borrower amalgamates or mergers with any other Person (a) the term “Company”, where used herein shall extend to and include the amalgamated or surviving Person, and (b) the term, “Obligations”, where used herein shall extend to and include the Obligations of the Borrowers and the amalgamated Person.

9.2	No Modification or Waiver

No modification, variation or amendment of any provision of this Note shall be made without the prior written consent of all of the Holders. The Holder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Holder. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Holder of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Holder would otherwise have on any future occasion, whether similar in kind or otherwise. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER THE LAWS OF THE STATE OF WASHINGTON.

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9.3	Entire Agreement

This Note together with the Amended and Restated Securities Purchase Agreement and Transaction Agreements defined therein constitute the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein.

9.4	Performance by Holder

If either Borrower fails to perform any of its obligations hereunder, the Holder may, after notice to the Company, but shall not be obligated to, perform any or all such obligations, and all reasonable costs, charges, expenses, fees, outlays and premiums incurred by the Holder in connection therewith shall be payable by the Borrowers, jointly and severally, forthwith upon demand by the Holder and shall bear interest from the date incurred by the Holder at the Interest Rate then in effect and shall form part of the Obligations. Any such performance by the Holder shall not constitute a waiver by the Holder of any right, power, or privilege under this Note.

9.5	Notice to the Company and the Holder

Any notice to be given to the Borrowers or the Holder shall be in writing and shall be deemed to be validly given if such notice is delivered personally, by facsimile or electronic transmission or sent by prepaid registered mail, addressed as follows:

(a)	if to Borrowers, at:

4Front Ventures Corp.
5060 North 40th Street, Suite 120
Phoenix, AZ 85018
USA
Attention :	Joshua Rosen
E-mail :

With a copy to (which shall not constitute notice):

Fasken Martineau DuMoulin LLP

333 Bay Street, Suite 2400

Toronto, ON M5H 2T6

Canada

Attention :	Rubin Rapuch
E-mail :	rrapuch@fasken.com

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(b)	if to the Holder, at:

c/o Gotham Green Partners, LLC

Suite 29A, 489 5th Avenue

New York, NY 1008

USA

Attention :	David Rosenthal
Email:

With a copy to (which shall not constitute notice):

Honigman Miller Schwarz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, MI 48226-3506

USA

Attention:	Michael D. DuBay
E-mail:	mdubay@honigman.com

Notice of change of address shall also be governed by this Section 9.5. Any notice given by personal delivery shall be deemed to have been given when received by either Borrower or the Holder, and by prepaid registered mail shall be deemed to have been received by either Borrower or the Holder on the third (3rd) Business Day after the day of such mailing and any notice so given by facsimile or electronic transmission on a Business Day before 5:00 p.m. (local time of the recipient) shall be deemed to have been received by either Borrower or the Holder on such Business Day and otherwise shall be deemed to be received the next Business Day.

9.6	Replacement of Note

If this Note shall become mutilated or be lost, stolen or destroyed and in the absence of notice that the Note has been acquired by a bona fide purchaser, the Borrowers shall issue a new Note upon surrender and cancellation of the mutilated Note, or, in the event that a Note is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Note shall be in the form hereof and the Holder shall be entitled to benefits hereof. In case of loss, theft or destruction, the Holder shall furnish to the Borrowers such evidence of such loss, theft or destruction as shall be satisfactory to the Borrowers in their discretion acting reasonably together with an indemnity in form and substance mutually acceptable to the Borrowers and the Holder, each acting reasonably. The applicant shall pay reasonable expenses incidental to the issuance of any such new Note.

9.7	Successors and Assigns

This Note shall inure to the benefit of the Holder and its successors and its assigns and shall be binding upon the Borrowers and each of their successors.

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9.8	Assignment

No Party may assign its rights or benefits under this Note except that the Holder may assign all or any portion of its rights and benefits under this Note to any Person or Persons who may purchase all or part of this Note, subject to compliance with applicable securities laws.

9.9	Registered Obligations

The Borrowers shall keep a “register” in which the Borrowers shall provide for the recordation of the name and address of, and the amount of outstanding principal and interest owing to, the Holder and its Assignees. The entries in the register shall be conclusive evidence of the amounts due and owing to the Holder or its Assignees in the absence of manifest error. The Borrowers, the Holder, and its successors and assigns shall treat each Person whose name is recorded in the register pursuant to the terms hereof as the Holder for all purposes. Notwithstanding anything to the contrary contained in this Note, the Note is a registered obligations and the right, title and interest of the Holder and its Assignees in and to this Note shall be transferable only upon notation of such transfer in the register. This Section 9.9 shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The register shall be available for inspection by the Holder and its successors and assigns at from time to time upon reasonable prior notice.

9.10	Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

9.11	Governing Law

THIS NOTE AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.12	Maximum Rate of Interest

Notwithstanding any other provisions of this Note, if the amount of any interest, premium, fees or other monies or any rate of interest required to be paid under this Note or any other document entered into in connection with this Note would, but for this provision, contravene any applicable Law, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provisions; and to the extent that any excess has been charged or received the Holder shall apply such excess against the outstanding Obligations and refund to the Borrowers any further excess amount.

9.13	Time of Essence

Time shall be of the essence of this Note and a forbearance by the Holder of the strict application of this provision shall not operate as a continuing or subsequent forbearance.

15

9.14	Waiver

Each Borrower hereby waives presentment, notice of dishonor, protest and notice of protest. No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right exclude other further exercise thereof or the exercise of any other right.

9.15	Waiver of Trial by Jury

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY TO THIS NOTE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.16	Obligations Joint and Several

All obligations of the Borrowers under this Note are joint and several.

[Signature Page Follows]

16

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

4FRONT VENTURES CORP.

Per:
Name:
Title:

CANNEX HOLDINGS (NEVADA), INC.

Per:
Name:
Title:

4FRONT U.S. HOLDINGS, INC.

Per:
Name:
Title:

ACCEPTED AND AGREED as of the date first written above by:

By __________________________, its Manager

[Senior Secured Convertible Note - Gotham Green]

Per:
Name:
Title:

EXHIBIT “B”

FORM OF WARRANT CERTIFICATE

[See Next Page]

WARRANT CERTIFICATE

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 P.M. (TORONTO TIME) ON NOVEMBER 21, 2021, SUBJECT TO THE TERMS AND CONDITIONS HEREIN, UNLESS THE HOLDER (AS DEFINED HEREIN) HAS EXERCISED ITS RIGHTS PRIOR THERETO.

4FRONT VENTURES CORP.

(Amalgamated under the laws of British Columbia)

Certificate Number: [●]	1,601,759 Warrants to Purchase
20,021 Shares

CLASS B PROPORTIONATE VOTING SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received, Gotham Green Credit Partners SPV 2, L.P., a Delaware limited partnership, or its lawful assignee (the “Holder”) is entitled to subscribe for and purchase up to 20,021 fully paid and non-assessable Class B proportionate voting shares without par value (collectively, the “Shares”, and individually, a “Share”) in the capital of 4Front Ventures Corp. (the “ Company”) at a price of US$159.20 per one (1) Share at any time on or before 5:00 p.m. (Toronto time) on November 21, 2021 (the “Expiry Date”). This Warrant is subject to the provisions of the Terms and Conditions attached hereto as SCHEDULE “A” and forming part hereof.

The rights represented by the Warrant Certificate (as defined herein) may be exercised by the Holder, in whole or in part (but not as to a fraction of a Share) by surrender of the Warrant Certificate (properly endorsed as required), together with the Warrant Exercise Form (as defined herein) in the form attached hereto as APPENDIX “B”, duly completed and executed, to the Company at 5060 North 40th Street, Suite 120, Phoenix, Arizona, USA 85018, Attention: Mr. Joshua Rosen (CEO), or such other address as the Company may from time to time in writing direct, together with a certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Shares subscribed for. The Holder is advised to read “Instruction to Holders” attached hereto as APPENDIX “A” for details on how to complete the Warrant Exercise Form.

IN WITNESS WHEREOF the Company has caused the Warrant Certificate to be executed by its duly authorized officer, this _____________ day of _________________, 2019.

4FRONT VENTURES CORP.

Per:
Authorized Signatory

[Debt Warrant - Gotham Green]

SCHEDULE “A”

TERMS AND CONDITIONS

ATTACHED TO CLASS B PROPORTIONATE VOTING SHARE PURCHASE WARRANTS

ISSUED BY 4FRONT VENTURES CORP.

(the “Company”)

Each Warrant (as defined herein), whether single or part of a series hereunder, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

Section 1.1 In these Terms and Conditions, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)	“Company” means 4Front Ventures Corp., a corporation amalgamated under the Business Corporations Act (British Columbia) and includes any successor corporations;

(b)	“Company’s auditor” means the accountant duly appointed as auditor of the Company;

(c)	“Exercise Price” means US$159.20 per one (1) Share or as may be adjusted pursuant to Section 5;

(d)	“Expiry Date” means November 21, 2021;

(e)	“Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date;

(f)	“Holder” means the registered holder of a Warrant;

(g)	“Lender” shall have the meaning ascribed thereto in the Purchase Agreement;

(h)

“Original Purchase Agreement” means the Securities Purchase Agreement dated November 21, 2018 among, inter alia, the Lender and Cannex Capital Holdings Inc., pursuant to which the Lender originally purchased the Senior Secured Notes and the Warrants from, inter alia, Cannex Capital Holdings Inc.

(i)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning;

(j)

“Purchase Agreement” means the Amended and Restated Securities Purchase Agreement dated July 31, 2019 among, inter alia, the Lender and the Company, pursuant to which the Lender has purchased the Senior Secured Notes and the Warrants;

(k)

“Senior Secured Notes” means the Senior Secured Convertible Notes issued by the Company to the Lender in the aggregate principal amount of $32,000,000, such Senior Secured Convertible Notes maturing on the earlier of the Expiry Date and such earlier date as the principal amount may become payable pursuant to the terms of the Senior Secured Convertible Notes;

(l)

“Shares” or “shares” means the Class B proportionate voting shares in the capital of the Company as constituted at the date of issue of a Warrant and any shares resulting from any event referred to in Part 5;

(m)

“Warrant” means a warrant of the Company as evidenced by the Warrant Certificate, and eighty (80) Warrants entitle the Holder to purchase one (1) Share of the Company (subject to adjustment as provided in the Warrant Certificate) at any time on or prior to November 21, 2021 at the Exercise Price set forth in the Warrant Certificate;

(n)	“Warrant Certificate” means this certificate evidencing the Warrant; and

(o)	“Warrant Exercise Form” means APPENDIX “B” hereof.

Interpretation

Section 1.2 In these Terms and Conditions, except as otherwise expressly provided herein:

(a)	the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Warrant Certificate as a whole and not to any particular Part, clause, subclause or other subdivision;

(b)	a reference to a Part or a Section means a Part or a Section, as applicable, of these Terms and Conditions;

(c)

the headings are for convenience only, do not form a part of these Terms and Conditions and are not intended to interpret, define or limit the scope, extent or intent of these Terms and Conditions or any of its provisions;

(d)	all dollar amounts referred to herein are expressed in United States dollars;

(e)	time will be of the essence hereof; and

(f)	words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

Applicable Law

Section 1.3 The Warrants will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated in all respects as legal contracts under the laws of the Province of British Columbia.

PART 2

ISSUE OF WARRANTS

Additional Warrants

Section 2.1 The Company may at any time and from time to time issue Warrants or grant options or similar rights to purchase shares of the Company.

Issue in Substitution for Lost Warrants

Section 2.2 In case a Warrant Certificate will become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate(s) of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of, such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the Warrants represented by such substituted Warrant Certificate(s) will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue. The Company may charge a reasonable fee for the issuance and delivery of a new Warrant Certificate(s).

Section 2.3 The applicant for the issue of a new Warrant Certificate(s) pursuant hereto will bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its reasonable discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and will pay the reasonable charges of the Company in connection therewith.

Holder Not a Shareholder

Section 2.4 The holding of a Warrant alone will not constitute the Holder a shareholder of the Company with respect to the Shares issuable upon exercise of such Warrant, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Warrant Certificate(s).

Securities Law Exemption

Section 2.5 The Holder acknowledges and agrees that the Warrants and any Shares issued pursuant to the exercise of any Warrants have been or will be issued pursuant to the business combination exemption provided for in Section 2.11 of National Instrument 45-106—Prospectus Exemptions and that the Company has no obligation to, and does not intend to, file any prospectus or registration statement in any jurisdiction in order to qualify any such Warrants and/or Shares for resale to the public.

PART 3

OWNERSHIP

Exchange of Warrants

Section 3.1 A Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Company, may be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Shares at the same Exercise Price and on the same terms as the Warrant Certificate so exchanged.

Section 3.2 Warrants may be exchanged only with the Company. Any Warrants tendered to the Company for exchange into Shares will be surrendered to the Company and cancelled.

Section 3.3 The Warrants are transferable by the Holder completing and submitting to the Company a completed and duly executed Warrant Transfer Form in the form attached hereto as APPENDIX “C”.

Charges for Exchange

Section 3.4 On exchange of Warrants, except as otherwise herein provided, payment of any transfer taxes or governmental or other charges which are obligations of the Holder requesting such exchange will be made by such party.

Ownership of Warrants

Section 3.5 The Company may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

Notice to Holder

Section 3.6 Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder will be deemed to be validly given, if mailed to the address of the Holder as set out on the Warrant Certificate or the applicable Warrant Transfer Form. Any notice so given will be deemed to have been received five calendar days from the date of mailing to the Holder or any market intermediary then holding the Warrants of the Holder in any trust account.

PART 4

EXERCISE OF WARRANTS

Method of Exercise of Warrants

Section 4.1 The right to purchase Shares conferred by a Warrant may be exercised by the Holder surrendering the Warrant Certificate, together with a duly completed and executed Warrant Exercise Form and a certified cheque, bank draft, or wire transfer payable to, or to the order of, the Company, at the address as set out on the Warrant Certificate, for the aggregate Exercise Price. A Holder may not exercise such Holder’s exercise rights granted herein unless such request is made in respect of a number of Warrants that, when such number is divided by eighty (80), is equal to a whole number, such that a whole number of Shares is issued as the result of such exercise.

Effect of Exercise of Warrants

Section 4.2 Upon surrender and payment as aforesaid, the Shares so subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of such Shares on the date of such surrender and payment, and such Shares will be issued in exchange for the aggregate Exercise Price, as such Exercise Price may be adjusted in the events and in the manner described herein.

Section 4.3 Within five days after surrender and payment as aforesaid, the Company or their transfer agent will forthwith cause to be delivered to the person in whose name the Shares are directed to be registered as specified in such Warrant Exercise Form, or if no such direction is given, the Holder, a certificate for the appropriate number of Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Subscription for Less than Entitlement

Section 4.4 A Holder may purchase a number of Shares less than the number which the Holder is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder, upon exercise thereof, will, in addition to certificates representing Shares issued on such exercise, be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant Certificate but which were not then purchased.

Warrants for Fractions of Shares

Section 4.5 To the extent that a Holder is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate will entitle the Holder to receive a whole number of Shares.

Expiration of Warrants

Section 4.6 After the Expiry Date, all rights under the Warrants will wholly cease and terminate, and the Warrants will thereupon be void and of no effect.

Exercise Price

Section 4.7 The price per Share which must be paid upon exercise of eighty (80) Warrants is the Exercise Price, as may be adjusted in the events and in the manner described herein.

Class of Securities

Section 4.8 [Intentionally deleted]

PART 5

ADJUSTMENTS AND ACCELERATION

Section 5.1 Adjustments

(1)

Definitions: For the purposes of this Part 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection:

(a)	“Adjustment Period” means the period commencing on the date of issue of this Warrant and ending at the Expiry Time;

(b)

“Current Market Price” means the price per share equal to the weighted average price at which the Subordinate Voting Shares have traded on the Canadian Securities Exchange or another stock exchange on which the Subordinate Voting Shares principally trade or, if the Subordinate Voting Shares are not then listed on such an exchange, in the over-the-counter market, and if no over-the-counter market exists then as determined by the directors of the Company acting reasonably and in good faith relying upon the advice of independent financial advisers, during the period of any twenty (20) consecutive trading days ending not more than five (5) business days before such date, in each case multiplied by eighty (80);

(c)

“director” means a director of the Company at the relevant time and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Company as a board or, whenever empowered, action by any committee of the directors of the Company;

(d)	“Shares” shall mean Class B proportionate voting shares in the capital of the Company;

(e)	“Subordinate Voting Shares” shall mean the Class A subordinate voting shares in the capital of the Company; and

(f)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)

Adjustments: The Exercise Price and the number of Shares issuable to the Holder pursuant to this Warrant shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Company shall:

(i)	fix a record date for the issue of, or issue, Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend;

(ii)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Shares payable in Shares or securities exchangeable or exercisable for or convertible into Shares;

(iii)	subdivide the outstanding Shares into a greater number of Shares; or

(iv)	consolidate the outstanding Shares into a lesser number of Shares;

(any of such events in subclauses 5.1(2)(a)(i), 5.1(2)(a)(ii), 5.1(2)(a)(iii) and 5.1(2)(a)(iv) above being herein called a “Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Shares are determined for the purposes of the Share Reorganization and the effective date of the Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Share Reorganization; and

(B)

the denominator of which shall be the number of Shares which will be outstanding immediately after giving effect to such Share Reorganization (including in the case of a distribution of securities exchangeable or exercisable for or convertible into Shares, the number of Shares that would be outstanding had such securities all been exchanged or exercised for or converted into Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 5.1(2)(a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Share actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. If the Holder has not exercised its right to subscribe for and purchase Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Shares then subscribed for and purchased by the Holder, at the Exercise Price determined in accordance with this Subsection 5.1(2)(a) the aggregate number of Shares that the Holder would have been entitled to receive as a result of such Share Reorganization, if, on such record date or effective date, as the case may be, the Holder had been the holder of record of the number of Shares so subscribed for and purchased.

(b)

If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Share or securities exchangeable for or convertible into Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A) the number of Shares outstanding on the record date for the Rights Offering; and

(B) the quotient determined by dividing:

either: (a) the product of the number of Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Shares are offered; or (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be; by the Current Market Price as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the aggregate of the number of Shares outstanding on such record date and the number of Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Shares, the number of Shares into which such securities may be exchanged, exercised or converted).

Any Share owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 5.1(2)(b) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Subsection 5.1(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the Shares of:

(i)	shares of the Company of any class other than Shares;

(ii)

rights, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than rights, options or warrants pursuant to which holders of Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Shares or securities exchangeable or exercisable for or convertible into Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Shares at an exchange, exercise or conversion price per share on the record date for the issue of such securities) of at least 95% of the Current Market Price on such record date);

(iii)	evidences of indebtedness of the Company; or

(iv)	any property or assets of the Company;

and if such issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)

the numerator of which shall be the difference between the product of the number of Shares outstanding on such record date and the Current Market Price on such record date, and the fair value, as determined by the directors of the Company, to the holders of Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price on such record date.

Any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 5.1(2)(c) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares referred to in this Subsection 5.1(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)

a reclassification or redesignation of the Shares, any change of the Shares into other shares or securities (excepting any conversion of Shares to Subordinate Voting Shares at the request of a holder of Shares) or any other capital reorganization involving the Shares other than a Share Reorganization;

(ii)

a consolidation, amalgamation or merger of the Company with or into any other body corporate which results in a reclassification or redesignation of the Shares or a change of the Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization, the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of this Warrant, in lieu of the number of Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

(e)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Subsections 5.1(2)(a), 5.1(2)(b), or 5.1(2)(c) hereof, then the number of Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to Subsection 5.1(2) of this Warrant.

(a)	Subject to the following provisions of this Subsection 5.1(3), any adjustment made pursuant to Subsection 5.1(2) hereof shall be made successively whenever an event referred to therein shall occur.

(b)

No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price; provided, however, that any adjustments which except for the provision of this Subsection 5.1(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of Subsection 5.1(2) hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Shares issuable upon the exercise of this Warrant (except in respect of the Share Reorganization described in Subsection 5.1(2)(a)(iv) hereof or a Capital Reorganization described in Subsection 5.1(2)(d)(ii) hereof).

(c)

No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of this Warrant shall be made in respect of any event described in Section 5.1 hereof if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised this Warrant prior to or on the record date or effective date, as the case may be, of such event.

(d)

No adjustment in the Exercise Price or in the number of Shares purchasable upon the exercise of this Warrant shall be made pursuant to Subsection 5.1(2) hereof in respect of the issue from time to time of Shares and Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Company and/or any subsidiary of the Company and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Share Reorganization, a Rights Offering nor any other event described in Subsection 5.1(2) hereof.

(e)

If at any time during the Adjustment Period the Company shall take any action affecting the Shares, other than an action described in Subsection 5.1(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder, either or both the Exercise Price and the number of Shares purchasable upon exercise of this Warrant shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, as may be equitable in the circumstances; provided, however, that any such adjustment shall be subject to the approval of the applicable recognized stock exchange (if the Shares are then listed on such stock exchange) and any other required regulatory approvals.

(f)

If the Company shall set a record date to determine holders of Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

(g)

In any case in which this Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in Subsection 5.1(2) hereof, the Company may defer, until the occurrence of such event:

(i)

issuing to the Holder, to the extent that this Warrant is exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Holder any distribution declared with respect to such additional Shares after such record date and before such event;

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Shares purchasable upon the exercise of this Warrant and to such distribution declared with respect to any such additional Shares issuable on this exercise of this Warrant.

(h)

In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Company shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(i)

If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Shares purchasable upon the exercise of this Warrant, such disputes shall be conclusively determined by a firm of independent chartered accountants mutually acceptable to the Company and the Holder other than the auditors of the Company and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to Subsection 5.1(2) hereof and shall be binding upon the Company and the Holder.

(j)

As a condition precedent to the taking of any action which would require an adjustment pursuant to Subsection 5.1(2) hereof, including the Exercise Price and the number or class of Shares or other securities which are to be received upon the exercise thereof, the Company shall take any action which may, in the opinion of counsel to the Company, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable shares all of the Shares or other securities which the Holder is entitled to receive in accordance with the provisions of this Warrant Certificate.

(4)

Notice: At least seven (7) days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant, including the Exercise Price and the number of Shares which are purchasable under this Warrant, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Subsection 5.1(4) has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment. The Company hereby covenants and agrees that the register of transfers and transfer books for the Shares will be open, and that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such seven (7) day period.

Determination of Adjustments

Section 5.2 If any question will at any time arise with respect to any adjustments to be made under Part 5, such question will be conclusively determined by the Company’s auditor, or, if the Company’s auditor declines to so act, any other chartered accountant that the Company and the Holder mutually agree upon and designate (acting reasonably) and who will have access to all appropriate records, and such determination will be binding upon the Company and the Holder.

Hold Period

Section 5.3 The Shares received by the Holder upon the exercise of the Warrants may be subject to a hold period as determined by the policies of the Canadian Securities Exchange and/or other applicable securities laws of stock exchange polices the Company is then listed on.

PART 6

COVENANTS BY THE COMPANY

Reservation of Shares

Section 6.1 The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of Shares to satisfy the rights of purchase provided for in all Warrants from time to time outstanding.

PART 7

RESTRICTION ON EXERCISE

Section 7.1 [Intentionally deleted]

Section 7.2 This Warrant and the Shares to be issued upon its exercise have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. This Warrant may not be exercised in the United States, or by or for the account or benefit of a U.S. person or a person in the United States, unless (i) the Shares are registered under the U.S. Securities Act and the applicable laws of any such state or (ii) an exemption from such registration requirements is available and, in either case, the Holder has complied with the requirements set forth in the Warrant Exercise Form attached hereto as APPENDIX “B”. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

Section 7.3 Any Shares issued upon exercise of this Warrant in the United States, or to or for the account or benefit of a U.S. person or a person in the United States, will be “restricted securities”, as defined in Rule 144(a)(3) under the U.S. Securities Act. The certificates representing such Shares, as well as all certificates issued in exchange or in substitution therefor, until such time as is no longer required under the applicable requirements of the U.S. Securities Act, or applicable state securities laws, will bear, on the face of such certificate, the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act (“Regulation S”) and such Shares were acquired at a time when the Company is a “foreign issuer” as defined in Regulation S, the legends set forth above in this Section 7.3 may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Appendix “D” attached hereto (or in such other form as the Company may prescribe from time to time); and provided, further, that, if the Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legends may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legends are no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Section 7.4 Notwithstanding any provision to the contrary contained herein, no Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates evidencing the Shares thereby issued may bear such legend as may, in the opinion of legal counsel to the Company, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares of the Company are listed, provided that, at any time, in the opinion of legal counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at that holder’s expense, provides the Company with evidence reasonably satisfactory in form and substance to the Company (which may include an opinion of legal counsel reasonably satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

PART 8

MODIFICATION OF TERMS, SUCCESSORS

Modification of Terms and Conditions for Certain Purposes

Section 8.1 From time to time the Company may, subject to the provisions of the Warrant Certificate, with the consent of the Holder, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are reasonably necessary or advisable in the circumstances;

(b)

making such provisions not inconsistent herewith as may be reasonably necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of Warrants on any stock exchange or house;

(c)

adding to or altering the provisions hereof in respect of the registration of Warrants making provision for the exchange of Warrant Certificates of different denominations; and making any modification in the form of Warrant Certificates which does not affect the substance thereof;

(d)	for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(e)	to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Part 8.

The Company may Amalgamate on Certain Terms

Section 8.2 Nothing herein contained will prevent any amalgamation or merger of the Company with or into any other company, or the sale of the property or assets of the Company to any company lawfully entitled to acquire the same; provided however that such amalgamation or merger is permitted under the Purchase Agreement.

Additional Financings

Section 8.3 Nothing herein contained will prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate. Notwithstanding the foregoing, the Company shall not, through any issuance or sale of securities, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

[End of Schedule “A”]

APPENDIX “A”

INSTRUCTIONS TO HOLDERS

TO EXERCISE:

To exercise Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix “B” and deliver the Warrant Certificate(s) to the Company, indicating the number shares to be acquired.

TO TRANSFER:

To transfer Warrants, the Holder must complete, sign and deliver the Warrant Transfer Form, attached as Appendix “C” and deliver the Warrant Certificate(s) to the Company. The Company may require such other certificates or opinions to evidence compliance with applicable securities legislation in Canada.

To transfer Warrants, the Warrant Holder’s signature on the Warrant Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

4Front Ventures Corp.

5060 North 40th Street, Suite 120

Phoenix, AZ 85018

USA

Attention: Mr. Joshua Rosen (CEO)

[End of Appendix “A”]

APPENDIX “B”

WARRANT EXERCISE FORM

TO:	4Front Ventures Corp.

5060 North 40th Street, Suite 120

Phoenix, AZ 85018

USA

Attention: Mr. Joshua Rosen (CEO)

The undersigned Holder of the within Warrants hereby subscribes for ____________ Class B proportionate voting shares (the “Shares”) of 4Front Ventures Corp. (the “Company”) pursuant to the within Warrants on the terms and price specified in the Warrants. This subscription is accompanied by a certified cheque, bank draft, or wire transfer payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The Shares issued upon exercise of the Warrants will be Class B proportionate voting shares in the capital of the Company.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

As at the time of exercise hereunder, the undersigned Holder represents, warrants and certifies as follows (check one):

☐

(A) the undersigned holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this exercise form in the United States; OR

☐

(B) the undersigned holder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this exercise form; OR

☐

(C) if the undersigned holder is a U.S. Holder, the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that with respect to the Shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Note: Certificates representing Class B proportionate voting shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

If the undersigned Holder has indicated that the undersigned Holder is a U.S. Accredited Investor by marking box (B) above, the undersigned Holder additionally represents and warrants to the Company that:

(2)

the undersigned Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

(3)

the undersigned is: (i) purchasing the Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

(4)

the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B) above, the undersigned also acknowledges and agrees that:

(5)

the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Shares;

(6)

if the undersigned decides to offer, sell or otherwise transfer any of the Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(a)	the sale is to the Company;

2

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)

the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company;

(7)

the Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

(8)	the Company has no obligation to register any of the Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

(9)

the certificates representing the Shares (and any certificates issued in exchange or substitution for the Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

(10)

delivery of certificates bearing such a legend may not constitute “good delivery” in settlement of transactions on Canadian stock exchanges or over-the-counter markets, but a new certificate without such a legend will be made available to the undersigned upon provision by the undersigned of a declaration to the registrar and transfer agent (the “Transfer Agent”) of the Company’s Class B proportionate voting shares in the form attached as Appendix “D” to the Warrant Certificate (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the Transfer Agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Transfer Agent, to the effect that such sale is being made in compliance with Rule 904 of Regulation S in circumstances where Rule 905 of Regulation S does not apply; and provided, further, that, if any Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legend may be removed by delivery to the Transfer Agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(11)

the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(12)	there may be material tax consequences to the undersigned of an acquisition or disposition of the Shares;

3

(13)

the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Shares; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;

(14)

funds representing the subscription price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

(15)	the Company is not obligated to remain a “foreign issuer”; and

(16)

the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED this _________ day of _______________, 20_____.

In the presence of:

Signature of Witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory
for the Holder

4

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the registration in respect of the certificates representing the Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

5

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of 4FRONT VENTURES CORP. (the “Company”) by the holder, the holder hereby represents and warrants to the Company that the holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the holder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned holder, and “B/O” for each beneficial owner, if any, on each line that applies):

_______ (1)

Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

_______ (2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

_______ (3)

Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_______ (4)

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

_______ (5)

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

6

_______ (6)

A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

_______ (7)	Any director or executive officer of the Company; or

_______ (8)

Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this alternative is selected you must identify each equity owner and provide statements from each demonstrating how they qualify as an accredited investor.

[End of Appendix “B”]

7

APPENDIX “C”

WARRANT TRANSFER FORM

TO:	4Front Ventures Corp.
5060 North 40th Street, Suite 120
Phoenix, AZ 85018
USA

Attention: Mr. Joshua Rosen (CEO)

FOR VALUE RECEIVED, the undersigned holder (the “Transferor”) of the within Warrants hereby sells, assigns and transfers to _______________________________ (the “Transferee”), ________________ Warrants of 4Front Ventures Corp. (the “Company”) registered in the name of the undersigned on the records of the Company and irrevocably appoints ________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution. The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

The Transferor hereby certifies that (check either A or B):

(A)

the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “ U.S. Securities Act ”), in which case the Transferor has delivered or caused to be delivered by the Transferee a written opinion of U.S. legal counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the transfer of the Warrants is exempt from the registration requirements of the U.S. Securities Act; or

(B)	the transfer of the Warrants is being made in reliance on Rule 904 of Regulation S under the U.S. Securities Act, and certifies that:

(1)   the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”;

(2)   the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) neither the seller nor any affiliate of the seller nor any person acting on their behalf engaged in any directed selling efforts in connection with the offer and sale of the Warrants;

(4)   the sale is bona fide and not for the purpose of “washing off” the resalere strictions imposed because the Warrants are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act);

(5) the Transferor does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities; and

(6)   the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act.

Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

DATED this _________ day of _______________, 20_____.

Signature of Warrant Holder	Signature Guaranteed

2

INSTRUCTIONS FOR TRANSFER

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The signature on the Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

The Warrants will only be transferable in accordance with applicable laws. The Warrants and the shares issuable upon exercise thereof have not been and will not be registered under the U.S. Securities Act or under the securities laws of any state of the United States, and may not be transferred to or for the account or benefit of a U.S. person or any person in the United States without registration under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

[End of Appendix “C”]

3

APPENDIX “D”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Registrar and transfer agent for the shares of 4Front Ventures Corp. (the “Issuer”)

The undersigned (A) acknowledges that the sale of the ____________ Class B proportionate voting shares in the capital of the Issuer represented by certificate number _______________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Issuer (except solely by virtue of being an officer or director of the Issuer) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:

Signature of Individual (if Seller is an individual)

Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (print print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representations of our customer ____________________ (the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated _____________, 20__, with regard to the sale, for such Seller’s account, of _________________ Class B proportionate voting shares (the “Securities”) of the Issuer represented by certificate number ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)

the sale of the Securities was executed in, on or through the facilities of the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)

we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “ United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Issuer shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

Per:
Authorized Signatory

[End of Appendix “D”]

C-2

EXHIBIT “C”

FINAL ORDER OF THE SUPREME COURT OF BRITISH COLUMBIA

[See Next Page]

SUPREME COURT
OF BRITISH COLUMBIA
VANCOUVER REGISTRY

JUL 3 0 2019

ENTERED

NO. S193026
VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

CANNEX CAPITAL HOLDINGS INC., 1196260 B.C. LTD., 4FRONT CORP.

PETITIONERS

IN THE MATTER OF SECTION 288 OF THE BUSINESS CORPORATIONS ACT,
S.B.C. 2002, CHAPTER 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING
CANNEX CAPITAL HOLDINGS INC., 1196260 B.C. LTD., 4FRONT HOLDINGS LLC AND
4FRONT CORP.

ORDER MADE AFTER APPLICATION
(FINAL ORDER)

BEFORE	THE HONOURABLE Madam Justice Douglas	July 30, 2019

ON THE APPLICATION OF THE PETITIONERS, Cannex Capital Holdings Inc. (**"Cannex"**), 1196260 B.C. Ltd. ("**BC Newco**") and 4Front Corp ("**Nevada Holdco**") (collectively the "**Petitioners**"), coming on for hearing at Vancouver, British Columbia, on the 30th Day of July, 2019; AND ON HEARING Mark Pontin, counsel for the Petitioners, and no one else appearing; AND UPON READING the materials filed herein, AND UPON the terms of the interim order granted by Master Harper on March 20, 2019, as varied on July 10, 2019 (the "**Interim Order**") having been complied with and the requisite approval of the holders of securities of Cannex (collectively, the "**Cannex Securityholders**") and Nevada Holdco (collectively, the "**Nevada Holdco Securityholders**") having been obtained in accordance with the Interim Order; AND UPON the Court having been made aware that it is the intention of the parties to rely on section 3(a)(10) of the United States *Securities Act of 1933*, as amended (the

315804.00002/103942669.3

- 2 -

"**1933 Act**") and that a finding that the Arrangement (as defined below) is fair and reasonable, and approval of the Plan (as defined below) will form the basis of an exemption from the registration requirement of the 1933 Act, pursuant to Section 3(a)(10) thereof, for the issuance of securities contemplated in connection with the Arrangement;

THIS COURT ORDERS THAT:

1. The arrangement (the "**Arrangement**") involving the Petitioners, Cannex Securityholders, and Nevada Holdco Securityholders as set forth in the Plan of Arrangement (the "**Plan**"), which is attached hereto as Appendix "A", and the terms and conditions of the Arrangement are hereby declared to be procedurally and substantively fair and reasonable and are approved under s. 291 of the *Business Corporations Act*, S.B.C. 2002, c. 57, as amended (the "**BCBCA**").

2. The Arrangement shall be implemented in the manner set forth in the Plan, and pursuant to s. 297 of the BCBCA, shall be binding on the Petitioners, Cannex Securityholders, and Nevada Holdco Securityholders upon the taking effect of the Arrangement.

3. Pursuant to Sections 291, 292 and 296 of the BCBCA, the Arrangement shall take effect as of the Effective Time (as defined in the Plan).

4. The Petitioners and the resulting issuer, 4Front Ventures Corp., shall be entitled at any time to seek leave to vary this Order, to seek the advice and direction of this Court as to the implementation of this Order, or to apply for such further order or orders as may be appropriate.

BY THE COURT

~~DISTRICT~~ REGISTRAR

APPROVED AS TO FORM:

Solicitor for the Petitioners

FORM CHECKED

315804.00002/103942669.3

Appendix "A"

UNDER SECTION 288 OF THE

BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

"**4Front**" means 4Front Holdings, LLC, a limited liability company existing under the Laws of the State of Delaware;

"**Affected Person**" has the meaning ascribed thereto in Section 5.4 of this Plan of Arrangement;

"**BC Amalgamation**" means the statutory amalgamation of Nevada Holdco and BC Newco pursuant to Section 269 of the BCBCA and this Plan of Arrangement, with the Resulting Issuer as the successor corporation;

"**BCBCA**" means the *Business Corporations Act* (British Columbia), and the regulations made thereunder, as now in effect and as such act and regulations may be promulgated or amended from time to time;

"**BC Newco**" means 1196260 B.C. Ltd., a corporation existing under the BCBCA;

"**BC Newco Shares**" means the issued and outstanding common shares of BC Newco;

"**Board Nominees**" means Joshua Rosen, Leo Gontmakher, Anthony Dutton, Eric Rey and David Daily;

"**Broker**" has the meaning ascribed thereto in Subsection 5.4(a);

"**Business Combination**" means the business combination under the provisions of Section 288 of the BCBCA on the terms and subject to the conditions set out herein, subject to any amendments or variations thereto made in accordance with Section 5.4 of the Business Combination Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order (provided that any such amendment or variation is acceptable to the Transacting Parties, each acting reasonably);

"**Business Combination Agreement**" means the business combination agreement dated as of March 1, 2019 among 4Front, Nevada Holdco, BC Newco and Cannex, as the same may be amended, amended and restated or supplemented prior to the Effective Date;

"**Business Day**" means any day, other than a Saturday, a Sunday or a statutory or civic holiday in any of Vancouver, British Columbia; Toronto, Ontario; or Phoenix, Arizona;

"**Cannex**" means Cannex Capital Holdings Inc., a corporation existing under the BCBCA;

"**Cannex Class A Share Option Plan**" means the stock option plan of Cannex for the purchase of Cannex Class A Shares, approved by Cannex Shareholders on January 30, 2018;

- 2 -

"**Cannex Class A Share Options**" means the options to purchase Cannex Class A Shares pursuant to the Cannex Class A Share Option Plan;

"**Cannex Class A Shares**" means the Class A convertible restricted voting shares in the capital of Cannex;

"**Cannex Common Share Option Plan**" means the stock option plan of Cannex for the purchase of Cannex Common Shares, approved by Cannex Shareholders on January 30, 2018;

"**Cannex Common Share Options**" means the options to purchase Cannex Common Shares pursuant to the Cannex Common Share Option Plan;

"**Cannex Common Shares**" means the common shares in the capital of Cannex;

"**Cannex Component of the Business Combination**" means the part of this Plan of Arrangement that entails the Cannex Share Exchange, the Cannex Warrant Exchange, the Cannex Note Exchange, the Cannex Option Exchange, the Cannex Windup and the CCGI Windup;

"**Cannex Component of the Business Combination Resolution**" means collectively (i) the special resolution of the Cannex Shareholders approving the Cannex Component of the Business Combination which is to be considered at the Cannex Meeting; and (ii) the resolution of the shareholders of Cannex providing minority approval, as defined and contemplated in OSC Rule 56-501 and as contemplated in NI 41-101, approving the Business Combination and this Plan of Arrangement which is to be considered at the Cannex Meeting;

"**Cannex Dissent Rights**" means the rights of dissent exercisable by the Cannex Shareholders in respect of the Cannex Component of the Business Combination pursuant to Section 238 of the BCBCA, as modified by Article 4 of this Plan of Arrangement and the Interim Order;

"**Cannex Dissenting Shareholder**" means a registered Cannex Shareholder who duly exercises its Cannex Dissent Rights with respect to the Cannex Component of the Business Combination, and who has not withdrawn or been deemed to have withdrawn such exercise of Cannex Dissent Rights;

"**Cannex Dissenting Shares**" means Cannex Shares held by a Cannex Dissenting Shareholder who has demanded and perfected Cannex Dissent Rights in respect of its Cannex Shares in accordance with Article 4 of this Plan of Arrangement and the Interim Order and who, as of the Effective Time, has not effectively withdrawn or lost such Cannex Dissent Rights;

"**Cannex Escrow Fund**" means the funds deposited in an escrow account by Cannex prior to the Effective Time out of its available cash to fund the fair value payment payable to the Cannex Dissenting Shareholders, if any;

"**Cannex GG Warrantholders**" means Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., and Gotham Green Credit Partners SPV 2, L.P.;

"**Cannex GG Warrants**" means the warrants to acquire Cannex Shares issued by Cannex to the Cannex GG Warrantholders on November 21, 2018;

"**Cannex Letter of Transmittal**" means the letter of transmittal to be forwarded by Cannex to Cannex Shareholders together with the management information circular or such other equivalent form of letter of transmittal acceptable to the Parties acting reasonably;

- 3 -

"Cannex Meeting" means the special meeting of Cannex Shareholders, including any adjournment or postponement thereof, to be called and held for the purpose of obtaining the approval of the Cannex Component of the Business Combination Resolution, the Resulting Issuer Equity Incentive Plans, and other related matters, in accordance with the Interim Order, as applicable;

"Cannex Note Exchange" means the issuance of Resulting Issuer Notes to the Cannex Noteholders in exchange for the Cannex Notes;

"Cannex Notes" means the senior secured convertible notes issued by Cannex on November 21, 2018 to the Cannex Noteholders in the aggregate principal amount of US$32,000,000;

"Cannex Option Exchange" means the exchange of Cannex Common Share Options for Resulting Issuer Replacement Options for Subordinate Voting Shares and Cannex Class A Share Options for Resulting Issuer Replacement Options for Proportionate Voting Shares in accordance with the Cannex Option Exchange Ratio;

"Cannex Option Exchange Ratio" means one Resulting Issuer Replacement Option for Subordinate Voting Share for each Cannex Common Share Option and one Resulting Issuer Replacement Option for Proportionate Voting Shares for each Cannex Class A Share Option;

"Cannex Option Plans" means the Cannex Class A Share Option Plan and the Cannex Common Share Option Plan;

"Cannex Optionholders" means the holders of Cannex Options;

"Cannex Options" means the Cannex Common Share Options and the Cannex Class A Share Options;

"Cannex PP Warrantholders" means the holders of the Cannex PP Warrants;

"Cannex PP Warrants" means the warrants to acquire 25,762,215 Cannex Common Shares issued by Cannex by private placement on March 13, 2018;

"Cannex Share Exchange" means the exchange of Cannex Common Shares and Cannex Class A Shares for Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares, respectively, in accordance with the Cannex Share Exchange Ratio;

"Cannex Share Exchange Ratio" means one Resulting Issuer Subordinate Voting Share for each Cannex Common Share and one Resulting Issuer Proportionate Voting Share for each 80 Cannex Class A Shares;

"Cannex Shareholders" means the holders of Cannex Shares;

"Cannex Shares" means the Cannex Common Shares and the Cannex Class A Shares;

"Cannex Warrant Exchange" means the issuance to each Cannex PP Warrantholder of one Resulting Issuer PP Warrant for each Cannex PP Warrant held thereby and the issuance to each Cannex GG Warrantholder of one Resulting Issuer GG Warrant for each Cannex GG Warrant held thereby;

- 4 -

"**Cannex Warrantholders**" means the holders of Cannex GG Warrants and Cannex PP Warrants;

"**Cannex Warrants**" means the Cannex GG Warrants and Cannex PP Warrants;

"**Cannex Windup**" means the conveyance of the assets of Cannex to the Resulting Issuer and the assumption of the liabilities of Cannex by the Resulting Issuer in connection with the winding up of Cannex, done in accordance with subsection 88(1) of the Tax Act;

"**CCGI**" means Cannex Capital Group Inc., a corporation existing under the BCBCA and the wholly-owned subsidiary of Cannex;

"**CCGI Windup**" means the conveyance of the assets of CCGI to Cannex and the assumption of the liabilities of CCGI by Cannex in connection with the winding up of CCGI, done in accordance with subsection 88(1) of the Tax Act;

"**Consideration**" means (in each case as set forth on, and subject to adjustment in accordance with, Schedule "N" to the Business Combination Agreement): (i) the consideration to be received by the Nevada Holdco Shareholders (other than Nevada Holdco Dissenting Shareholder(s), and other than the initial holder of Nevada Holdco common stock) pursuant to this Plan of Arrangement as consideration for the exchange of Nevada Holdco Shares for Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares and Resulting Issuer Multiple Voting Shares, as the case may be; (ii) the consideration to be received by Nevada Holdco Warrantholders pursuant to this Plan of Arrangement as consideration for the exchange of Nevada Holdco Warrants for Resulting Issuer NH Warrants; (iii) the consideration to be received by Nevada Holdco Optionholders pursuant to this Plan of Arrangement as consideration for the exchange of Nevada Holdco Options for Resulting Issuer NH Replacement Options; (iv) the consideration to be received by the Cannex Shareholders (other than Cannex Dissenting Shareholder(s)) pursuant to this Plan of Arrangement as consideration for the exchange of Cannex Shares for Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares, as the case may be, in accordance with the Cannex Share Exchange Ratio; (v) the consideration to be received by Cannex Warrantholders pursuant to this Plan of Arrangement as consideration for the exchange of Cannex Warrants for Resulting Issuer GG Warrants or Resulting Issuer PP Warrants, as applicable; (vi) the consideration to be received by Cannex Noteholders pursuant to this Plan of Arrangement as consideration for the exchange of Cannex Notes for Resulting Issuer Notes; and (vii) the consideration to be received by Cannex Optionholders pursuant to this Plan of Arrangement as consideration for the exchange of Cannex Options for Resulting Issuer Options;

"**Continuance**" means the continuance of Nevada Holdco from the jurisdiction of the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS;

"**Court**" means the Supreme Court of British Columbia;

"**CSE**" means the Canadian Securities Exchange;

"**Depository**" means any one or more Canadian trust companies, banks or other financial institutions agreed to in writing by the Parties for the purpose of, among other things, (i) issuing certificates representing Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares or Resulting Issuer Multiple Voting Shares, as applicable, to former

- 5 -

holders of Nevada Holdco Shares; (ii) exchanging certificates representing Cannex Shares for certificates representing Resulting Issuer Subordinate Voting Shares or Resulting Issuer Proportionate Voting Shares, as applicable; and (iii) exchanging certificates representing Cannex Warrants for Resulting Issuer Warrants, if required;

"**Effective Date**" means the date that 4Front and Cannex agree in writing will be the date upon which the Business Combination becomes effective or, in the absence of such agreement, three Business Days following the satisfaction or waiver of all conditions set out in Article 3 of the Business Combination Agreement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, waiver of those conditions as of the Effective Date by the applicable party for whose benefit such conditions exist);

"**Effective Time**" means 12:01 a.m. on the Effective Date, or such other time as the Parties agree in writing;

"**Final Order**" means the final order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to Cannex and 4Front, each acting reasonably, approving the Business Combination, as such order may be amended by the Court (with the consent of Cannex and 4Front which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to Cannex and 4Front, each acting reasonably) on appeal;

"**final proscription date**" has the meaning ascribed thereto in Section 5.5 of this Plan of Arrangement;

"**Governmental Entity**" means: (a) any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any stock exchange, including the CSE; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any jurisdiction, regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"**Governmental Order**" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity;

"**Initial BC Newco Shareholder**" means the initial holder of the issued and outstanding BC Newco Shares;

"**Interim Order**" means the interim order of the Court contemplated by Section 2.2 of the Business Combination Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to Cannex and 4Front, each acting reasonably, providing for, among other things, the calling and holding of the Nevada Holdco Meeting and the Cannex Meeting and, as the same may be amended by the Court (with the consent of Cannex and 4Front, each acting reasonably);

"**In-The-Money Amount**" in respect of a stock option means the amount, if any, by which the aggregate fair market value at that time of the securities subject to the option exceeds the aggregate exercise price of the option;

"**Law**" or "**Laws**" means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, rulings, ordinances, Governmental Orders or other requirements,

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whether domestic or foreign, including but not limited to, all applicable requirements of federal, state, provincial and municipal, city, county or other local government laws, rules and regulations and guidelines regarding regulated medical and adult use cannabis businesses and activities, and the terms and conditions of any Permit of or from any Governmental Entity or self-regulatory authority (including the CSE), but excluding provisions of any U.S. federal laws or regulations applicable to cannabis, including the Controlled Substances Act, 21 U.S.C. 801 et. seq., or related federal law that prohibit the cultivation, processing, sale or possession of cannabis and provisions of U.S. federal law that may be violated due to the federal illegality of cannabis including, but not limited to U.S. federal money laundering laws (Title 18 U.S.C. § 1956 and § 1957), and the term "**applicable**" with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

"**Liens**" means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

"**Nevada Holdco**" means 4Front Corp., a corporation organized and incorporated under the Laws of the State of Nevada, to effect the transactions contemplated in the Business Combination and Plan of Arrangement, until such time as such entity is continued to British Columbia upon the Continuance becoming effective, at which time, "**Nevada Holdco**" shall mean 4Front Corp., the company resulting from the Continuance and governed by the Laws of British Columbia;

"**Nevada Holdco Business Combination Resolution**" means collectively: (i) the special resolution of the Nevada Holdco Shareholders approving the Business Combination and this Plan of Arrangement which is to be considered at the Nevada Holdco Meeting; and (ii) the resolution of the shareholders of Nevada Holdco providing minority approval as defined in and contemplated by OSC Rule 56-501 and NI 41-101 approving the Business Combination and this Plan of Arrangement which is to be considered at the Nevada Holdco Meeting;

"**Nevada Holdco Dissent Rights**" means the rights of dissent exercisable by the Nevada Holdco Shareholders in respect of the Business Combination pursuant to Section 238 of the BCBCA, as modified by Article 4 of this Plan of Arrangement and the Interim Order and any contractual rights to dissent;

"**Nevada Holdco Dissenting Shareholder**" means a registered Nevada Holdco Shareholder who duly exercises its Nevada Holdco Dissent Rights with respect to the Business Combination, and who has not withdrawn or been deemed to have withdrawn such exercise of Nevada Holdco Dissent Rights;

"**Nevada Holdco Dissenting Shares**" means Nevada Holdco Shares held by a Nevada Holdco Dissenting Shareholder who has demanded and perfected Nevada Holdco Dissent Rights in respect of its Nevada Holdco Shares in accordance with Article 4 of this Plan of Arrangement and the Interim Order and who, as of the Effective Time, has not effectively withdrawn or lost such Nevada Holdco Dissent Rights;

"**Nevada Holdco Letter of Transmittal**" means any letter of transmittal to be forwarded by Nevada Holdco to Nevada Holdco Shareholders together with the management information circular or such other equivalent form of letter of transmittal acceptable to the Parties acting reasonably, if required;

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"**Nevada Holdco Meeting**" means the special meeting of Nevada Holdco Shareholders, including any adjournment thereof, to be called and held for the purpose of obtaining the approval of the Continuance, the Nevada Holdco Business Combination Resolution, the Resulting Issuer Equity Incentive Plans, if required, and other related matters, in accordance with the Interim Order, as applicable;

"**Nevada Holdco Multiple Voting Shares**" means the class C multiple voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Multiple Voting Shares;

"**Nevada Holdco Optionholders**" means the holders of Nevada Holdco Options;

"**Nevada Holdco Options**" means the issued and outstanding options to acquire Nevada Holdco Proportionate Voting Shares immediately prior to the Effective Time;

"**Nevada Holdco Proportionate Voting Shares**" means the class B proportionate voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Proportionate Voting Shares;

"**Nevada Holdco Shareholders**" means the holders of Nevada Holdco Shares;

"**Nevada Holdco Shares**" means, collectively, the issued and outstanding Nevada Holdco Subordinate Voting Shares, Nevada Holdco Proportionate Voting Shares and Nevada Holdco Multiple Voting Shares;

"**Nevada Holdco Subordinate Voting Shares**" means the class A subordinate voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Subordinate Voting Shares;

"**Nevada Holdco Warrantholders**" means the holders of Nevada Holdco Warrants;

"**Nevada Holdco Warrants**" means the issued and outstanding warrants to acquire Nevada Holdco Subordinate Voting Shares immediately prior to the Effective Time;

"**NI 41-101**" means National Instrument 41-101 - *General Prospectus Requirements*;

"**NRS**" means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"**OSC Rule 56-501**" means Ontario Securities Commission Rule 56-501 - *Restricted Shares*;

"**Outside Date**" means May 31, 2019, or such later date as may be agreed to in writing by the Parties;

"**Parties**" means 4Front, Nevada Holdco, BC Newco and Cannex, and "**Party**" means any of them;

"**Permit**" means any license, permit, certificate, consent, grant, approval, agreement, classification, restriction, registration, filing, notification or other authorization of, to, from or required by any Governmental Entity, including, but not limited to, all licenses, permits, and approvals necessary and required by applicable state, provincial and municipal Governmental Entities for the conduct of regulated medical and adult use cannabis businesses and activities;

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"**Person**" includes an individual, firm, trust, partnership, association, body corporate, unlimited liability corporation, joint venture, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity or group of Persons, whether or not having legal status;

"**Registrar**" means the Registrar of Companies appointed under Section 400 of the BCBCA;

"**Resulting Issuer**" means 4Front Ventures Corp., the successor corporation under the BC Amalgamation following the completion of the transactions contemplated by the Business Combination and this Plan of Arrangement, with such corporation being the indirect parent entity of 4Front;

"**Resulting Issuer Equity Incentive Plans**" means Resulting Issuer Proportionate Share Equity Incentive Plan and the Resulting Issuer Subordinate Share Equity Incentive Plan;

"**Resulting Issuer GG Warrants**" means the warrants to acquire Resulting Issuer Proportionate Voting Shares to be issued by the Resulting Issuer to the Cannex GG Warrantholders;

"**Resulting Issuer Multiple Voting Shares**" means the class C multiple voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule "K" to the Business Combination Agreement;

"**Resulting Issuer NH Replacement Options**" means the options to acquire Resulting Issuer Proportionate Voting Shares to be issued to holders of Nevada Holdco Options;

"**Resulting Issuer NH Warrants**" means the warrants to acquire Resulting Issuer Subordinate Voting Shares to be issued by the Resulting Issuer to the Nevada Holdco Warrantholders;

"**Resulting Issuer Notes**" means the senior secured convertible notes to be issued by the Resulting Issuer to the Cannex Noteholders in the aggregate principal amount of US$32,000,000 in the form agreed upon between the Transacting Parties, acting reasonably;

"**Resulting Issuer PP Warrants**" means the warrants to acquire Resulting Issuer Subordinate Voting Shares to be issued by the Resulting Issuer to the Cannex PP Warrantholders;

"**Resulting Issuer Proportionate Share Equity Incentive Plan**" means the equity incentive plan of the Resulting Issuer for Resulting Issuer Proportionate Shares, the form of which is to be agreed upon between the Transacting Parties, each acting reasonably, and acceptable to the CSE and which is to be approved at each of the Nevada Holdco Meeting and the Cannex Meeting;

"**Resulting Issuer Proportionate Voting Shares**" means the class B proportionate voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule "K" to the Business Combination Agreement;

"**Resulting Issuer Replacement Options**" means the Resulting Issuer Replacement Options for Proportionate Voting Shares and the Resulting Issuer Replacement Options for Subordinate Voting Shares;

"**Resulting Issuer Replacement Options for Proportionate Voting Shares**" means the options to acquire Resulting Issuer Proportionate Voting Shares to be issued by the Resulting Issuer pursuant to the Resulting Issuer Proportionate Share Equity Incentive Plan to holders of Cannex Class A Share Options by the Resulting Issuer pursuant to the Resulting Issuer Equity Incentive

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Plans, each of which options will reflect an adjustment to the number of shares underlying each option in accordance with the Cannex Share Exchange Ratio;

"Resulting Issuer Replacement Options for Subordinate Voting Shares" means the options to acquire Resulting Issuer Subordinate Voting Shares to be issued to holders of Cannex Common Share Options by the Resulting Issuer pursuant to the Resulting Issuer Subordinate Share Equity Incentive Plan;

"Resulting Issuer Shares" means, collectively, the Resulting Issuer Subordinate Voting Shares, the Resulting Issuer Proportionate Voting Shares and the Resulting Issuer Multiple Voting Shares;

"Resulting Issuer Subordinate Share Equity Incentive Plan" means the equity incentive plan of the Resulting Issuer for Resulting Issuer Subordinate Voting Shares, the form of which is to be agreed upon between the Transacting Parties, each acting reasonably, and acceptable to the CSE and which is to be approved at each of the Nevada Holdco Meeting and the Cannex Meeting;

"Resulting Issuer Subordinate Voting Shares" means the subordinate voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule "K" to the Business Combination Agreement;

"Resulting Issuer Warrants" means the Resulting Issuer GG Warrants, the Resulting Issuer PP Warrants and the Resulting Issuer NH Warrants;

"Subsidiary" has the meaning ascribed thereto in National Instrument 45-106 - *Prospectus Exemptions*;

"Tax Act" means the *Income Tax Act* (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"Transacting Parties" means Cannex and 4Front, and **"Transacting Party"** means either of them; and

"Withholding Obligation" shall have the meaning ascribed thereto in Section 5.4 of this Plan of Arrangement.

In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2 Interpretation Not Affected by Headings

For the purposes of this Plan of Arrangement, except as otherwise expressly provided:

(a) "this Plan of Arrangement" means this Plan of Arrangement, including the recitals hereof, and not any particular Article, Section, Subsection or other subdivision or recital hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

(b) the words "hereof", "herein", "hereto" and "hereunder" and other word of similar import refer to this Plan of Arrangement as a whole and not to any particular Article, Section, Subsection, or other subdivision or recital hereof;

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(c) all references in this Plan of Arrangement to a designated "Article", "Section", "Subsection" or other subdivision or recital hereof are references to the designated Article, Section, Subsections or other subdivision or recital to, this Plan of Arrangement;

(d) the division of this Plan of Arrangement into Articles, Sections, Subsections and other subdivisions or recitals and the insertion of headings and captions are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Plan of Arrangement or any provision hereof;

(e) a reference to a statute in this Plan of Arrangement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments;

(f) the word "or" is not exclusive;

(g) the word "including" is not limiting, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto; and

(h) all references to "approval", "authorization" or "consent" in this Plan of Arrangement means written approval, authorization or consent.

1.3 Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter.

1.4 Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada and "$" refers to Canadian dollars.

1.6 Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in British Columbia, Canada unless otherwise stipulated herein.

ARTICLE 2
BUSINESS COMBINATION AGREEMENT

2.1 Business Combination Agreement

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This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Business Combination Agreement, except in respect of the sequence of the steps comprising the Business Combination, which shall occur in the order set forth herein.

ARTICLE 3
THE BUSINESS COMBINATION

3.1 Binding Effect

This Plan of Arrangement and the Business Combination shall, without any further act or formality required on the part of any Person, except as expressly provided herein, become effective at, and be binding at and after, the Effective Time on:

(a) Nevada Holdco;

(b) BC Newco;

(c) Cannex;

(d) the Resulting Issuer;

(e) all registered and beneficial holders of BC Newco Shares;

(f) all registered and beneficial holders of Nevada Holdco Shares, including Nevada Holdco Dissenting Shareholders;

(g) all registered and beneficial holders of Nevada Holdco Warrants;

(h) all registered and beneficial holders of Nevada Holdco Options;

(i) all registered and beneficial holders of Cannex Shares, including Cannex Dissenting Shareholders;

(j) all registered and beneficial holders of Cannex Options;

(k) all registered and beneficial Cannex Warrantholders;

(l) all registered and beneficial Cannex Noteholders;

(m) all registered and beneficial holders of Resulting Issuer Shares;

(n) all registered and beneficial holders of Resulting Issuer NH Replacement Options;

(o) all registered and beneficial holders of Resulting Issuer Replacement Options;

(p) all registered and beneficial holders of Resulting Issuer Warrants;

(q) all registered and beneficial holders of Resulting Issuer Notes;

(r) the registrar and transfer agent of the Resulting Issuer;

(s) the Depositary; and

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(t) all other Persons served with notice of the final application to approve this Plan of Arrangement.

3.2 Arrangement

Subject to receipt of the Final Order, on the Effective Date, commencing at the Effective Time, the following events or transactions shall occur and be deemed to occur sequentially, in the following order, without any further act or formality required on the part of any Person, except as expressly provided herein:

(a) each Nevada Holdco Dissenting Share held by a Nevada Holdco Dissenting Shareholder in respect of which a Nevada Holdco Shareholder has validly exercised his, her or its Nevada Holdco Dissent Right shall be deemed to be transferred by such Nevada Holdco Dissenting Shareholder to Nevada Holdco (free and clear of any Liens of any nature whatsoever) in accordance with and for the consideration set forth in Article 4 hereof, and such Nevada Holdco Dissenting Shareholder shall cease to be a holder of such Nevada Holdco Share and his, her or its name shall be removed from the central securities register of Nevada Holdco as a holder of a Nevada Holdco Dissenting Share. Such Nevada Holdco Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such Nevada Holdco Dissenting Shares to Nevada Holdco in accordance with this Subsection. Nevada Holdco shall be the holder of all of the Nevada Holdco Dissenting Shares transferred in accordance with this Subsection and such Nevada Holdco Shares will be cancelled and the central securities register of Nevada Holdco shall be revised accordingly;

(b) one minute after 3.2(a) above, each Cannex Dissenting Share held by a Cannex Dissenting Shareholder in respect of which a Cannex Shareholder has validly exercised his, her or its Cannex Dissent Right shall be deemed to be transferred by such Cannex Dissenting Shareholder to Cannex (free and clear of any Liens of any nature whatsoever) in accordance with and for the consideration set forth in Article 4 hereof, and such Cannex Dissenting Shareholder shall cease to be a holder of such Cannex Share and his, her or its name shall be removed from the central securities register of Cannex as a holder of a Cannex Dissenting Share. Such Cannex Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such Cannex Dissenting Shares to Cannex in accordance with this Subsection. Cannex shall be the holder of all of the Cannex Dissenting Shares transferred in accordance with this Subsection and such Cannex Shares will be cancelled and the central securities register of Cannex shall be revised accordingly;

(c) one minute after 3.2(b) above, BC Newco and Nevada Holdco shall amalgamate to form the Resulting Issuer, with the same effect as if they had amalgamated under Section 269 of the BCBCA;

(i) without limiting the generality of 3.2(c) above, BC Newco and Nevada Holdco shall amalgamate and continue as one company, the Resulting Issuer, under the terms and conditions prescribed in this Plan of Arrangement;

(ii) the property, rights and interests of each of BC Newco and Nevada Holdco shall continue to be the property, rights and interests of the Resulting Issuer;

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(iii) the Resulting Issuer shall continue to be liable for the obligations of each of BC Newco and Nevada Holdco;

(iv) the Resulting Issuer shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against either BC Newco or Nevada Holdco before the BC Amalgamation has become effective;

(v) a conviction against, or a ruling, order or judgment in favour of or against, either BC Newco or Nevada Holdco may be enforced by or against the Resulting Issuer;

(vi) the board of directors of the Resulting Issuer shall be comprised of a minimum of three and a maximum of 10 directors and the initial five directors of the Resulting Issuer will be the Board Nominees;

(vii) the notice of articles and articles of the Resulting Issuer shall be substantially in the form of the notice of articles and articles of Nevada Holdco following the Continuance and the registered office of the Resulting Issuer shall be the registered office of Nevada Holdco following the Continuance;

(viii) each BC Newco Share held by a holder thereof will be cancelled and the holder's name shall be removed from the register of holders of such BC Newco Shares, and in consideration therefor, the holder thereof shall receive a fully paid and non-assessable Resulting Issuer Subordinate Voting Share on the basis of one Resulting Issuer Subordinate Voting Share for each BC Newco Share and the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such BC Newco Share in accordance herewith;

(ix) each Nevada Holdco Subordinate Voting Share, Nevada Holdco Proportionate Voting Share and Nevada Holdco Multiple Voting Share held by a Nevada Holdco Shareholder will be cancelled and the holder's name shall be removed from the register of holders of such Nevada Holdco Subordinate Voting Share, Nevada Holdco Proportionate Voting Share and Nevada Holdco Multiple Voting Share, respectively, and in consideration therefor, the holder thereof shall receive a Resulting Issuer Subordinate Voting Share, Resulting Issuer Proportionate Voting Share or Resulting Issuer Multiple Voting Share, as the case may be, upon the BC Amalgamation on the basis of one Resulting Issuer Subordinate Voting Share, Resulting Issuer Proportionate Voting Share and Resulting Issuer Multiple Voting Share for each Nevada Holdco Subordinate Voting Share, Nevada Holdco Proportionate Voting Share and Nevada Holdco Multiple Voting Share, respectively, and the registered holder of the Nevada Holdco Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such Nevada Holdco Shares in accordance herewith;

(x) the amounts added to the stated capital of the Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares and Resulting Issuer Multiple Voting Shares shall be amounts equal to the paid-up capital

[GRAPHIC APPEARS HERE]

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such Resulting Issuer NH Replacement Option immediately before the exchange;

(d) one minute after 3.2(c) above, each Resulting Issuer Share held by the Initial BC Newco Shareholder shall, without any further action by or on behalf of the Initial BC Newco Shareholder, be, and shall be deemed to be, canceled and the holder's name shall be removed from the register of holders of such Resulting Issuer Share, and in consideration therefor, the holder thereof shall receive a cash payment for such Resulting Issuer Share equal to $1.00;

(e) one minute after 3.2(d) above, the CCGI Windup shall be, and shall be deemed to be, effected;

(f) one minute after 3.2(e) above, each Cannex Common Share and Cannex Class A Share outstanding immediately prior to the Effective Time, shall be and shall be deemed to be transferred to the Resulting Issuer by the applicable Cannex Shareholder and the holder's name shall be removed from the register of holders of such Cannex Share, and in consideration therefor, the holder thereof shall receive fully paid and non-assessable Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares, respectively, on the basis of the Cannex Share Exchange Ratio (rounded down to the nearest whole number); and

(i) each Cannex Shareholder shall cease to be the holder of such Cannex Shares and to have any rights as a holder of such Cannex Shares other than the right to the Resulting Issuers Shares pursuant to this Section 3.2(f);

(ii) the Resulting Issuer shall be, and shall be deemed to be, the transferee of such Cannex Shares; and

(iii) the Resulting Issuer and Cannex shall make the appropriate entries in their securities registers to reflect the matters referred to in Section 3.2(f);

(g) concurrently with 3.2(f) above, each Cannex PP Warrant shall be and shall be deemed to be terminated and cancelled and each holder of Cannex PP Warrants shall be entitled to receive, from the Resulting Issuer, a Resulting Issuer PP Warrant in exchange for the termination of the rights and release of claims in respect of each Cannex PP Warrant terminated and cancelled. Each Resulting Issuer PP Warrant shall be exercisable for Resulting Issuer Subordinate Voting Shares based on the Cannex Share Exchange Ratio (such that, upon exercise, in lieu of each Cannex Share to which such holder was theretofore entitled upon such exercise and for the same aggregate consideration payable therefor, the holder shall receive Resulting Issuer Subordinate Voting Shares based on the Cannex Share Exchange Ratio). The Resulting Issuer PP Warrants shall provide for an exercise price per Resulting Issuer Warrant equal to the exercise price per Cannex PP Warrant, and any document evidencing a Cannex PP Warrant shall thereafter evidence and be deemed to evidence such Resulting Issuer PP Warrant. Except as explicitly provided herein, all terms and conditions of a Resulting Issuer PP Warrant to be issued in exchange for a Cannex PP Warrant, including the term to expiry, conditions to and manner of exercising, will be the same as those of the corresponding Cannex PP Warrant for which it was exchanged, and shall be governed by the terms of the Resulting Issuer PP Warrant and the former holder of such Cannex PP Warrants will cease to be the holder thereof or to have any rights as a holder of such Cannex PP Warrants;

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(h) concurrently with 3.2(f) above, the Cannex PP Warrants exchanged pursuant to Subsection 3.2(g) shall be cancelled without payment;

(i) concurrently with 3.2(f) above, each Cannex GG Warrant shall be and shall be deemed to be terminated and cancelled and each holder of Cannex GG Warrants shall be entitled to receive, from the Resulting Issuer, a Resulting Issuer GG Warrant in exchange for the termination of the rights and release of claims in respect of each Cannex GG Warrant terminated and cancelled. Each Resulting Issuer GG Warrant shall be exercisable for Resulting Issuer Proportionate Voting Shares based on the Cannex Share Exchange Ratio and the exercise price per Resulting Issuer GG Warrant shall be adjusted accordingly (such that, upon exercise, in lieu of each Cannex Share to which such holder was theretofore entitled upon such exercise and for the same aggregate consideration payable therefor, the holder shall receive Resulting Issuer Proportionate Voting Shares based on the Cannex Share Exchange Ratio). All terms and conditions of the Resulting Issuer GG Warrant to be issued in exchange for a Cannex GG Warrant shall be governed by the terms of the certificate evidencing the Resulting Issuer GG Warrant and, upon exchange, the former holder of such Cannex GG Warrants will cease to be the holder thereof or to have any rights as a holder of such Cannex GG Warrants;

(j) concurrently with 3.2(f) above, the Cannex GG Warrants exchanged pursuant to Subsection 3.2(i) shall be cancelled without payment;

(k) concurrently with 3.2(f) above, each Cannex Note shall be and shall be deemed to be terminated and cancelled and each holder of Cannex Notes shall be entitled to receive, from the Resulting Issuer, a Resulting Issuer Note in exchange for the termination of the rights and release of claims in respect of each Cannex Note terminated and cancelled. Each Resulting Issuer Note shall be convertible into Resulting Issuer Proportionate Voting Shares in accordance with the Cannex Share Exchange Ratio (such that, upon conversion, in lieu of each Cannex Share to which such holder was theretofore entitled upon such conversion, the holder shall receive Resulting Issuer Proportionate Voting Shares based on the Cannex Share Exchange Ratio) and any document evidencing a Cannex Note shall thereafter cease and terminate and will be replaced by a Resulting Issuer Note. All terms and conditions of a Resulting Issuer Note, shall be governed by the terms of the certificate evidencing the Resulting Issuer Note, and the former holder of such Cannex Note will cease to be the holder thereof or to have any rights as a holder of such Cannex Note;

(l) concurrently with 3.2(f) above, the Cannex Notes exchanged pursuant to Subsection 3.2(k) shall be cancelled without payment;

(m) concurrently with 3.2(f) above, each Cannex Option shall be terminated and cancelled and each holder of Cannex Options shall be entitled to receive, from the Resulting Issuer, Resulting Issuer Replacement Options in exchange for the termination of the rights and release of claims in respect of each Cannex Option terminated and cancelled, on the basis of the Cannex Option Exchange Ratio (provided that if the foregoing would result in the issuance of a fraction of a Resulting Issuer Replacement Option, then the number of Resulting Issuer Replacement Options otherwise issued shall be rounded down to the nearest whole number). Such Resulting Issuer Replacement Options shall provide for an exercise price per Resulting Issuer Replacement Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Cannex Share that would otherwise be

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payable pursuant to the Cannex Option it replaces is divided by (ii) the Cannex Share Exchange Ratio, and any document evidencing a Cannex Option shall thereafter evidence and be deemed to evidence such Resulting Issuer Replacement Options. Except as explicitly provided herein, all terms and conditions of a Resulting Issuer Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as those of the corresponding Cannex Option for which it was exchanged, and shall be governed by the terms of the applicable Resulting Issuer Equity Incentive Plan and the former holder of such Cannex Options will cease to be the holder thereof or to have any rights as a holder of such Cannex Options and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Cannex Option. It is intended that subsection 7(1.4) of Tax Act and U.S. Treas. Reg. Secs. 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D), as applicable, apply to such exchange of Cannex Options. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Resulting Issuer Replacement Option will be increased such that the In-The-Money Amount of the Resulting Issuer Replacement Option immediately after the exchange does not exceed the In-The-Money Amount of the Cannex Option (or a fraction thereof) exchanged for such Resulting Issuer Replacement Option immediately before the exchange;

(n) concurrently with 3.2(f) above, the Cannex Options exchanged pursuant to Subsection 3.2(m) shall be cancelled without payment; and

(o) one minute after 3.2(f) above, the Cannex Windup shall be, and shall be deemed to be, effected;

provided that none of the foregoing events or transactions shall occur or be deemed to occur unless all of the foregoing occur or is deemed to occur.

3.3 Issuance of Additional Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares

(a) Each holder of Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Notes, Resulting Issuer Warrants and Resulting Issuer NH Warrants shall be issued and shall receive, upon the exercise by such holder of such Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Notes, Resulting Issuer Warrants and Resulting Issuer NH Warrants in accordance with the terms thereof, Resulting Issuer Subordinate Voting Shares or Resulting Issuer Proportionate Voting Shares, as applicable.

(b) Each holder of Resulting Issuer Proportionate Voting Shares, including holders of Resulting Issuer Replacement Options for Proportionate Voting Shares, Resulting Issuer NH Replacement Options, Resulting Issuer Notes, Resulting Issuer Warrants and Resulting Issuer NH Warrants that exercise or convert such shares, options, notes or warrants shall be issued and shall receive, upon the conversion or exercise by such holder of such Resulting Issuer Proportionate Voting Shares, Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Notes, Resulting Issuer Warrants or Resulting Issuer NH Warrants, as the case may be, in accordance with the special rights and restrictions attached to the Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares in accordance with the special rights and restrictions attached to the Resulting Issuer Proportionate Voting Shares.

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(c) Each holder of Resulting Issuer Multiple Voting Shares shall be issued and shall receive, upon the conversion by such holder of such Resulting Issuer Multiple Voting Shares in accordance with the special rights and restrictions attached to the Resulting Issuer Multiple Voting Shares, Resulting Issuer Subordinate Voting Shares in accordance with the special rights and restrictions attached to the Resulting Issuer Multiple Voting Shares.

3.4 Post-Effective Time Procedures

(a) Following the receipt of the Final Order and prior to the Effective Date, the Resulting Issuer shall deliver or arrange to be delivered to the Depository such number of Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares and Resulting Issuer Multiple Voting Shares in certificated or book-entry form required to be issued.

(b) Subject to the provisions of Article 5 hereof, and upon return of a properly completed and executed Nevada Holdco Letter of Transmittal or Cannex Letter of Transmittal, if applicable, by a registered former Nevada Holdco Shareholder or Cannex Shareholder, as the case may be, together with certificates, or in the case of shares in book-entry form or uncertificated form, an "agent's message", representing Nevada Holdco Shares or Cannex Shares and such other documents as the Depository may require, the Depositary shall deliver to former Nevada Holdco Shareholders and former Cannex Shareholders, as applicable, Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares, or Resulting Issuer Multiple Voting Shares, as the case may be, in accordance with the provisions of this Plan of Arrangement, in certificated or book-entry form to which they are entitled.

3.5 No Fractional Resulting Issuer Securities

In no event shall any Nevada Holdco Shareholder, Nevada Holdco Optionholder, Cannex Shareholder, Cannex Optionholder, Cannex Warrantholder, or Cannex Noteholder be entitled to a fractional security of the Resulting Issuer. Where the aggregate number of securities of the Resulting Issuer to be issued under this Business Combination would result in a fraction of securities of the Resulting Issuer being issuable, the number of securities of the Resulting Issuer to be received shall be rounded down to the nearest whole Resulting Issuer Share or other Resulting Issuer security, as the case may be, except to the extent that such rounding would materially and adversely affect the intended tax treatment set forth in Section 2.15 of the Business Combination Agreement.

ARTICLE 4
DISSENT RIGHTS

4.1 Rights of Dissent

(a) Subject to Section 4.1(c), registered holders of Nevada Holdco Shares that duly exercise the Nevada Holdco Dissent Rights and are ultimately:

(i) determined to be entitled to be paid fair value for their Nevada Holdco Dissenting Shares by Nevada Holdco (which fair value, notwithstanding anything to the contrary contained in the NRS, shall be determined as of the close of business on the day before the Effective Date), shall be deemed to have irrevocably transferred their Nevada Holdco Dissenting Shares to Nevada Holdco in exchange for the right to be paid fair value for such Nevada Holdco

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Dissenting Shares, and Nevada Holdco shall thereupon be obligated to pay the amount therefore determined to be the fair value of such Nevada Holdco Dissenting Shares; or

(ii) determined not to be entitled to be paid fair value for their Nevada Holdco Dissenting Shares by Nevada Holdco, for any reason, shall be deemed to have participated in the Arrangement on the same basis as a registered holder of a Nevada Holdco Share that has not exercised the Nevada Holdco Dissent Rights.

(b) Subject to 4.1(c), registered holders of Cannex Shares that duly exercise the Cannex Dissent Rights and are ultimately:

(i) determined to be entitled to be paid fair value for their Cannex Dissenting Shares by Cannex (which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be determined as of the close of business on the day before the Effective Date), shall be deemed to have irrevocably transferred their Cannex Dissenting Shares to Cannex in exchange for the right to be paid fair value for such Cannex Dissenting Shares, and the Resulting Issuer shall thereupon be obligated to pay the amount therefore determined to be the fair value of such Cannex Dissenting Shares from the Cannex Escrow Fund; or

(ii) determined not to be entitled to be paid fair value for their Cannex Dissenting Shares by Cannex, for any reason, shall be deemed to have participated in the Arrangement on the same basis as a registered holder of a Cannex Share that has not exercised the Cannex Dissent Rights.

(c) In no circumstances shall the Resulting Issuer, Nevada Holdco, Cannex, or any other person be required to recognize a person purporting to exercise Nevada Holdco Dissent Rights or Cannex Dissent Rights, as the case maybe, after the completion of the step contemplated by Section 3.2(b), and each such Person who has exercised Nevada Holdco Dissent Rights or Cannex Dissent Rights will cease to be entitled to the rights of the registered holders of Nevada Holdco Shares or the Cannex Shares, respectively, in respect of the shares in relation to which such Person has exercised such dissent rights, and the register for the Nevada Holdco Shares and the Cannex Shares, as applicable, will be amended to reflect that such former holder is no longer the holder of such shares as and from the completion of the step set forth in Section 3.2(b).

In addition to any other restrictions under the Interim Order and Section 238 of the BCBCA, and for greater certainty, (A) Nevada Holdco Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Nevada Holdco Business Combination Resolution shall not be entitled to exercise Nevada Holdco Dissent Rights; and (B) Cannex Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Cannex Component of the Business Combination Resolution shall not be entitled to exercise Cannex Dissent Rights.

ARTICLE 5
DELIVERY OF SHARES

5.1 Delivery of Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares and Resulting Issuer Multiple Voting Shares

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Subject to Section 5.4:

(a) Upon surrender to the Depository for cancellation of a certificate, if any, evidencing the surrender of such shares, that immediately before the Effective Time were deemed to have represented one or more outstanding Nevada Holdco Shares that were exchanged for Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares or Resulting Issuer Multiple Voting Shares, together with the duly completed and executed Nevada Holdco Letter of Transmittal with respect to such shares and such other documents and instruments as would have been required to effect the exchange of the Nevada Holdco Shares under the BCBCA and the articles of Nevada Holdco and such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered Nevada Holdco Shares shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder following the Effective Time, such number of Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares or Resulting Issuer Multiple Voting Shares in certificated form or book-entry form that such holder is entitled to receive pursuant to this Plan of Arrangement.

(b) Upon surrender to the Depository for cancellation of a certificate, if any, or in the case of Cannex Shares in uncertificated or book-entry form, an "agent's message" evidencing the surrender of such shares, that immediately before the Effective Time represented one or more outstanding Cannex Shares together with the duly completed and executed Cannex Letter of Transmittal with respect to such shares and such other documents and instruments as would have been required under the BCBCA and the notice of articles and articles of Cannex and such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered Cannex Shares shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder following the Effective Time, the Resulting Issuer Subordinate Voting Shares and/or the Resulting Issuer Proportionate Voting Shares, in certificated or book-entry form, that such holder is entitled to receive in accordance with this Plan of Arrangement.

(c) After the effective time of the amalgamation described in Section 3.2(c) and until surrendered for cancellation as contemplated by Subsection 5.1(a) hereof, each Nevada Holdco Share (other than Nevada Holdco Shares held immediately prior to such time by Nevada Holdco Dissenting Shareholders), and any certificates deemed to represent such Nevada Holdco Shares, shall be deemed at all times to represent only the right to receive in exchange therefor the Resulting Issuer Shares that the holder is entitled to receive in accordance with this Plan of Arrangement.

(d) After the effective time of the exchange described in Section 3.2(f) and until surrendered for cancellation as contemplated by Subsection 5.1(b) hereof, each Cannex Share (other than Cannex Shares held immediately prior to such time by Cannex Dissenting Shareholders) shall be deemed at all times to represent only the right to receive in exchange therefor the Resulting Issuer Subordinate Voting Shares and/or the Resulting Issuer Proportionate Voting Shares that the holder is entitled to receive in accordance with this Plan of Arrangement.

5.2 Lost Certificates

If any certificate, that immediately prior to the Effective Time represented, or was deemed to represent, one or more outstanding Nevada Holdco Shares, Nevada Holdco Options, Nevada Holdco

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Warrants, Cannex Shares, Cannex Warrants, Cannex Notes or Cannex Options shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, and the receipt by the Depositary of a Nevada Holdco Letter of Transmittal or Cannex Letter of Transmittal, as applicable, the Depository shall deliver in exchange for such lost, stolen or destroyed certificate, the Consideration that such holder is entitled to receive in accordance with this Plan of Arrangement. When authorizing such delivery of the Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration give a bond satisfactory to the Resulting Issuer, Nevada Holdco or Cannex, as applicable, and the Depository (acting reasonably) in such amount as the Resulting Issuer, Nevada Holdco or Cannex, as applicable, and the Depository (acting reasonably) may direct, or otherwise indemnify the Resulting Issuer, Nevada Holdco or Cannex, as applicable, and the Depository in a manner satisfactory to the Resulting Issuer, Nevada Holdco or Cannex, as applicable, and the Depository, acting reasonably, against any claim that may be made against the Resulting Issuer, Nevada Holdco, Cannex, or the Depository, as applicable, with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of the Resulting Issuer, Nevada Holdco or Cannex, as applicable.

5.3 Distributions with Respect to Unsurrendered Shares

No dividend or other distribution declared or made after the Effective Time with respect to the Resulting Issuer with a record date after the Effective Time shall be delivered to any former Nevada Holdco Shareholder or former Cannex Shareholder, unless and until the holder shall have complied with the provisions of Section 5.1 or Section 5.2 hereof. Subject to applicable Law, at the time of such compliance, there shall, in addition to the delivery of Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to the Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares or Resulting Issuer Multiple Voting Shares net of any amount deducted or withheld therefrom in accordance with Section 5.4 hereof.

5.4 Withholding Rights

The Resulting Issuer, Nevada Holdco or Cannex, and the Depository shall deduct and withhold from all distributions or payments otherwise payable to any former Nevada Holdco Shareholder or former Cannex Shareholder (an "**Affected Person**") any amounts required to be deducted and withheld with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Law or treaty, in each case, as amended (a "**Withholding Obligation**"). To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing authority. The Resulting Issuer, Nevada Holdco or Cannex and the Depository shall also have the right to:

(a) withhold and sell, on their own account or through a broker (the "**Broker**"), and on behalf of any Affected Person; or

(b) require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to the Resulting Issuer, Nevada Holdco, Cannex or the Depository as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

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such number of Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares and Resulting Issuer Multiple Voting Shares, issued or issuable to such Affected Person pursuant to the Business Combination as is necessary to produce sale proceeds (after deducting commissions payable to the broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any such sale of Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares, or Resulting Issuer Multiple Voting Shares, as applicable, shall be effected on a public market in accordance with applicable securities Laws, and as soon as practicable following the Effective Date. None of the Resulting Issuer, the Depository or the broker will be liable for any loss arising out of any sale of such Resulting Issuer Shares including any loss relating to the manner or timing of such sales, the prices at which Resulting Issuer Shares are sold or otherwise. The Resulting Issuer and the Depository shall provide prior written notice of any intention to deduct or withhold under applicable Withholding Obligations from any distributions or payments otherwise payable to any Affected Person so as to give each such Affected Person the reasonable opportunity to provide the Resulting Issuer and the Depository with any information or documentation sufficient to reduce or eliminate such Withholding Obligations.

If the Resulting Issuer, Nevada Holdco, Cannex or the Depository deducts or withholds any amount (or any Resulting Issuer Shares, as the case may be) pursuant to this Section 5.4, then:

(a) the Resulting Issuer, Nevada Holdco, Cannex or the Depository, as applicable, shall pay the full amount required to be deducted to the appropriate taxing authority on a timely basis and in accordance with applicable Law; and

(b) as soon as practicable after payment of such amount to the appropriate taxing authority, the Resulting Issuer, Nevada Holdco, Cannex or the Depository, as applicable, shall deliver to the Affected Person the original or certified copy of a receipt issued by such taxing authority evidencing such payment, and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Affected Person.

Any agreement entered into in connection with the Depository's engagement shall require the Depository to take such actions that are set forth in this section.

5.5 Limitation and Proscription

To the extent that a former Nevada Holdco Shareholder or Cannex Shareholder shall not have complied with the provisions of Section 5.1 or Section 5.2 hereof on or before the date that is six (6) years after the Effective Date (the "**final proscription date**"), then the Resulting Issuer Shares that such former Nevada Holdco Shareholder or Cannex Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital or other consideration in respect thereof and the Resulting Issuer Shares to which such former Nevada Holdco or Cannex Shareholder was entitled, shall be delivered to the Resulting Issuer by the Depository and certificates representing Resulting Issuer Shares shall be cancelled by the Resulting Issuer, and the interest of the former Nevada Holdco Shareholder or Cannex Shareholder, in such Resulting Issuer Shares to which it was entitled shall be terminated as of such final proscription date for no consideration.

5.6 No Liens

Any exchange, issuance or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens of any kind.

5.7 No Liability

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None of Nevada Holdco, Cannex, the Resulting Issuer or the Depositary shall be liable to any Person in respect of any payment of consideration otherwise payable pursuant to this Plan of Arrangement properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any certificate, instrument or agreement representing shares, options, notes or warrants shall not have been surrendered, and an affidavit with respect thereto shall not have been delivered pursuant to Section 5.2, immediately prior to the date on which any consideration to be paid upon surrender of such certificate, instrument or agreement representing share, option, note or warrant would otherwise escheat to or become the property of any Governmental Entity, any such consideration shall, to the extent permitted by applicable Law, become the property of the Resulting Issuer, free and clear of all claims of or interest of any Person previously entitled thereto.

5.8 Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Nevada Holdco Shares, Nevada Holdco Options, Nevada Holdco Warrants, Cannex Shares, Cannex Notes, Cannex Warrants, Cannex Options, Resulting Issuer Shares, Resulting Issuer Warrants, Resulting Issuer Notes and Resulting Issuer Options issued prior to the Effective Time or pursuant to this Plan of Arrangement; (ii) the rights and obligations of the Resulting Issuer, Nevada Holdco, Cannex, the Depository, the registered holders of Resulting Issuer Shares, Nevada Holdco Shares, Nevada Holdco Options, Nevada Holdco Warrants, Cannex Shares, Cannex Options, Cannex Warrants, Cannex Notes, Resulting Issuer Warrants, Resulting Issuer Notes and Resulting Issuer Options and any transfer agent or other Depository in relation thereto, shall be solely as provided for in this Plan of Arrangement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to the Resulting Issuer Shares, Nevada Holdco Shares, Nevada Holdco Options, Nevada Holdco Warrants, Cannex Shares, Cannex Warrants, Cannex Notes and Cannex Options, shall be deemed to have been exchanged, compromised, released and determined without liability except as set forth herein.

ARTICLE 6
AMENDMENTS

6.1 Amendments to Plan of Arrangement

(a) The Parties reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided, however, that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by each of the Parties; (iii) filed with the Court and, if made following the Nevada Holdco Meeting or the Cannex Meeting, approved by the Court; and (iv) communicated to holders or former holders of Nevada Holdco securities or Cannex securities if and as required by the Court.

(b) Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties prior to the Nevada Holdco Meeting and the Cannex Meeting; provided, however, that the Parties shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Nevada Holdco Meeting and the Cannex Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Nevada Holdco Meeting or the Cannex Meeting shall be effective only if: (i) it is consented to in writing by the Parties; (ii) it is filed

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with the Court (other than amendments contemplated in Subsection 6.1(d), which shall not require such filing) and (iii) if required by the Court, it is consented to by Nevada Holdco Shareholders or Cannex Shareholders, as applicable, voting or consenting, as the case may be, in the manner directed by the Court.

(d) Any amendment, modification or supplement to this Plan of Arrangement may be made by the Parties without the approval of or communication to the Court or the Nevada Holdco Shareholders or the Cannex Shareholders, provided that it concerns a matter which, in the reasonable opinion of the Parties is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any of the Nevada Holdco Shareholders or the Cannex Shareholders, as applicable.

(e) This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Business Combination Agreement.

ARTICLE 7
FURTHER ASSURANCES

7.1 Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Business Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

No. S-193026
Vancouver Registry

CANNEX CAPITAL HOLDINGS INC., 1196260 B.C. LTD., 4FRONT CORP.

PETITIONERS

IN THE MATTER OF SECTION 288 OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, CHAPTER 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING CANNEX CAPITAL HOLDINGS INC., 1196260 B.C. LTD., 4FRONT HOLDINGS LLC AND 4FRONT CORI

ORDER MADE AFTER APPLICATION
(FINAL ORDER)

FASKEN MARTINEAU DuMOULIN LLP
Barristers & Solicitors
2900 – 550 Burrard Street
Vancouver, B.C., V6C 0A3
604 631 3131

Counsel: Mark Pontin
Matter No: 315804.00002

315804.00002/103942669.3

NOTE REGARDING REDACTION:

Confidential information and commercially sensitive

information has been redacted.

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), is made on January 29, 2020, by and among GOTHAM GREEN FUND 1, L.P., a Delaware limited partnership, GOTHAM GREEN FUND 1 (Q), L.P., a Delaware limited partnership, GOTHAM GREEN CREDIT PARTNERS SPV 2, L.P., a Delaware limited, GOTHAM GREEN FUND II, L.P., a Delaware limited partnership, GOTHAM GREEN FUND II (Q), L.P., a Delaware limited partnership, 4FRONT VENTURES CORP., a corporation amalgamated under the laws of the Province of British Columbia (the “Company”), CANNEX HOLDINGS (NEVADA) INC., a Delaware corporation (“Cannex Borrower”), 4FRONT U.S. HOLDINGS INC., a Delaware corporation (“4Front Borrower” and, with the Cannex Borrower, collectively, the “US Borrowers”, and each a “US Borrower”; and, together with the Company and the Lenders, each a “Party” and collectively, the “Parties”), and the Guarantors listed on the signature pages hereto.

RECITALS:

A. The Parties entered into an Amended and Restated Purchase Agreement on July 31, 2019, among the Company, the Borrowers and the Initial Lenders (defined herein) (the “Existing Purchase Agreement”).

B. Pursuant to the Existing Purchase Agreement, (i) the Borrowers issued to the Initial Lenders (defined herein) certain Senior Secured Convertible Notes, in an aggregate initial principal amount of US$33,501,779.64, and (ii) the Company issued to the Initial Lenders certain Warrants expiring November 21, 2021.

C. The Company, the Issuer and the Lenders desire to provide for the purchase of additional senior secured convertible notes and warrants from the Borrowers and the Company, respectively, in each case as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Existing Purchase Agreement, as amended by this Amendment (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

2. Amendments to Existing Purchase Agreement. The Existing Purchase Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.1 (Definitions) in alphabetical order:

“Bridge Loan Lenders” means, collectively, Gotham Green Fund II, L.P., a Delaware limited partnership, and Gotham Green Fund II (Q), L.P., a Delaware limited partnership.

“Bridge Loan Notes” means the senior secured convertible notes issued by the Borrowers to the Bridge Loan Lenders on the First Amendment Effective Date, in an aggregate initial principal amount of US$3,000,000, in substantially the form attached as Exhibit A to the First Amendment.

“Bridge Loan Warrant Certificates” means the certificates representing the Bridge Loan Warrants in substantially the form attached as Exhibit B to the First Amendment.

“Bridge Loan Warrants” means the warrants of the Company issued to the Bridge Loan Lenders on the First Amendment Effective Date, such warrants being exercisable to acquire an aggregate amount of up to 27,876 Warrant Shares, and such warrants being exercisable for a period of 36 months following the First Amendment Effective Date at an exercise price per share equal to US$53.81 per Warrant Share, subject to standard anti-dilution adjustments as set forth in the Bridge Loan Warrant Certificate evidencing such warrants.

“First Amendment” means the First Amendment to this Agreement, dated as of the First Amendment Effective date.

“First Amendment Effective Date” means January 29, 2020.

“Initial Lenders” means Gotham Green Fund 1, L.P., a Delaware limited partnership, Gotham Green Fund 1 (Q), L.P., a Delaware limited partnership, and Gotham Green Credit Partners SPV 2, L.P., a Delaware limited partnership.

(b) The definitions in the Existing Purchase Agreement set forth below are hereby amended and restated in their entirety as follows:

“Lenders” means, collectively, the Initial Lenders and the Bridge Loan Lenders, and their respective successors and assigns.

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines of any Governmental Body, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used, whether applicable in Canada or the United States or any other jurisdiction; and “Law” means any one of them. Notwithstanding the foregoing, the definition of Laws excludes any U.S. federal laws, Canadian federal, provincial or territorial laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, sale, or any transactions promoting the business or involving the proceeds of marijuana (cannabis) and related substances (collectively, the “Excluded Laws”); provided, however, that Excluded Laws shall not include any provision of the Code, including, without limitation, Section 280E of the Code.

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“Notes” means, collectively, (a) the Senior Secured Convertible Notes issued by the Borrowers to the Initial Lenders on the Restated Closing Date, in an aggregate initial principal amount of US$33,501,779.64, and (b) the Bridge Loan Notes (in each case, as amended, restated, supplemented or otherwise modified from time to time).

“Warrant Certificates” means, collectively, the certificates representing (a) the Warrants described in clause (a) of the definition of “Warrants”, in the form attached as Exhibit “B” to the Agreement, and (b) the Bridge Loan Warrant Certificates, the form of each of which is attached to the First Amendment as Exhibit B (in each case, as amended, restated, supplemented or otherwise modified from time to time).

“Warrants” means, collectively, (a) the warrants of the Company issued to the Initial Lenders on the Restated Closing Date, and (b) the Bridge Loan Warrants.

(c) Article 2 (Notes and Consideration) of the Existing Purchase Agreement is hereby amended to add the following as new sections to the end of such article:

2.4	BRIDGE LOAN NOTES AND WARRANTS

(a) In reliance upon the representations, warranties and covenants set out in this Agreement, the Bridge Loan Lenders hereby agree to subscribe for and purchase from the Borrowers, and the Borrowers agree to issue and sell to the Bridge Loan Lenders, on the First Amendment Effective Date, the Bridge Loan Notes, and the Company agrees to issue and sell to the Bridge Loan Lenders the Bridge Loan Warrants, for an aggregate purchase price of US$3,000,000 (the “Bridge Loan Consideration”).

(b) On the First Amendment Effective Date, the Bridge Loan Lenders shall pay the Bridge Loan Consideration, pursuant to a written letter of instruction from the Borrowers to the Bridge Loan Lenders. The Company and the Bridge Loan Lenders agree as between the Company and the Bridge Loan Lenders, that the fair market value of the Bridge Loan Warrants in the aggregate is equal to US$0.01 and that, pursuant to Treas. Reg. § 1.1273-2(h), US$0.01 of the issue price of the investment unit will be allocable to the Bridge Loan Warrants and the balance of the Bridge Loan Consideration shall be allocable to the Bridge Loan Notes. The Company, the Borrowers, and the Bridge Loan Lenders shall prepare and file all U.S. tax and information reports in a manner consistent with the foregoing allocation and treatment and shall not take any position on any U.S. tax return, before any U.S. taxing authority or in any proceeding relating to U.S. taxes that is inconsistent with such allocation and treatment unless required by a determination within the meaning of Section 1313(a) of the U.S. Tax Code. The Company and the Bridge Loan Lenders shall use commercially reasonable efforts to defend such allocation and treatment in any such tax proceeding.

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(c) On the First Amendment Effective Date, the Borrowers and the Company, respectively, shall issue to the Bridge Loan Lenders the Bridge Loan Notes and Bridge Loan Warrants, respectively, subscribed for pursuant to Section 2.4(a), and shall execute and deliver to each Bridge Loan Lender a Bridge Loan Note and a Bridge Loan Warrant, respectively, registered in the name of such Bridge Loan Lender or as they may otherwise direct in writing, against delivery of the subscription price therefor pursuant to Section 2.4(b).

(d) A new Section 5.5 is hereby added to the end of Article 5 of the Existing Purchase Agreement, as follows:

“5.5 APPLICATION OF PAYMENTS

The Lenders hereby agree that all voluntary prepayments of the Obligations and payments upon maturity of any Notes (provided that such maturity was not accelerated due to an Event of Default or otherwise) received from the Company or any Credit Party under the Notes shall be applied in the following order of priority (the “Application of Payments Provision”):

FIRST, to the payment of costs and expenses of the Collateral Agent in connection with its exercise of remedies and enforcing or collecting the Obligations;

SECOND, to the payment of costs and expenses of the Lenders in connection with their exercise of remedies and enforcing or collecting the Obligations, ratably in respect of the principal amount of Notes then held by each such Lender;

THIRD, to the payment of accrued but unpaid interest that is due in cash with respect to the Notes which are not Bridge Loan Notes (for clarity, excluding interest which has been added to the principal amount thereof, in accordance with their terms), ratably in respect of the principal amount of such Notes then held by the Lenders; and

FOURTH, to the payment of the principal amount with respect to all of the Notes, ratably in respect of the principal amount of such Notes then held by the Lenders; provided that, if a default or Event of Default is not then continuing, the Borrowers may elect to apply such portion of such payment toward the principal amount of either the Initial Notes and/or the Bridge Loan Notes in accordance with their respective terms.

Notwithstanding the foregoing, amounts applied toward the Obligations from Proceeds of Collateral shall be applied as set forth in the applicable Security Agreement.

The Borrowers agree to make payments under the Notes in accordance with the foregoing Application of Payments Provision. To the extent any Lender receives any payment under the Notes which does not comply with the foregoing Application of Payments Provision, such Lender shall segregate and hold such payment in trust for the benefit of, and immediately paid over to, the other Lenders, to be applied in

4

accordance with the Application of Proceeds Provision, in the same form as received, with any necessary endorsements. Each Lender hereby authorizes the foregoing payment provisions, and such authorization is irrevocable and coupled with an interest.”

(e) A new Article 27 is hereby added to the end of the Existing Purchase Agreement, as follows:

“Article 27. ACKNOWLEDGMENT REGARDING EXCLUDED LAWS. The parties hereto agree and acknowledge that no party makes, will make or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement or any Transaction Agreement with any Excluded Laws. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Excluded Laws unless such non-compliance also constitutes a violation of applicable state laws, rules or regulations, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the applicable state laws, rules and regulations are fully compliant with Excluded Laws.”

3. Conditions to Effectiveness of Amendment. This Amendment shall be effective as of the First Amendment Effective Date subject only to the satisfaction of each of the following conditions:

(a) The Lenders shall have received this Amendment, duly executed by the Credit Parties.

(b) The Bridge Loan Lenders, as applicable, shall have received Bridge Loan Notes and Bridge Loan Warrant Certificates, duly executed by the Borrowers and/or the Company, as applicable;

(c) The Borrowers shall have paid a fee with respect to the amounts advanced under the Bridge Loan equal to US$90,000, in cash, ratably to the Bridge Loan Lenders (the “Bridge Loan Fee”), which fee is fully earned as of the First Amendment Effective Date and non-refundable.

(d) The Bridge Loan Lenders shall have paid the Bridge Loan Consideration to the Borrowers as set forth in Section 2.4 of the Purchase Agreement, less the Bridge Loan Fee (without duplication of Section 3(c) of this Amendment) and the Lenders’ costs and expenses accrued to the First Amendment Effective Date and reimbursable under the Purchase Agreement or other Transaction Agreements.

(e) As of the First Amendment Effective Date, and after giving effect to the First Amendment,

(i) no Event of Default shall have occurred and be continuing;

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(ii) the representations and warranties of the Credit Parties contained in ARTICLE 4 of the Purchase Agreement and in the other Transaction Agreements shall be true and correct in all material respects (without duplication of qualifiers therein as to materiality or Material Adverse Effect) as of the First Amendment Effective Date as if made on the First Amendment Effective Date (except to the extent expressly made as of a prior date (other than the Restated Closing Date, which shall be read to be the First Amendment Effective Date), in which case such representations and warranties shall be true and correct as of such earlier date), with exceptions to the foregoing being disclosed to the Lenders in the form of updated Schedules to the Purchase Agreement; and

(iii) the Credit Parties shall have performed and complied with all of the terms, covenants, agreements and conditions to be performed or complied with by it on or prior to the First Amendment Effective Date (other than any failure to perform or comply with such terms, covenants, agreements and conditions which the Lender has waived in writing), and, to the extent that any Schedules hereto are incomplete or inaccurate as of the First Amendment Effective Date, the Credit Parties shall deliver updated Schedules.

(f) On the First Amendment Effective Date, the Company and each other Credit Party shall have executed and delivered, or caused to be executed and delivered, to the Lenders, a certificate signed by the appropriate officers of such Person certifying, inter alia, as to the (i) Articles and notice of articles of the Company, and all constating, organizational or governing documents of each other Credit Party, (ii) resolutions of the board of directors, managers, shareholders or members, as applicable, of the Company and each other Credit Party authorizing and approving such Person’s execution, delivery and performance of their obligations under the Transaction Agreements, (iii) incumbency and signatures of the signing officers of the Company and each other Credit Party, and (iv) certificates of good standing of recent date for the Company and each other Credit Party from the relevant authority in each jurisdiction in which such Person is qualified to do business.

4. Survival and Reaffirmation. By execution hereof, the Company, each other Credit Party and each Lender respectively agrees as follows:

(a) That, except as herein modified or amended, all terms, conditions, covenants, contained in the Transaction Agreements, as amended, to the extent they have not been fully performed or are intended to survive closing, shall remain in full force and effect and all representations and warranties contained in the Transaction Agreements are true and correct in all material respects (without duplication of qualifiers therein as to materiality or Material Adverse Effect) as of the date hereof (except to the extent expressly made as of a prior date (other than the Restated Closing Date, which shall be read to be the First Amendment Effective Date), in which case such representations and warranties shall be true and correct as of such earlier date), and that each of the undersigned hereby acknowledges this Amendment.

(b) That the liability of the Company, the other Credit Parties and the Lenders, howsoever arising or provided for in the Existing Purchase Agreement, the Notes, the Warrant Certificates, and the other Transaction Agreements, as hereby modified or amended, is hereby reaffirmed.

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(c) That this Amendment does not constitute nor should it be construed as a waiver of any current or future defaults of the Company, any Credit Party or any Lender under any Transaction Agreement, including without limitation, defaults of any financial covenants to be maintained by the Credit Parties or any of them, or any Lender’s right to enforce all of its rights and remedies whether now or in the future.

5. Reaffirmation of Guaranty. By signing this Amendment, the Company and each Credit Party hereby extends, reaffirms, ratifies and confirms its guaranty of the Obligations (each is a “Guaranty”) in its entirety and hereby ratifies and confirms that:

(a) such Guaranty and all other Transaction Agreements remain in full force and effect in accordance with its terms; (b) there are no defenses, setoffs or counterclaims with respect thereto; and (c) such Guaranty continues to guaranty the Obligations of the Company and the Borrowers under the Transaction Agreements in accordance with its terms.

6. Representations and Warranties of the Company and the Borrowers. The Company and each Borrower hereby represents and warrants to the Lenders as follows:

(a) No default, Event of Default or event of acceleration under any Transaction Agreement, as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default, an Event of Default or event of acceleration under any Transaction Agreement, as modified herein, has occurred and is continuing.

(b) There has been no material adverse change in the financial condition of the Company or the Borrowers, taken as a whole, or any other person whose financial statement has been delivered to the Initial Lenders in connection with the Obligations from the most recent financial statements received by the Initial Lenders.

(c) Each and all representations and warranties of the Company, the Borrowers and each other Credit Party in the Purchase Agreement and all other Transaction Agreements are accurate on the date hereof (except to the extent expressly made as of a prior date (other than the Restated Closing Date, which shall be read to be the First Amendment Effective Date), in which case such representations and warranties shall be true and correct as of such earlier date), with the same force and effect as if entirely restated in this Amendment.

(d) None of the Credit Parties has any claims, counterclaims, defenses or set-offs with respect to the Obligations or any other Transaction Agreement, as modified herein.

(e) The Transaction Agreements, as modified herein, are the legal, valid and binding obligations of the Company and each other Credit Party, as applicable, enforceable against such party in accordance with their terms.

7.	Representation and Warranty of the Lenders

As of the date hereof, each Lender hereby represents and warrants to the Company and each of the Borrowers that (a) each Lender is incorporated, formed or otherwise organized in a jurisdiction outside of Canada; and (b) the Bridge Loan Warrants and the Bridge Loan Notes are being purchased for investment purposes only and not with a view to resale to a purchaser in Canada.

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8. Transaction Agreement. This Amendment is for all purposes a “Transaction Agreement” as defined in the Existing Purchase Agreement, and all references to the “Agreement” in the Existing Purchase Agreement shall include and incorporate this Amendment, as applicable.

9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:		ISSUER:

4FRONT VENTURES CORP.		CANNEX HOLDINGS (NEVADA) INC.
a corporation incorporated under the laws of the Province of British Columbia		a Nevada corporation

		By:	“Joshua N. Rosen”
By:	“Joshua N. Rosen”	Name: Joshua N. Rosen
Name: Joshua N. Rosen		Its: President
Its: CEO

4FRONT U.S. HOLDINGS INC.
a Delaware corporation

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Its: President, Secretary and Treasurer

[signatures continue on following page]

[Signature-page to First Amendment to Amended and Restated Securities Purchase Agreement]

[Signature page to First Amendment to Amended and Restated Securities Purchase

Agreement (continued)]

ORIGINAL LENDERS:

GOTHAM GREEN FUND 1, L.P.		GOTHAM GREEN CREDIT PARTNERS SPV 2, L.P.
By: Gotham Green GP 1, LLC, its general partner		By: Gotham Green Credit Partners GP 2, LLC, its general partner

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
Name: Jason Adler		Name: Jason Adler
Its: Managing Member		Its: Managing Member

GOTHAM GREEN FUND 1 (Q), L.P.

By: Gotham Green GP 1, LLC, its general partner

By:	“Joshua N. Rosen”
Name: Jason Adler
Its: Managing Member

BRIDGE LOAN LENDERS:

GOTHAM GREEN FUND II, L.P.		GOTHAM GREEN FUND II (Q), L.P.

By: Gotham Green GP II, LLC, its general partner		By: Gotham Green GP II, LLC, its general partner

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
Name: Jason Adler		Name: Jason Adler
Its: Managing Member		Its: Managing Member

[Signature-page to First Amendment to Amended and Restated Securities Purchase Agreement]

[Signature page to First Amendment to Amended and Restated Securities Purchase

Agreement (continued)]

COLLATERAL AGENT:

GOTHAM GREEN ADMIN 1, LLC
a Delaware limited liability company

By:	“Joshua N. Rosen”
Name: Jason Adler
Its: Managing Member

[Signature-page to First Amendmentto Amended and Restated Securities Purchase Agreement]

[Signature page to First Amendment to Amended and Restated Securities Purchase

Agreement (continued)]

OTHER CREDIT PARTIES:

4FRONT HOLDINGS LLC,		ADROIT CONSULTING GROUP, LLC,
a Delaware limited liability company		a Delaware limited liability company
		By:	“Joshua N. Rosen”
By:	“Joshua N. Rosen”
Name: Joshua N. Rosen		Name: Joshua N. Rosen
Title: Manager and Chief Executive Officer		Title: Manager

4FRONT ADVISORS, LLC,		LINCHPIN INVESTORS LLC,
an Arizona limited liability company		a Delaware limited liability company

By: 4Front Holdings LLC		By: 4Front Holdings LLC
Its: Sole Member		Its: Sole Member

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
Name: Joshua N. Rosen Title: Manager, Chief Executive Officer		Name: Joshua N. Rosen
Title: Manager, Chief Executive Officer

MISSION PARTNERS USA, LLC,		MISSION PARTNERS IP, LLC, a Delaware limited liability company a Delaware limited liability company

By: 4Front Holdings LLC		By: Mission Partners USA, LLC
Its: Sole Member		Its: Sole Member
By: 4Front Holdings LLC

By:	“Joshua N. Rosen”	Its: Sole Member
Name: Joshua N. Rosen
Title: Manager, Chief Executive Officer

		By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Manager, Chief Executive Officer

[Signature-page to First Amendment to Amended and Restated Securities Purchase Agreement]

PHX INTERACTIVE LLC,		401 EAST MAIN STREET LLC,
an Arizona limited liability company		a Delaware limited liability company

By: Mission Partners USA, LLC		By: Linchpin Investors LLC
Its: Sole Member		Its: Sole Member

By: 4Front Holdings LLC		By: 4Front Holdings LLC
Its: Sole Member		Its: Sole Member

By:		By:
Name:	Joshua N. Rosen	Name: Joshua N. Rosen
Title:	Manager, Chief Executive Officer	Title: Manager, Chief Executive Officer

3907 FALLS ROAD, LLC,		8554 S. COMMERCIAL AVE, LLC,
a Delaware limited liability company		a Delaware limited liability company

By: Linchpin Investors, LLC		By: Linchpin Investors, LLC
Its: Sole Member		Its: Sole Member

By: 4Front Holdings LLC		By: 4Front Holdings LLC
Its: Sole Member		Its: Sole Member

By:		By:
Name:	Joshua N. Rosen	Name:	Joshua N. Rosen
Title:	Manager, Chief Executive Officer	Title:	Manager, Chief Executive Officer

883 HYDE PARK AVE, LLC		AG-GROW IMPORTS LLC,
a Delaware limited liability company		a Washington limited liability company

By: Linchpin Investors, LLC
Its: Sole Member		By:
		Name:	Joshua N. Rosen
By: 4Front Holdings LLC		Title:	Manager
Its: Sole Member

By:
Name:	Joshua N. Rosen
Title:	Manager, Chief Executive Officer

[Signature-page to First Amendment to Amended and Restated Securities Purchase Agreement]

REAL ESTATE PROPERTIES LLC,		BRIGHTLEAF DEVELOPMENT LLC,
a Washington limited liability company		a Washington limited liability company

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
Name:	Joshua N. Rosen	Name: Joshua N. Rosen
Title:	Manager	Title: Manager
FULLER HILL DEVELOPMENT CO.		PURE RATIOS HOLDINGS INC.,
LLC,		a Delaware corporation
a Washington limited liability company

By: Brightleaf Development LLC		By:	“Joshua N. Rosen”
Its: Sole Member		Name: Joshua N. Rosen
Title: President
By	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Manager
CANNEX HOLDINGS (CALIFORNIA) INC.,
a California corporation

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: President

[Signature-page to First Amendment to Amended and Restated Securities Purchase Agreement]

Exhibit A

Form of Bridge Loan Note

(See attached.)

Form of Bridge Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C)(1) AND (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE US. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

4FRONT VENTURES CORP.

CANNEX HOLDINGS (NEVADA) INC.

4FRONT U.S. HOLDINGS INC.

SENIOR SECURED CONVERTIBLE NOTE

Date: January 29, 2020

ARTICLE 1

PRINCIPAL AND INTEREST

1.1	Promise to Pay

FOR VALUE RECEIVED, the undersigned, 4FRONT VENTURES CORP., a corporation amalgamated under the laws of the Province of British Columbia (the “Company”), CANNEX HOLDINGS (NEVADA) INC., a Nevada corporation (the “Cannex Borrower”) and 4FRONT U.S. HOLDINGS INC., a Delaware corporation (the “4Front Borrower, and collectively with the Company and the Cannex Borrower, the “Borrowers”, and each a “Borrower”), jointly and severally, each hereby acknowledges itself indebted to and promises to pay to the order of [•], a Delaware limited partnership, and its successors and assigns (the “Holder” or “Lender”) on the earlier of (i) July 29, 2020 and (ii) such earlier date as the Principal Amount (as hereinafter defined) may become payable (the “Maturity Date”) in accordance with the provisions of this senior secured convertible note (this “Note”), the principal amount of $[•] in lawful money of the United States (the “Initial Principal Amount”), the Exit Fee, and interest (“Interest”), which shall accrue on the Principal Amount outstanding from time to time at a fixed rate of fifteen percent (15%) per annum (the “Applicable Interest Rate”), compounding monthly and payable as set forth in Section 3.2 below, until the Principal Amount of this Note is repaid in full in accordance herewith.

Any Obligations (as defined in the Amended & Restated Securities Purchase Agreement, defined below) arising out of this Note, including without limitation the Principal Amount and the Interest, shall be referred to herein as the “Obligations”. The Holder acknowledges that this Note is one of a series of notes of substantially identical terms and conditions (collectively, the “Notes”) issued by the Borrowers to other holders (with the Holder, collectively, the “Holders”) on or about the date hereof, under the terms of the Amended & Restated Securities Purchase Agreement.

ARTICLE 2

INTERPRETATION AND GENERAL PROVISIONS

2.1	Interpretation

Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Amended and Restated Securities Purchase Agreement, dated as of July 31, 2019, among the Initial Lenders, the Borrowers and the other parties thereto, as amended by the First Amendment to Amended and Restated Securities Purchase Agreement, dated as of the date hereof, by and among the Lenders, the Borrowers and the other parties thereto (collectively, and as amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Securities Purchase Agreement”).

2.2	Plurality and Gender

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing Persons shall include firms and corporations and vice versa.

2.3 Headings, etc.

The division of this Note into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

2.4	Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

2.5	Currency

Any reference in this Note to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of the United States.

ARTICLE 3

PAYMENT OF PRINCIPAL, INTEREST AND FEES

3.1	Payment of Obligations

The Obligations shall be due and payable without deduction or withholding for taxes of any kind or nature immediately on the earlier of:

(a)	the Maturity Date; and

(b)	the occurrence and continuance of an Event of Default (defined below).

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3.2	Interest

Interest shall accrue on the Principal Amount at the Applicable Interest Rate until the Principal Amount is paid in full, and such Interest shall be paid in kind, compounding monthly (i.e., added to the Principal Amount), and shall be due and payable on the date that all remaining Principal Amount is due and payable pursuant hereto. Interest shall be calculated on the basis of the actual days elapsed in the period for which such Interest is to accrue and on the basis of a year of 360 days.

For purposes of this Note, “Principal Amount” means, as of date of determination, the Initial Principal Amount, plus any Interest paid in kind under Section 3.2 prior to the date of determination, plus, if applicable, the Exit Fee (as hereinafter defined).

3.3	Closing Fee

The Borrowers have paid on the date hereof a fee of three percent (3%) of the Initial Principal Amount to the Lender, in accordance with the Amended and Restated Securities Purchase Agreement.

3.4	Exit Fee

The Borrowers shall pay to the Lender an exit fee (expressed as a percentage of the then outstanding

Principal Amount) (the applicable “Exit Fee”), as follows:

Divestment Milestone	Exit Fee
Divestment Milestone achieved and net cash proceeds are	No Exit Fee
Divestment Milestone achieved and net cash proceeds are	Two Percent (2%)
Divestment Milestone achieved but net cash proceeds are	Ten Percent (10%)

For purposes of this Note, “Divestment Milestone” means the receipt by the Credit Parties of net proceeds in cash, on or before March 31, 2020, in connection with (a) subject to any applicable Lender approval rights in the Amended and Restated Securities Purchase Agreement or (b) an equity or subordinated debt financing otherwise permitted under the Transaction Agreements (or consented to by the Lenders in their sole discretion). Without duplication of the terms of Section 3.2, for clarity, if the Exit Fee is incurred and is not paid in cash on April 1, 2020, it shall become part of the Principal Amount and accrue Interest at the Applicable Interest Rate beginning on April 1, 2020. The Exit Fee and Interest accrued thereon shall each become due and be payable in the same manner and subject to the same terms as the rest of the Principal Amount and Interest, respectively.

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3.5	Voluntary Prepayment

Subject to the second paragraph this Section 3.5, from time to time the Borrowers shall have the right to prepay, in whole or in part, the then outstanding Principal Amount together with accrued and unpaid Interest (that is, Interest which has not yet been paid in kind), provided that the Borrowers pay the Make-Whole Premium contemporaneously with such prepayment. For purposes of this Note, “Make-Whole Premium” means the amount of Interest which, but for the applicable prepayment or any other prepayment, would have accrued as provided for in Section 3.2 with respect to the portion of the Initial Principal Amount being prepaid from the date of this Note through July 29, 2020 (without duplication of any amount paid in cash prior to the applicable date of prepayment with respect to such portion of the Initial Principal Amount).

The Borrowers shall notify the Lender in writing of their intent to make any prepayment under this Section 3.5 at least ten (10) days (or such shorter time as is acceptable to the Lender in its sole discretion) prior to the proposed prepayment date, and such notice shall include the Principal Amount, interest, fees and Make-Whole Premium to be paid on such prepayment date. Such prepayment will be paid by wire transfer of immediately available funds to the account designated by the Lender. Each prepayment hereunder shall be applied to the Obligations as follows: (a) first, to all costs and expenses of the Lender until paid in full; (b) second, to the Make-Whole Premium due with respect to the Principal Amount being paid in connection with such prepayment; (c) third, to all accrued Interest which has not yet been paid in kind under Section 3.2, until such Interest is paid in full; (d) fourth, to the Initial Principal Amount plus all Interest paid in kind under Section 3.2 with respect thereto; (e) fifth, all Interest paid in kind under Section 3.2 with respect to the Exit Fee; and (f) finally, to the Exit Fee.

ARTICLE 4

CONVERSION

4.1	Conversion Right

The Holder has the right (the “Conversion Right”), from time to time and at any time on or prior to 5:00 p.m. (Toronto time) on the earlier of the Business Day immediately preceding (i) the Maturity Date and

(ii) the date fixed for redemption of this Note in accordance with terms hereof, to convert all or any portion of the outstanding Principal Amount plus, at the Holder’s option, all accrued and unpaid Interest (including, without duplication, any Make-Whole Premium owing) with respect to such Principal Amount and any unpaid fees, into Shares, at a price equal to $51.74 per Share (the “Conversion Price”). For purposes of this Note, “Shares” means Class B proportionate voting shares in the capital of the Company.

Notwithstanding any other provision of this Agreement, the Conversion Right shall not be exercisable by the Holder or any person who does not deal at arm’s length with the Holder for purposes of the Income Tax Act (Canada) (collectively, “Holder Related Parties”) to the extent that, after giving effect to such conversion, the Holder Related Parties would beneficially own or have a right to acquire shares of the Company that, in aggregate, represent: (i) 25% or more of the votes that could be cast at the annual meeting of the shareholders of the Company; or (ii) 25% or more of the fair market value of the issued and outstanding shares of the Company at such time.

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4.2	Exercise of Conversion Right

The Conversion Right may be exercised by the Lender by completing and signing the notice of conversion (the “Conversion Notice”) and delivering the Conversion Notice and this Note to the

Borrower. The Conversion Notice shall provide that the Conversion Right is being exercised, shall specify the amount being converted, and shall set out the date (the “Issue Date”) on which Shares are to be issued upon the exercise of the Conversion Right (such date to be no earlier than three (3) Business Days and no later than seven (7) Business Days after the day on which the Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Issue Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within seven (7) Business Days after the Issue Date, a certificate for the required number of Shares shall be issued to the Lender. If less than all of the Principal Amount of this Note is the subject of the Conversion Right, then within seven (7) Business Days after the Issue Date, the Borrowers shall deliver to the Lender a replacement Note in the form hereof in the principal amount of the unconverted principal balance hereof, plus the unconverted portion of any accrued and unpaid Interest and fees, and this Note shall be cancelled. If the Conversion Right is being exercised in respect of the entire Principal Amount of this Note (and, if applicable, all accrued and unpaid Interest and fees), this Note shall be cancelled.

4.3	Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the Maturity Date, the Company shall:

(i)	subdivide or redivide the outstanding Shares into a greater number of Shares;

(ii)	reduce, combine or consolidate the outstanding Shares into a smaller number of Shares;

(iii)	issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of stock dividend; or

(iv)	make a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares,

1. the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.3(a)(i), (iii) and (iv) above, be decreased in proportion to the increase in the number of outstanding Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.3(a)(ii) above, be increased in proportion to the decrease in the number of outstanding Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.3(a) shall occur. Any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other

5

distribution for the purpose of calculating the number of outstanding Shares under Sections 4.3(b) and (g); to the extent that any such securities are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

2.

(b)

If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 4.3(b) as the “Rights Period”), to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) (such subscription price per Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) being referred to in this Section 4.3(b) as the “Per Share Cost”), the Borrowers shall give written notice to the Lender with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Lender shall have fifteen

(15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Lender elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which is the aggregate of:

(A)	the number of Shares outstanding as of the record date for the Rights Offering; and

(B)	the number determined by dividing the product of the Per Share Cost and:

1.

where the event giving rise to the application of this Section 4.3(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

2.

where the event giving rise to the application of this Section 4.3(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into

6

Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the trading price of the Class A subordinate voting shares in the capital of the Company (the “Subordinate Voting Shares”) on the Canadian Securities Exchange (or such other recognized stock exchange or quotation on which the Subordinate Voting Shares are listed for trading), multiplied by eighty (80) (the “Current Market Price”) as of the record date for the Rights Offering; and

(ii)	the denominator of which is:

(A)	in the case described in subparagraph 4.3(b)(i)(B)(1), the number of Shares outstanding, or

(B)	in the case described in subparagraph 4.3(b)(i)(B)(2), the number of Shares that would be outstanding if all the Shares described in subparagraph 4.3(b)(i)(B)(2) had been issued,

1.	as at the end of the Rights Period.

2.

(c)

Any Shares owned by or held for the account of the Company or any subsidiary or affiliate (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

(d)

If by the terms of the rights, options or warrants referred to in Section 4.3(b), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

(1)	the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(2)	the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

(e)

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.3(b) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in this Section 4.3(b), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

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(f)

If the Lender has exercised its Conversion Right in accordance herewith during the Rights Period, the Lender will, in addition to the Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to this Section 4.3(b), is multiplied by the number of Shares received upon the exercise of the Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 4.3(b); provided that no fractional Shares will be issued. Such additional Shares will be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Shares will be delivered to the Lender within 10 Business Days following the end of the Rights Period.

(g)

If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (or other than securities convertible into or exchangeable for Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.3(b)), or (iii) evidences of its indebtedness, or (iv) assets (in each case, other than dividends paid in the ordinary course) then, in each such case, the Borrowers shall give written notice to the Lender with respect thereto, and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Lender elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution (herein referred to as a “Special Distribution”), determined in the manner hereafter set out in 4.3(h). In this Section 4.3(g) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

(h)

In circumstances described in Section 4.3(g), the Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(1)	the numerator of which is:

(A) the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(B) the aggregate fair market value (as determined by action by the directors of the Company, acting reasonably) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

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(2) the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

1.

Any Shares owned by or held for the account of the Company or any subsidiary or affiliate (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

2.

(i)

In the case of any reclassification of, or other change in, the outstanding Shares pursuant to a Change of Control Transaction, if the Lender elects not to redeem this Note in accordance with Article 5, the Lender may elect, prior to the effective date of such Change of Control Transaction, to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. To exercise such right the Lender must provide a notice in writing to the Borrowers no later than seven days prior to the effective date of such Change of Control Transaction, failing which the Lender’s right to convert this Note as a consequence of such Change of Control Transaction shall cease. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the effective date of such Change of Control Transaction. If the Lender elects not to convert any of the Principal Amount of this Note, the Conversion Price in effect after the effective date of such Change of Control Transaction shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Shares resulting from such Change of Control Transaction so that the Lender, upon exercising the Conversion Right after the effective date of such Change of Control Transaction, will be entitled to receive the aggregate number of Shares or other securities, if any, which the Lender would have been entitled to receive as a result of such Change of Control Transaction if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which the Lender was theretofore entitled upon exercise of the Conversion Right.

(j)

In the case of any reclassification of, or other change in, the outstanding Shares (other than a change referred to in Section 4.3(a), Section 4.3(b), Section 4.3(g) or 4.3(i) hereof), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Company determines to be appropriate on a basis consistent with the intent of this Section 4.3; provided that if at any time a dispute arises with respect to adjustments provided for in this Section 4.3(j), such dispute will be conclusively determined by the auditors of the Borrowers or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Company, acting reasonably, and any such determination will be binding on the Borrowers and the Lender. The Borrowers will provide such auditors or accountants with access to all necessary records of the Borrowers. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than as set out in Section 4.3(a), (b), (g) or (i) and other than in connection with a holder or holders of Shares exchanging such Shares for Subordinate Voting Shares in accordance with the constating documents of the Company), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a

9

consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares and other than as set forth in 5.3(a)(i) or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Lender, upon the exercising the Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which the Lender was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which such Lender was theretofore entitled upon exercise of the Conversion Right. If determined appropriate by action of the directors of the Company, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.3 with respect to the rights and interests thereafter of the Lender to the end that the provisions set forth in this Section 4.3 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Note approved by action by the directors of the Company, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

(k)

In any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Lender before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrowers shall deliver to the Lender an appropriate instrument evidencing the Lender’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Issue Date or such later date as the Lender would, but for the provisions of this Section 4.3(k), have become the holder of such additional Shares pursuant to Section 4.3(b).

(l)

The adjustments provided for in this Section 4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other event resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.3(l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

No Conversion Price adjustment will be made to the extent that the Company makes an equivalent distribution to holders of Notes in respect of such Notes. No adjustment to the Conversion Price will be made for distributions or dividends on Shares issuable upon conversion of Notes that have been surrendered for conversion, provided that holders converting their Notes shall be entitled to receive, in addition to the applicable number of Shares, accrued and unpaid interest payable in cash from, and including, the most recent interest payment date to, but excluding, the date of conversion.

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ARTICLE 5

REDEMPTION UPON CHANGE OF CONTROL

5.1	No Early Redemption

Except pursuant to Sections 3.5 and 5.3, the Borrowers shall not be permitted to redeem the Note prior to the Maturity Date without the prior written consent of the Lender.

5.2	Notice of Change of Control Transaction

Upon the occurrence of any event constituting or reasonably likely to constitute a Change of Control Transaction, the Borrowers shall give written notice to the Lender of such Change of Control Transaction at least thirty (30) days or, with the prior written consent of the Lender, as soon as reasonably possible prior to the effective date of any such Change of Control Transaction and another written notice on or immediately after the effective date of such Change of Control Transaction (the “Change of Control Notice”).

5.3	Redemption if Change of Control Transaction

Notwithstanding anything to the contrary herein, upon receipt of a Change of Control Notice with respect to a Change of Control Transaction, the Holder shall, in its sole discretion on or before the closing of the Change of Control Transaction, have the right to require the Borrowers purchase the Note at a price equal to 105% of the then outstanding Principal Amount thereof together, at Holder’s option, with accrued and unpaid Interest and fees (the “Offer Price”); provided that, if 90% or more of the Principal Amount outstanding on the date of the Change of Control Notice have been tendered for redemption, the Company will have the right, in its sole discretion, to redeem all of the outstanding Notes at the Offer Price.

ARTICLE 6

SECURITY

The Borrowers acknowledge and agree that the Obligations under this Note constitute “Obligations” as defined in the Amended and Restated Purchase Agreement, and are secured and guaranteed to the same extent, and rank on a pari passu basis with, all other “Obligations” under the other Notes or otherwise arising under the Amended and Restated Purchase Agreement and/or any other Transaction Agreement.

ARTICLE 7

EVENTS OF DEFAULT

7.1 The occurrence of an “Event of Default” under the Amended and Restated Securities Purchase Agreement shall constitute an event of default (“Event of Default”) hereunder.

7.2 Upon and during the continuation of an Event of Default, the Interest Rate shall increase by three percent (3%) per annum, and the Holder shall be entitled to all of the rights and remedies set forth in the Amended and Restated Securities Purchase Agreement and available to it under applicable law.

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ARTICLE 8

COVENANTS

8.1	Positive Covenants of the Company

So long as any Obligations remain unpaid, the Company shall perform the covenants and actions as set forth in, and in accordance with, the Amended and Restated Securities Purchase Agreement.

8.2	Tax Treatment

For United States federal income tax purposes, the parties agree to treat the Notes as convertible debt instruments that are excepted from the contingent payment debt instrument rules of Treas. Reg. § 1.1275-

4. The parties shall file all federal income tax returns and reports in a consistent manner unless otherwise required pursuant to a final “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.

ARTICLE 9

GENERAL MATTERS

9.1	Amalgamation

The Borrowers acknowledge that if, to the extent permitted under the Amended and Restated Securities Purchase Agreement, either Borrower amalgamates or mergers with any other Person (a) the term “Company”, where used herein shall extend to and include the amalgamated or surviving Person, and (b) the term, “Obligations”, where used herein shall extend to and include the Obligations of the Borrowers and the amalgamated Person.

9.2	No Modification or Waiver

No modification, variation or amendment of any provision of this Note shall be made without the prior written consent of all of the Holders. The Holder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Holder. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Holder of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Holder would otherwise have on any future occasion, whether similar in kind or otherwise. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER THE LAWS OF THE STATE OF WASHINGTON.

9.3	Entire Agreement

This Note together with the Amended and Restated Securities Purchase Agreement and Transaction Agreements defined therein constitute the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein.

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9.4	Performance by Holder

If either Borrower fails to perform any of its obligations hereunder, the Holder may, after notice to the Company, but shall not be obligated to, perform any or all such obligations, and all reasonable costs, charges, expenses, fees, outlays and premiums incurred by the Holder in connection therewith shall be payable by the Borrowers, jointly and severally, forthwith upon demand by the Holder and shall bear interest from the date incurred by the Holder at the Interest Rate then in effect and shall form part of the Obligations. Any such performance by the Holder shall not constitute a waiver by the Holder of any right, power, or privilege under this Note.

9.5	Notice to the Company and the Holder

Any notice to be given to the Borrowers or the Holder shall be in writing and shall be deemed to be validly given if such notice is delivered personally, by facsimile or electronic transmission or sent by prepaid registered mail, addressed as follows:

(a)	if to Borrowers, at:

4Front Ventures Corp. 5060 North 40th Street, Suite 120 Phoenix, AZ 85018
USA

Attention :	Joshua Rosen
E-mail :

With a copy to (which shall not constitute notice):
Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400
Toronto, ON M5H 2T6
Canada

Attention :	Rubin Rapuch
E-mail :	rrapuch@fasken.com

(b)	if to the Holder, at:

c/o Gotham Green Partners, LLC 1437 4th Street, Suite 200 Santa Monica, California 90401
USA

Attention :	David Rosenthal
Email:

With a copy to (which shall not constitute notice):

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Honigman LLP 2290 First National Building 660 Woodward Avenue
Detroit, MI 48226-3506
USA

Attention:	Michael D. DuBay
E-mail:	mdubay@honigman.com

Notice of change of address shall also be governed by this Section 9.5. Any notice given by personal delivery shall be deemed to have been given when received by either Borrower or the Holder, and by prepaid registered mail shall be deemed to have been received by either Borrower or the Holder on the third (3rd) Business Day after the day of such mailing and any notice so given by facsimile or electronic transmission on a Business Day before 5:00 p.m. (local time of the recipient) shall be deemed to have been received by either Borrower or the Holder on such Business Day and otherwise shall be deemed to be received the next Business Day.

9.6	Replacement of Note

If this Note shall become mutilated or be lost, stolen or destroyed and in the absence of notice that the Note has been acquired by a bona fide purchaser, the Borrowers shall issue a new Note upon surrender and cancellation of the mutilated Note, or, in the event that a Note is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Note shall be in the form hereof and the Holder shall be entitled to benefits hereof. In case of loss, theft or destruction, the Holder shall furnish to the Borrowers such evidence of such loss, theft or destruction as shall be satisfactory to the Borrowers in their discretion acting reasonably together with an indemnity in form and substance mutually acceptable to the Borrowers and the Holder, each acting reasonably. The applicant shall pay reasonable expenses incidental to the issuance of any such new Note.

9.7	Successors and Assigns

This Note shall inure to the benefit of the Holder and its successors and its assigns and shall be binding upon the Borrowers and each of their successors.

9.8	Assignment

No Party may assign its rights or benefits under this Note except that the Holder may assign all or any portion of its rights and benefits under this Note to any Person or Persons who may purchase all or part of this Note, subject to compliance with applicable securities laws.

9.9	Registered Obligations

The Borrowers shall keep a “register” in which the Borrowers shall provide for the recordation of the name and address of, and the amount of outstanding principal and interest owing to, the Holder and its Assignees. The entries in the register shall be conclusive evidence of the amounts due and owing to the Holder or its Assignees in the absence of manifest error. The Borrowers, the Holder, and its successors and assigns shall treat each Person whose name is recorded in the register pursuant to the terms hereof as the Holder for all purposes. Notwithstanding anything to the contrary contained in this Note, the Note is

14

a registered obligations and the right, title and interest of the Holder and its Assignees in and to this Note shall be transferable only upon notation of such transfer in the register. This Section 9.9 shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The register shall be available for inspection by the Holder and its successors and assigns at from time to time upon reasonable prior notice.

9.10	Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

9.11	Governing Law

THIS NOTE AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.12	Maximum Rate of Interest

Notwithstanding any other provisions of this Note, if the amount of any interest, premium, fees or other monies or any rate of interest required to be paid under this Note or any other document entered into in connection with this Note would, but for this provision, contravene any applicable Law, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provisions; and to the extent that any excess has been charged or received the Holder shall apply such excess against the outstanding Obligations and refund to the Borrowers any further excess amount.

9.13	Time of Essence

Time shall be of the essence of this Note and a forbearance by the Holder of the strict application of this provision shall not operate as a continuing or subsequent forbearance.

9.14	Waiver

Each Borrower hereby waives presentment, notice of dishonor, protest and notice of protest. No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right exclude other further exercise thereof or the exercise of any other right.

9.15	Waiver of Trial by Jury

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR

15

RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY TO THIS NOTE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.16	Obligations Joint and Several

All obligations of the Borrowers under this Note are joint and several.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

4FRONT VENTURES CORP.

Per:
Name:
Title:

CANNEX HOLDINGS (NEVADA), INC.

Per:
Name:
Title:

4FRONT U.S. HOLDINGS INC.

Per:
Name:
Title:

ACCEPTED AND AGREED as of the date first written above by:

By __________________________, its __________

Per:
Name:
Title:

Exhibit B

Form of Bridge Loan Warrant

(See attached.)

Form of Bridge Loan Warrant

WARRANT CERTIFICATE

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE

(C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 P.M. (TORONTO TIME) ON JANUARY 29, 2023, SUBJECT TO THE TERMS AND CONDITIONS HEREIN, UNLESS THE HOLDER (AS DEFINED HEREIN) HAS EXERCISED ITS RIGHTS PRIOR THERETO.

4FRONT VENTURES CORP.

(Amalgamated under the laws of British Columbia)

Certificate Number: [•]	Warrant to Purchase
[•] Shares

CLASS B SUBORDINATE PROPORTIONATE VOTING SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received, [•], L.P., a Delaware limited partnership, or its lawful assignee (the “Holder”) is entitled to subscribe for and purchase up to [•] fully paid and non-assessable Class B subordinate proportionate voting shares without par value (collectively, the “Shares”, and individually, a “Share”) in the capital of 4Front Ventures Corp. (the “Company”) at a price of US$53.8 1 per one (1) Share at any time on or before 5:00 p.m. (Toronto time) on January 29, 2023 (the “Expiry Date”). This Warrant is subject to the provisions of the Terms and Conditions attached hereto as SCHEDULE “A” and forming part hereof.

The rights represented by the Warrant Certificate (as defined herein) may be exercised by the Holder, in whole or in part (but not as to a fraction of a Share) by surrender of the Warrant Certificate (properly endorsed as required), together with the Warrant Exercise Form (as defined herein) in the form attached hereto as APPENDIX “B”, duly completed and executed, to the Company at 5060 North 40th Street, Suite 120, Phoenix, Arizona, USA 85018, Attention: Mr. Joshua Rosen (CEO), or such other address as the Company may from time to time in writing direct, together with a certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Shares subscribed for. The Holder is advised to read “Instruction to Holders” attached hereto as APPENDIX “A” for details on how to complete the Warrant Exercise Form.

IN WITNESS WHEREOF the Company has caused the Warrant Certificate to be executed by its duly authorized officer, this _____________ day of _________________, 2020.

4FRONT VENTURES CORP.

Per:

Authorized Signatory

[Bridge Loan Warrant—Gotham Green]

SCHEDULE “A”

TERMS AND CONDITIONS

ATTACHED TO CLASS B SUBORDINATE PROPORTIONATE VOTING SHARE PURCHASE

WARRANTS

ISSUED BY 4FRONT VENTURES CORP.

( the “ Company ”)

Each Warrant (as defined herein), whether single or part of a series hereunder, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

Section 1.1 In these Terms and Conditions, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)	“Company” means 4Front Ventures Corp., a corporation amalgamated under the Business Corporations Act (British Columbia) and includes any successor corporations;

(b)	“Company’s auditor” means the accountant duly appointed as auditor of the Company;

(c)	“Exercise Price” means US$53.81 per one (1) Share or as may be adjusted pursuant to Section 5;

(d)

“Existing Purchase Agreement” means the Amended and Restated Securities Purchase Agreement dated July 31, 2019 among, inter alia, the Lender and the Company, pursuant to which the Lender has purchased the Senior Secured Notes and the Existing Warrants;

(e)	“Existing Warrant” means a “Warrant” as defined in the Existing Purchase Agreement;

(f)	“Expiry Date” means January 29, 2023;

(g)	“Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date;

(h)	“Holder” means the registered holder of a Warrant;

(i)	“Lender” shall have the meaning ascribed thereto in the Purchase Agreement;

(j)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning;

(k)

“Purchase Agreement” means the Existing Purchase Agreement, as amended by first amendment thereto dated as of the date hereof, pursuant to which the Lender has purchased the Senior Secured Notes, the Existing Warrants and the Warrants (as further amended, restated, supplemented or otherwise modified from time to time);

(l)	“Senior Secured Notes” means the “Notes” as defined in the Purchase Agreement;

(m)

“Shares” or “shares” means the Class B subordinate proportionate voting shares in the capital of the Company as constituted at the date of issue of a Warrant and any shares resulting from any event referred to in Part 5;

(n)

“Warrant” means a warrant of the Company as evidenced by the Warrant Certificate, entitling the Holder to purchase 1 Share of the Company (subject to adjustment as provided in the Warrant Certificate) at any time on or prior to January 29, 2023 at the Exercise Price set forth in the Warrant Certificate;

(o)	“Warrant Certificate” means this certificate evidencing the Warrant; and

(p)	“Warrant Exercise Form” means APPENDIX “B” hereof.

Interpretation

Section 1.2 In these Terms and Conditions, except as otherwise expressly provided herein:

(a)	the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Warrant Certificate as a whole and not to any particular Part, clause, subclause or other subdivision;

(b)	a reference to a Part or a Section means a Part or a Section, as applicable, of these Terms and Conditions;

(c)

the headings are for convenience only, do not form a part of these Terms and Conditions and are not intended to interpret, define or limit the scope, extent or intent of these Terms and Conditions or any of its provisions;

(d)	all dollar amounts referred to herein are expressed in United States dollars;

(e)	time will be of the essence hereof; and

(f)	words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

Applicable Law

Section 1.3 The Warrants will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated in all respects as legal contracts under the laws of the Province of British Columbia.

PART 2

ISSUE OF WARRANTS

Additional Warrants

Section 2.1 The Company may at any time and from time to time issue Warrants or grant options or similar rights to purchase shares of the Company.

Issue in Substitution for Lost Warrants

Section 2.2 In case a Warrant Certificate will become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate(s) of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of, such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the Warrants represented by such substituted Warrant Certificate(s) will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue. The Company may charge a reasonable fee for the issuance and delivery of a new Warrant Certificate(s).

Section 2.3 The applicant for the issue of a new Warrant Certificate(s) pursuant hereto will bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its reasonable discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and will pay the reasonable charges of the Company in connection therewith.

Holder Not a Shareholder

Section 2.4 The holding of a Warrant alone will not constitute the Holder a shareholder of the Company with respect to the Shares issuable upon exercise of such Warrant, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Warrant Certificate(s).

Securities Law Exemption

Section 2.5 The Holder acknowledges and agrees that the Warrants and any Shares issued pursuant to the exercise of any Warrants have been or will be issued pursuant to the exemption regarding distributions by reporting issuers provided for in Section 2.3 of Ontario Securities Commission Rule 72-503—Distributions Outside Canada and that the Company has no obligation to, and does not intend to, file any prospectus or registration statement in any jurisdiction in order to qualify any such Warrants and/or Shares for resale to the public pursuant to United States securities laws.

PART 3

OWNERSHIP

Exchange of Warrants

Section 3.1 A Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Company, may be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Shares at the same Exercise Price and on the same terms as the Warrant Certificate so exchanged.

Section 3.2 Warrants may be exchanged only with the Company. Any Warrants tendered to the Company for exchange into Shares will be surrendered to the Company and cancelled.

Section 3.3 The Warrants are transferable by the Holder completing and submitting to the Company a completed and duly executed Warrant Transfer Form in the form attached hereto as APPENDIX “C”.

Charges for Exchange

Section 3.4 On exchange of Warrants, except as otherwise herein provided, payment of any transfer taxes or governmental or other charges which are obligations of the Holder requesting such exchange will be made by such party.

Ownership of Warrants

Section 3.5 The Company may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

Notice to Holder

Section 3.6 Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder will be deemed to be validly given, if mailed to the address of the Holder as set out on the Warrant Certificate or the applicable Warrant Transfer Form. Any notice so given will be deemed to have been received five calendar days from the date of mailing to the Holder or any market intermediary then holding the Warrants of the Holder in any trust account.

PART 4

EXERCISE OF WARRANTS

Method of Exercise of Warrants

Section 4.1 The right to purchase Shares conferred by a Warrant may be exercised by the Holder surrendering the Warrant Certificate, together with a duly completed and executed Warrant Exercise Form and a certified cheque, bank draft, or wire transfer payable to, or to the order of, the Company, at the address as set out on the Warrant Certificate, for the aggregate Exercise Price. A Holder may not exercise such Holder’s exercise rights granted herein unless such request is made in respect of a number of Warrants that is equal to a whole number, such that a whole number of Shares is issued as the result of such exercise.

Effect of Exercise of Warrants

Section 4.2 Upon surrender and payment as aforesaid, the Shares so subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of such Shares on the date of such surrender and payment, and such Shares will be issued in exchange for the aggregate Exercise Price, as such Exercise Price may be adjusted in the events and in the manner described herein.

Section 4.3 Within five days after surrender and payment as aforesaid, the Company or their transfer agent will forthwith cause to be delivered to the person in whose name the Shares are directed to be registered as specified in such Warrant Exercise Form, or if no such direction is given, the Holder, a certificate for the appropriate number of Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Subscription for Less than Entitlement

Section 4.4 A Holder may purchase a number of Shares less than the number which the Holder is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder, upon exercise thereof, will, in addition to certificates representing Shares issued on such exercise, be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant Certificate but which were not then purchased.

Warrants for Fractions of Shares

Section 4.5 To the extent that a Holder is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate will entitle the Holder to receive a whole number of Shares.

Expiration of Warrants

Section 4.6 After the Expiry Date, all rights under the Warrants will wholly cease and terminate, and the Warrants will thereupon be void and of no effect.

Exercise Price

Section 4.7 The price per Share which must be paid upon exercise of one Warrant is the Exercise Price, as may be adjusted in the events and in the manner described herein.

Class of Securities

Section 4.8 [Intentionally deleted]

PART 5

ADJUSTMENTS AND ACCELERATION

Section 5.1 Adjustments

(1)

Definitions: For the purposes of this Part 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection:

(a)	“Adjustment Period” means the period commencing on the date of issue of this Warrant and ending at the Expiry Time;

(b)

“Current Market Price” means the price per share equal to the weighted average price at which the Subordinate Voting Shares have traded on the Canadian Securities Exchange or another stock exchange on which the Subordinate Voting Shares principally trade or, if the Subordinate Voting Shares are not then listed on such an exchange, in the over-the-counter market, and if no over-the-counter market exists then as determined by the directors of the Company acting reasonably and in good faith relying upon the advice of independent financial advisers, during the period of any twenty (20) consecutive trading days ending not more than five (5) business days before such date, in each case multiplied by 80;

(c)

“director” means a director of the Company at the relevant time and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Company as a board or, whenever empowered, action by any committee of the directors of the Company;

(d)	“Shares” shall mean Class B subordinate proportionate voting shares in the capital of the Company;

(e)	“Subordinate Voting Shares” shall mean the Class A subordinate voting shares in the capital of the Company; and

(f)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)

Adjustments: The Exercise Price and the number of Shares issuable to the Holder pursuant to this Warrant shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Company shall:

(i)	fix a record date for the issue of, or issue, Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend;

(ii)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Shares payable in Shares or securities exchangeable or exercisable for or convertible into Shares;

(iii)	subdivide the outstanding Shares into a greater number of Shares; or

(iv)	consolidate the outstanding Shares into a lesser number of Shares;

(any of such events in subclauses 5.1(2)(a)(i), 5.1(2)(a)(ii), 5.1(2)(a)(iii) and 5.1(2)(a)(iv) above being herein called a “Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Shares are determined for the purposes of the Share Reorganization and the effective date of the Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Share Reorganization; and

(B)

the denominator of which shall be the number of Shares which will be outstanding immediately after giving effect to such Share Reorganization (including in the case of a distribution of securities exchangeable or exercisable for or convertible into Shares, the number of Shares that would be outstanding had such securities all been exchanged or exercised for or converted into Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 5.1(2)(a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Share actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. If the Holder has not exercised its right to subscribe for and purchase Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Shares then subscribed for and purchased by the Holder, at the Exercise Price determined in accordance with this Subsection 5.1(2)(a) the aggregate number of Shares that the Holder would have been entitled to receive as a result of such Share Reorganization, if, on such record date or effective date, as the case may be, the Holder had been the holder of record of the number of Shares so subscribed for and purchased.

(b)

If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Share or securities exchangeable for or convertible into Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A) the number of Shares outstanding on the record date for the Rights Offering; and

(B) the quotient determined by dividing:

either: (a) the product of the number of Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Shares are offered; or (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be; by the Current Market Price as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the aggregate of the number of Shares outstanding on such record date and the number of Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Shares, the number of Shares into which such securities may be exchanged, exercised or converted).

Any Share owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 5.1(2)(b) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Subsection 5.1(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the Shares of:

(i)	shares of the Company of any class other than Shares;

(ii)

rights, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than rights, options or warrants pursuant to which holders of Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Shares or securities exchangeable or exercisable for or convertible into Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Shares at an exchange, exercise or conversion price per share on the record date for the issue of such securities) of at least 95% of the Current Market Price on such record date);

(iii)	evidences of indebtedness of the Company; or

(iv)	any property or assets of the Company;

and if such issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between

the product of the number of Shares outstanding on such record date and the Current Market Price on such record date, and the fair value, as determined by the directors of the Company, to the holders of Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price on such record date.

Any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 5.1(2)(c) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares referred to in this Subsection 5.1(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)

a reclassification or redesignation of the Shares, any change of the Shares into other shares or securities (excepting any conversion of Shares to Subordinate Voting Shares at the request of a holder of Shares) or any other capital reorganization involving the Shares other than a Share Reorganization;

(ii)

a consolidation, amalgamation or merger of the Company with or into any other body corporate which results in a reclassification or redesignation of the Shares or a change of the Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization, the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of this Warrant, in lieu of the number of Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

(e)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Subsections 5.1(2)(a), 5.1(2)(b), or 5.1(2)(c) hereof, then the number of Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to Subsection 5.1(2) of this Warrant.

(a)	Subject to the following provisions of this Subsection 5.1(3), any adjustment made pursuant to Subsection 5.1(2) hereof shall be made successively whenever an event referred to therein shall occur.

(b)

No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price; provided, however, that any adjustments which except for the provision of this Subsection 5.1(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of Subsection 5.1(2) hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Shares issuable upon the exercise of this Warrant (except in respect of the Share Reorganization described in Subsection 5.1(2)(a)(iv) hereof or a Capital Reorganization described in Subsection 5.1(2)(d)(ii) hereof).

(c)

No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of this Warrant shall be made in respect of any event described in Section 5.1 hereof if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised this Warrant prior to or on the record date or effective date, as the case may be, of such event.

(d)

No adjustment in the Exercise Price or in the number of Shares purchasable upon the exercise of this Warrant shall be made pursuant to Subsection 5.1(2) hereof in respect of the issue from time to time of Shares and Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Company and/or any subsidiary of the Company and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Share Reorganization, a Rights Offering nor any other event described in Subsection 5.1(2) hereof.

(e)

If at any time during the Adjustment Period the Company shall take any action affecting the Shares, other than an action described in Subsection 5.1(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder, either or both the Exercise Price and the number of Shares purchasable upon exercise of this Warrant shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, as may be equitable in the circumstances; provided, however, that any such adjustment shall be subject to the approval of the applicable recognized stock exchange (if the Shares are then listed on such stock exchange) and any other required regulatory approvals.

(f)

If the Company shall set a record date to determine holders of Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

(g)

In any case in which this Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in Subsection 5.1(2) hereof, the Company may defer, until the occurrence of such event:

(i)

issuing to the Holder, to the extent that this Warrant is exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Holder any distribution declared with respect to such additional Shares after such record date and before such event;

provided,

however, that the Company shall deliver to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Shares purchasable upon the exercise of this Warrant and to such distribution declared with respect to any such additional Shares issuable on this exercise of this Warrant.

(h)

In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Company shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(i)

If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Shares purchasable upon the exercise of this Warrant, such disputes shall be conclusively determined by a firm of independent chartered accountants mutually acceptable to the Company and the Holder other than the auditors of the Company and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to Subsection 5.1(2) hereof and shall be binding upon the Company and the Holder.

(j)

As a condition precedent to the taking of any action which would require an adjustment pursuant to Subsection 5.1(2) hereof, including the Exercise Price and the number or class of Shares or other securities which are to be received upon the exercise thereof, the Company shall take any action which may, in the opinion of counsel to the Company, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable shares all of the Shares or other securities which the Holder is entitled to receive in accordance with the provisions of this Warrant Certificate.

(4)

Notice: At least seven (7) days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant, including the Exercise Price and the number of Shares which are purchasable under this Warrant, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Subsection 5.1(4) has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment. The Company hereby covenants and agrees that the register of transfers and transfer books for the Shares will be open, and that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such seven (7) day period.

Determination of Adjustments

Section 5.2 If any question will at any time arise with respect to any adjustments to be made under Part 5, such question will be conclusively determined by the Company’s auditor, or, if the Company’s auditor declines to so act, any other chartered accountant that the Company and the Holder mutually agree upon and designate (acting reasonably) and who will have access to all appropriate records, and such determination will be binding upon the Company and the Holder.

Hold Period

Section 5.3 The Shares received by the Holder upon the exercise of the Warrants may be subject to a hold period as determined by the policies of the Canadian Securities Exchange and/or other applicable securities laws of stock exchange polices the Company is then listed on.

PART 6

COVENANTS BY THE COMPANY

Reservation of Shares

Section 6.1 The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of Shares to satisfy the rights of purchase provided for in all Warrants from time to time outstanding.

PART 7

RESTRICTION ON EXERCISE

Section 7.1 [Intentionally deleted]

Section 7.2 This Warrant and the Shares to be issued upon its exercise have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. This Warrant may not be exercised in the United States, or by or for the account or benefit of a U.S. person or a person in the United States, unless (i) the Shares are registered under the U.S. Securities Act and the applicable laws of any such state or (ii) an exemption from such registration requirements is available and, in either case, the Holder has complied with the requirements set forth in the Warrant Exercise Form attached hereto as APPENDIX “B”. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

Section 7.3 Any Shares issued upon exercise of this Warrant in the United States, or to or for the account or benefit of a U.S. person or a person in the United States, will be “restricted securities”, as defined in Rule 144(a)(3) under the U.S. Securities Act. The certificates representing such Shares, as well as all certificates issued in exchange or in substitution therefor, until such time as is no longer required under the applicable requirements of the U.S. Securities Act, or applicable state securities laws, will bear, on the face of such certificate, the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act (“Regulation S”) and such Shares were acquired at a time when the Company is a “foreign issuer” as defined in Regulation S, the legends set forth above in this Section 7.3 may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Appendix “D” attached hereto (or in such other form as the Company may prescribe from time to time); and provided, further, that, if the Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legends may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legends are no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Section 7.4 Notwithstanding any provision to the contrary contained herein, no Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates evidencing the Shares thereby issued may bear such legend as may, in the opinion of legal counsel to the Company, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares of the Company are listed, provided that, at any time, in the opinion of legal counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at that holder’s expense, provides the Company with evidence reasonably satisfactory in form and substance to the Company (which may include an opinion of legal counsel reasonably satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

PART 8

MODIFICATION OF TERMS, SUCCESSORS Modification of Terms and Conditions for Certain Purposes

Section 8.1 From time to time the Company may, subject to the provisions of the Warrant Certificate, with the consent of the Holder, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are reasonably necessary or advisable in the circumstances;

(b)

making such provisions not inconsistent herewith as may be reasonably necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of Warrants on any stock exchange or house;

(c)

adding to or altering the provisions hereof in respect of the registration of Warrants making provision for the exchange of Warrant Certificates of different denominations; and making any modification in the form of Warrant Certificates which does not affect the substance thereof;

(d)	for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(e)	to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Part 8.

The Company may Amalgamate on Certain Terms

Section 8.2 Nothing herein contained will prevent any amalgamation or merger of the Company with or into any other company, or the sale of the property or assets of the Company to any company lawfully entitled to acquire the same; provided however that such amalgamation or merger is permitted under the Purchase Agreement.

Additional Financings

Section 8.3 Nothing herein contained will prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate. Notwithstanding the foregoing, the Company shall not, through any issuance or sale of securities, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

[End of Schedule “A”]

APPENDIX “A”

INSTRUCTIONS TO HOLDERS

TO EXERCISE:

To exercise Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix “B” and deliver the Warrant Certificate(s) to the Company, indicating the number shares to be acquired.

TO TRANSFER:

To transfer Warrants, the Holder must complete, sign and deliver the Warrant Transfer Form, attached as Appendix “C” and deliver the Warrant Certificate(s) to the Company. The Company may require such other certificates or opinions to evidence compliance with applicable securities legislation in Canada.

To transfer Warrants, the Warrant Holder’s signature on the Warrant Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

4Front Ventures Corp.

5060 North 40th Street, Suite 120

Phoenix, AZ 85018

USA

Attention: Mr. Joshua Rosen (CEO)

[End of Appendix “A”]

APPENDIX “B”

WARRANT EXERCISE FORM

TO:	4Front Ventures Corp.

5060 North 40th Street, Suite 120

Phoenix, AZ 85018

USA

Attention: Mr. Joshua Rosen (CEO)

The undersigned Holder of the within Warrants hereby subscribes for ____________ Class B subordinate proportionate voting shares (the “Shares”) of 4Front Ventures Corp. (the “Company”) pursuant to the within Warrants on the terms and price specified in the Warrants. This subscription is accompanied by a certified cheque, bank draft, or wire transfer payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The Shares issued upon exercise of the Warrants will be Class B subordinate proportionate voting shares in the capital of the Company.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

As at the time of exercise hereunder, the undersigned Holder represents, warrants and certifies as follows (check one):

☐

(A) the undersigned holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this exercise form in the United States; OR

☐

(B) the undersigned holder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this exercise form; OR

☐

(C) if the undersigned holder is a U.S. Holder, the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that with respect to the Shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Note: Certificates representing Class B subordinate proportionate voting shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

If the undersigned Holder has indicated that the undersigned Holder is a U.S. Accredited Investor by marking box (B) above, the undersigned Holder additionally represents and warrants to the Company that:

(2)

the undersigned Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

(3)

the undersigned is: (i) purchasing the Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

(4)

the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B)

above, the undersigned also acknowledges and agrees that:

(5)

the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Shares;

(6)

if the undersigned decides to offer, sell or otherwise transfer any of the Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(a)	the sale is to the Company;

2

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)

the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company;

(7)

the Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

(8)	the Company has no obligation to register any of the Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

(9)

the certificates representing the Shares (and any certificates issued in exchange or substitution for the Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

(10)

delivery of certificates bearing such a legend may not constitute “good delivery” in settlement of transactions on Canadian stock exchanges or over-the-counter markets, but a new certificate without such a legend will be made available to the undersigned upon provision by the undersigned of a declaration to the registrar and transfer agent (the “Transfer Agent”) of the Company’s Class B subordinate proportionate voting shares in the form attached as Appendix “D” to the Warrant Certificate (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the Transfer Agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Transfer Agent, to the effect that such sale is being made in compliance with Rule 904 of Regulation S in circumstances where Rule 905 of Regulation S does not apply; and provided, further, that, if any Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legend may be removed by delivery to the Transfer Agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(11)

the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(12)	there may be material tax consequences to the undersigned of an acquisition or disposition of the Shares;

3

(13)

the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Shares; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;

(14)

funds representing the subscription price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

(15)	the Company is not obligated to remain a “foreign issuer”; and

(16)

the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED this _________ day of _______________, 20_____.

In the presence of:

Signature of Witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory for the Holder

4

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the registration in respect of the certificates representing the Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

5

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of 4FRONT VENTURES CORP. (the “Company”) by the holder, the holder hereby represents and warrants to the Company that the holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the holder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned holder, and “B/O” for each beneficial owner, if any, on each line that applies):

(1)

Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

(2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;
(3)

Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(4)

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

(5)

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, otherthan as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

7

(6)

A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

((7)	Any director or executive officer of the Company; or
(8)

Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this alternative is selected you must identify each equity owner and provide statements from each demonstrating how they qualify as an accredited investor.

[End of Appendix “B”]

7

APPENDIX “C”

WARRANT TRANSFER FORM

TO:	4Front Ventures Corp.
5060 North 40th Street, Suite 120
Phoenix, AZ 85018
USA
Attention: Mr. Joshua Rosen (CEO)

FOR VALUE RECEIVED, the undersigned holder (the “Transferor”) of the within Warrants hereby sells, assigns and transfers to _______________________________ (the “Transferee”), ________________ Warrants of 4Front Ventures Corp. (the “Company”) registered in the name of the undersigned on the records of the Company and irrevocably appoints ________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution. The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

The Transferor hereby certifies that (check either A or B):

(A)

the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), in which case the Transferor has delivered or caused to be delivered by the Transferee a written opinion of U.S. legal counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the transfer of the Warrants is exempt from the registration requirements of the U.S. Securities Act; or

(B)

the transfer of the Warrants is being made in reliance on Rule 904 of Regulation S under the U.S. Securities Act, and certifies that: (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”;

(2)

the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

226

(3)	neither the seller nor any affiliate of the seller nor any person acting on their behalf engaged in any directed selling efforts in connection with the offer and sale of the Warrants;

(4)

the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Warrants are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act);

(5)	the Transferor does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities; and

(6)

the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act.

Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

DATED this _________ day of _______________, 20_____.

Signature of Warrant Holder	Signature Guaranteed

2

INSTRUCTIONS FOR TRANSFER

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The signature on the Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

The Warrants will only be transferable in accordance with applicable laws. The Warrants and the shares issuable upon exercise thereof have not been and will not be registered under the U.S. Securities Act or under the securities laws of any state of the United States, and may not be transferred to or for the account or benefit of a U.S. person or any person in the United States without registration under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

[End of Appendix “C”]

3

APPENDIX “D”

FORM OF DECLARATION FOR REMOVAL OF LEGEND TO: Registrar and transfer agent for the shares of 4Front Ventures Corp. (the “Issuer”)

The undersigned (A) acknowledges that the sale of the ____________ Class B subordinate proportionate voting shares in the capital of the Issuer represented by certificate number _______________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Issuer (except solely by virtue of being an officer or director of the Issuer) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated: ____________________________

Signature of Individual (if Seller is an individual)

Authorized signatory (if Seller is not an individual)

Name of Seller (please print) 3112770313690
Name of authorized signatory (please print)

Official capacity of authorized signatory (print print)

229

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representations of our customer ____________________ (the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated _____________, 20__, with regard to the sale, for such Seller’s account, of _________________ Class B subordinate proportionate voting shares (the “Securities”) of the Issuer represented by certificate number ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no of fer to sell Securities was made to a person in the United States;

(2)

the sale of the Securities was executed in, on or through the facilities of the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)

we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “ United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Issuer shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

Per:

Authorized Signatory

[End of Appendix “D”]

C-2

Execution Version

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made on March 20, 2020, by and among GOTHAM GREEN FUND 1, L.P., a Delaware limited partnership, GOTHAM GREEN FUND 1 (Q), L.P., a Delaware limited partnership, GOTHAM GREEN CREDIT PARTNERS SPV 2, L.P., a Delaware limited, GOTHAM GREEN FUND II, L.P., a Delaware limited partnership, GOTHAM GREEN FUND II (Q), L.P., a Delaware limited partnership, 4FRONT VENTURES CORP., a corporation amalgamated under the laws of the Province of British Columbia (the “Company”), CANNEX HOLDINGS (NEVADA) INC., a Delaware corporation (“Cannex Borrower”), 4FRONT U.S. HOLDINGS INC., a Delaware corporation (“4Front Borrower” and, with the Cannex Borrower, collectively, the “US Borrowers”, and each a “US Borrower”; and, together with the Company and the Lenders, each a “Party” and collectively, the “Parties”), and the Guarantors listed on the signature pages hereto.

RECITALS:

A. The Parties entered into an Amended and Restated Securities Purchase Agreement on July 31, 2019, among the Company, the Borrowers and the Lenders, as amended by the First Amendment to Securities Purchase Agreement dated January 29, 2020 (the “Existing Purchase Agreement”).

B. The Borrowers have notified the Lenders that the Company desires to sell the assets of PHX Interactive LLC on or around March 20, 2020, pursuant to the terms and conditions of that certain Asset Purchase Agreement (the “Sale Agreement”), attached hereto as Exhibit A, to be entered into by and among PHX Interactive LLC, 4Front Holdings LLC, Mission Partners USA, LLC and GGP Management Holdings, LLC, as Buyer (such sale transaction, the “Sale”).

C. The Sale would not be a permitted Disposition under Section 4.20(z) of the Existing Purchase Agreement and, without the consent of the Lenders, the consummation of the Sale would result in an Event of Default under Section 6.1(h) of the Existing Purchase Agreement.

D. The Borrowers have requested that the Lenders consent to the Sale and amend the Existing Purchase Agreement as set forth herein, each on the terms and conditions set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Existing Purchase Agreement, as amended by this Amendment (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

2. Consent under Existing Purchase Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 7 below, the Lenders hereby consent to the Sale; it being understood and agreed that the proceeds of the Sale shall be used only for (i) corporate overhead expenses and capital expenditures in accordance with the covenants set forth in Section 4.20(ll) below and the Budget (as defined below) and (ii) payments of the Obligations. Except as expressly set forth herein, the foregoing consent is a limited consent and shall not constitute (i) a modification or alteration of the terms, conditions or covenants of the Existing Purchase Agreement or any other Transaction Agreement or (ii) a waiver, release or limitation upon the exercise by the Lenders of any of their respective rights, legal or equitable thereunder.

3. Amendments to Existing Purchase Agreement. The Existing Purchase Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.1 (Definitions) in alphabetical order:

“Amendment Fee Notes” means the first priority senior secured convertible notes issued on the Second Amendment Effective Date by the Borrowers to the Purchasers in the aggregate initial principal amount of $348,149.65, in substantially the form attached as Exhibit B to this Amendment, as amended, modified, supplemented or restated from time to time, together with all notes issued in substitution or exchange therefor.

“Second Amendment” means the Second Amendment to this Agreement, dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” means March 20, 2020.

(b) The definitions in the Existing Purchase Agreement set forth below are hereby amended and restated in their entirety as follows:

“Fixed Charge Coverage Ratio” means, as of any date, with respect to the Company and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the twelve month period ended on the last day of the testing period most recently ended, to (b) the sum of interest expense and capital lease expense which does not already reduce EBITDA, in each case, which is payable in cash for such period, plus any increase in such interest expense, capital lease expense and rent for the lease of real property, in each case, which is payable in the twelve (12) months following such date (calculated on an annualized basis), plus Taxes paid in cash for such period, and plus scheduled debt amortization payments (as initially scheduled on the incurrence of such debt).

“Notes ” means, collectively, (a) the Senior Secured Convertible Notes issued by the Borrowers on the Restated Closing Date, in an aggregate initial principal amount of

US$33,501,779.64, (b) the Bridge Loan Notes and (c) the Amendment Fee Notes (in each case, as amended, restated, supplemented or otherwise modified from time to time).

(c) Section 4.20(b)(ii) is amended and restated as follows:

(ii) No later than thirty (30) days after the end of each fiscal quarter of the Company, the Company shall deliver a compliance certificate in form and substance reasonably acceptable to Lender, certifying as to the Total Debt to EBITDA Ratio, Fixed Charge Coverage Ratio, Minimum Liquidity and Capital Expenditures, in each case as of the end of the previous fiscal quarter and attaching calculations thereof reasonably acceptable to Lender, and that no Event of Default has occurred or is continuing. Such compliance certificate shall be executed by the Chief Financial Officer or Treasurer of the Company. Without limiting the foregoing, Lender may request at any time and from time to time (in addition to the regularly quarterly compliance certificate) that the Company deliver a compliance certificate certifying as to Minimum Liquidity as of such request date. For purposes of this Section 4.20(b)(ii), “Company” means (i) before the Restated Closing Date, Cannex Holdings and (ii) on and after the Restated Closing Date, 4Front Ventures.

(d) Section 4.20(b) is amended to add the following at the end:

(iii) Not later than thirty (30) days after the end of each calendar month of the Company, the Company shall deliver a certificate, signed by the Chief Financial Officer or Treasurer of the Company, in form and substance reasonably acceptable to Lender, certifying as to compliance with the covenants set forth in Section 4.20(ll) or Section 4.20(mm) with respect to corporate overhead expenses, as applicable, for the immediately preceding calendar month, along with calculations of the corporate overhead expenses in reasonable detail incurred by the Credit Parties and their Subsidiaries during such period.

(e) Section 4.20(ff) is amended and restated as follows:

(ff) Minimum Liquidity. Commencing on January 1, 2021, the Company hereby covenants and agrees that, unless the Lender provides its prior written consent, the Company will have, at all times while any Notes are outstanding, not less than $3,000,000 in unencumbered cash in the account of the Company and such funds shall constitute an “asset” of the Company for purposes of IFRS.

(f) Section 4.20(gg) is amended and restated as follows:

(gg) Total Debt to EBITDA Ratio. Commencing with the period ending December 31, 2020, the Company shall not permit the Total Debt to EBITDA Ratio to exceed the ratio specified below as measured as of the end of each fiscal quarter so specified.

Quarter Ending	Total Debt to EBITDA Ratio
December 31, 2020	8.00 to 1.00
March 31, 2021	5.00 to 1.00
June 30, 2021	4.00 to 1.00
September 30, 2021	3.50 to 1.00
December 31, 2021	3.00 to 1.00

For purposes of this Section 4.20(gg), “Company” means (i) before the Restated Closing Date, Cannex Holdings, and (ii) on and after the Restated Closing Date, 4Front Ventures. Notwithstanding the foregoing, prior to the commencement of the covenant test under this Section 4.20(gg) (at which time, the covenant levels specified above shall apply), a Total Debt to EBITDA Ratio of 5.0 to 1.0 shall apply solely in connection with any action permitted to be taken under this Agreement subject to such action not resulting in an Event of Default, including, without limitation, Permitted Acquisitions, incurrence of new Indebtedness and granting new Liens.

(g) Section 4.20(hh) is amended and restated as follows:

(hh) Fixed Charge Coverage Ratio. Commencing with the period ending December 31, 2020, the Company shall not permit the Fixed Charge Coverage Ratio to be less than the ratio specified below as measured as of the end of each fiscal quarter so specified.

Quarter Ending	Fixed Charge Coverage Ratio
December 31, 2020	0.75 to 1.00
March 31, 2021	1.00 to 1.00
June 30, 2021	1.10 to 1.00
September 30, 2021	1.10 to 1.00
December 31, 2021	1.10 to 1.00

For purposes of this Section 4.20(hh), “Company” means (i) before the Restated Closing Date, Cannex Holdings, and (ii) on and after the Restated Closing Date, 4Front Ventures. Notwithstanding the foregoing, prior to the commencement of the covenant test under this Section 4.20(hh) (at which time, the covenant levels specified above shall apply), a Fixed Charge Coverage Ratio of 1.00 to 1.00 shall apply solely in connection with any action permitted to be taken under this Agreement subject to such action not resulting in an Event of Default, including, without limitation, Permitted Acquisitions, incurrence of new Indebtedness and granting new Liens.

(h) Section 4.20 is amended by adding the following to the end of such section:

(ll) Maximum Corporate Overhead and Capital Expenditures. The Company (x) shall not permit the aggregate amount of corporate overhead expenses incurred by the Company and its subsidiaries, on a consolidated basis, in any period set forth on Schedule 4.20(ll) to exceed the amount set forth thereon for such period, and (y) shall not permit the aggregate amount of capital expenditures made by the Company and its subsidiaries, on a consolidated basis, during the period from April 1, 2020 through December 31, 2020, for a specified category set forth on Schedule 4.20(ll) to exceed the maximum amount set forth thereon for such category.

(mm) Budget. Not later than ten (10) Business Days prior to the commencement of each fiscal year, beginning with the fiscal year commencing on January 1, 2021, the Borrowers shall deliver and present to the Lenders a written budget setting forth in reasonable detail the projected corporate overhead and capital expenditures of the Company and its subsidiaries for the twelve (12) calendar months of such fiscal year, as approved by the Lenders in their reasonable discretion (the “Budget”). The Borrowers shall provide all background and supporting information and analysis the Lenders request regarding such Budget and shall update and revise such Budget pursuant to the Lenders’ reasonable recommendations. The Company shall not, and shall not permit any of its subsidiaries to, incur any expense or make any capital expenditure during the fiscal year following the date of such Budget until such Budget has been approved by the Lenders. The Company and its subsidiaries, on a consolidated basis, shall incur corporate overhead expenses and make capital expenditures during any period set forth in the Budget, in each case, only in accordance with such Budget, provided that the Company’s and its subsidiaries’ actual financial performance for a given period may indicate upward variances to the Budget for such period of not greater than ten percent (10%), in addition to unlimited downward variances. The Budget shall not be amended, supplemented or otherwise modified without the Lenders’ prior written consent, not to be unreasonably withheld, conditioned, or delayed, (and if such consent is given, the term “Budget” shall refer to such modified budget).

4. Conditions to Effectiveness of Amendment. This Amendment shall be effective as of the Second Amendment Effective Date subject only to the satisfaction of each of the following conditions:

(a) The Lenders shall have received this Amendment, duly executed by the Credit Parties and the Amendment Fee Notes, duly executed by the Borrowers, and a true, correct and complete copy of the Sale Agreement, which shall be attached hereto as Exhibit A.

(b) The Borrowers shall pay to the Lenders a non-refundable amendment fee equal to $348,149.65 (which amount is 1.0% of the aggregate Principal Amount of the Notes, excluding the Bridge Notes) (the “Amendment Fee”), which shall be evidenced by the Amendment Fee Notes. The Amendment Fee shall be fully earned on the date hereof and non-refundable.

(c) As of the Second Amendment Effective Date, and after giving effect to the Second Amendment and the transactions contemplated hereby,

(i) no Event of Default shall have occurred and be continuing;

(ii) the representations and warranties of the Credit Parties contained in ARTICLE 4 of the Purchase Agreement and in the other Transaction Agreements shall be true and correct in all material respects (without duplication of qualifiers therein as to materiality or Material Adverse Effect) as of the Second Amendment Effective Date as if made on the Second Amendment Effective Date (except to the extent expressly made as of a prior date (other than the Restated Closing Date, which shall be read to be the Second Amendment Effective Date), in which case such representations and warranties shall be true and correct as of such earlier date), with exceptions to the foregoing being disclosed to the Lenders in the form of updated Schedules to the Purchase Agreement; and

(iii) the Credit Parties shall have performed and complied with all of the terms, covenants, agreements and conditions to be performed or complied with by it on or prior to the Second Amendment Effective Date (other than any failure to perform or comply with such terms, covenants, agreements and conditions which the Lender has waived in writing), and, to the extent that any Schedules hereto are incomplete or inaccurate as of the Second Amendment Effective Date, the Credit Parties shall deliver updated Schedules.

5. Survival and Reaffirmation. By execution hereof, the Company, each other Credit Party and each Lender respectively agrees as follows:

(a) That, except as herein modified or amended, all terms, conditions, covenants, contained in the Transaction Agreements, as amended, to the extent they have not been fully performed or are intended to survive closing, shall remain in full force and effect and all representations and warranties contained in the Transaction Agreements are true and correct in all material respects (without duplication of qualifiers therein as to materiality or Material Adverse Effect) as of the date hereof (except to the extent expressly made as of a prior date (other than the Restated Closing Date, which shall be read to be the Second Amendment Effective Date), in which case such representations and warranties shall be true and correct as of such earlier date), and that each of the undersigned hereby acknowledges this Amendment.

(b) That the liability of the Company, the other Credit Parties and the Lenders, howsoever arising or provided for in the Existing Purchase Agreement, the Notes, the Warrant Certificates, and the other Transaction Agreements, as hereby modified or amended, is hereby reaffirmed.

(c) That this Amendment does not constitute nor should it be construed as a waiver of any current or future defaults of the Company, any Credit Party or any Lender under any Transaction Agreement, including without limitation, defaults of any financial covenants to be maintained by the Credit Parties or any of them, or any Lender’s right to enforce all of its rights and remedies whether now or in the future.

6. Reaffirmation of Guaranty. By signing this Amendment, the Company and each Credit Party hereby extends, reaffirms, ratifies and confirms its guaranty of the Obligations (each is a “Guaranty”) in its entirety and hereby ratifies and confirms that:

(a) such Guaranty and all other Transaction Agreements remain in full force and effect in

6

accordance with its terms; (b) there are no defenses, setoffs or counterclaims with respect thereto; and (c) such Guaranty continues to guaranty the Obligations of the Company and the Borrowers under the Transaction Agreements in accordance with its terms.

7. Representations and Warranties of the Company and the Borrowers. The Company and each Borrower hereby represents and warrants to the Lenders as follows:

(a) No default, Event of Default or event of acceleration under any Transaction Agreement, as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default, an Event of Default or event of acceleration under any Transaction Agreement, as modified herein, has occurred and is continuing.

(b) There has been no material adverse change in the financial condition of the Company or the Borrowers, taken as a whole, or any other person whose financial statement has been delivered to the Lenders in connection with the Obligations from the most recent financial statements received by the Lenders.

(c) Each and all representations and warranties of the Company, the Borrowers and each other Credit Party in the Purchase Agreement and all other Transaction Agreements are accurate on the date hereof (except to the extent expressly made as of a prior date (other than the Restated Closing Date, which shall be read to be the Second Amendment Effective Date), in which case such representations and warranties shall be true and correct as of such earlier date), with the same force and effect as if entirely restated in this Amendment.

(d) None of the Credit Parties has any claims, counterclaims, defenses or set-offs with respect to the Obligations or any other Transaction Agreement, as modified herein.

(e) The Transaction Agreements, as modified herein, are the legal, valid and binding obligations of the Company and each other Credit Party, as applicable, enforceable against such party in accordance with their terms.

8. Transaction Agreement. This Amendment is for all purposes a “Transaction Agreement” as defined in the Existing Purchase Agreement, and all references to the “Agreement” in the Existing Purchase Agreement shall include and incorporate this Amendment, as applicable.

9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:		ISSUER:

4FRONT VENTURES CORP.		CANNEX HOLDINGS (NEVADA) INC.
a corporation incorporated under the laws of the		a Nevada corporation
Province of British Columbia

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
Name: Joshua N. Rosen		Name: Joshua N. Rosen
Its: CEO		Its: President

4FRONT U.S. HOLDINGS INC.
a Delaware corporation

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Its: President, Secretary and Treasurer

[signatures continue on following page]

[Signature page to Second Amendment to Amended and Restated Securities Purchase

Agreement (continued)]

LENDER: GOTHAM GREEN FUND 1, L.P.
GOTHAM GREEN CREDIT PARTNERS SPV 2, L.P.

By: Gotham Green GP 1, LLC, its general partner		By: Gotham Green Credit Partners GP 2, LLC, its general partner

By:	“Jason Adler”	By:	“Jason Adler”
Name: Jason Adler		Name: Jason Adler
Its: Managing Member		Its: Managing Member

GOTHAM GREEN FUND 1 (Q), L.P.

By: Gotham Green GP 1, LLC, its general partner

By:	“Jason Adler”
Name: Jason Adler
Its: Managing Member

GOTHAM GREEN FUND II, L.P.		GOTHAM GREEN FUND II (Q), L.P.

By: Gotham Green GP II, LLC, its general partner		By: Gotham Green GP II, LLC, its general partner

By:	“Jason Adler”	By:	“Jason Adler”
Name: Jason Adler		Name: Jason Adler
Its: Managing Member		Its: Managing Member

[Signature page to Second Amendment to Amended and Restated Securities Purchase

Agreement (continued)]

COLLATERAL AGENT:

GOTHAM GREEN ADMIN 1, LLC
a Delaware limited liability company

By:	“Jason Adler”
Name: Jason Adler
Its: Managing Member

[Signature page to Second Amendment to Amended and Restated Securities Purchase Agreement (continued)]

OTHER CREDIT PARTIES:

4FRONT HOLDINGS LLC,		ADROIT CONSULTING GROUP, LLC,
a Delaware limited liability company		a Delaware limited liability company

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
	Name: Joshua N. Rosen		Name: Joshua N. Rosen
	Title: Manager and Chief ExecutiveOfficer		Title: Manager
4FRONT ADVISORS, LLC,		LINCHPIN INVESTORS LLC,
an Arizona limited liability company		a Delaware limited liability company
By: 4Front Holdings LLC		By: 4Front Holdings LLC
Its: Sole Member		Its: Sole Member

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
	Name: Joshua N. Rosen		Name: Joshua N. Rosen
	Title: Manager and Chief Executive Officer		Title: Manager and Chief Executive Officer

MISSION PARTNERS USA, LLC,		MISSION PARTNERS IP, LLC,
a Delaware limited liability company		a Delaware limited liability company
By: 4Front Holdings LLC Its: Sole Member		By: Mission Partners USA, LLC Its: Sole Member
By: 4Front Holdings LLC Its: Sole Member

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
	Name: Joshua N. Rosen		Name: Joshua N. Rosen
	Title: Manager and Chief Executive Officer		Title: Manager and Chief Executive
Officer

PHX INTERACTIVE LLC,		401 EAST MAIN STREET LLC,
an Arizona limited liability company		a Delaware limited liability company

By: Mission Partners USA, LLC		By: Linchpin Investors LLC
Its: Sole Member		Its: Sole Member

By: 4Front Holdings LLC		By: 4Front Holdings LLC
Its: Sole Member		Its: Sole Member

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
	Name: Joshua N. Rosen		Name: Joshua N. Rosen
	Title: Manager and Chief Executive		Title: Manager and Chief Executive
	Officer		Officer

3907 FALLS ROAD, LLC,		8554 S. COMMERCIAL AVE, LLC,
	a Delaware limited liability company	a Delaware limited liability company

	By: Linchpin Investors, LLC	By: Linchpin Investors, LLC
	Its: Sole Member	Its: Sole Member

	By: 4Front Holdings LLC	By: 4Front Holdings LLC
	Its: Sole Member	Its: Sole Member

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
	Name: Joshua N. Rosen		Name: Joshua N. Rosen
	Title: Manager and Chief Executive		Title: Manager and Chief Executive
	Officer		Officer

	833 HYDE PARK AVE, LLC		AG-GROW IMPORTS LLC,
	a Delaware limited liability company		a Washington limited liability company

By: Linchpin Investors, LLC
Its: Sole Member

By: 4Front Holdings LLC
Its: Sole Member

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
	Name: Joshua N. Rosen		Name: Joshua N. Rosen
	Title: Manager and Chief Executive		Title: Manager
Officer

REAL ESTATE PROPERTIES LLC,		BRIGHTLEAF DEVELOPMENT LLC,
a Washington limited liability company		a Washington limited liability company

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
	Name: Joshua N. Rosen		Name: Joshua N. Rosen
	Title: Manager		Title: Manager

FULLER HILL DEVELOPMENT CO. LLC,		PURE RATIOS HOLDINGS INC., a Delaware corporation
a Washington limited liability company

By: Brightleaf Development LLC
Its: Sole Member

By:	“Joshua N. Rosen”	By:	“Joshua N. Rosen”
	Name: Joshua N. Rosen		Name: Joshua N. Rosen
	Title: Manager		Title: President

CANNEX HOLDINGS (CALIFORNIA) INC.,
a California corporation

By: Brightleaf Development LLC
Its: Sole Member

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: President

Schedule 4.20(ll)

Maximum Corporate Overhead and Capital Expenditures

Month Ending	Maximum Corporate Overhead
January 31, 2020	$2,875,000
February 29, 2020	$2,125,000
March 31, 2020	$2,050,000
April 30, 2020	$1,825,000
May 31, 2020	$2,150,000
June 30, 2020	$1,775,000
July 31, 2020	$1,725,000
August 31, 2020	$1,750,000
September 30, 2020	$1,825,000
October 31, 2020	$2,250,000
November 30, 2020	$1,850,000
December 31, 2020	$1,925,000

Maximum Capital Expenditures from

April 1, 2020 to December 31 2020

Illinois Retail	$850,000
Illinois Cultivation	$3,300,000
Massachusetts Retail	$1,525,000
Massachusetts Cultivation	$300,000
Commerce City, CA	$1,950,000
All Other Markets	$750,000

Total	$8,675,000

Exhibit A

Sale Agreement

(See attached.)

Execution Version

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made and entered into as of the 20th day of March, 2020, by and among PHX Interactive LLC, an Arizona limited liability company (“Seller”), 4Front Holdings LLC, a Delaware limited liability company (“4Front Holdings”), Mission Partners USA, LLC, a Delaware limited liability company (“Mission” and together with Seller and 4Front Holdings, the “Seller Parties” and each, a “Seller Party”), and                                                                                                a Delaware limited liability company (“Buyer”).

RECITALS

A. Seller owns or controls all of the assets used in connection with the management of Greens Goddess Products, Inc., an Arizona non-profit corporation (“LicenseCo”);

B. LicenseCo operates a medical marijuana dispensary in Phoenix, Arizona;

C. Joshua N. Rosen (“Rosen”) is the President, Secretary and sole Director of

LicenseCo;

D. Mission is the sole member of Seller and 4Front Holdings is the sole member of Mission; in such capacities, Mission and 4Front Holdings will benefit from the transactions contemplated by this Agreement;

E. Seller desires to sell, and Buyer desires to purchase, the Assets (as hereinafter defined) for the consideration and upon the terms and conditions set forth below; and,

F. The parties have executed this Agreement to confirm the terms of their rights and obligations with respect to the sale and purchase of the Assets.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Accrued Vacation Expense” shall have the meaning set forth in Section 3.1(b)(iii).

“Act” shall have the meaning set forth in Section 5.15(a).

“Action” shall mean any claim, action, suit, proceeding or investigation, whether at law, in equity or in admiralty or before any court, arbitrator, arbitration panel or Governmental Authority.

“Affiliate(s)” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Allocation Schedule” shall have the meaning set forth in Section 3.5.

“Ancillary Documents” shall mean all conveyances, covenants, warranties, deeds, assignments, bills of sale, confirmations, powers of attorney, approvals and consents explicitly referenced in this Agreement and explicitly required to be delivered at the Closing.

“Annual Financial Statements” shall have the meaning set forth in Section 5.8.

“Assets” shall have the meaning set forth in Section 2.1.

“Assigned Contracts” shall mean, collectively, the Lease, the Management Agreement, and any other Contracts listed on Schedule 2.1(g).

“Assumed Liabilities” shall have the meaning set forth in Section 3.3.

“AZDHS CoC Approval” shall have the meaning set forth in Section 5.5.

“Balance Sheet” shall have the meaning set forth in Section 5.8.

“Books and Records” shall have the meaning set forth in Section 2.1(e).

“Buyer Indemnified Parties” shall have the meaning set forth in Section 9.2.

“Closing” and “Closing Date” shall have the meanings set forth in Section 4.1.

“Closing Debt” shall mean the aggregate amount of all Indebtedness of Seller or LicenseCo, including intercompany loans payable by Seller or LicenseCo to any Affiliate of the Seller Parties, together with any accrued interest thereon, any premiums, fees, penalties, expenses and other amounts related thereto, outstanding as of the Closing Date, including any triggered by the transactions contemplated by this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Contracts” shall mean all contracts, agreements, mortgages, indentures, licenses, leases, commitments, arrangements, sales orders and purchase orders of every kind, whether written or oral.

“Deductible” shall have the meaning set forth in Section 9.5(c).

“Earnest Deposit” shall have the meaning set forth in Section 3.1(a).

“Effective Time” shall have the meaning set forth in Section 4.1.

“Environmental Laws” mean all laws, codes and ordinances, whether foreign or domestic and whether national, federal, provincial, state or local, and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

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“Environmental Liabilities” shall mean any and all Liabilities of Seller or LicenseCo, contingent or fixed, known or unknown, (i) relating to, arising out of or incurred in connection with Hazardous Substances or any violation of or failure to comply with Environmental Laws or (ii) relating to any matter disclosed or required to be disclosed on Schedule 5.19.

“Financial Statements” shall have the meaning set forth in Section 5.8.

“Fundamental Representations” shall have the meaning set forth in Section 9.5(a).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean any governmental or regulatory authority, agency, instrumentality, department, court, commission, body, tribunal or other governmental entity, whether foreign or domestic and whether national, federal, state, provincial or local.

“Hazardous Substances” shall mean any pollutant, contaminant, chemical, toxic or hazardous substance or material or solid waste as defined under Environmental Laws.

“IFRS” shall mean International Financial Reporting Standards, as in effect on the date hereof.

“Indebtedness” with respect to any Person as of a specific date, means an amount equal to the sum, without duplication, of the following: (i) all Liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all Liabilities in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock (including any accrued and unpaid interest, any accumulated and unpaid dividends in respect of any of the foregoing and any prepayment penalties, fees, premiums, make-whole amounts and similar Liabilities arising from or relating to early retirement or redemption of any of the foregoing, including those required as a result of the change of control of the Person, or the refinancing of such Person’s Indebtedness in connection with the Closing), (ii) any net debt, Liabilities or obligations under any derivative financial instruments and any debt, Liabilities or obligations in connection with terminating such financial instruments, (iii) all Liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Liabilities are accounted for by such Person as capital leases or are required to be classified and accounted for under GAAP as capital leases, (iv) all Liabilities for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (i), (ii), or (iii) above to the extent of the obligation secured, and all Liabilities as obligor, guarantor, or otherwise, to the extent of the obligation secured.

“Indemnified Party” shall have the meaning set forth in Section 9.4.

“Indemnifying Party” shall have the meaning set forth in Section 9.4.

“Insurance Policies” shall have the meaning set forth in Section 5.22.

“Intellectual Property” shall have the meaning set forth in Section 2.1(a).

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“Interim Financial Statements” shall have the meaning set forth in Section 5.8.

“Inventory” shall mean all items of inventory, wherever located, including, without limitation, all finished goods, work in process, raw materials, spare parts, samples, models and packaging owned by LicenseCo or Seller.

“Knowledge of Buyer” or any other similar knowledge qualification, means the actual knowledge of , after due inquiry.

“Knowledge of the Seller Parties” or any other similar knowledge qualification, means the actual knowledge of Joshua N. Rosen, Karl Chowscano, Joe Feltham, Jake Wooten and Tanner Phillips, after due inquiry.

“Laws” mean laws, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees, administrative requirements and policies.

“Lease” shall mean that certain Shopping Center Commercial Lease dated December 19, 2016, as amended from time to time.

“Lease Assignment” shall have the meaning set forth in Section 7.1(c).

“Leased Premises” shall mean 2601 W. Dunlap Avenue, Suite 18, Phoenix, AZ 85021.

“Liabilities” mean debts, liabilities, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured, unmatured, or of any other nature.

“Licenses” shall have the meaning set forth in Section 5.15(b).

“Lien” shall mean any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest or encumbrance of any nature.

“Losses” shall mean any and all losses, liabilities, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the Indemnified Party’s rights hereunder, suffered by an Indemnified Party providers; provided, however, that “Losses” shall not include punitive, speculative or remote damages, except (i) in the case of fraud or (ii) to the extent actually awarded to a Governmental Authority or other third party.

“Management Agreement” shall have the meaning set forth in Section 2.1(f).

“Material Contracts” shall have the meaning set forth in Section 5.16.

“Net Working Capital” shall mean the sum of (i) the total dollar value of the Inventory set forth on Schedule 1.2, less (ii) the total dollar value of the accounts payable and the accrued expenses, each as set forth on Schedule 1.2, and calculated in accordance with Schedule 1.2.

“ Pending Litigation Matter ” shall have the meaning set forth in Section 5.6.

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“Pending Litigation Deductible” shall have the meaning set forth in Section 9.5(c).

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, firm, partnership, or other entity or government or Governmental Authority.

“Post-Closing Straddle Period” shall have the meaning set forth in Section 8.10(b).

“Pre-Closing Straddle Period” shall have the meaning set forth in Section 8.10(b).

“Purchase Price” shall mean $6,000,000.

“Released Claims” shall have the meaning set forth in Section 8.9.

“Retained Assets” shall have the meaning set forth in Section 2.2.

“Retained Liabilities” shall have the meaning set forth in Section 3.4.

“ Seller Indemnified Parties ” shall have the meaning set forth in Section 9.3.

“Straddle Period” shall have the meaning set forth in Section 8.10(b).

“Tax(es)” shall mean any:

(a) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transaction privilege, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing;

(b) Liability of the Seller or LicenseCo for the payment of any amounts of the type described in clause (a) arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any Tax Return relating thereto); and

(c) Liability of the Seller or LicenseCo for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation (legal, contractual or otherwise) to indemnify or otherwise assume or succeed to the liability of any other Person.

“Tax Return(s)” shall mean all returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules or statements of information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any Laws relating to any Taxes.

“Transaction Expenses” shall mean the Seller Parties’ or LicenseCo’s: (i) unpaid fees and expenses of any broker, investment banker or financial advisor, and any legal, accounting and consulting fees and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents or the transactions contemplated hereby, and (ii) fees and expenses incurred in connection with the preparation for or consummation of the transactions contemplated hereby and the due diligence process.

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ARTICLE II

TRANSFER OF ASSETS

Section 2.1 Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller hereby agrees to sell, convey, transfer, assign and deliver, and/or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer, and Buyer hereby agrees to purchase from Seller, for the Purchase Price, free and clear of all Liens, all of Seller’s right, title and interest in and to all of the assets, properties, rights and business of Seller, of every kind, nature and description, real, personal and mixed, tangible and intangible and wherever situated, related to, used in or comprising Seller and its business, but excluding all Retained Assets (collectively, the “Assets”). The Assets shall include:

(a) Intellectual Property. All rights to the name “Herb’N” and any derivations thereof, and any other intellectual property assets listed on Schedule 5.21(a) (the “Intellectual Property”);

(b) Real Property. Seller’s rights under the Lease, including its leasehold interest in the Leased Premises;

(c) Claims. All claims, causes of actions and rights of recovery or set-off, reserves, prepayments, deposits and deferred and other charges of Seller relating to the Assets, LicenseCo or the Assumed Liabilities (except for claims, causes of actions and rights of recovery or set-off relating to the Pending Litigation Matter unless otherwise set forth in this Agreement);

(d) Sales and Other Materials. All catalogues, brochures, sales literature, advertising and promotional material and other selling material prepared for products of LicenseCo and all office supplies, production supplies and other miscellaneous supplies owned by Seller and used by LicenseCo;

(e) Books and Records. Originals or true copies of all operating data and records, whether printed or electronic, including without limitation, customer lists, supplier lists, financial accounting and credit books, records and reports, personnel files, records pertaining to suppliers and distributors, correspondence, budgets and all other files, documents and records of or pertaining to Seller, LicenseCo or the Assets (the “Books and Records”);

(f) Management Agreement. All of the rights and benefits accruing to Seller under that certain Dispensary Management Services Agreement between Seller and LicenseCo dated February 22, 2019 (the “Management Agreement”);

(g) Other Assets. The other assets of Seller, if any, listed on Schedule 2.1(g); and

(h) Goodwill. The goodwill and going concern value of Seller.

Without limiting the foregoing, the Assets shall include all assets, property, rights and business of Seller that are used or useful in connection with its management and control of LicenseCo pursuant to the Management Agreement, except for the Retained Assets. To the extent that any assets, property, rights or business of Seller (except for the Retained Assets) are intended to be transferred to Buyer pursuant to the general language of this Agreement but do not appear on the applicable Schedules or Exhibits to this Agreement, the parties shall cooperate in good faith to execute such further documents or instruments as may be necessary to transfer such assets, property, rights and business to Buyer.

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Section 2.2 Assets Not Transferred. Notwithstanding anything to the contrary contained herein, the following assets and properties of Seller are specifically excluded from the Assets and shall be retained by Seller (collectively, the “Retained Assets”):

(a) Agreement. The rights of Seller under this Agreement and the Ancillary Documents;

(b) Corporate Documents. The articles of organization, operating agreements, minute books, and annual reports and franchise tax reports of Seller, and all documents and correspondence related to the foregoing documents;

(c) Mission Trade Name. Any rights of Seller or LicenseCo to use the “Mission” trade name and trademarks, and/or any other intellectual property rights owned or licensed by the Seller Parties or their Affiliates;

(d) Contracts Not Assumed. Any rights of Seller under or pursuant to Contracts other than (i) the Lease and (ii) the Management Agreement, including, without limitation, those Contracts set forth on Schedule 2.2(d);

(e) Rights Relating to Pending Litigation Matter. All claims, causes of actions and rights of recovery or set-off of Seller or LicenseCo relating to the Pending Litigation Matter, subject to Buyer’s right to share in the recovery of fees paid by Buyer or its Affiliates in connection with the Pending Litigation Matter;

(f) Insurance Policies. All insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(g) Tax Assets. All Tax assets (including duty and Tax refunds and prepayments) of Seller or any of its Affiliates (excluding LicenseCo); and

(h) Cash. All cash and cash equivalents in the bank or other deposit accounts of Seller and/or LicenseCo as of the Closing.

ARTICLE III

PURCHASE PRICE; ASSUMPTION OF LIABILITIES

Section 3.1 Purchase Price.

(a) In consideration of Seller’s sale, conveyance, transfer, assignment and delivery of the Assets to Buyer and the other undertakings of Seller hereunder, Buyer agrees to pay to Seller the Purchase Price. The parties acknowledge and agree that Buyer (or its Affiliate) already paid to Seller a $3,000,000 earnest money deposit (the “Earnest Deposit”) pursuant to the Letter of Intent between the Seller Parties and Buyer’s Affiliate dated February 18, 2020, and such amount shall be credited to the Purchase Price payable hereunder, in accordance with Section 3.1(b)(iv).

(b) Buyer shall pay the Purchase Price by cash or wire transfer of immediately available funds as follows:

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(i) On the Closing Date, Buyer shall pay to such accounts designated in writing by Seller in Schedule 3.1(b)(i), in the amounts designated by Seller prior to Closing, by wire transfer of immediately available funds, an amount, in the aggregate, equal to the Closing Debt;

(ii) On the Closing Date, Buyer shall pay to such accounts designated in writing by Seller in Schedule 3.1(b)(ii), in the amounts designated by Seller prior to Closing, by wire transfer of immediately available funds, an amount, in the aggregate, equal to the total amount necessary to repay in full the Transaction Expenses;

(iii) On the Closing Date, Buyer shall pay to the employees of LicenseCo an amount equal to the accrued vacation liabilities for such employees designated by Seller as of the Closing Date, as set forth in Schedule 3.1(b)(iii) (the “Accrued Vacation Expense”); and

(iv) On the Closing Date, Buyer shall pay to an account designated in writing by Seller by wire transfer of immediately available funds an amount equal to the Purchase Price less the Earnest Deposit less the aggregate amount of the payments made pursuant to Sections 3.1(b)(i), (ii) and (ii) above.

Section 3.2 Net Working Capital. As of the Effective Time, LicenseCo shall have Net Working Capital of at least $0. To the extent that the estimated Net Working Capital reflected on Schedule 1.2 is greater or less than $0, the Purchase Price payable on the Closing Date shall be increased or decreased on a dollar-for-dollar basis by the amount of the excess or shortfall, as applicable. Within 30 days after the Closing Date, Buyer shall prepare and deliver to Seller an updated version of Schedule 1.2 showing its calculation of actual Net Working Capital (including the individual elements thereof) as of the Effective Time. To the extent that Buyer’s calculation of actual Net Working Capital deviates from the estimated Net Working Capital as of the Closing Date, Buyer shall provide reasonably detailed supporting documentation and make its representatives available to Seller to respond to questions regarding its calculation, and the parties shall cooperate in good faith to agree on the actual Net Working Capital as of the Effective Time. To the extent that such actual Net Working Capital, as finally agreed, is greater or less than the estimated Net Working Capital as of the Closing Date, Buyer or Seller (as applicable) shall pay to the other party the amount of the difference, by wire transfer of immediately available funds.

Section 3.3 Assumption of Liabilities. As further consideration for the sale of the Assets hereunder, and as part of the agreed upon Purchase Price, Seller shall assign to Buyer, and Buyer shall assume and agree to pay, perform and discharge when due, from and after the Effective Time, the following Liabilities of Seller (collectively, the “Assumed Liabilities”), except to the extent constituting Retained Liabilities listed in Section 3.4, which are not being assumed by Buyer hereunder:

(a) all trade accounts payable of Seller to third parties in connection with LicenseCo’s business that remain unpaid as of the Closing Date, to the extent set forth on Schedule 1.2;

(b) all Liabilities and obligations arising under or relating to the Assigned Contracts; and

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(c) all Liabilities and obligations arising out of or relating to Buyer’s ownership of the Assets or use of the Assets after the Effective Time.

Buyer is not assuming and shall not assume any Liabilities of Seller other than the Assumed Liabilities.

Section 3.4 Retained Liabilities. Seller shall retain, and Buyer shall not assume or be liable for, any of the Liabilities of Seller other than the Assumed Liabilities (collectively, the “Retained Liabilities”), which Retained Liabilities shall include, without limitation:

(a) Obligations under Agreement. All Liabilities of Seller of any kind or nature arising under, or relating to the execution, delivery or consummation of, this Agreement and the transactions contemplated hereby;

(b) Indebtedness For Borrowed Money. All Liabilities of Seller (or LicenseCo, to the extent outstanding as of the Effective Time) for indebtedness for borrowed money, including, without limitation, those set forth on Schedule 3.4(b);

(c) Other Contracts. All Liabilities of Seller of any kind or nature arising under Contracts which are not Assigned Contracts;

(d) Defaults Under Contracts. All Liabilities of Seller of any kind or nature arising out of a breach or default by Seller under any Assigned Contract prior to the Effective Time;

(e) Fees and Expenses. All Liabilities of Seller of any kind or nature for Transaction Expenses, Closing Debt and Accrued Vacation Expense, whether or not set forth on Schedule 3.1(b)(i), Schedule 3.1(b)(ii) or Schedule 3.1(b)(iii), respectively, including the fees and expenses referred to in Section 10.1;

(f) Litigation. All Liabilities of Seller relating to, arising out of or incurred in connection with any litigation, arbitration or other adversarial proceeding in which either Seller or LicenseCo was or is a party or otherwise involved which pertains to the ownership of the Assets or the conduct of the business of Seller or LicenseCo prior to the Closing Date;

(g) Retained Assets. All Liabilities of Seller relating to, arising out of or incurred in connection with the Retained Assets;

(h) Taxes. All Liabilities for amounts due in respect of any Taxes imposed or assessed (whether before or after the Closing Date) with respect to (i) any taxable period of Seller, (ii) LicenseCo ending on or prior to the Closing Date or relating to, arising out of or incurred in connection with the operations of Seller or LicenseCo or the ownership of the Assets on or prior to the Closing Date, or (iii) in connection with the sale and transfer of the Assets and the transactions contemplated by this Agreement, including any Taxes asserted against Seller or LicenseCo or the Assets by reason of its or their inclusion in any consolidated, combined or unitary Tax Return;

(i) Environmental Liabilities. All Environmental Liabilities arising out of or related to acts or circumstances which occurred on or prior to the Closing Date or the occupancy by Seller or LicenseCo of the Leased Premises on or prior to the Closing Date;

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(j) Employee and Employee Plan Liability. All Liabilities of Seller or LicenseCo relating to periods of employment or service before the Closing Date or arising in connection with the sale of the Assets hereunder, the termination of employment of any employees of Seller or LicenseCo on or prior to the Closing Date, and the other transactions contemplated hereby, including, without limitation, any worker’s compensation claims, any salary, bonuses, severance or termination obligations, perquisites, medical benefits or any other compensation or benefits, if any; and

(k) Arrangements with Related Parties. All Liabilities of Seller or LicenseCo to any present or former Affiliate, member, manager, director or officer of Seller.

Section 3.5 Tax Allocation. Attached hereto as Schedule 3.5 is an allocation schedule (the “Allocation Schedule”) allocating the Purchase Price and the aggregate dollar amount of the Assumed Liabilities (and only the Assumed Liabilities) and other amounts included as consideration for Federal income tax purposes among the purchased Assets in accordance with Section 1060 of the Code and the rules and regulations thereunder. Each party hereto shall, and shall cause their respective Affiliates to, each report, act, and file Tax Returns in all respects and for all purposes consistent with the Allocation Schedule. The parties agree that they will not take, nor will they permit any of their respective Affiliates to take, for Tax purposes, any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocations unless required to do so by applicable Law.

Section 3.6 Transfer Taxes. Seller and Buyer shall each pay one-half of any transaction privilege, sales, use, or transfer taxes, documentary charges, recording fees, or similar taxes, charges, fees, or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

Section 3.7 Bulk Sales Law Compliance. Other than with respect to any Assumed Liabilities, and notwithstanding any contrary or inconsistent provisions in this Agreement, Seller agrees to pay and discharge all claims of creditors which may be asserted against Buyer or Seller or LicenseCo by reason of Seller’s or Buyer’s noncompliance with the provisions of any bulk sales or similar Law of any jurisdiction which may require compliance on account of the provisions herein and the transactions contemplated hereby and to indemnify and hold Buyer harmless from and against claims suffered or incurred by Buyer by reason of or arising out of (a) the failure of Seller to pay or discharge the same when due or (b) such noncompliance with any applicable bulk sales or similar Law.

ARTICLE IV

CLOSING

Section 4.1 Closing; Effective Time. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place remotely via the parties’ exchange of counterpart signature pages and other deliverables on the date hereof, or such other time as the parties may agree (the “Closing Date”), and shall be effective as of 12:01 AM on the Closing Date (the “Effective Time”).

Section 4.2 Closing Deliveries. At the Closing, Seller shall deliver to Buyer the instruments and documents referred to in Section 7.1, and Buyer shall deliver to Seller the Purchase Price in the manner set forth in Section 3.1 and the instruments and documents referred to in Section 7.2. All deliveries by one party to any other party at Closing shall be deemed to have occurred simultaneously and none shall be effective until and unless all have occurred in accordance with this Agreement or been waived.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF THE SELLER PARTIES

The Seller Parties, jointly and severally, represent and warrant to Buyer as follows:

Section 5.1 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona. Seller has the power and authority under the laws of the State of Arizona to conduct its business as presently conducted. True, correct and complete copies of the organizational documents of Seller have been provided to Buyer prior to the date hereof.

Section 5.2 Organization and Authority of Other Seller Parties.

(a) Mission is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Mission has the power and authority under the laws of the State of Delaware to conduct its business as presently conducted.

(b) 4Front Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. 4Front Holdings has the power and authority under the laws of the State of Delaware to conduct its business as presently conducted.

Section 5.3 Organization and Authority of LicenseCo. LicenseCo is a non-profit corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona. LicenseCo has the power and authority under the laws of the State of Arizona to conduct its business as presently conducted. True, correct and complete copies of the organizational documents of LicenseCo have been provided to Buyer prior to the date hereof.

Section 5.4 Authorization; Enforceability. Each of the Seller Parties has full power and authority to enter into and perform this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of each Seller Party enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.5 No Conflicts; Consents. The execution, delivery, and performance by the Seller Parties of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the articles of incorporation, articles of organization, bylaws, operating agreement or other organizational documents of Seller or LicenseCo (as applicable); (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to any Seller Party or LicenseCo or any Contract to which Seller or LicenseCo or the Assets are bound or affected, including without limitation, the Assumed Liabilities; or (c) subject to those disclosures set forth on Schedule 5.5 attached hereto, conflict with, violate or result in the breach of, or create any encumbrance on the Assets pursuant to, any agreement, instrument, order, judgment, law, or governmental regulation to which any Seller Party or LicenseCo is a party or is subject or by which the Assets are bound.

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Except for (i) the approval of the Arizona Department of Health Services of the change of control with respect to LicenseCo contemplated by this Agreement (the “AZDHS CoC Approval”) and (ii) the landlord’s consent to the assignment of the Lease for the Leased Premises, no consent, approval, waiver, or authorization is required to be obtained by Seller or LicenseCo from any person or entity (including any Governmental Authority) in connection with the execution, delivery, and performance by the Seller Parties of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby and thereby. Moreover, with the exception of claims asserted in the Pending Litigation Matter there are no Actions pending regarding the ownership, management or control of LicenseCo.

Section 5.6 Legal Proceedings.                                                                                                                                                                                                                                                                                                                                                          (the “Pending Litigation Matter”), there are no Actions pending or, to the Knowledge of the Seller Parties, threatened (a) against or by Seller or LicenseCo affecting any of its properties or assets (or by or against any Seller Party or their respective Affiliates and relating to Seller or LicenseCo), to the extent that any such Action would reasonably be expected to have a material adverse effect on the business of Seller and/or LicenseCo, taken as a whole; or (b) against or by Seller or LicenseCo that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of the Seller Parties, no event has occurred or circumstances exist that would reasonably be expected to give rise to, or serve as a basis for, any such Action. There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting Seller, LicenseCo, or any of their respective properties or assets.

Section 5.7 Ownership of Seller Parties. Seller is a wholly owned subsidiary of Mission. Mission is a wholly owned subsidiary of 4Front Holdings.

Section 5.8 Financial Statements. Annexed hereto as Schedule 5.8 are true and complete copies of (i) the unaudited consolidated balance sheet of LicenseCo as at February 29, 2020 (the “Balance Sheet”), and the related unaudited consolidated statements of income, retained earnings and cash flows of LicenseCo for the period then ended (collectively, the “Interim Financial Statements”), and (ii) the unaudited consolidated balance sheet of LicenseCo as at December 31, 2019, together with the related reviewed statements of income, retained earnings and cash flows for the year ended on such date, together with the notes thereto (collectively, the “Annual Financial Statements”). The Interim Financial Statements and the Annual Financial Statements are hereinafter referred to collectively as the “Financial Statements.” The Financial Statements in each case are true and complete in all material respects and have been prepared in accordance with IFRS and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of LicenseCo as at, or for the periods ended on, such dates. Since December 31, 2019, LicenseCo has not made any material changes in its accounting policies and practices, including, without limitation, its practices in connection with the treatment of expenses, valuations of inventory and selling and purchasing policies. The records and books of account of LicenseCo are complete and accurate in all material respects and have been regularly kept and maintained in conformity with IFRS, consistently applied. No financial statements have ever been prepared for or with respect to Seller.

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Section 5.9 Liabilities. Except for (a) the Closing Debt (to be paid at Closing pursuant to Section 3.1(b)), (b) the Transaction Expenses (to be paid at Closing pursuant to Section 3.1(b)), (c) the Accrued Vacation Expense (to be paid at Closing pursuant to Section 3.1(b)), and (d) the trade accounts payable disclosed to Buyer on Schedule 1.2, neither Seller nor LicenseCo has, as of immediately prior to the Effective Time, any Liabilities of the type or nature that would be required to be disclosed on a balance sheet prepared in accordance with IFRS.

Section 5.10 Tax Matters. Except as set forth in Schedule 5.10:

(a) Each of Seller and LicenseCo has filed with the appropriate taxing authorities (or joined in the filing of) all Tax Returns required to be filed by it in respect of any income or other Taxes, and paid in full all Taxes shown on such Tax Returns to be due and payable. Such Tax Returns are, or will be, true, complete and correct in all material respects.

(b) Each of Seller and LicenseCo has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) Neither Seller nor LicenseCo is a party to any Action by any taxing authority. Neither the Internal Revenue Service nor any other Governmental Authority has asserted or, to the Knowledge of the Seller Parties, threatened in writing to assert, any deficiency or claim for any amount of additional income or other Taxes.

(d) No federal, state, local or foreign audits or other administrative proceedings are pending with regard to any Taxes or Tax Returns of Seller or LicenseCo and, to the Knowledge of the Seller Parties, neither Seller nor LicenseCo has received written notice indicating an intention to open an audit or other proceeding with regard to any Taxes or Tax Returns of Seller or LicenseCo.

(e) There are no Liens for Taxes (other than statutory Liens for current Taxes, assessments and other charges by Governmental Authorities that are not yet due and payable) on any of the Assets.

(f) The Seller Parties have delivered to Buyer true, correct and complete copies of all federal, state, local, and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by LicenseCo for all tax periods ending after December 31, 2015.

(g) Seller is, and has been since its organization, treated as a “disregarded entity” for federal income tax purposes. Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Neither Seller nor LicenseCo currently is, or ever has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

Section 5.11 Benefit Plans. Except as set forth on Schedule 5.11, neither Seller nor LicenseCo offers or maintains (or has ever offered or maintained) any pension, benefit, retirement, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity or other equity, change in control, retention, severance, welfare, fringe-benefit or other similar agreements, plans, policies, programs or arrangements for the benefit of any current or former employee, officer, manager, retiree, independent contractor or consultant of Seller or LicenseCo.

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Section 5.12 Condition and Sufficiency of Assets. Except as set forth in Schedule 5.12, to the Knowledge of the Seller Parties, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of Seller and LicenseCo, respectively, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by Seller or LicenseCo, respectively, together with all other properties and assets of Seller and LicenseCo, are sufficient for the continued conduct of Seller’s and LicenseCo’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of Seller and LicenseCo as currently conducted.

Section 5.13 Leased Premises.

(a) Except for the Lease for the Leased Premises, neither Seller nor LicenseCo is a party to any lease relating to real property. The Lease is in full force and effect without any default or breach thereof by Seller or any other party thereto. Except as set forth on Schedule 5.13(a), no consent of the landlord or any other party is required under the Lease in order to assign the Lease to Buyer (or its designee) and to keep the Lease in full force and effect after the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. True and complete copies of the Lease, including all amendments, addenda, waivers and all other binding documents affecting the tenant’s rights thereunder, have heretofore been delivered to Buyer. The Leased Premises and the use thereof conform in all material respects with all covenants and restrictions and all applicable building, zoning, environmental, land use and other Laws.

(b) Neither Seller nor LicenseCo has received any written notice of or writing referring to any requirements or recommendations by any insurance company which has issued a policy covering any part of any Leased Premises or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of any Leased Premises. All of the public utilities required for the operation of the Leased Premises in the manner currently operated are installed and operating, and all installation and connection charges have been paid in full or provided for. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the building of the Leased Premises are, to the Knowledge of the Seller Parties, in such working order and working condition so as to be adequate for the operation of the business of Seller and LicenseCo as heretofore conducted. To the Knowledge of the Seller Parties, the roof, basement and foundation walls of the Leased Premises are free of leaks and other defects which would interfere with the operations of the Leased Premises. To the Knowledge of the Seller Parties, there are no violations of any Law that affect or purport to affect any of the Leased Premises or any of the operations thereon and Seller will not take any action or omit to take, or cause to be taken or omitted, any action between the date hereof and the Closing Date which would give rise to any such violation. All water, utility and other charges, sewer rent and assessments affecting the Leased Premises or any part thereof, and all Taxes imposed against or affecting the Leased Premises (to the extent payable by Seller or LicenseCo) or any part thereof, have been paid in full, accrued or reflected on the Balance Sheet or, since December 31, 2019, incurred in the ordinary course of business to the extent such charges, rent, assessments or Taxes are liabilities of Seller under the applicable lease for such Leased Premises. Neither Seller nor LicenseCo has received written notice of any assessments or pending assessments affecting the Leased Premises.

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Section 5.14 All Necessary Assets; Title to Property. Seller or LicenseCo, as applicable, is the owner of, and has good and marketable title to, all of the Assets reflected on the Balance Sheet in the categories set forth therein and to all of the Assets acquired by Seller since December 31, 2019, free and clear of all Liens except for (a) inventories sold and receivables collected in the ordinary course of business of Seller and LicenseCo since December 31, 2019, and (b) the Liens, if any, set forth on Schedule 5.14 hereto. Seller and LicenseCo own all of the assets used by them in the operation and conduct of their business as currently conducted, or required by Seller or LicenseCo for the normal conduct of their business as currently conducted, except for those assets leased by Seller or LicenseCo under leases specifically identified on Schedule 5.14 hereto. The Assets (together with the assets held by LicenseCo) constitute all of the assets used in, related to or required by Seller and LicenseCo for, the normal conduct of their business.

Section 5.15 Compliance with Laws; Licenses and Permits.

(a) Each of Seller and LicenseCo has complied, and is now complying, in all material respects, with all Laws applicable to it or its business, properties or assets except for the U.S. Controlled Substances Act, and any/all applicable rules and regulations promulgated in connection therewith (the “Act”). There are no written orders, decrees, injunctions, rulings, publications, decisions, directives, consents, pronouncements or regulations of any court or Governmental Authority issued against or binding upon Seller or LicenseCo relating to the business which do or may affect, limit or control the operation of the business of Seller, LicenseCo or the Assets.

(b) Schedule 5.15(b) sets forth a list of all of the permits, licenses, certificates, approvals and authorizations of, and registrations with, and under, all federal, state, local and foreign Laws, authorities and agencies (the “Licenses”) held by Seller or LicenseCo. Each of the Licenses is in full force and effect. Seller and LicenseCo are not in material violation of any of the Licenses nor has there occurred any event which, to the Knowledge of the Seller Parties, with the passage of time or giving of notice or both, would constitute a violation of any of the Licenses. All Licenses required for each of Seller and LicenseCo to conduct its business have been obtained by it, disclosed in writing to Buyer prior to the date hereof, and are valid and in full force and effect. All fees and charges with respect to such Licenses as of the date hereof have been paid in full. To the Knowledge of the Seller Parties, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Licenses. No proceeding is pending or, to the Knowledge of the Seller Parties, threatened in writing seeking the revocation, limitation or non-renewal of any of the Licenses. All renewals for the Licenses have been timely applied for, and to the Knowledge of the Seller Parties, no event or circumstance has occurred or exists (other than those events or circumstances that relate to Buyer) that would prohibit or prevent the re-issuance to LicenseCo or Buyer, as applicable, of any of the Licenses.

Section 5.16 Material Contracts. True, correct and complete copies of all material contracts, agreements or arrangements (whether written or oral) for amounts exceeding $1,000.00 (U.S.) and to which Seller or LicenseCo is a party, or by which any of their respective assets are bound (collectively, the “Material Contracts”), have been provided to Buyer prior to the date hereof, and such contracts are identified on Schedule 5.16 attached hereto. Each Material Contract is valid and binding on Seller or LicenseCo, as applicable, in accordance with its terms and is in full force and effect. To the Knowledge of the Seller Parties, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Each Material Contract is assignable without consent of any person or Governmental Authority except as set forth on Schedule 5.16.

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Section 5.17 Inventory. All Inventory of Seller or LicenseCo, respectively, whether or not reflected in the Financial Statements, is believed to consist of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such Inventory is owned by Seller or LicenseCo free and clear of all Liens, and no inventory is held on a consignment basis. Buyer acknowledges and accepts that trade credit extended to LicenseCo for acquisition of the inventory is payable on terms ranging from net-7 days to net-30 days.

Section 5.18 Employment Matters.

(a) Schedule 5.18(a) includes a true, correct and complete list of all persons who are employees, independent contractors or consultants of Seller or LicenseCo as of the Closing Date, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof.

(b) Subject to those disclosures set forth in Schedule 5.18(b), as of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of Seller and LicenseCo for services performed on or prior to the last day of that regularly scheduled pay period ending immediately prior to the Closing Date have been paid in full, and except for any compensation that has been earned for services performed following the aforesaid pay period, there are no outstanding compensation obligations for services performed for Seller or LicenseCo. Schedule 5.18(b) sets forth the method for accruing vacation pay used by Seller and LicenseCo on their respective Books and Records.

(c) Each of Seller and LicenseCo is and has been in compliance, in all material respects, with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by Seller or LicenseCo as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of Seller or LicenseCo classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. Subject to those disclosures set forth in Schedule 5.18(c), there are no Actions against Seller or LicenseCo pending, or to the Knowledge of the Seller Parties, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Seller or LicenseCo, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

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(d) There are, no bonuses, profit sharing, incentives, commissions or other compensation of any kind with respect to work done prior to the date hereof, respectively, due to or expected by present or former employees of Seller or LicenseCo that have not been fully paid as of the date hereof (except for the Accrued Vacation Expense). True and complete brochures, agreements and other documents setting forth personnel policies relating to the employees of Seller and LicenseCo including, without limitation, information concerning compensation, severance, termination and other employee perquisites and benefits, have been furnished to Buyer.

Section 5.19 Environmental Matters. Seller and LicenseCo have complied in all material respects with applicable Environmental Laws and all Licenses required by any Environmental Laws. Seller and LicenseCo have obtained and will maintain through the Closing Date all Licenses which are necessary for the conduct of its business as presently conducted or for the ownership of the Assets under any Environmental Laws and all such Licenses are listed on Schedule 5.19 hereto. All renewals of such Licenses have been timely applied for. There is no pending or, to the Knowledge of the Seller Parties, threatened Actions under Environmental Laws that affect or apply to Seller or LicenseCo or the Assets.

Section 5.20 Books and Records. The minute books of LicenseCo have been made available to Buyer. At the Closing, all of such books and records will be in the physical possession of LicenseCo.

Section 5.21 Intellectual Property.

(a) A true, correct and complete list of all trademarks, service marks, trade names, brand names, logos, trade dress, design rights, internet domain names, inventions, discoveries, trade secrets, product recipes or formulations, business and technical information and know-how, databases, patents, patent applications, software and other intellectual property owned by or licensed to Seller and/or LicenseCo is set forth on Schedule 5.21(a) attached hereto.

(b) Seller or LicenseCo, as applicable, is the sole and exclusive legal and beneficial owner of all right, title and interest in and to the owned Intellectual Property.

(c) The conduct of Seller’s and LicenseCo’s business as currently and formerly conducted, and the products, processes and services of Seller and LicenseCo, respectively, have not infringed, misappropriated, diluted or otherwise violated the intellectual property rights of any other Person. To the Knowledge of the Seller Parties, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property.

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Section 5.22 Insurance. A true, correct and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Seller and/or LicenseCo and relating to the assets, business, operations, employees, officers and managers of Seller and/or LicenseCo (collectively, the “Insurance Policies”) is set forth on Schedule 5.22 attached hereto, and true and complete copies of such Insurance Policies, have been made available to Buyer. Such Insurance Policies are in full force and effect, but coverage will be terminated effective as of a change of control with respect to LicenseCo. Buyer acknowledges that, under the terms of the existing Insurance Policies, a change of control with respect to LicenseCo will require new policies to be issued. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy.

Section 5.23 Brokers; Finders. Except as set forth on Schedule 5.23, no agent, broker, investment banker, or other person acting under the authority of Seller or LicenseCo (or any of their Affiliates) is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee. The parties acknowledge and agree that Buyer and LicenseCo shall not have any liability, directly or indirectly, in respect of any claims for brokerage, finder’s or other similar fees or commissions made by any person, including any person set forth on Schedule 5.23, as a result of the consummation of the transactions contemplated by this Agreement.

Section 5.24 Full Disclosure. To the Knowledge of the Seller Parties, no representation or warranty by the Seller Parties in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 5.25 No Other Representations and Warranties. Except for the representations and warranties contained in this Article V (including the related Schedules), neither Seller nor any other Seller Party has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or LicenseCo, including any representation or warranty as to the accuracy or completeness of any information regarding the business of Seller or LicenseCo, or the Assets, furnished or made available to Buyer and its representatives, or as to the future revenue, profitability or success of the business of Seller or LicenseCo, or any representation or warranty arising from statute or otherwise in Law.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller Parties as follows:

Section 6.1 Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own or lease its assets and to operate and carry on its business as presently conducted.

Section 6.2 Authorization; Enforceability. Buyer has full power and authority to enter into and perform this Agreement and each of Ancillary Documents and to consummate the transactions contemplated hereby and thereby. Buyer has taken all action as and in the manner required by Law, its organization documents, or otherwise to authorize the execution, delivery and performance of this Agreement and Ancillary Documents. This Agreement and the Ancillary Documents will be, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 6.3 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the articles of organization, operating agreement or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer.

Section 6.4 Brokers; Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of Buyer.

Section 6.5 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and to consummate the transactions contemplated by this Agreement.

Section 6.6 Legal Proceedings. There are no Actions pending or, to the Knowledge of Buyer, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 6.7 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business of Seller and LicenseCo, and the Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller and LicenseCo for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Seller Parties set forth in Article V of this Agreement (including the related Schedules) and the Ancillary Documents; and (b) neither any Seller Party nor any other Person has made any representation or warranty as to Seller, LicenseCo, their Business, the Assets or this Agreement, except as expressly set forth in Article V of this Agreement (including the related Schedules) and the Ancillary Documents.

ARTICLE VII

CLOSING DELIVERIES

Section 7.1 Seller Deliveries. At the Closing, the Seller Parties shall deliver (or cause to be delivered) to Buyer the following:

(a) a Warranty Bill of Sale in the form attached hereto as Exhibit A, providing for the transfer to Buyer of all purchased Assets, duly executed by Seller;

(b) the Assignment and Assumption Agreement in the form attached hereto as Exhibit B, providing for the assignment and assumption of the Assumed Liabilities, duly executed by Seller;

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(c) a Fifth Addendum to and Assignment and Assumption of Commercial Lease Agreement, in form and substance reasonably satisfactory to Buyer and Seller (the “Lease Assignment”), duly executed by the current tenant and the landlord of the Leased Premises;

(d) copies of the third party consents, approvals, waivers and authorizations required to consummate the transactions contemplated by this Agreement, if any, as listed on Schedule 7.1(d) attached hereto;

(e) evidence that all Liens encumbering the purchased Assets or any other assets of LicenseCo have been duly released by the lienholders, including, without limitation, UCC-3 termination statements;

(f) resignation letters, in form and substance reasonably satisfactory to Buyer and duly executed by Rosen (and all other officers and directors of LicenseCo, if any), providing for the resignation from all offices and positions they hold in LicenseCo, effective as of (but contingent upon) the Closing;

(g) resolutions of Rosen in his capacity as the sole director of LicenseCo prior to the Closing, in form and substance reasonably satisfactory to Buyer, approving the election of David Thomas as the sole director of LicenseCo, effective as of (but contingent upon) the Closing;

(h) a certified copy of the resolutions of the Member of Seller and such member actions as may be required by Seller’s Operating Agreement to confirm Seller’s authority to undertake the sale of Assets and other transactions contemplated by this Agreement;

(i) a notice to employees and independent contractors (if and as applicable) of LicenseCo advising of the instant transactions in a form mutually agreed upon between the Seller Parties and Buyer, duly executed by Seller;

(j) good standing certificates for each of Seller and LicenseCo, issued by the Arizona Corporation Commission as of a recent date; and

(k) such other documents or deliverables as may be reasonably requested by Buyer to give full effect to the transactions contemplated by this Agreement.

Section 7.2 Buyer Deliveries. At the Closing, Buyer shall deliver (or cause to be delivered) to the Seller Parties the following:

(a) the Purchase Price by cash or wire transfer of immediately available funds in accordance with Section 3.1;

(b) the Assignment and Assumption Agreement, duly executed by Buyer;

(c) the Lease Assignment, duly executed by Buyer; and

(d) a certified copy of the Resolutions of the Managers of Buyer and such member actions as may be required by Buyer’s Operating Agreement to confirm Buyer’s authority to undertake the transactions contemplated by this Agreement.

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ARTICLE VIII

COVENANTS AND OTHER AGREEMENTS

Section 8.1 Confidentiality. From and after the Closing, the Seller Parties shall, and shall cause their Affiliates to, hold, and shall use their commercially reasonable efforts to cause their respective representatives to hold, in confidence any and all technical, financial and other proprietary information, whether written or oral, exclusively concerning Seller or LicenseCo, except to the extent that the Seller Parties can show that such information (a) is generally available to and known by the public through no fault of the Seller Parties, any of their Affiliates or their respective representatives; or (b) is lawfully acquired by the Seller Parties, any of their Affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. Notwithstanding the foregoing, the Seller Parties may disclose any such information to its or their financial, tax and/or legal advisors in connection with the instant transaction or their prior involvement with Seller and/or LicenseCo. If the Seller Parties or any of their Affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of law, the Seller Parties shall promptly notify Buyer in writing and shall disclose only that portion of such information which the Seller Parties are advised by counsel in writing is legally required to be disclosed, provided, however, that the Seller Parties reasonably cooperate with Buyer, at Buyer’s sole expense, if Buyer endeavors to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. For the avoidance of doubt, the restrictions set forth in this Section 8.1 do not apply to any technical, financial or other proprietary information that the Seller Parties use or have access to in connection with the operation of their other businesses, even if they previously used such information in connection with the business of Seller and LicenseCo.

Section 8.2 Non-Solicitation Covenant. For a period of three (3) years commencing on the Closing Date, each Seller Party shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit any person who is or was employed by LicenseCo or Buyer during such three-year period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees.

Section 8.3 License to Use Mission Tradename and Trademarks. Promptly following the Closing, the parties shall use their reasonable best efforts to enter into a separate agreement regarding Buyer’s and LicenseCo’s ability to use the “Mission” tradename and trademarks (e.g., in the signage used in and around the Leased Premises and the sales documents (such as receipts and documents generated by the retail software) used in the ordinary course of LicenseCo’s business) on terms and conditions mutually acceptable to the parties.

Section 8.4 Cooperation.

(a) The Seller Parties will reasonably cooperate with Buyer, at Buyer’s request and expense (out-of-pocket expenses only, excluding employee compensation), on and after the Closing Date, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving Seller, LicenseCo and/or Buyer and based upon the Assets or any Contracts, arrangements, commitments or acts of Seller or LicenseCo which were in effect or occurred on or prior to the Closing Date. The foregoing provisions, including any obligation of Buyer or LicenseCo to pay the expenses associated with the Seller Parties’ cooperation, shall be subject to and limited by the obligations of the Seller Parties pursuant to the Seller Parties’ indemnification obligations relating to the Pending Litigation Matter as set forth in Section 9.2(c) below.

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(b) The Parties further acknowledge and agree that Seller retains all rights to any recovery in the Pending Litigation Matter, subject to Buyer’s right to share in the recovery of fees paid by Buyer or its Affiliates in connection with the Pending Litigation Matter. Without limiting the generality of the foregoing, in the event the Pending Litigation Matter results in a judgment relating to (i) the counterclaims; or (ii) any attorneys’ fees previously paid by Seller or its Affiliates prior to the Closing Date, any payments thereof shall be promptly remitted by Buyer to Seller, subject to Buyer’s right to share in the recovery of fees paid by Buyer or its Affiliates in connection with the Pending Litigation Matter. The Parties further agree that Seller retains the right to control the Pending Litigation Matter and may unilaterally agree to resolve the Pending Litigation Matter upon terms acceptable to Seller alone, and without any input from Buyer except to the extent any resolution of the Pending Litigation Matter would subject Buyer, LicenseCo or their Affiliates to non-monetary penalties or restrictions, including, without limitation, restrictive covenants, injunctions or other equitable relief. Buyer shall reasonably cooperate with Seller and its Affiliates to facilitate resolution of the Pending Litigation Matter following the Closing Date.

(c) To the extent that any purchased Asset or Assumed Liability cannot be transferred to Buyer at the Closing, Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such purchased Asset and/or Assumed Liability to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto. Subject to applicable Laws, Buyer shall, as agent or subcontractor for Seller pay, perform and discharge fully the liabilities and obligations of Seller thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall hold in trust for and pay to Buyer promptly upon receipt thereof, such Asset and all income, proceeds and other monies received by Seller to the extent related to such Asset in connection with the arrangements under this Section 8.4.

Section 8.5 Authorization; Mail. From and after the Closing Date, Seller agrees that Buyer shall have the right and authority to collect for the account of Buyer all receivables of LicenseCo and Seller (if any) and other items which shall be transferred to Buyer as provided herein. Seller authorizes and empowers Buyer from and after the Closing Date to receive and open mail addressed to Seller and LicenseCo. Seller agrees to deliver to Buyer promptly upon receipt and identification any mail, checks or other documents received by it pertaining to the Assets or otherwise to LicenseCo or any of the Assumed Liabilities. Buyer agrees to deliver to Seller any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and to which Seller is entitled. In addition, and without limitation of the foregoing, in the event that Seller shall come into possession of any of the Assets or any other property that should be in the possession of Buyer or LicenseCo, Seller shall promptly transfer such Assets and property to Buyer or LicenseCo as applicable.

Section 8.6 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Seller Parties shall cooperate with Buyer in good faith and on a timely basis to obtain the AZDHS CoC Approval as promptly as practicable following the Closing.

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Section 8.7 Injunctive Relief. The parties acknowledge and agree that damages in the event of a breach of any of the provisions of Article VIII would be difficult, if not impossible, to ascertain and it is therefore agreed that Buyer, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach. The Seller Parties further agree that Buyer shall not be required to post a bond or other security in connection with the issuance of any such injunction.

Section 8.8 Waiver of Certain Claims. Buyer acknowledges and understands that operation of Seller’s and LicenseCo’s respective businesses is currently illegal under the Act. Notwithstanding, Buyer assumes all risks associated with any enforcement of the Act in connection with consummation of the transactions contemplated by this Agreement, its subsequent ownership of the Assets, and the operation of LicenseCo from and after the Closing Date. Buyer further, on behalf of itself and its Affiliates, irrevocably waives any and all claims, demands, indemnification obligations, and/or causes of action, of whatever kind and nature, known and unknown, contingent or not contingent, presently existing or arising in the future, Buyer or its Affiliates may have from and after the Closing Date against the Seller Parties and their respective Affiliates in any way relating to enforcement of the Act against Buyer, Seller, LicenseCo, and their respective Affiliates.

Section 8.9 Release of Claims. Effective as of the Closing, each Seller Party, on behalf of such Seller Party and such Seller Party’s past, present or future successors, assigns, directors, officers, employees, agents, equityholders, partners, subsidiaries, Affiliates and representatives (including their past, present or future officers and directors), hereby irrevocably and unconditionally releases, acquits and forever discharges LicenseCo and its past, present or future successors, assigns, directors, officers, employees, agents, Affiliates and representatives, of and from any and all Released Claims. “Released Claims” shall mean any and all charges, complaints, claims, causes of action, proceedings, suits, promises, agreements, rights to payment, rights to any equitable remedy, rights to any equitable subordination, demands, debts, liabilities, express or implied contracts, obligations of payment or performance, rights of offset or recoupment, accounts, losses, damages, costs, fines, penalties, assessments or other expenses (including attorneys’ and other professional fees and expenses) held by any of the Seller Parties, whether known or unknown, matured or unmatured, or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative, to the extent arising out of or relating to the Seller Parties’ relationship with LicenseCo (including the Management Agreement) or the acts, omissions or conduct of LicenseCo through the Closing Date. Notwithstanding any other provision herein, the Released Claims shall not include any right or claim arising out of this Agreement or the Ancillary Documents.

Section 8.10 Tax Matters.

(a) Seller shall prepare, or cause to be prepared, all Tax Returns required to be filed by LicenseCo with respect to (i) all pre-Closing tax periods ending on or before December 31, 2019, and (ii) the Pre-Closing Straddle Period (as defined below), and shall timely file such Tax Returns on or before the original due date of such returns (or within the automatic extension period). Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by LicenseCo with respect to all post-Closing tax periods.

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(b) For purposes of this Agreement, the portion of any Taxes relating to the income, property or operations of LicenseCo, as applicable, that are attributable to any tax period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”) will be apportioned between (i) the portion of the Straddle Period that extends before the Closing Date through the Closing Date (the “Pre-Closing Straddle Period”) and (ii) the portion of the Straddle Period that extends from the day after the Closing Date to the end of the Straddle Period (the “Post-Closing Straddle Period”), in accordance with this Section 8.10(b). The portion of such Taxes attributable to the Pre-Closing Straddle Period shall (A) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any taxes based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the number of days in the Straddle Period, and (B) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any taxes based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount which would be payable if the Straddle Period ended on and included the Closing Date. The portion of any Taxes attributable to a Post-Closing Straddle Period shall be calculated in a corresponding manner.

(c) The Seller Parties shall be solely and exclusively responsible for all Taxes (including any interest, penalties and reasonable costs arising in connection with any audits by a taxing authority) relating to (i) the income, property or operations of Seller before or after Closing, or

(ii) due and payable by LicenseCo, as applicable, that are attributable to any pre-Closing tax period, including any Pre-Closing Straddle Period, including any Taxes (including any interest, penalties and reasonable costs arising in connection with any audits by a taxing authority) arising in connection with any audits by a taxing authority.

(d) After the Closing, Buyer shall promptly notify the Seller Parties in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial Tax proceeding involving LicenseCo that, if determined adversely to the taxpayer, would be grounds for indemnification under this Agreement. In the case of an audit or administrative or judicial proceeding that relates to pre-Closing tax periods or the Pre-Closing Straddle Period, the Seller Parties shall have the option to control the conduct of such audit or proceeding; provided, however, that the Seller Parties shall not settle such audit or proceeding without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. If the Seller Parties do not assume the defense of any such audit or proceeding at their sole cost and expense, Buyer may defend the same in such manner as it may deem appropriate at the sole cost and expense of the Seller Parties, provided that Buyer shall not settle such audit or proceeding without the consent of the Seller Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Survival. The representations and warranties contained in this Agreement shall survive the Closing for a period of 24 months after the Closing Date. All covenants and agreements of the parties contained in this Agreement shall survive the Closing and remain in full force and effect until fully performed in accordance with their terms.

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Section 9.2 Indemnification by the Seller Parties. The Seller Parties shall jointly and severally defend, indemnify and hold harmless Buyer, LicenseCo and their Affiliates, and each of their respective representatives (collectively, the “Buyer Indemnified Parties”), for, from and against any and all Losses, incurred or sustained by, or imposed upon, any Buyer Indemnified Party based upon, arising out of or relating to:

(a) any inaccuracy in or breach of any representation or warranty made by any Seller Party in this Agreement or any Ancillary Document;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Seller Parties contained in this Agreement or any Ancillary Document;

(c) the Pending Litigation Matter;

(d) any Indebtedness of Seller or LicenseCo outstanding as of the Closing Date (to the extent not taken into account as a specific reduction to the Purchase Price paid at Closing pursuant to Section 3.1(b));

(e) any unpaid Transaction Expenses of the Seller Parties or LicenseCo as of the Closing Date (to the extent not taken into account as a specific reduction to the Purchase Price paid at Closing pursuant to Section 3.1(b));

(f) (i) Taxes of LicenseCo with respect to any pre-Closing tax period (including any Pre-Closing Straddle Period); (ii) Taxes of any Seller Party (including, without limitation, capital gains taxes or other income taxes arising as a result of the transactions contemplated by this Agreement) or any of their respective Affiliates for any pre-Closing tax period (including any Pre-Closing Straddle Period); (iii) Taxes for which LicenseCo is held liable under Section 1.1502-6 of the United States Treasury Regulations (or any similar provision of state, local or foreign law) by reason of such entity being included in any consolidated, affiliated, combined or unitary group at any time on or before the Closing Date; and (iv) any Taxes imposed on or payable by third parties with respect to which LicenseCo has an obligation to indemnify such third party pursuant to a transaction consummated prior to the Closing.

Section 9.3 Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless the Seller Parties and their Affiliates, and each of their respective representatives (collectively, the “Seller Indemnified Parties”), for, from and against any and all Losses incurred or sustained by, or imposed upon, any Seller Indemnified Party based upon, arising out of or relating to:

(a) any inaccuracy in or breach of any representation and warranty made by Buyer in this Agreement or any Ancillary Document; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer contained in this Agreement.

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Section 9.4 Indemnification Procedure. In the event that any claim is asserted against any party hereto by a third party, or any party hereto is made a party defendant in any such action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party (an “Indemnified Party”) shall give written notice to the other party hereto (the “Indemnifying Party”) of such claim, action or proceeding; provided that the failure to give such notice shall not affect the rights of the Indemnified Party except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party’s own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party’s ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense. Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Losses. Notwithstanding the foregoing, with respect to any claim involving or relating to Seller’s (a) ownership of the Assets, free and clear of any encumbrances, or (b) right and ability to transfer all right, title and interest in and to the Assets to Buyer, or (c) right and ability to transfer control of LicenseCo, as contemplated by this Agreement, Seller shall have the express right to control the defense of any such matters; provided, however, that Buyer shall have the right to approve or reject any settlement or other proposed final resolution if, and only if, such settlement or resolution would subject Buyer, LicenseCo or their Affiliates to non-monetary penalties or restrictions, including (without limitation) restrictive covenants, injunctions or other equitable relief.

Section 9.5 Limitations; Survival; Interpretation.

(a) All representations, warranties, covenants and obligations in this Agreement or in any agreement, instrument or other document delivered in connection herewith shall survive the execution and delivery hereof, the Closing Date and any investigation or audit conducted by any party hereto at any time, whether before or after the execution and delivery of this Agreement or the Closing Date. Notwithstanding the preceding sentence, no party may make or assert any claim under any representation or warranty of any other party contained herein later than 24 months after the Closing Date, except that the representations and warranties contained in Section 5.4 (Authorization; Enforceability), Section 5.10 (Tax Matters), Section 5.11 (Benefit Plans), Section 5.14 (All Necessary Assets; Title to Property), Section 5.18 (Employment Matters), Section 5.23 (Brokers; Finders) and Section 6.2 (Authorization; Enforceability) (collectively, the “Fundamental Representations”) shall survive until thirty days following the expiration of the applicable statute of limitations with respect to the matters addressed therein (including all waivers and extensions thereof); provided that any claims made or asserted by a party within the applicable time period prescribed above shall survive such expiration until such claim is finally resolved and all obligations with respect thereto are fully satisfied. All Retained Liabilities and covenants shall remain the obligations of the Seller Parties and shall survive indefinitely and shall not be subject to the limitations or thresholds set forth in subsections (b), (c) and (d) below.

(b) The total aggregate liability of the Seller Parties and Buyer for any claims for Losses for breaches of representations and warranties arising under Section 9.2(a) or Section 9.3(a), as applicable, shall not exceed $ In addition, except (i) in the case of fraud or (ii) with respect to the Seller Parties’ obligations pursuant to Section 9.2(f) (relating to unpaid Taxes) and Section 9.2(c) (relating to the Pending Litigation Matter), the Seller Parties’ aggregate liability for any and all claims for indemnification pursuant to Section 9.2 shall not exceed the Purchase Price.

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(c) The Seller Parties shall have no liability in respect of their indemnification obligations under Section 9.2(a), and there shall be no claim for indemnification asserted by Buyer pursuant to Section 9.2(a), until the aggregate amount of Losses exceeds $40,000 (the “Deductible”). Once the aggregate amount of Losses exceeds the Deductible, the Seller Parties shall be jointly and severally liable only for such Losses to the extent that they exceed Deductible, subject to the limitation set forth in Section 9.5(b). The Seller Parties shall have no liability in respect of their indemnification obligations under Section 9.2(c), and there shall be no claim for indemnification asserted by Buyer pursuant to Section 9.2(c), until the aggregate amount of such Losses exceeds $ (the “Pending Litigation Deductible”). Once the aggregate amount of such Losses exceeds the Pending Litigation Deductible, the Seller Parties shall be jointly and severally liable only for such Losses to the extent that they exceed the Pending Litigation Deductible.

(d) For purposes of this Article IX and for purposes of determining the amount of Losses for which an Indemnified Party is entitled to indemnification hereunder (but not for purposes of determining whether such representation and warranty was true and correct when made), any breach of or inaccuracy in any representation or warranty that has occurred shall be determined without regard to any materiality qualifications set forth in such representation or warranty, and all references to the terms “material”, “materially”, “materiality”, “material adverse effect,” or any similar terms shall be ignored for purposes of determining the amount of Losses.

(e) Losses will be calculated net of actual recoveries under insurance policies. Each Indemnified Party recognizes that it has a common law obligation to mitigate the Losses for which it is entitled to seek indemnification under this Article IX.

(f) Except in the case of fraud and subject to Section 8.7 and Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article IX. Nothing in this Section 9.5(f) shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 8.7.

(g) All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 9.6 Attorneys’ Fees. In any claim for indemnification under this Article IX that is adjudicated in a court of law, or by agreement of the parties that is determined by binding arbitration, the court or arbitrator shall include in any final order or award, a determination that either the Indemnifying Party(ies) or the Indemnified Party(ies), as the case may be, is or are the “substantially prevailing” party(ies) in the proceeding. The substantially prevailing party shall be entitled to an award of reasonable attorneys’ fees incurred in asserting or defending the indemnification claim; and a party not substantially prevailing shall not be entitled to attorneys’ fees incurred in asserting or defending such claim as Losses.

ARTICLE X

MISCELLANEOUS

Section 10.1 Expenses. Each party to this Agreement shall pay its own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereunder, including the fees of the attorneys, accountants or others engaged by such party.

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Section 10.2 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed certified or registered mail (return receipt requested) with postage prepaid, or sent by next day or overnight mail or courier, addressed as follows:

If to the Seller Parties:	c/o 4Front Ventures Corp.
5060 N. 40th Street
Suite 120
Phoenix, Arizona 85018
Attn: General Counsel

with a copy to:	Snell and Wilmer L.L.P.
400 E. Van Buren Street
Phoenix, Arizona 85004
Attn: Jeffrey A. Scudder
If to Buyer:	Email: jscudder@swlaw.com

with a copy to:	Aronberg Goldgehn
330 N. Wabash Avenue
Suite 1700
Chicago, Illinois 60611
Attn: Paul Gilman
Email: pgilman@agdglaw.com

The foregoing addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section. All notices, requests, demands and other communications sent hereunder shall be deemed to have been received (a) if delivered personally, on the day delivered, (b) if mailed registered or certified mail (return receipt requested), on the next business day after the day on which the written receipt of such mail is signed, and (c) if sent by next day or overnight mail or courier, on the day delivered.

Section 10.3 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

Section 10.4 Entire Agreement. This Agreement, including the Exhibits and Schedules and documents and certificates delivered pursuant hereto, is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may not be amended, modified or waived orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, modification or waiver is sought.

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Section 10.5 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

Section 10.6 Waiver. Waiver of any term or condition of this Agreement by any party hereto shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or any other term or condition of this Agreement.

Section 10.7 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties; provided, however, that Buyer may assign this Agreement, in whole or in any part, and from time to time, to a wholly owned, direct or indirect, subsidiary of Buyer or an Affiliate of Buyer or LicenseCo.

Section 10.8 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights or liabilities upon any person or entity that is not a party to this Agreement except as expressly provided hereunder.

Section 10.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.10 Governing Law and Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF ARIZONA, IN EACH CASE LOCATED IN THE CITY OF PHOENIX, ARIZONA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 10.11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the parties has executed this Asset Purchase Agreement in multiple counterparts on the day and date first above written.

SELLER PARTIES:

PHX Interactive LLC

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Authorized Signatory

4Front Holdings LLC

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Authorized Signatory

Mission Partners USA, LLC

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Authorized Signatory

BUYER:

EXHIBIT A

Bill of Sale

(See attached)

[Signature Page to Asset Purchase Agreement]

WARRANTY BILL OF SALE

THIS WARRANTY BILL OF SALE, is made as of March 20, 2020, by PHX Interactive LLC, an Arizona limited liability company (“Seller”), in favor of                                                           a Delaware limited liability company (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, of even date herewith (the “Purchase Agreement”; capitalized terms used but not defined herein are defined in the Purchase Agreement), pursuant to which, among other things, Buyer has agreed to purchase from Seller, and Seller has agreed to sell, convey, transfer, assign and deliver to Buyer, for the consideration set forth in the Purchase Agreement, the Assets, free and clear of all Liens.

NOW, THEREFORE, in consideration of the promises and covenants contained in the Purchase Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding that the following property may be conveyed by separate and specific transfer documents, Seller does hereby sell, assign, transfer, set over, convey and deliver to Buyer all of the right, title and interest of Seller in, to and under the Assets, free and clear of all Liens.

FURTHER, Seller hereby represents and warrants to Buyer that it is the sole owner of, and has good and marketable title to, all of the Assets, free and clear of any and all Liens, and that is has full and unencumbered power and authority to transfer unencumbered title to the Assets to Buyer. Seller further agrees to execute and deliver to Buyer such further instruments of transfer and assignment as Buyer may from time to time reasonably request in order to transfer and assign to, and vest in, Buyer all of the rights, privileges, and property hereby transferred and assigned or intended to be transferred and assigned hereunder.

AND FURTHER THAT, this instrument is executed and delivered pursuant to the Purchase Agreement and is subject to all representations, warranties, covenants, agreements, rights and obligations contained therein (it being understood that, in the event of conflict between the terms of the Purchase Agreement and the terms of this Warranty Bill of Sale, the terms of the Purchase Agreement govern and control), and shall be construed in accordance with and governed by the laws of the State of Arizona without giving effect to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the undersigned has caused this Warranty Bill of Sale to be duly executed as of the day and year first above written.

PHX INTERACTIVE LLC
an Arizona limited liability company

By:	“Joshua N. Rosen”
Name:	Joshua N. Rosen
Title:	Authorized Signatory

EXHIBIT B

Assignment and Assumption Agreement

(See attached)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of March 20, 2020 (the “Effective Date”), is made by and between by and between PHX Interactive LLC, an Arizona limited liability company (“Seller”), in favor of                                                               a Delaware limited liability company (“Buyer”).

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, of even date herewith (the “Purchase Agreement”; capitalized termd used. but not defined herein are defined in the Purchase Agreement), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Assigned Contracts.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assigned Contracts and the other intangible assets included in the Assets, including (without limitation) the Intellectual Property. Buyer hereby accepts such assignment and assumes all of the Assumed Liabilities, including (without limitation) Seller’s duties and obligations under the Assigned Contracts, and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assigned Contracts accruing on and after the Effective Date.

2. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contracts and the Assumed Liabilities are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona (other than the choice of law principles thereof).

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

SELLER:

PHX Interactive LLC
An Arizona limited liability company

By:	“Joshua N. Rosen”
Name:	Joshua N. Rosen
Title:	Authorized Signatory

BUYER:

[Signature Page to Assignment and Assumption Agreement]

Exhibit B

Form of Amendment Fee Note

(See attached.)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C)(1) AND (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE US. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

4FRONT VENTURES CORP.

CANNEX HOLDINGS (NEVADA) INC.

4FRONT U.S. HOLDINGS, INC.

SENIOR SECURED CONVERTIBLE NOTE

Second Amendment	Date: March 20, 2020

ARTICLE 1

PRINCIPAL AND INTEREST

1.1 Promise to Pay

FOR VALUE RECEIVED, the undersigned, 4FRONT VENTURES CORP., a corporation amalgamated under the laws of the Province of British Columbia (the “Company”), CANNEX HOLDINGS (NEVADA) INC. , a Nevada corporation (the “Cannex Borrower”) and 4FRONT U.S. HOLDINGS, INC., a Delaware corporation (the “4Front Borrower, and collectively with the Company and the Cannex Borrower, the “Borrowers”, and each a “Borrower”), jointly and severally, each hereby acknowledges itself indebted to and promises to pay to the order of __________________, a Delaware limited partnership, and its successors and assigns (the “Holder” or “Lender”) on the earlier of (i) November 21, 2021 and (ii) such earlier date as the Principal Amount (as hereinafter defined) may become payable (the “Maturity Date”) in accordance with the provisions of this senior secured convertible note (this “Note”), the principal amount of $__________________ in lawful money of the United States (the “Principal Amount”) and to accrue interest (“Interest”) on the Principal Amount outstanding from time to time at the Applicable Interest Rate (as hereinafter defined) until the Principal Amount of the Note is repaid in full in accordance with its terms.

The Borrowers shall pay Interest in accordance with Section 3.1. Any Obligations (as defined in the Amended & Restated Securities Purchase Agreement, defined below) arising out of this Note, including without limitation the Principal Amount and the Interest, shall be referred to herein as the “Obligations”.

1

The Holder acknowledges that this Note is one of a series of notes of substantially identical terms and conditions (collectively, the “Notes”) issued by the Borrowers to other holders (with the Holder, collectively, the “Holders”) under the terms of the Amended & Restated Securities Purchase Agreement.

ARTICLE 2

INTERPRETATION AND GENERAL PROVISIONS

2.1 Interpretation

Capitalized terms used herein without definition shall have the meaning ascribed thereto in the secured amended and restated securities purchase agreement (the “Amended and Restated Securities Purchase Agreement”) dated July 31, 2019 among the Holders and the Borrowers.

2.2 Plurality and Gender

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing Persons shall include firms and corporations and vice versa.

2.3 Headings, etc.

The division of this Note into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

2.4 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

2.5 Currency

Any reference in this Note to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of the United States.

ARTICLE 3

PAYMENT OF PRINCIPAL AND INTEREST

3.1 The Obligations shall be due and payable without deduction or withholding for taxes of any kind or nature immediately on the earlier of:

(a)	the Maturity Date; and

(b)	the occurrence and continuance of an Event of Default (as defined below).

3.2 Interest shall accrue at the Applicable Interest Rate and shall be calculated on the basis of the actual days elapsed in the period for which such Interest is to accrue and on the basis of a year of 360 days. The Borrowers shall pay Interest as follows:

2

(a)

Fifty percent (50%) of the Interest due on any Interest Payment Date shall be paid in cash in arrears to the Holder, by wire transfer of immediately available funds to the account designated by Holder from time to time; and

(b)

Fifty percent (50%) of the Interest due on any Interest Payment Date shall accrue and be added to the Principal Amount, and such Interest paid in kind shall be payable on the date that all remaining Principal Amount is due and payable pursuant hereto.

3.3 For purposes of this Note, the following terms shall have the definitions set forth in this Section 3.3:

(a)	“Applicable Interest Rate” means, as of any date, the rate per annum applicable to such date as follows:

(i)	For the period beginning on the date hereof and ending on November 21, 2020, LIBOR plus ten percent (10%);

(ii)	For the period beginning on November 22, 2020 and continuing thereafter, LIBOR plus nine and one half percent (9.5%).

(b)	“Interest Payment Date” means the last Business Day of each month, with the first Interest Payment Date occurring on April 30, 2020.

(c)

“Interest Period” means, with respect to periods in which clause (b) of the definition of LIBOR applies, the period beginning on the day after the applicable Interest Payment Date and ending on the next Interest Payment Date.

(d)

“LIBOR” means the greater of (a) 2.5% and (b) for any Interest Period, the rate per annum equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate), as published by Reuters (or any other commercially available source providing quotations of such rate as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two (2) business days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that in no event shall such rate be less than zero or exceed five percent (5%); and provided further, that if a rate determined under clause (b) is not available at such time for such Interest Period, the parties will work in good faith to agree upon an alternative floating rate.

ARTICLE 4

CONVERSION

4.1 Conversion Right

The Holder has the right (the “Conversion Right”), from time to time and at any time on or prior to 5:00 p.m. (Toronto time) on the earlier of the Business Day immediately preceding (i) the Maturity Date and (ii) the date fixed for redemption of this Note in accordance with terms hereof, to convert all or any portion of the outstanding Principal Amount plus, at the Holder’s option, all accrued and unpaid Interest with respect to such Principal Amount and any unpaid fees, into Shares, at a price equal to $23.801 per Share (the “Conversion Price”). For purposes of this Note, “Shares” means Class B subordinate proportionate voting shares in the capital of the Company.

3

Notwithstanding any other provision of this Agreement, the Conversion Right shall not be exercisable by the Holder or any person who does not deal at arm’s length with the Holder for purposes of the Income Tax Act (Canada) (collectively, “Holder Related Parties”) to the extent that, after giving effect to such conversion, the Holder Related Parties would beneficially own or have a right to acquire shares of the Company that, in aggregate, represent: (i) 25% or more of the votes that could be cast at the annual meeting of the shareholders of the Company; or (ii) 25% or more of the fair market value of the issued and outstanding shares of the Company at such time.

4.2 Exercise of Conversion Right

The Conversion Right may be exercised by the Lender by completing and signing the notice of conversion (the “Conversion Notice”) and delivering the Conversion Notice and this Note to the Borrower. The Conversion Notice shall provide that the Conversion Right is being exercised, shall specify the amount being converted, and shall set out the date (the “Issue Date”) on which Shares are to be issued upon the exercise of the Conversion Right (such date to be no earlier than three (3) Business Days and no later than seven (7) Business Days after the day on which the Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Issue Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within seven (7) Business Days after the Issue Date, a certificate for the required number of Shares shall be issued to the Lender. If less than all of the Principal Amount of this Note is the subject of the Conversion Right, then within seven (7) Business Days after the Issue Date, the Borrowers shall deliver to the Lender a replacement Note in the form hereof in the principal amount of the unconverted principal balance hereof, plus the unconverted portion of any accrued and unpaid Interest and fees, and this Note shall be cancelled. If the Conversion Right is being exercised in respect of the entire Principal Amount of this Note (and, if applicable, all accrued and unpaid Interest and fees), this Note shall be cancelled.

4.3 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the Maturity Date, the Company shall:

(i)	subdivide or redivide the outstanding Shares into a greater number of Shares;

(ii)	reduce, combine or consolidate the outstanding Shares into a smaller number of Shares;

(iii)	issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of stock dividend; or

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(iv)

make a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares, the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.3(a)(i), (iii) and (iv) above, be decreased in proportion to the increase in the number of outstanding Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.3(a)(ii) above, be increased in proportion to the decrease in the number of outstanding Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.3(a) shall occur. Any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under Sections 4.3(b) and (g); to the extent that any such securities are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

(b)

If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 4.3(b) as the “Rights Period”), to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) (such subscription price per Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) being referred to in this Section 4.3(b) as the “Per Share Cost”), the Borrowers shall give written notice to the Lender with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Lender elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

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(i)	the numerator of which is the aggregate of:

(A)	the number of Shares outstanding as of the record date for the Rights Offering; and

(B)	the number determined by dividing the product of the Per Share Cost and:

1.

where the event giving rise to the application of this Section 4.3(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

2.

where the event giving rise to the application of this Section 4.3(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the trading price of the Class A subordinate voting shares in the capital of the Company (the “Subordinate Voting Shares”) on the Canadian Securities Exchange (or such other recognized stock exchange or quotation on which the Subordinate Voting Shares are listed for trading), multiplied by eighty (80) (the “Current Market Price”) as of the record date for the Rights Offering; and

(ii)	the denominator of which is:

(A)	in the case described in subparagraph 4.3(b)(i)(B)(1), the number of Shares outstanding, or

(B)	in the case described in subparagraph 4.3(b)(i)(B)(2), the number of Shares that would be outstanding if all the Shares described in subparagraph 4.3(b)(i)(B)(2) had been issued,

as at the end of the Rights Period.

(c)

Any Shares owned by or held for the account of the Company or any subsidiary or affiliate (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

(d)

If by the terms of the rights, options or warrants referred to in Section 4.3(b), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

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(1)	the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(2)	the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

(e)

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.3(b) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in this Section 4.3(b), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

(f)

If the Lender has exercised its Conversion Right in accordance herewith during the Rights Period, the Lender will, in addition to the Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to this Section 4.3(b), is multiplied by the number of Shares received upon the exercise of the Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 4.3(b); provided that no fractional Shares will be issued. Such additional Shares will be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Shares will be delivered to the Lender within 10 Business Days following the end of the Rights Period.

(g)

If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (or other than securities convertible into or exchangeable for Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.3(b)), or (iii) evidences of its indebtedness, or (iv) assets (in each case, other than dividends paid in the ordinary course) then, in each such case, the Borrowers shall give written notice to the Lender with respect thereto, and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Lender elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution (herein referred to as a “Special Distribution”), determined in the manner hereafter set out in 4.3(h). In this Section 4.3(g) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

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(h)

In circumstances described in Section 4.3(g), the Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(1)	the numerator of which is:

(A)	the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(B)

the aggregate fair market value (as determined by action by the directors of the Company, acting reasonably) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(2)	the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Company or any subsidiary or affiliate (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

(i)

In the case of any reclassification of, or other change in, the outstanding Shares pursuant to a Change of Control Transaction, if the Lender elects not to redeem this Note in accordance with Article 5, the Lender may elect, prior to the effective date of such Change of Control Transaction, to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Note. To exercise such right the Lender must provide a notice in writing to the Borrowers no later than seven days prior to the effective date of such Change of Control Transaction, failing which the Lender’s right to convert this Note as a consequence of such Change of Control Transaction shall cease. If the Lender elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the effective date of such Change of Control Transaction. If the Lender elects not to convert any of the Principal Amount of this Note, the Conversion Price in effect after the effective date of such Change of Control Transaction shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Shares resulting from such Change of Control Transaction so that the Lender, upon exercising the Conversion Right after the effective date of such Change of Control Transaction, will be entitled to receive the aggregate number of Shares or other securities, if any, which the Lender would have been entitled to receive as a result of such Change of Control Transaction if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which the Lender was theretofore entitled upon exercise of the Conversion Right.

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(j)

In the case of any reclassification of, or other change in, the outstanding Shares (other than a change referred to in Section 4.3(a), Section 4.3(b), Section 4.3(g) or 4.3(i) hereof), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Company determines to be appropriate on a basis consistent with the intent of this Section 4.3; provided that if at any time a dispute arises with respect to adjustments provided for in this Section 4.3(j), such dispute will be conclusively determined by the auditors of the Borrowers or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Company, acting reasonably, and any such determination will be binding on the Borrowers and the Lender. The Borrowers will provide such auditors or accountants with access to all necessary records of the Borrowers. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than as set out in Section 4.3(a), (b), (g) or (i) and other than in connection with a holder or holders of Shares exchanging such Shares for Subordinate Voting Shares in accordance with the constating documents of the Company), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares and other than as set forth in 5.3(a)(i) or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Lender, upon the exercising the Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which the Lender was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which such Lender was theretofore entitled upon exercise of the Conversion Right. If determined appropriate by action of the directors of the Company, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.3 with respect to the rights and interests thereafter of the Lender to the end that the provisions set forth in this Section 4.3 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Note approved by action by the directors of the Company, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

(k)

In any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Lender before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrowers shall deliver to the Lender an appropriate instrument evidencing the Lender’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Issue Date or such later date as the Lender would, but for the provisions of this Section 4.3(k), have become the holder of such additional Shares pursuant to Section 4.3(b).

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(l)

The adjustments provided for in this Section 4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other event resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.3(l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

No Conversion Price adjustment will be made to the extent that the Company makes an equivalent distribution to holders of Notes in respect of such Notes. No adjustment to the Conversion Price will be made for distributions or dividends on Shares issuable upon conversion of Notes that have been surrendered for conversion, provided that holders converting their Notes shall be entitled to receive, in addition to the applicable number of Shares, accrued and unpaid interest payable in cash from, and including, the most recent interest payment date to, but excluding, the date of conversion.

ARTICLE 5

REDEMPTION AND PREPAYMENT

5.1 No Early Redemption or Prepayment

Except pursuant to Sections 5.3 and 5.4, the Borrowers shall not be permitted to redeem or repay the Note prior to the Maturity Date without the prior written consent of all the Holders.

5.2 Notice of Change of Control Transaction

Upon the occurrence of any event constituting or reasonably likely to constitute a Change of Control Transaction, the Borrowers shall give written notice to the Lender of such Change of Control Transaction at least thirty (30) days or, with the prior written consent of the Lender, as soon as reasonably possible prior to the effective date of any such Change of Control Transaction and another written notice on or immediately after the effective date of such Change of Control Transaction (the “Change of Control Notice”).

5.3 Redemption if Change of Control Transaction

Notwithstanding anything to the contrary herein, upon receipt of a Change of Control Notice with respect to a Change of Control Transaction, the Holder shall, in its sole discretion on or before the closing of the Change of Control Transaction, have the right to require the Borrowers purchase the Note at a price equal to 105% of the then outstanding Principal Amount thereof together, at Holder’s option, with accrued and unpaid Interest and fees (the “Offer Price”); provided that, if 90% or more of the Principal Amount outstanding on the date of the Change of Control Notice have been tendered for redemption, the Company will have the right, in its sole discretion, to redeem all of the outstanding Notes at the Offer Price.

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5.4 Voluntary Prepayment

Subject to the rest of this Section 5.4, beginning on the Second Amendment Effective Date, from time to time the Borrowers shall have the right to repay, in whole or in part, the then outstanding Principal Amount of this Note together with accrued and unpaid Interest and fees, plus the Applicable Premium. For purposes of this Note, “Applicable Premium” means, with respect to any prepayment occurring on or after the Second Amendment Effective Date and before the first anniversary of the Closing Date, 2% of the Principal Amount being repaid, and thereafter, 1% of the Principal Amount being repaid. The Borrowers shall notify the Lender in writing of their intent to make prepayment under this Section 5.4 at least thirty (30) days (or such shorter time as is acceptable to the Lender in its sole discretion) prior to the proposed prepayment date, and such notice shall include the Principal Amount, interest, fees and Applicable Premium to be paid on such prepayment date. Such prepayment will be paid by wire transfer of immediately available funds to the account designated by the Lender.

ARTICLE 6

SECURITY

6.1 As security for the Obligations under this Note, each Borrower shall grant to the Collateral Agent, for the benefit of the Holder, a first priority security interest over all of such Borrower’s present and after acquired personal property in which such Borrower has rights, of whatsoever nature or kind and wherever situate, save and except property specifically excluded in any general security agreement granted by such Borrower to the Collateral Agent, for the benefit of the Holder, which shall rank pari passu between and among the Holders (the “Security Interest”). The Security Interest shall be evidenced by one or more security agreements entered into between each Borrower and the Holder.

6.2 This Note is entitled to and shall have the benefit of a cross guarantee by each Borrower and a guaranty by each Subsidiary (collectively, the “Guarantors”), of all of the Obligations of the Borrowers to the Lender under or in connection with this Note in favour of the Lender dated as of the date of this Note (the “Guarantees”). As security for such Obligations under the Guarantees, each Guarantor shall grant in favour of the Collateral Agent, for the benefit of the Holder, a first priority security interest over all of such Guarantor’s present and after acquired personal property in which such Guarantor have rights, of whatsoever nature or kind and wherever situate which shall rank pari passu between and among the Holders. The security granted to the Collateral Agent, for the benefit of the Holder, by each of the Guarantors shall be evidenced by one or more security agreements entered into between the Guarantors and the Holder.

ARTICLE 7

EVENTS OF DEFAULT

7.1 The occurrence of an “Event of Default” under the Amended and Restated Securities Purchase Agreement shall constitute an event of default (“Event of Default”) hereunder.

7.2 Upon and during the continuation of an Event of Default, the Interest Rate shall increase by three (3%) per annum, and the Holder shall be entitled to all of the rights and remedies set forth in the Amended and Restated Securities Purchase Agreement and available to it under applicable law.

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ARTICLE 8

COVENANTS

8.1 Positive Covenants of the Company

So long as any Obligations remain unpaid, the Company shall perform the covenants and actions as set forth in, and in accordance with, the Amended and Restated Securities Purchase Agreement.

8.2 Tax Treatment

For United States federal income tax purposes, the parties agree to treat the Notes as convertible debt instruments that are excepted from the contingent payment debt instrument rules of Treas. Reg. § 1.1275-4. The parties shall file all federal income tax returns and reports in a consistent manner unless otherwise required pursuant to a final “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.

ARTICLE 9

GENERAL MATTERS

9.1 Amalgamation

The Borrowers acknowledge that if, to the extent permitted under the Amended and Restated Securities Purchase Agreement, either Borrower amalgamates or mergers with any other Person (a) the term “Company”, where used herein shall extend to and include the amalgamated or surviving Person, and (b) the term, “Obligations”, where used herein shall extend to and include the Obligations of the Borrowers and the amalgamated Person.

9.2 No Modification or Waiver

No modification, variation or amendment of any provision of this Note shall be made without the prior written consent of all of the Holders. The Holder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Holder. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Holder of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Holder would otherwise have on any future occasion, whether similar in kind or otherwise. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER THE LAWS OF THE STATE OF WASHINGTON.

9.3 Entire Agreement

This Note together with the Amended and Restated Securities Purchase Agreement and Transaction Agreements defined therein constitute the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein.

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9.4 Performance by Holder

If either Borrower fails to perform any of its obligations hereunder, the Holder may, after notice to the Company, but shall not be obligated to, perform any or all such obligations, and all reasonable costs, charges, expenses, fees, outlays and premiums incurred by the Holder in connection therewith shall be payable by the Borrowers, jointly and severally, forthwith upon demand by the Holder and shall bear interest from the date incurred by the Holder at the Interest Rate then in effect and shall form part of the Obligations. Any such performance by the Holder shall not constitute a waiver by the Holder of any right, power, or privilege under this Note.

9.5 Notice to the Company and the Holder

Any notice to be given to the Borrowers or the Holder shall be in writing and shall be deemed to be validly given if such notice is delivered personally, by facsimile or electronic transmission or sent by prepaid registered mail, addressed as follows:

(a)	if to Borrowers, at:

4Front Ventures Corp.
5060 North 40th Street, Suite 120
	Phoenix, AZ	85018
USA

	Attention :	Joshua Rosen
E-mail :

With a copy to (which shall not constitute notice):

Fasken Martineau DuMoulin LLP
333 Bay Street, Suite 2400
Toronto, ON M5H 2T6
Canada

	Attention :	Rubin Rapuch
	E-mail :	rrapuch@fasken.com

(b)	if to the Holder, at:
c/o Gotham Green Partners, LLC
Suite 29A, 489 5th Avenue
New York, NY 1008
USA

	Attention :	David Rosenthal
Email:

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With a copy to (which shall not constitute notice):

Honigman Miller Schwarz and Cohn LLP 2290 First National Building 660 Woodward Avenue
Detroit, MI 48226-3506 USA

Attention:	Michael D. DuBay
E-mail:	mdubay@honigman.com

Notice of change of address shall also be governed by this Section 9.5. Any notice given by personal delivery shall be deemed to have been given when received by either Borrower or the Holder, and by prepaid registered mail shall be deemed to have been received by either Borrower or the Holder on the third (3rd) Business Day after the day of such mailing and any notice so given by facsimile or electronic transmission on a Business Day before 5:00 p.m. (local time of the recipient) shall be deemed to have been received by either Borrower or the Holder on such Business Day and otherwise shall be deemed to be received the next Business Day.

9.6 Replacement of Note

If this Note shall become mutilated or be lost, stolen or destroyed and in the absence of notice that the Note has been acquired by a bona fide purchaser, the Borrowers shall issue a new Note upon surrender and cancellation of the mutilated Note, or, in the event that a Note is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Note shall be in the form hereof and the Holder shall be entitled to benefits hereof. In case of loss, theft or destruction, the Holder shall furnish to the Borrowers such evidence of such loss, theft or destruction as shall be satisfactory to the Borrowers in their discretion acting reasonably together with an indemnity in form and substance mutually acceptable to the Borrowers and the Holder, each acting reasonably. The applicant shall pay reasonable expenses incidental to the issuance of any such new Note.

9.7 Successors and Assigns

This Note shall inure to the benefit of the Holder and its successors and its assigns and shall be binding upon the Borrowers and each of their successors.

9.8 Assignment

No Party may assign its rights or benefits under this Note except that the Holder may assign all or any portion of its rights and benefits under this Note to any Person or Persons who may purchase all or part of this Note, subject to compliance with applicable securities laws.

9.9 Registered Obligations

The Borrowers shall keep a “register” in which the Borrowers shall provide for the recordation of the name and address of, and the amount of outstanding principal and interest owing to, the Holder and its Assignees. The entries in the register shall be conclusive evidence of the amounts due and owing to the Holder or its Assignees in the absence of manifest error. The Borrowers, the Holder, and its successors and assigns shall treat each Person whose name is recorded in the register pursuant to the terms hereof as the Holder for all purposes. Notwithstanding anything to the contrary contained in this Note, the Note is a registered obligations and the right, title and interest of the Holder and its Assignees in and to this Note shall be transferable only upon notation of such transfer in the register. This Section 9.9 shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The register shall be available for inspection by the Holder and its successors and assigns at from time to time upon reasonable prior notice.

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9.10 Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

9.11 Governing Law

THIS NOTE AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.12 Maximum Rate of Interest

Notwithstanding any other provisions of this Note, if the amount of any interest, premium, fees or other monies or any rate of interest required to be paid under this Note or any other document entered into in connection with this Note would, but for this provision, contravene any applicable Law, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provisions; and to the extent that any excess has been charged or received the Holder shall apply such excess against the outstanding Obligations and refund to the Borrowers any further excess amount.

9.13 Time of Essence

Time shall be of the essence of this Note and a forbearance by the Holder of the strict application of this provision shall not operate as a continuing or subsequent forbearance.

9.14 Waiver

Each Borrower hereby waives presentment, notice of dishonor, protest and notice of protest. No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right exclude other further exercise thereof or the exercise of any other right.

9.15 Waiver of Trial by Jury

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY TO THIS NOTE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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9.16 Obligations Joint and Several

All obligations of the Borrowers under this Note are joint and several.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

4FRONT VENTURES CORP.

Per:
Name:
Title:

CANNEX HOLDINGS (NEVADA) INC.

Per:
Name:
Title:

4FRONT U.S. HOLDINGS INC.

Per:
Name:
Title:

ACCEPTED AND AGREED as of the date first written above by:

By __________________________, its general partner

Per:
Name:
Title:

[Amendment Fee Note - Gotham Green]